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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on March 17, 2014

Registration No. 333-194245

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NorthStar Realty Finance Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Ronald J. Lieberman, Esq.
Executive Vice President, General Counsel and Secretary
NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Daniel M. LeBey David S. Freed Hunton & Williams LLP 200 Park Avenue New York, New York 10166 (212) 309-1000

           Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and all conditions to the proposed transaction have been satisfied or waived.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        NorthStar Realty Finance Corp., a Maryland corporation (the "Company" or "NRF"), has filed this registration statement (the "registration statement") with the Securities and Exchange Commission to register the issuance of the Company's 3.00% Senior Notes due 2014, in exchange for the outstanding 7.50% Exchangeable Senior Notes due 2031 of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), which have been fully and unconditionally guaranteed by the Company and NRFC Sub-REIT Corp., a Maryland corporation ("Sub-REIT"), pursuant to the exchange offer described in the registration statement. You should not rely on the information contained in the registration statement in making any investment decision regarding the exchange offer until the registration statement is declared effective by the Securities and Exchange Commission.

The information in this preliminary prospectus is not complete and may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO CHANGE, DATED MARCH 17, 2014

Offer To Exchange

3.00% Senior Notes due 2014 of
NorthStar Realty Finance Corp.

for

Any and All Outstanding 7.50% Exchangeable Senior Notes Due 2031 of
NorthStar Realty Finance Limited Partnership
Fully and Unconditionally Guaranteed by
NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp.
Subject to the terms and conditions described in this prospectus

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 27, 2014 UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").

YOUR RIGHT TO WITHDRAW TENDERED 7.50% EXCHANGEABLE SENIOR NOTES DUE 2031 TERMINATES ON THE EXPIRATION DATE. YOU MAY WITHDRAW TENDERED 7.50% EXCHANGEABLE SENIOR NOTES DUE 2031 AT ANY TIME PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU SHOULD CAREFULLY REVIEW THE PROCEDURES FOR TENDERING NOTES BEGINNING ON PAGE 50 OF THIS PROSPECTUS.

             NorthStar Realty Finance Corp. (the "Company") is offering to holders of the outstanding 7.50% Exchangeable Senior Notes due 2031 (the "Old Notes") of NorthStar Realty Finance Limited Partnership (the "Operating Partnership") upon the terms and subject to the conditions set forth in this prospectus (the "prospectus") and the related letter of transmittal (the "Letter of Transmittal"), the opportunity to exchange any and all outstanding Old Notes held by them for newly issued 3.00% Senior Notes due 2014 of the Company (the "New Notes"), all as described below under "The Exchange Offer." We refer to the offer to exchange the Old Notes for New Notes as the "Exchange Offer."

             Holders electing to exchange their Old Notes for the New Notes will receive New Notes in a principal amount (the "Exchange Consideration") equal to the result of the following formula (the "Exchange Ratio"):

((Parity (as defined below) × 102%) / $1,000) × principal amount of Old Notes exchanged

             In addition, if the Old Notes are properly tendered by a holder (and not validly withdrawn) and accepted by us for exchange pursuant to the Exchange Offer, such holder will be entitled to receive accrued and unpaid interest in cash on such Old Notes up to, but not including, the Settlement Date (as defined herein under "Summary—The Exchange Offer").

             "Parity" means the product of the Conversion Ratio (as defined below) on the Expiration Date and the Average Stock Price (as defined below).

             "Conversion Ratio" shall have the meaning given to the term "Exchange Rate" in the indenture for the Old Notes. The Conversion Ratio is 170.4790.

             "Average Stock Price" means the arithmetic average of Daily VWAPs (as defined below) with respect to each of the trading days comprising the Exchange Offer Averaging Period (as defined below).

             The "Daily VWAP" for any trading day means the per share volume-weighted average price of our common stock on the New York Stock Exchange as displayed under the heading "Bloomberg VWAP" on the Bloomberg page "NRF UN <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one common share of the Company on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

             "Exchange Offer Averaging Period" means the 15 consecutive trading day period beginning March 5, 2014 and ending March 25, 2014.

             On each business day during the Exchange Offer Averaging Period, the information agent will provide callers with a representative purchase price with respect to the Exchange Offer, calculated as if such period ended on the preceding business day (the "Indicative Offer Consideration"). Holders may obtain information on the Indicative Offer Consideration by calling the following toll free number: 1-866-924-2200.

             The New Notes will be senior unsecured obligations of the Company. The New Notes will mature on September 30, 2014 (the "Stated Maturity Date"). The New Notes will bear interest at the rate of 3.00% per annum, with interest on the New Notes payable in cash on the Stated Maturity Date to holders of record of New Notes. At the Stated Maturity Date, holders of the New Notes will receive, at the Company's election, in addition to the cash interest payment, either (i) cash or (ii) the Share Settlement Quantity (as defined below) in lieu of cash, upon notice delivered to holders of the New Notes at least 25 scheduled trading days prior to the Stated Maturity Date.

             The "Share Settlement Quantity" means the number of shares of common stock, par value $0.01 per share (the "Company Common Shares"), of the Company, equal to the sum, over the 20 consecutive-trading-day period comprising the share settlement measurement period, of (for each day) a number of Company Common Shares equal to the applicable share settlement rate on such trading day, divided by 20. The applicable share settlement rate on each trading day will be determined by dividing $1,000 principal amount of New Notes by the Daily VWAP (as defined under "Description of New Notes") of the Company Common Shares on such day. See "Description of New Notes" for a more detailed description of how the Share Settlement Quantity will be calculated.

             On March 17, 2014, the Operating Partnership will make an interest payment on any Old Notes outstanding on that date to holders of record of Old Notes as of March 1, 2014, the record date for that payment. Regardless of whether holders participate in the Exchange Offer, they will be entitled to receive the March 17, 2014 payment of interest on the Old Notes pursuant to the rules of DTC applicable to such payments.

             The Exchange Offer is subject to certain conditions, including the requirement that the registration statement of which this prospectus forms a part is declared effective and no stop order suspending its effectiveness or any proceeding for that purpose is outstanding. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered. We may not waive the condition that the registration statement be declared effective and that there be no stop order suspending its effectiveness or that any proceeding for that purpose is outstanding.

             See "Risk Factors" beginning on page 13 for a discussion of factors you should consider in evaluating this Exchange Offer.

             None of the Company, the Exchange Agent, the Information Agent, the Dealer Manager, the trustee or any other person is making any recommendation as to whether you should choose to tender your 7.50% Exchangeable Senior Notes due 2031 in the Exchange Offer. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities
Dealer Manager

The date of this prospectus is March 17, 2014

        As used in this prospectus, unless the context indicates otherwise, the term "Company" refers to NorthStar Realty Finance Corp., the term "Operating Partnership" refers to NorthStar Realty Finance Limited Partnership, and the term "Sub-REIT" refers to NRFC Sub-REIT Corp. The terms "we," "our" and "us" refer to the Company or the Company together with the Operating Partnership, Sub-REIT and their consolidated subsidiaries, as the context may require.

        You should rely only on the information contained or incorporated by reference in this prospectus. None of the Company, the Operating Partnership or the Dealer Manager has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate as of the date appearing on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission (the "Commission" or "SEC"), a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), to register the New Notes offered by this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document the Company files with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Copies of such materials also can be obtained by mail from the Public Reference Section of the Commission, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. You may also obtain these materials from us at no cost by directing a written request to us at NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel or at our website at www.nrfc.com. Except for the documents described below, information on our website is not otherwise incorporated by reference into this prospectus. In addition, the Commission maintains a website, http://www.sec.gov, which contains reports, proxy and information statements and other information.

ii

 DOCUMENTS INCORPORATED BY REFERENCE

        We "incorporate by reference" information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the Commission. The information in the documents incorporated by reference is considered to be part of this prospectus and information in documents that the Company files later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in that Form 8-K. These documents contain important information about us, the Company and the Company's financial condition.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "Form 10-K");

  •
  the information responsive to Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, provided in our definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Stockholders filed on May 29, 2013;

  •
  the description of our common stock contained in our registration statement on Form 8-A filed on October 25, 2004, as it may be amended from time to time; and

  •
  our Current Reports on Form 8-K filed with the Commission on January 31, 2014, February 27, 2014, February 28, 2014, March 6, 2014 and March 17, 2014.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the time of initial filing of the registration statement of which this prospectus forms a part and before effectiveness of such registration statement, and after the date of this prospectus and until the Exchange Offer is completed (other than information furnished on any Form 8-K which information is not deemed filed under the Exchange Act), are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request any of the documents incorporated by reference herein (excluding exhibits) as described above under "Where You Can Find Additional Information."

        To ensure timely delivery, you must request this information no later than five business days before the expiration of the Exchange Offer.

iii

 SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information you should consider before deciding whether to participate in the Exchange Offer. You should read this entire prospectus carefully, including the section titled "Risk Factors," before making an investment decision.

 The Company, the Operating Partnership and the Sub-REIT

        NorthStar Realty Finance Corp. is a diversified commercial real estate, or CRE, investment and asset management company. We are a real estate investment trust ("REIT") formed in October 2003. We invest in multiple asset classes across commercial real estate that we expect will generate attractive risk-adjusted returns and engage in asset management activities that seek to generate stable cash flow for distribution to our stockholders and build long-term franchise value. Our investments may take the form of originating senior or subordinate loans and acquiring real estate, as well as pursuing opportunistic CRE investments.

        Prior to the proposed distribution of our asset management business described in our Form 10-K, we are focused on our asset management business predominately by raising and managing capital on a fee basis from alternate sources, which currently includes our non-traded REITs, which we refer to as our Sponsored Companies.

        We conduct substantially all of our operations and make our investments through NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and our Operating Partnership. Sub-REIT, a Maryland corporation, is a majority-owned private REIT subsidiary of the Operating Partnership.

        We conduct our operations so as to qualify as a REIT for federal income tax purposes.

        The principal executive office of the registrant is located at 399 Park Avenue, 18th Floor, New York, New York 10022 and the phone number for the registrant is (212) 547-2600.

Recent Developments

        On March 14, 2014, we entered into an agreement to acquire an approximately $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 primarily private-pay senior housing facilities and 37 skilled nursing facilities in 14 different states, with the heaviest concentration (35%) in Florida. The closing of the acquisition is expected to occur in the second quarter of 2014. There can be no assurance that this proposed acquisition will be completed on the terms contemplated, in accordance with the anticipated timing or at all. See our Current Report on Form 8-K filed on March 17, 2014 for a description of the terms of the proposed acquisition.

 The Exchange Offer

        We have summarized the terms of this Exchange Offer in this section. Before you decide whether to tender your Notes in this Exchange Offer, you should read the detailed description of the Exchange Offer included elsewhere in this prospectus.

The Exchange Offer	The Company is offering, upon the terms and subject to the conditions described in this prospectus and the accompanying Letter of Transmittal ("Letter of Transmittal"), to exchange any and all of the Operating Partnership's outstanding 7.50% Exchangeable Senior Notes due 2031 (CUSIP No. 66705PAA1) (the "Old Notes") for its newly issued 3.00% Senior Notes due 2014 (the "New Notes"). Holders whose Old Notes are properly tendered (and not validly withdrawn) and accepted prior to 11:59 p.m., New York City time, on the Expiration Date (as defined below) will receive New Notes in a principal amount (the "Exchange Consideration") equal to the following formula (the "Exchange Ratio"):
((Parity (as defined below) × 102%) / $1,000) × principal amount of Old Notes exchanged.
"Parity" means the product of the Conversion Ratio (as defined below) on the Expiration Date and the Average Stock Price (as defined below).
"Conversion Ratio" shall have the meaning assigned to the term "Exchange Rate" in the indenture for the Old Notes. The Conversion Ratio is 170.4790.
"Average Stock Price" means the arithmetic average of Daily VWAPs (as defined below) with respect to each of the trading days comprising the Exchange Offer Averaging Period (as defined below).

The "Daily VWAP" for any trading day means the per share volume-weighted average price of the Company Common Shares on the New York Stock Exchange as displayed under the heading "Bloomberg VWAP" on the Bloomberg page "NRF UN <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one common share of the Company on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
"Exchange Offer Averaging Period" means the 15 consecutive trading day period beginning March 5, 2014 and ending March 25, 2014.
For the purposes of determining the Exchange Consideration, "trading day" has the meaning set forth under "The Exchange Offer."

The Company will accept for exchange all Old Notes validly tendered and not validly withdrawn prior to midnight New York City time, on the Expiration Date, upon the terms and subject to the conditions described in this prospectus and the accompanying Letter of Transmittal.

As of the date of this prospectus, $172.5 million in aggregate principal amount of Old Notes is outstanding. As of the date of this prospectus, all of the Old Notes are registered in the name of Cede & Co., which holds the Old Notes for its participants. See "The Exchange Offer."

Expiration Date

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 27, 2014 unless extended or earlier terminated by us (such date and time, the "Expiration Date"). We may extend the Expiration Date for any reason in our sole and absolute discretion. If we decide to extend the Expiration Date, we will announce any extensions by press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the originally scheduled expiration of the Exchange Offer. See "The Exchange Offer—Extension, Termination or Amendment."

Withdrawal Deadline

Tenders may be withdrawn prior to 11:59 p.m., New York City time, on the Expiration Date. Tendered Old Notes may not be withdrawn thereafter, except that they may be withdrawn after 5:00 p.m., New York City time, on April 24, 2014, which is the 40th business day following the commencement date of the Exchange Offer, unless theretofore accepted for payment as provided in this prospectus. Procedures for withdrawal are described under "Withdrawal of Tenders."

Settlement Date

Subject to the terms and conditions of the Exchange Offer, we will issue the New Notes in exchange for those Old Notes accepted by us promptly after the Expiration Date. See "—Summary of New Notes" below for a summary of the terms of the New Notes.

Accrued and Unpaid Interest

If the Old Notes are properly tendered by a holder (and not validly withdrawn) and accepted by us for exchange pursuant to the Exchange Offer, such holder will be entitled to receive accrued and unpaid interest in cash on such Old Notes up to, but not including, the Settlement Date.

Conditions to the Exchange Offer

Consummation of the Exchange Offer is subject to conditions, including, the registration statement of which this prospectus forms a part being declared effective by the Commission and no stop order suspending its effectiveness or any proceeding for that purpose being outstanding and the other customary conditions described under "Conditions of the Exchange Offer." We may not waive the condition that the registration statement be declared effective and that there be no stop order suspending its effectiveness or that any proceeding for that purpose is outstanding. In addition, we have the right to terminate or withdraw the Exchange Offer if any of the conditions described under "Conditions of the Exchange Offer" are not satisfied.

Procedure for Tenders

If a holder wishes to participate in the Exchange Offer and such holder's existing Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct that custodial entity to tender on the holder's behalf the Old Notes pursuant to the procedures of the custodial entity. Custodial entities that are participants in The Depository Trust Company ("DTC") must tender Old Notes through DTC's Automated Tender Offer Program, known as "ATOP," by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the Letter of Transmittal. A Letter of Transmittal need not accompany tenders effected through ATOP.

Each holder tendering Old Notes registered in such holder's name must complete, sign and date the accompanying Letter of Transmittal according to the instructions contained in this prospectus and the Letter of Transmittal. Such holder must also deliver the Letter of Transmittal and any other required documents to the Exchange Agent at one of the addresses set forth on the cover page of the Letter of Transmittal. For further information, see "Procedures for Tendering Old Notes" and the Letter of Transmittal.

Since the Exchange Offer will not expire earlier than 11:59 p.m., New York City time, at the end of the Expiration Date, holders will be able to tender Old Notes in the Exchange Offer or to withdraw their previously tendered Old Notes after 4:30 p.m., New York City time, on the Expiration Date. If the Expiration Date is extended, holders will have such additional time as may elapse between 11:59 p.m., New York City time, at the end of the day of the previously scheduled Expiration Date and the new Expiration Date. If such Old Notes are held of record through a broker, dealer, commercial bank, trust company or other nominee and a holder wishes to tender or withdraw such Old Notes after 5:00 p.m., New York City time, on the Expiration Date, it must make arrangements with its nominee for such nominee to fax a Voluntary Offering Instructions form (in the case of a tender) or a notice of withdrawal form (in the case of a withdrawal) to the Exchange Agent at its number on the back cover of this prospectus on such holder's behalf on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date, in accordance with the procedures described under "The Exchange Offer—Procedures for Tendering Notes" and "The Exchange Offer—Withdrawal Rights."

IF A HOLDER HOLDS ITS OLD NOTES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, IT SHOULD KEEP IN MIND THAT SUCH ENTITY MAY REQUIRE IT TO TAKE ACTION WITH RESPECT TO THE EXCHANGE OFFER A NUMBER OF DAYS BEFORE THE EXPIRATION DATE IN ORDER FOR SUCH ENTITY TO TENDER SECURITIES ON THE HOLDER'S BEHALF ON OR PRIOR TO SUCH EXPIRATION DATE. ACCORDINGLY, IF ANY SUCH HOLDER WISHES TO PARTICIPATE IN THE EXCHANGE OFFER, IT SHOULD CONTACT ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AS SOON AS POSSIBLE IN ORDER TO DETERMINE THE TIMES BY WHICH IT MUST TAKE ACTION IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER.

Withdrawal of Tenders

Tenders of Old Notes pursuant to the Exchange Offer may be validly withdrawn at any time prior to the time at which the Exchange Offer expires on the Expiration Date by following the procedures described herein. Tendered Old Notes may not be withdrawn thereafter, except that they may be withdrawn after 5:00 p.m., New York City time, on April 24, 2014, which is the

40th business day following the commencement date of the Exchange Offer, unless theretofore accepted for payment as provided in this prospectus. See "Withdrawal of Tenders."

If we amend or modify the terms of the Exchange Offer or the information concerning the Exchange Offer in a manner determined by us to constitute a material change to holders of the Old Notes, we will disseminate additional Exchange Offer materials and extend the period of such Exchange Offer, including any withdrawal rights, to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder's withdrawal, as described above, unless otherwise provided herein or in any additional Exchange Offer materials or as required by applicable law. See "The Exchange Offer—Extension, Termination or Amendment."

Consequences of Failure to Tender

Holders of the Old Notes who do not tender their Old Notes pursuant to the Exchange Offer will continue to have the same rights as they have as of the date of this prospectus. Holders who do not tender their Old Notes pursuant to this Exchange Offer will have no appraisal rights under applicable state law or otherwise. For a description of the consequences of failing to exchange your Old Notes pursuant to the Exchange Offer, see "Risk Factors—Risks to Holders of Non-Tendered or Tendered but not Accepted Old Notes."

Acceptance of Old Notes and Delivery of Exchange Consideration and Cash

If the registration statement of which this prospectus is a part is declared effective by the Commission, we will, subject to the terms and conditions described in this prospectus, accept all Old Notes that are validly tendered and not validly withdrawn prior to the Expiration Date. The issuance of the New Notes in the amount of the Exchange Consideration and any cash payments in respect thereof, for any accrued and unpaid interest up to, but not including, the Settlement Date or otherwise will occur on the Settlement Date. See "The Exchange Offer—Acceptance of Old Notes."

Cancellation of Old Notes

The Company and the Operating Partnership have agreed that, on the Settlement Date, the Company will contribute all Old Notes accepted for exchange pursuant to the Exchange Offer to the Operating Partnership. The Operating Partnership will then cancel such Old Notes.

Amendment and Termination

We have the right to terminate or withdraw, in our sole discretion, the Exchange Offer at any time prior to the completion of the Exchange Offer if any of the conditions described under "Conditions of the Exchange Offer" are not met by the Expiration Date. We reserve the right, subject to applicable law, (i) to waive any and all of the conditions of the Exchange Offer on or prior to the Expiration Date (except the condition with respect to the effectiveness of the registration statement of which this prospectus forms a part and as to no stop orders described under—"Conditions to the Exchange Offer" above) and (ii) to amend the terms of the Exchange Offer. In the event that the Exchange Offer is terminated, withdrawn or otherwise not consummated on or prior to the Expiration Date, no Exchange Consideration will be paid or become payable to holders who have validly tendered their Old Notes pursuant to the Exchange Offer. In any such event, the Old Notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders. See "The Exchange Offer—Extension, Termination or Amendment."

Use of Proceeds	We will not receive any cash proceeds as a result of the Exchange Offer.
Purpose of the Exchange Offer

The purpose of the Exchange Offer is to provide holders of Old Notes, which are currently exchangeable for common stock of the Company, with the opportunity to exchange their Old Notes for a security that could be settled, at the option of the Company, for Company Common Shares. The New Notes will not reference, and may not be repaid in, shares of common stock of NorthStar Asset Management Group Inc. ("NSAM"). As previously announced, the Company plans to spin-off its asset management business through a distribution of NSAM common stock to its stockholders.

Taxation	For a discussion of certain U.S. federal income tax consequences that should be considered in evaluating the Exchange Offer, see "Material U.S. Federal Income Tax Considerations."
Dealer Manager	Deutsche Bank Securities Inc. The Dealer Manager is not making any recommendation or issuing a report as to the fairness of the Exchange Offer.
Exchange Agent	Global Bondholder Services Corporation.
Information Agent	Global Bondholder Services Corporation.
Regulatory Approvals

We are not aware of any material regulatory approvals necessary to complete the Exchange Offer. However, we may not complete the Exchange Offer until the registration statement, of which this prospectus is a part, is declared effective by the Commission.

Fees and Expenses	The Company will pay all fees and expenses it incurs in connection with the Exchange Offer.
Questions

If you have any questions regarding the terms of the Exchange Offer, please contact the Dealer Manager. If you have questions regarding the procedures for tendering Old Notes in the Exchange Offer, please contact the Information Agent and Exchange Agent. The contact information for the Dealer Manager and the Information Agent and Exchange Agent is located on the back cover of this prospectus.

Risk Factors

See "Risk Factors" and the other information included in and incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offer.

 Summary of New Notes

        The New Notes will be governed by an indenture by and between NorthStar Realty Finance Corp., as issuer, and Wilmington Trust, National Association, as trustee. The following is a summary of certain terms of the indenture and the New Notes and is qualified in its entirety by the more detailed information contained under the heading "Description of New Notes" elsewhere in this prospectus. Certain descriptions in this prospectus of provisions of the indenture are summaries of such provisions and are qualified herein by reference to the indenture. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

Issuer	NorthStar Realty Finance Corp.
New Notes Offered	3.00% Senior Notes due 2014.
Stated Maturity Date	The New Notes will mature on September 30, 2014 (the "Stated Maturity Date").
Interest Payment Dates	Interest on the New Notes will be payable in cash on the Stated Maturity Date to holders of record on the Maturity Date.
Interest Rate	The New Notes will bear interest at a rate of 3.00% per annum.
Payment at Maturity

At the Stated Maturity Date, subject to the terms of the New Notes, holders of the New Notes will receive, in addition to the cash interest payment, at the Company's election, either (i) cash or (ii) the Share Settlement Quantity in lieu of cash, upon notice delivered to holders of the New Notes at least 25 scheduled trading days prior to the Stated Maturity Date. See "Description of New Notes."

Redemption at the Option of the Issuer

We may redeem the New Notes, in whole at any time or in part from time to time, at the redemption price described under "Description of New Notes—Optional Redemption", upon not less than 10, or more than 60 days' notice.

Listing	We do not intend to list the New Notes on any securities exchange.
Ranking	The New Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Form and Denomination

The New Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. We will issue the New Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC.

Trustee	Wilmington Trust, National Association. See "Description of New Notes—Trustee."

Governing Law	The New Notes and the indenture are governed by the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, shall be applicable.
Risk Factors

See "Risk Factors" and the other information included in and incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offer.

 FORWARD-LOOKING STATEMENTS

        Certain statements included or incorporated by reference in this prospectus, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, those relating to the operating performance of our investments, our financing needs, the effects of our current strategies and investment activities, our ability to grow our asset management business, our ability to manage our collateralized debt obligations, or CDOs, and our ability to raise and effectively deploy capital. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements and you should not unduly rely on these statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward-looking statements. These factors include, but are not limited to:

  •
  adverse economic conditions and the impact on the commercial real estate industry;

  •
  access to debt and equity capital and our liquidity;

  •
  our use of leverage;

  •
  our ability to obtain mortgage financing on our real estate portfolio;

  •
  the effect of economic conditions on the valuations of our investments;

  •
  our ability to source and close on attractive investment opportunities;

  •
  the spin-off of our asset management business may not have the full or any strategic and financial benefits that we expect or such benefits may be delayed or may not materialize at all;

  •
  our ability to enter into a long-term management contract with an affiliate of NSAM as our advisor and the resulting effects of becoming an externally managed company, including the payment of substantial fees to our advisor, the allocation of investments by our advisor among us and the advisor's other managed companies, and various conflicts of interest in our relationship with NSAM;

  •
  the impact of adverse conditions effecting a specific asset class in which we have significant investments, such as manufactured housing and limited partnership interests in real estate private equity funds;

  •
  performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

  •
  the impact of economic conditions on the borrowers of the commercial real estate debt we originate and acquire and the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest, as well as on the tenants/operators of the real property that we own;

  •
  our ability to realize the value of the bonds and equity we purchased and/or retained in our CDO financing transactions and other securitization financing transactions and our ability to complete securitization financing transactions on terms that are acceptable to us, if at all;

  •
  our ability to meet various coverage tests with respect to our CDO financing transactions;

  •
  our ability to realize current and expected return over the life of our investment;

  •
  any failure in our due diligence to identify all relevant facts in our underwriting process or otherwise;

  •
  credit rating downgrades;

  •
  tenant/operator or borrower defaults or bankruptcy;

  •
  illiquidity of properties in our portfolio;

  •
  our ability to manage our costs in line with our expectations and the impact on our cash available for distribution;

  •
  environmental compliance costs and liabilities;

  •
  effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

  •
  competition for investment opportunities;

  •
  our ability to close on the recently announced commitment to acquire a $1.05 billion healthcare real estate portfolio on the terms contemplated or at all;

  •
  the possibility that the net asset value of interests in certain real estate private equity funds we acquired do not necessarily reflect the fair value of such fund interests or that the actual amount of our future capital commitments underlying such fund interests varies materially from our expectations;

  •
  regulatory requirements with respect to our business and the related cost of compliance;

  •
  changes in laws or regulations governing various aspects of our business;

  •
  the loss of our exemption from the definition of an "investment company" under the Investment Company Act of 1940, as amended, or the Investment Company Act;

  •
  competition for qualified personnel and our ability to retain key personnel;

  •
  the effectiveness of our portfolio management techniques and strategies;

  •
  failure to maintain effective internal controls; and

  •
  compliance with the rules governing REITs.

        The foregoing list of factors is not exhaustive. Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the Commission.

        New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.

RISK FACTORS

        You should carefully consider the risks described below, in the section titled "Risk Factors" in our Form 10-K and elsewhere in our reports filed with the SEC before making an investment decision. Our results of operations, financial condition and business prospects could be harmed by any of these risks. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.

 Risks Related to the Exchange Offer

The Exchange Offer does not reflect any independent valuation of the Old Notes or the New Notes.

        None of the Board of Directors of the Company, the General Partner of the Operating Partnership or the Board of Directors of the Sub-REIT has made a determination that the Exchange Consideration to be received in the Exchange Offer represents a fair valuation of either the Old Notes or the New Notes. None of the Company, the Operating Partnership or the Sub-REIT has obtained or requested a fairness opinion from any banking or other firm as to the fairness of the Exchange Ratio or the relative values of the Old Notes and New Notes. If you tender your Old Notes, you may or may not receive more or as much value than if you choose to keep them.

The Exchange Offer is subject to a number of conditions.

        The Exchange Offer is subject to the satisfaction or waiver of a number of conditions as set forth in this prospectus. See "Conditions of the Exchange Offer." We may amend the Exchange Offer and, depending on the materiality of the change, we may not be required to extend withdrawal rights following the announcement of such change. In addition, the Company may terminate or withdraw the Exchange Offer if any of the applicable conditions described under the "Conditions of the Exchange Offer" are not satisfied or waived by the Expiration Date. Even if the Exchange Offer is completed, it may not be completed on the time frame described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their New Notes during which time such holders will not be able to effect transfers or sales of either their Old Notes tendered for exchange or their New Notes.

Certain key terms of the Exchange Offer, including but not limited to, the Exchange Ratio, are dependent upon the performance of the Company Common Shares during the Exchange Offer Averaging Period and, therefore, your Exchange Consideration is subject to the risks related to the Company Common Shares.

        The performance of the Company Common Shares during the Exchange Offer Averaging Period will determine in part the Exchange Ratio and, accordingly, the Exchange Consideration you will receive in the form of principal amount of New Notes is subject to the risks related to the Company Common Shares. For more information about risks related to the Company Common Shares, please see "—Risks Related to the Company Common Shares" below.

Although the Exchange Consideration will be determined in part based on the Average Stock Price during the 15 consecutive trading day period ending on and including March 25, 2014, the market price of the Company Common Shares will fluctuate, and the market price of the Company Common Shares at the Settlement Date could be less than the Average Stock Price used to determine the Exchange Consideration.

        The Exchange Consideration will be determined in part based on the Average Stock Price during the 15 consecutive trading day period ending on March 25, 2014, and will not be adjusted regardless of any increase or decrease in the market price of the Company Common Shares between that date and the Settlement Date. Therefore, the market price of the Company Common Shares at the time you receive the Exchange Consideration on the Settlement Date could be less than the Average Stock Price used to determine the Exchange Consideration.

After completion of the Exchange Offer, we will have a significant amount of indebtedness and we may incur additional indebtedness in the future.

        On a pro forma basis to give effect to this Exchange Offer, at December 31, 2013, the Company would have had approximately:

  •
  $3.2 billion of secured indebtedness outstanding, and

  •
  $1.1 billion of unsecured indebtedness outstanding,

assuming that all of the Old Notes have been tendered prior to the Expiration Date and have been accepted.

        The Company and its subsidiaries may be able to incur substantial additional indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks that the Company and its subsidiaries now face could intensify.

The failure to timely complete the Exchange Offer successfully could negatively affect the market price of the Company Common Shares and the trading price of the Old Notes.

        Several conditions must be satisfied or waived before we may complete the Exchange Offer. The conditions that the registration statement be declared effective by the Commission, and that there be no stop orders suspending the effectiveness of such registration statement, cannot be waived by us. In addition, to the extent permitted by law, we reserve the right to extend the Exchange Offer in our sole discretion. If the Exchange Offer is not timely completed, the market price of the Company Common Shares and the trading price of the Old Notes may decline to the extent that such prices reflect the assumption that the Exchange Offer will be completed on the scheduled Expiration Date. In addition, to the extent that we extend the Exchange Offer, the risks described elsewhere in these "Risks Related to the Exchange Offer" may be exacerbated.

Participating in the Exchange Offer will result in a taxable transaction.

        The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer will be a taxable transaction, as further described under "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Exchange Offer." U.S. Holders (as defined below) will generally recognize capital gain or loss in an amount equal to the difference between (i) the fair market value of the New Notes received in the exchange and (ii) the holder's adjusted tax basis in the Old Notes. However, as further described in "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the

Exchange Offer," amounts attributable to accrued interest and market discount may be taxed as ordinary income.

Withholding may apply to payments to Non-U.S. Holders (as defined below) pursuant to the Exchange Offer.

        Although the applicable rules are not entirely clear, under current rules, we do not intend to instruct the applicable paying agent to withhold on amounts payable to Non-U.S. Holders upon the exchange of the Old Notes if we (i) are not a "United States real property holding corporation" during a specified testing period; (ii) are a "domestically controlled qualified investment entity"; or (iii) Company Common Shares are part of a class of shares that is regularly traded on an established securities market and the applicable Non-U.S. Holder has not, at the time it acquired the Old Notes and at certain other times described in the applicable Treasury regulation, directly or indirectly held Old Notes (and in certain cases other direct or indirect interests in Company Common Shares) that had a fair market value in excess of five percent of the fair market value of all outstanding Company Common Shares. We believe that we currently are not a "United States real property holding corporation." However, no assurance can be provided that we are not a "United States real property holding corporation" or will not become a "United States real property holding corporation" on or before the Settlement Date. If it were determined that we are a United States real property holding corporation, we would take the position that the Old Notes do not constitute United States real property interests if we are a "domestically controlled qualified investment entity" or the Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us, such holder provides certification to this effect. We believe that we currently are a "domestically controlled qualified investment entity," but because the Company Common Shares and our preferred stock are publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity on the Settlement Date. We believe that the Company Common Shares are currently regularly traded on an established securities market. If we become a "United States real property holding corporation" and we cannot determine whether: (i) we are a "domestically controlled qualified investment entity"; or (ii) the Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us or the applicable paying agent, such holder provides certification to this effect, we intend to instruct the applicable paying agent to withhold 10% of any amounts payable on the exchange of the Old Notes. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Exchange Offer—Consequences to Participating Non-U.S. Holders—FIRTPA."

Risks to Holders of Non-Tendered or Tendered But Not Accepted Old Notes

Upon consummation of the Exchange Offer, liquidity of the market for outstanding Old Notes will likely be reduced, and market prices for outstanding Old Notes may decline as a result.

        If a significant percentage of the Old Notes are exchanged in the Exchange Offer, the liquidity of the trading market for the Old Notes after the completion of the Exchange Offer may be substantially reduced. Any Old Notes exchanged will reduce the aggregate principal amount of Old Notes outstanding. A reduction in the amount of outstanding Old Notes may adversely affect market price and price volatility of the non-tendered or not accepted Old Notes. If a market for Old Notes that are not exchanged exists or develops, the Old Notes may trade at a discount to the price at which they would trade if the principal amount outstanding was not reduced. Securities with a small outstanding principal amount available for trading, or float, generally command a lower price than do comparable securities with a greater float. Therefore, the market price for Old Notes that are not tendered or not accepted by the Company may be adversely affected. A reduced float may also make the trading prices of Old Notes that are not exchanged more volatile. There can, however, be no assurance that an active market in the Old Notes will exist, develop or be maintained, or as to the prices at which the Old Notes may trade, whether or not the Exchange Offer is consummated.

The acquisition of any Old Notes that are not tendered in the Exchange Offer may be on terms more or less favorable than the terms of the Exchange Offer.

        The Company or the Operating Partnership may acquire Old Notes that are not tendered in the Exchange Offer through open market purchases, privately negotiated transactions, other tender or exchange offers, redemptions under the existing indenture or such other means as the Company deems appropriate. Any such transactions will occur upon the terms and at prices as the Company or the Operating Partnership may determine in their sole discretion, which may be more or less favorable than the terms of the Exchange Offer, and could be for cash or other consideration. The Company or the Operating Partnership may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

Risks Related to the New Notes

Your ability to transfer the New Notes offered hereby may be limited by the absence of an active trading market.

        An active trading market for the New Notes may not develop or, if developed, such a market may not continue.

        We do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. The liquidity of any market for the New Notes will depend on a number of factors, including:

  •
  the number of holders of New Notes;

  •
  the Company's operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the New Notes; and

  •
  prevailing interest rates.

If we elect to deliver Company Common Shares in lieu of cash at the Stated Maturity Date of the New Notes, your return on the New Notes will be subject to the risks related to the Company Common Shares.

        The Share Settlement Quantity is dependent on the market prices of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date. Accordingly, your Share Settlement Quantity is subject to the risks related to the Company Common Shares. For more information about risks related to the Company Common Shares, please see "—Risks Related to the Company Common Shares" below.

You may have to pay taxes with respect to adjustments to the share settlement rate of the New Notes.

        The share settlement rate of the New Notes is subject to adjustment upon certain distributions on Company Common Shares. See "Description of New Notes—Share Settlement at Maturity—Share Settlement Rate Adjustments." If we elect to settle the New Notes in Company Common Shares and the share settlement rate is adjusted during the share settlement measurement period as a result of a distribution on Company Common Shares, although the rules are not entirely clear, we currently intend to take the position that you are required to include such an amount in income, as a dividend or capital gain (depending upon the amount of our current and accumulated earnings and profits) for U.S. federal income tax purposes, notwithstanding that no cash distribution is made in respect of such adjustment. In this regard, we intend to withhold U.S. federal income tax (at a rate of 30%, or a lower applicable treaty rate) on interest and other amounts paid to Non-U.S. Holders (as defined below) to the extent such holders are deemed to have received a dividend as a result of an adjustment to the share settlement rate. See "Material U.S. Federal Income Tax Considerations—Taxation of Holders of the New Notes—U.S. Holders—Adjustments to Share Settlement Rate" and "—Non-U.S. Holders—Adjustments to Share Settlement Rate"

Withholding may apply to payments to Non-U.S. Holders (as defined below) of New Notes in a sale, exchange, redemption, retirement or other taxable disposition of such New Notes.

        Although the applicable rules are not entirely clear, we do not intend to instruct the applicable paying agent to withhold on payments made to Non-U.S. Holders of the New Notes in a sale, exchange, redemption, retirement or other taxable disposition of the New Notes if we are able to determine that we: (i) are not a "United States real property holding corporation" during a specified testing period; (ii) are a "domestically controlled qualified investment entity" within the meaning of the Code; or (iii) the Company Common Shares are part of a class of shares that is regularly traded on an established securities market and the applicable Non-U.S. Holder has not, at the time it acquires the New Notes and at certain other times described in the applicable Treasury regulation, directly or indirectly held New Notes (and in certain cases other direct or indirect interests in Company Common Shares) that had a fair market value in excess of 5 percent of the fair market value of all outstanding Company Common Shares. We believe that we currently are not a "United States real property holding corporation" and that we are a "domestically controlled qualified investment entity." No assurance can be provided that we will not become a "United States real property holding corporation" or such qualification as a "domestically controlled qualified investment entity" will not change in the future. Furthermore, while the Company Common Shares are currently regularly traded on an established securities market, there can be no assurance that they will continue to be so traded in the future. If, at the time of any repurchase, redemption or exchange of New Notes, we are a "United States real property holding corporation" and we are not able to determine that: (i) we are a "domestically controlled qualified investment entity;" or (ii) the Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us or the applicable paying agent, such holder provides certification to this effect, we intend to instruct the applicable paying agent to withhold U.S. federal income tax at a rate of 10% of any amount payable to Non-U.S. Holders on such sale, exchange, redemption, retirement or other taxable disposition. See "Material U.S. Federal Income Tax Considerations—Taxation of Holders of the New Notes—Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of the New Notes."

 Risks Related to the Company Common Shares

A substantial number of sales of Company Common Shares may depress the market price of Company Common Shares.

        Any sales of a substantial number of Company Common Shares by us or our stockholders in the public market, or the perception that such sales might occur, may cause the market price of Company Common Shares to decline.

        Sales of a substantial number of Company Common Shares during the Exchange Offer, or the perception that such sales may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        Sales of a substantial number of Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes, or the perception that such sales may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market prices of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

The market price and trading volume of Company Common Shares may be volatile, which could have adverse implications for holders participating in the Exchange Offer.

        The market price of Company Common Shares may be volatile and be subject to wide fluctuations. In addition, the trading volume in Company Common Shares may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect the market price of Company Common Shares or result in fluctuations in the market price or trading volume of Company Common Shares include:

  •
  general market and economic conditions;

  •
  actual or anticipated changes in our future financial performance;

  •
  changes in market interest rates;

  •
  competitive developments, including announcements by us or our competitors of new significant contracts, acquisitions, divestitures, spin-offs, strategic partnerships or capital commitments;

  •
  the operations and stock performance of our competitors;

  •
  developments in the real estate and real estate finance industries generally;

  •
  additions or departures of senior management and key personnel; and

  •
  actions by institutional stockholders.

        We cannot assure you that the market price of Company Common Shares will not fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to our performance.

        Volatility in the market price and trading volume of the Company Common Shares during the Exchange Offer, or the perception that such volatility may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any volatility in the market price and trading volume of the Company Common Shares during the Exchange Offer Averaging Period.

        Volatility in the market price and trading volume of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes, or the perception that such volatility may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any volatility in the market price and trading volume of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

The Company may issue additional shares of common or preferred stock that may cause dilution and may depress the market price of issued and outstanding Company Common Shares.

        The Company may issue additional shares of common or preferred stock in connection with future equity offerings and conversion of other outstanding exchangeable notes. The Company may also undertake securities offerings of securities convertible into shares of common or preferred stock. The Company's charter authorizes it to issue additional authorized but unissued Company Common Shares or shares of preferred stock and authorizes its board of directors, without stockholder approval, to amend its charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that it has the authority to issue. In addition, the Company's board of directors may classify or reclassify any unissued Company Common Shares or shares of preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. The Company's board of directors could establish and issue shares of a series of common or preferred stock that has preference rights over the existing Company Common Shares or shares of preferred stock with respect to dividends, liquidation, voting and other matters. Any of the foregoing transactions, whether conducted through the public markets or in private placements, could be substantially dilutive to issued and outstanding Company Common Shares and may depress the market price of such Company Common Shares.

        The dilution to the issued and outstanding Company Common Shares during the Exchange Offer, or the perception that such dilution may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any dilution of existing Company Common Shares and the resulting decline in the price of such shares during the Exchange Offer Averaging Period.

        The dilution to the issued and outstanding Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes, or the perception that such dilution may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive (at the Company's election) at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the

New Notes," may decrease along with any dilution to the issued and outstanding Common Shares and the resulting decline in the market price of such shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

We may distribute Company Common Shares in a taxable distribution, in which case stockholders may sell Company Common Shares to pay tax on such distributions, placing downward pressure on the market price of Company Common Shares.

        We may make taxable distributions that are payable in cash and Company Common Shares. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in Company Common Shares as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS issued a revenue procedure creating a temporary safe harbor that authorized publicly traded REITs to make elective cash/stock distributions, but that temporary safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable distributions payable in cash and Company Common Shares. If we make a taxable dividend payable in cash and Company Common Shares, taxable stockholders receiving such distributions will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the Company Common Shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount recorded in earnings with respect to the dividend, depending on the market price of Company Common Shares at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Company Common Shares. If we made a taxable dividend payable in cash and Company Common Shares and a significant number of our stockholders determine to sell shares of Company Common Shares in order to pay taxes owed on dividends, it may put downward pressure on the market price of the Company Common Shares.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes due to the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

Future offerings of debt securities, which would be senior to Company Common Shares in liquidation, may depress the market price of Company Common Shares.

        In the future, the Company may seek to access the capital markets from time to time by making additional offerings of debt securities. Accordingly, the Company could become more highly leveraged, resulting in an increase in debt service that could harm its ability to make expected distributions to stockholders and in an increased risk of default on its obligations. If the Company were to liquidate, holders of its debt and lenders with respect to other borrowings will receive a distribution of its available assets before the holders of Company Common Shares. Because the Company's decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, the Company cannot predict or estimate the amount, timing or nature of its future offerings of debt securities. Further, market conditions could require the Company to accept less favorable terms for the issuance of its debt securities in the future. The foregoing could result in a decline in the market price of existing Common Shares.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes due to the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

The Company's authorized but unissued common and preferred stock and other provisions of the Company's charter and bylaws may prevent a change of control of the Company which could depress the market price of Company Common Shares.

        The Company's charter authorizes it to issue additional authorized but unissued shares of Company Common Shares or preferred stock and authorizes its board of directors, without stockholder approval, to amend its charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that it has the authority to issue. In addition, the Company's board of directors may classify or reclassify any unissued Company Common Shares or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. The Company's board of directors could establish a series of common stock or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for the Company Common Shares or otherwise be in the best interest of our stockholders. If the Company's board of directors establishes a series of common stock or preferred stock which delays or prevents such favorable events from occurring, the market price of the Company Common Shares may be depressed.

        The Company's charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might involve a premium price for Company Common Shares or otherwise be in the best interest of its stockholders. If the Company's charter and bylaws delay or prevent such favorable events from occurring, the market price of the Company Common Shares may be depressed.

        Maryland law also allows a corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to a classified board, unless its charter prohibits such an election. The Company's charter contains a provision prohibiting such an election to classify its Board of Directors under this provision of Maryland law. This may make the Company more vulnerable to a change in control. If the Company's stockholders voted to amend this charter provision and to classify the Company's Board of Directors, the staggered terms of the Company's directors could reduce the possibility of a tender offer or an attempt at a change in control even though a tender offer or change in control might be in the best interests of the Company's stockholders. If the Company's charter is amended to classify the Company's Board of Directors, such favorable events may not occur and, therefore, the market price of the Company Common Shares may be depressed.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to any of the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes due to any of the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

The spin-off of our asset management business may not have the benefits we anticipate and, therefore, may adversely affect the market price of Company Common Shares.

        The spin-off of our asset management business may not have the full or any strategic and financial benefits that we expect or such benefits may be delayed or may not materialize at all. The anticipated benefits of the spin-off are based on a number of assumptions, which may prove incorrect. For example, we believe that investors and analysts will regard NSAM's focused asset management business more favorably as a separate company than as part of our existing portfolio and strategy and thus place a greater value on NSAM as a separate public company than as a business that is a part of ours. In the event that the spin-off does not have these and other expected benefits, the costs associated with the transaction, including an expected increase in general and administrative expenses, could have a negative effect on our financial condition and ability to make distributions to the Company's stockholders. If the spin-off of our asset management business does not have the benefits we anticipate, the market price of the Company Common Shares may decline.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares during the 20 consecutive day trading period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes due to the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

Certain provisions of Maryland law may limit the ability of a third-party to acquire control of the Company which could depress the market price of Company Common Shares.

        Certain provisions of the Maryland General Corporation Law ("MGCL") may have the effect of inhibiting a third-party from acquiring the Company or of impeding a change of control under circumstances that otherwise could provide the holders of Company Common Shares with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

  •
  business combination provisions that, subject to limitations, prohibit certain business combinations between an interested stockholder (defined generally as any person who beneficially owns 10% or more of the voting power of the Company's outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of any interested stockholder and the Company for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two supermajority stockholder voting requirements on these combinations; and

  •
  control share provisions that provide that holders of control shares of the Company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a control share acquisition (defined as the direct or indirect acquisition of issued and outstanding control shares) have no voting rights except to the extent approved by the Company s stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, the Company's board of directors has exempted any business combinations: (i) between the Company and NorthStar Capital Investment Corp. or any of its affiliates; and (ii) between the Company and any person, provided that any such business combination is first approved by the Company's board of directors (including a majority of its directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements do not apply to business combinations between the Company and any of them. As a result, such parties may be able to enter into business combinations with the Company that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions in the statute. The Company's bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of the Company's stock. There can be no assurance that these resolutions or exemptions will not be amended or eliminated at any time in the future.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to any of the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes due to any of the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

The Company's distribution policy is subject to change and any such change could depress the market price of Company Common Shares.

        The Company's Board of Directors determines an appropriate common stock distribution based upon numerous factors, including REIT qualification requirements, limitations imposed by the MGCL, the amount of cash flows provided by operating activities, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, the Company's view of its ability to realize gains in the future through appreciation in the value of its assets, general economic conditions and economic conditions that more specifically impact its business or prospects. The Company's board of directors reviewed changes to its distribution policy on a quarterly basis in 2013 but may review less frequently in the future. Furthermore, the Company has experienced a significant increase in the amount of distributions paid on the Company Common Shares over the past year, however, there is no assurance this trend will continue and the distribution level could remain flat or decline. Any change in the Company's dividend policy could depress the market price of Company Common Shares.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the

New Notes due to the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

The loss of our Investment Company Act exemption could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us and the market price of the Company Common Shares.

        On August 31, 2011, the Commission published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, such as us, should continue to be allowed to rely on such an exemption from registration. If the Commission takes action with respect to this exemption, these changes could mean that certain of our CDOs and other subsidiaries could no longer rely on the Section 3(c)(5)(C) exemption and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to maintain our exemption from registration as an investment company.

        If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of Company Common Shares.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes due to the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

Our failure to qualify as a REIT could subject our earnings to corporate level taxation which could depress the market price of Company Common Shares.

        We believe that we have operated and intend to operate in a manner that permits us to qualify as a REIT under the Code. However, we cannot assure you that we will remain qualified as a REIT in the future. If in any taxable year we were to fail to qualify as a REIT and certain statutory relief provisions were not applicable, we would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, unless we were entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified. Our failure to qualify for taxation as a REIT would have an adverse effect on the market price of Company Common Shares.

        A decline in the market price of the Company Common Shares during the Exchange Offer due to the foregoing, or the perception that such decline in market price may occur, may reduce the value of the Exchange Consideration to holders who tender their Old Notes. The Exchange Consideration, which is set in part based on the Exchange Ratio as described under "The Exchange Offer—Terms of the Exchange Offer," may decrease along with any decline in the market price of the Company Common Shares during the Exchange Offer Averaging Period.

        A decline in the market price of the Company Common Shares in the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date of the New Notes due to the foregoing, or the perception that such decline in market price may occur, may reduce the Share Settlement Quantity that holders of the New Notes may receive at the Stated Maturity Date. The Share Settlement Quantity, which is set in part based on the Daily VWAPs of the Company Common Shares as described under the "Description of the New Notes," may decrease along with any decline in the market price of the Company Common Shares during the 20 consecutive trading day period starting on the 23rd trading day preceding the Stated Maturity Date.

USE OF PROCEEDS

        The Company will not receive any cash proceeds as a result of the Exchange Offer. The Company will pay all of the fees and expenses related to the Exchange Offer, other than any commissions or concessions of any broker dealer. Any Old Notes that are properly tendered and accepted for exchange pursuant to the Exchange Offer will be contributed to the Operating Partnership for cancellation on the Settlement Date.

 RATIO OF EARNINGS TO FIXED CHARGES; RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth NorthStar Realty Finance Corp.'s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown.

Ratio of Earnings to Fixed Charges
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
(dollars in thousands)

	Years Ended December 31,
	2013	2012	2011	2010	2009
Earnings
Net income (loss) from continuing operations	$(79,554)	$(275,040)	$(259,855)	$(391,948)	$(154,259)
Add (subtract):
Equity in (earnings) losses of unconsolidated ventures	(85,477)	(88)	2,738	(2,550)	1,524
Distributions from private equity funds	218,199	—	—	—	—
Distributions from unconsolidated ventures	16,526	2,920	1,695	28,894	24,325
Interest expense	178,659	140,093	140,268	124,238	114,127

Total earnings	$248,353	$(132,115)	$(115,154)	$(241,366)	$(14,283)

Fixed Charges
Interest expense	178,659	140,093	140,268	124,238	114,127

Total Fixed Charges	178,659	140,093	140,268	124,238	114,127
Preferred stock dividends	55,516	27,025	20,925	20,925	20,925

Total Combined Fixed Charges and Preferred Stock Dividends	$234,175	$167,118	$161,193	$145,163	$135,052

Ratio of earnings to fixed charges (1)	1.39	(0.94)	(0.82)	(1.94)	(0.13)
Ratio of earnings to combined fixed charges and preferred stock dividends (2)	1.06	(0.79)	(0.71)	(1.66)	(0.11)
Deficiency related to ratio of earnings to fixed charges	NA	$(272,208)	$(255,422)	$(365,604)	$(128,410)
Deficiency related to ratio of earnings to combined fixed charges and preferred stock dividends	NA	$(299,233)	$(276,347)	$(386,529)	$(149,335)

(1)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized in the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to fixed charges were 1.35, 2.41, 1.93, 1.61, and 1.64, respectively.

(2)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized in the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to combined fixed charges and preferred stock dividends were 1.03, 2.02, 1.68, 1.38, and 1.38, respectively.

MARKET PRICES OF COMPANY COMMON SHARES AND THE OLD NOTES

Market Information

        The Company Common Shares commenced trading on the NYSE on October 26, 2004. The following table sets forth the high and low sales prices of the Company Common Shares, as reported on the New York Stock Exchange Composite Tape, and dividends paid during the periods indicated.

2014	High	Low	Common Dividends Paid
First Quarter (through March 14, 2014)	$16.20	$13.68	$.25

2013	High	Low	Common Dividends Paid
First Quarter	$9.66	$7.31	$.18
Second Quarter	$10.16	$8.30	$.19
Third Quarter	$10.02	$8.61	$.20
Fourth Quarter	$13.45	$9.15	$.21

2012	High	Low	Common Dividends Paid
First Quarter	$5.78	$4.90	$.135
Second Quarter	$5.94	$4.95	$.15
Third Quarter	$6.43	$5.29	$.16
Fourth Quarter	$7.04	$5.74	$.17

        There is no established reporting system or trading market for trading in the Old Notes.

Holders

        As of March 13, 2014, there were approximately 160 common stockholders of record.

Distribution Policy

        We intend to distribute at least 90% of our taxable income each year (subject to certain adjustments as described below) to our stockholders in order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for taxation as a REIT, we intend to make annual distributions to our stockholders of an amount at least equal to:

  •
  90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain); plus

  •
  90% of the excess of our after-tax net income, if any, from foreclosure property over the tax imposed on such income by the Code; less

  •
  the sum of certain items of non-cash income (as determined under Section 857 of the Code).

        Generally, we expect to distribute 100% of our REIT taxable income so as to avoid corporate income and excise taxes on our undistributed REIT taxable income. The actual amount and timing of distributions, however, will be at the discretion of our Board of Directors and will depend upon our financial condition in addition to the requirements of the Code and other applicable law. Moreover, in order to qualify as a REIT, Sub-REIT must distribute, or be deemed to distribute, at least 90% of its REIT taxable income, as described above, to its stockholders, including the Operating Partnership. We intend to cause our Sub-REIT to distribute sufficient amounts to be able to meet the REIT distribution requirement described above. In addition, we may cause Sub-REIT to distribute in excess of 90% of its taxable income.

        To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in this offering or future offerings (and thus all or a portion of such distributions may constitute a return of capital for federal income tax purposes). We also may seek to obtain a private letter ruling from the Internal Revenue Service, or IRS, permitting us to make a taxable distribution of our stock. We do not currently intend to make taxable distributions of our stock.

Book Value per Share

        At December 31, 2013, book value per share for the Company Common Shares was $6.20.

BUSINESS AND FINANCIAL INFORMATION

NorthStar Realty Finance Corp.

        For business and financial information with respect to the Company, see Parts I and II of NorthStar Realty Finance Corp.'s Form 10-K for the fiscal year ended December 31, 2013, incorporated by reference herein, and the information responsive to Part III of the Form 10-K for the fiscal year ended December 31, 2012, provided in our definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Stockholders filed on May 29, 2013. You should also read the information under the heading "Ratio of Earnings to Fixed Charges; Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends" in this prospectus.

     Summary Financial Information

        The information below should be read in conjunction with "Forward-Looking Statements," Part I, Item 1A. "Risk Factors," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the related notes thereto included in Part II, Item 8. "Financial Statements and Supplementary Data," included in the Company's Form 10-K.

        The selected historical consolidated information presented for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 relates to the Company's operations and has been derived from the Company's audited consolidated statements of operations included in the Company's Form 10-K.

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands, except per share data)
Operating Data:
Net interest income on debt and securities	$265,837	$335,496	$355,921	$273,727	$126,342
Total other revenues	330,785	165,069	122,457	118,576	92,247
Total expenses	460,588	308,159	328,624	409,314	289,809
Income (loss) from operations	136,034	192,406	149,754	(17,011)	(71,220)
Income (loss) from continuing operations	(79,554)	(275,040)	(259,855)	(391,948)	(154,259)
Net income (loss)	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(137,453)	(288,587)	(263,014)	(395,466)	(151,208)
Earnings Per Share:
Basis	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Diluted	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Dividends per share of common stock	$0.85	$0.66	$0.46	$0.40	$0.40

	December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$635,990	$444,927	$144,508	$125,439	$138,928
Operating real estate, net	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	142,340	111,025	96,143	99,992	38,299
Real estate securities, available for sale	1,052,320	1,124,668	1,473,305	1,691,054	336,220
Total assets	6,360,050	5,513,778	5,006,437	5,151,991	3,669,564
Total borrowings	3,342,071	3,790,072	3,509,126	3,416,939	2,042,422
Total liabilities	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924
Preferred stock	697,352	504,018	241,372	241,372	241,372
Total equity	2,697,463	1,330,864	1,039,614	1,277,691	1,363,818

        For ratio of earnings to fixed charges, please see the information under the heading "Ratio of Earnings to Fixed Charges; Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends" in this prospectus, which is incorporated herein by reference.

        For book value per share as of the date of the most recent balance sheet, please see the information under the sub-heading "Book Value per Share" under the heading "Market Prices of Company Common Shares and The Old Notes" in this prospectus, which is incorporated herein by reference.

        For pro forma data, please see the information under the heading "NorthStar Realty Finance Corp. Unaudited Pro Forma Condensed Consolidated Financial Statements" in this prospectus, which is incorporated herein by reference.

NorthStar Realty Finance Limited Partnership

     Description of the Business

        NorthStar Realty Finance Limited Partnership, a Delaware limited partnership, is the operating partnership of NorthStar Realty Finance Corp. NorthStar Realty Finance Corp. holds substantially all of its assets through the Operating Partnership and its subsidiaries, including the Sub-REIT. For more information about the business of the Operating Partnership, please see the sections entitled "Item 1. Business" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in NorthStar Realty Finance Corp.'s Form 10-K for the fiscal year ended December 31, 2013, incorporated by reference herein.

     Selected Financial and Historical Data

        The following table presents selected financial data for each fiscal year ended and as of December 31 in each fiscal year in the five-year period ended December 31, 2013 for the Operating Partnership. You should read the following information together with NorthStar

Realty Finance Limited Partnership's consolidated financial statements and the related notes thereto included herein.

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Operating Data:
Net interest income on debt and securities	$265,837	$335,496	$355,921	$273,727	$126,342
Total other revenues	330,785	165,069	122,457	118,576	92,247
Total expenses	460,588	308,159	328,624	409,314	289,809
Income (loss) from operations	136,034	192,406	149,754	(17,011)	(71,220)
Income (loss) from continuing operations	(79,554)	(275,040)	(259,855)	(391,948)	(154,259)
Net income (loss)	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)
Net income (loss) attributable to NorthStar Realty Finance Limited Partnership common unitholders	$(143,024)	$(302,549)	$(275,794)	$(421,330)	$(167,056)

	December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$633,643	$444,265	$144,506	$125,402	$138,748
Operating real estate, net	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	142,340	111,025	96,143	99,992	38,299
Real estate securities, available for sale	1,052,320	1,124,668	1,473,305	1,691,054	336,220
Total assets	6,357,703	5,513,116	5,006,435	5,151,954	3,669,384
Total borrowings	3,342,071	3,790,072	3,509,126	3,416,939	2,042,422
Total liabilities	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924
Redeemable partnership units	123,976	43,850	20,071	20,374	25,119
Preferred partnership units	697,352	504,018	241,372	241,372	241,372
Total capital	2,571,140	1,286,352	1,019,541	1,352,102	1,433,341

     Management's Discussion and Analysis of Financial Condition and Results of Operations

        As the Operating Partnership is a subsidiary of NorthStar Realty Finance Corp., reference is made to "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in NorthStar's Realty Finance Corp.'s Form 10-K for the fiscal year ended December 31, 2013. The disclosure below describes the ways in which the Operating Partnership's financial condition and results of operations differs from the Company's financial condition and results of operations.

        The Operating Partnership's results of operations differs from the Company's results of operations as the Company allocates net income attributable to limited partnership interests in the Operating Partnership which are structured as profits interests ("LTIP Units") separately as a component of non-controlling interest. The Operating Partnership includes such amounts in its net income as the LTIP Units represent a portion of the Operating Partnership's consolidated equity.

     Quantitative and Qualitative Disclosures about Market Risk

        As the Operating Partnership is a subsidiary of NorthStar Realty Finance Corp., reference is made to the information about quantitative and qualitative disclosures about market risk in "Item 7A. Quantitative and Qualitative Disclosure about Market Risk" in NorthStar Realty Finance Corp.'s Form 10-K for the fiscal year ended December 31, 2013. The Operating Partnership's exposure to market risk does not materially differ from the Company's exposure to market risk.

     Ratio of Earnings to Fixed Charges

NorthStar Realty Finance Limited Partnership
Ratio of Earnings to Fixed Charges
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
(dollars in thousands)

	Years Ended December 31,
	2013	2012	2011	2010	2009
Earnings
Net income (loss) from continuing operations	$(79,554)	$(275,040)	$(259,855)	$(391,948)	$(154,259)
Add (subtract):
Equity in (earnings) losses of unconsolidated ventures	(85,477)	(88)	2,738	(2,550)	1,524
Distributions from private equity funds	218,199	—	—	—	—
Distributions from unconsolidated ventures	16,526	2,920	1,695	28,894	24,325
Interest expense	178,659	140,093	140,268	124,238	114,127

Total earnings	$248,353	$(132,115)	$(115,154)	$(241,366)	$(14,283)

Fixed Charges
Interest expense	178,659	140,093	140,268	124,238	114,127

Total Fixed Charges	178,659	140,093	140,268	124,238	114,127
Preferred stock dividends	55,516	27,025	20,925	20,925	20,925

Total Combined Fixed Charges and Preferred Stock Dividends	$234,175	$167,118	$161,193	$145,163	$135,052

Ratio of earnings to fixed charges(1)	1.39	(0.94)	(0.82)	(1.94)	(0.13)
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	1.06	(0.79)	(0.71)	(1.66)	(0.11)
Deficiency related to ratio of earnings to fixed charges	NA	$(272,208)	$(255,422)	$(365,604)	$(128,410)
Deficiency related to ratio of earnings to combined fixed charges and preferred stock dividends	NA	$(299,233)	$(276,347)	$(386,529)	$(149,335)

(1)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized in the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to fixed charges were 1.35, 2.41, 1.93, 1.61, and 1.64, respectively.

(2)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized in the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to combined fixed charges and preferred stock dividends were 1.03, 2.02, 1.68, 1.38, and 1.38, respectively.

NRFC Sub-REIT Corp.

     Description of the Business

        NRFC Sub-REIT Corp., a Maryland corporation, is the majority-owned private REIT subsidiary of the Operating Partnership, which is a subsidiary of NorthStar Realty Finance Corp. NorthStar Realty Finance Corp. holds substantially all of its assets through the Operating Partnership and its subsidiaries, including the Sub-REIT. For more information about the business of the Sub-REIT, please see the sections entitled "Item 1: Business" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in NorthStar Realty Finance Corp.'s Form 10-K for the fiscal year ended December 31, 2013, incorporated by reference herein.

     Selected Financial and Historical Data

        The following table presents selected financial data for each fiscal year ended and as of December 31 in each fiscal year in the five-year period ended December 31, 2013 for the Sub-REIT. You should read the following information together with NRFC Sub-REIT Corp.'s consolidated financial statements and the related notes thereto included herein.

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Operating Data:
Net interest income on debt and securities	$263,692	$335,496	$355,921	$273,727	$126,342
Total other revenues	330,785	165,069	122,457	118,576	92,247
Total expenses	405,949	268,535	295,576	387,500	265,523
Income (loss) from operations	188,528	232,030	182,802	4,803	(46,934)
Income (loss) from continuing operations	(13,108)	(195,379)	(260,873)	(345,919)	(32,555)
Net income (loss)	(21,464)	(193,428)	(243,544)	(343,531)	(14,872)
Net income (loss) attributable to NRFC Sub-REIT Corp. stockholders.	$(21,140)	$(195,941)	$(255,934)	$(354,392)	$(24,442)

	December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$627,460	$440,237	$143,852	$124,725	$137,430
Operating real estate, net	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	138,598	107,283	94,987	90,670	34,557
Real estate securities, available for sale	1,035,075	1,108,393	1,473,305	1,691,054	336,220
Total assets	6,317,214	5,480,291	4,994,656	5,147,019	3,663,477
Total borrowings	2,649,895	3,337,479	3,171,494	3,158,246	1,808,407
Total liabilities	2,970,411	3,730,321	3,629,191	3,520,785	1,976,909
Preferred stock	625	625	625	625	625
Total equity	3,346,803	1,749,970	1,365,465	1,626,234	1,686,568

     Ratio of Earnings to Fixed Charges

NRFC SUB-REIT CORP.
Ratio of Earnings to Fixed Charges
(dollars in thousands)

	Years Ended December 31,
	2013	2012	2011	2010	2009
Earnings
Net income (loss) from continuing operations	$(13,108)	$(195,379)	$(260,873)	$(345,919)	$(32,555)
Add (subtract):
Equity in (earnings) losses of unconsolidated ventures	(85,477)	(88)	2,738	(2,550)	1,524
Distributions from private equity funds	218,199	—	—	—	—
Distributions from unconsolidated ventures	16,526	2,920	1,695	28,894	24,325
Interest expense	124,020	100,469	107,220	102,424	89,841

Total earnings	$260,160	$(92,078)	$(149,220)	$(217,151)	$83,135

Fixed Charges
Interest expense	124,020	100,469	107,220	102,424	89,841

Total Fixed Charges	124,020	100,469	107,220	102,424	89,841
Ratio of earnings to fixed charges(1)	2.10	(0.92)	(1.39)	(2.12)	0.93
Deficiency related to ratio of earnings to fixed charges	NA	$(192,547)	$(256,440)	$(319,575)	$(6,706)

(1)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized in the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to fixed charges were 2.07, 3.36, 2.46, 1.81, and 2.13, respectively.

     Management's Discussion and Analysis of Financial Condition and Results of Operations

        As the Sub-REIT is a subsidiary of NorthStar Realty Finance Corp., reference is made to "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in NorthStar's Realty Finance Corp.'s Form 10-K for the fiscal year ended December 31, 2013. The tables below describe the ways in which the Sub-REIT's financial condition and results of operations differs from the Company's financial condition and results of operations.

NRFC Sub-REIT Corp.

Total NorthStar Realty Finance Corp. assets as of December 31, 2013	$6,360,050
Cash held at NRF	(8,530)
Investments in and advances to unconsolidated ventures	(3,742)
Real estate securities, available for sale	(17,245)
Deferred costs and intangible assets, net	(13,319)

Total NRFC Sub-REIT Corp. assets as of December 31, 2013	$6,317,214

Total NorthStar Realty Finance Corp. liabilities as of December 31, 2013	$3,662,587
Exchangeable senior notes	(490,973)
Junior subordinated notes, at fair value	(201,203)

Total NRFC Sub-REIT Corp. liabilities as of December 31, 2013	$2,970,411

Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)
Interest expense relating to NRF's exchangeable senior notes and junior subordinated notes included in NRF's consolidated statement of operations	54,639
Interest income related to real estate securities, available for sale held at NRF	(2,141)
Unrealized gain (loss) on NRF senior notes and real estate securities, available for sale held at NRF	3,061
Loss on extinguishment of debt and write-off of deferred financing costs related to the repurchase of a portion of NRF's exchangeable senior notes issued June 2012	10,891
Income (loss) allocated to non-controlling interests in the Operating Partnership	(5,575)
Preferred stock dividends included in NRF's consolidated statement of operations	55,516
Preferred stock dividends included in NRFC Sub-REIT Corp.'s consolidated statements of operations	(78)

Net income (loss) attributable to NRFC Sub-REIT Corp.'s stockholders	$(21,140)

     Quantitative and Qualitative Disclosures about Market Risk

        As the Sub-REIT is a subsidiary of NorthStar Realty Finance Corp., reference is made to the information about quantitative and qualitative disclosures about market risk in "Item 7A. Quantitative and Qualitative Disclosure about Market Risk" in NorthStar's Realty Finance Corp.'s Form 10-K for the fiscal year ended December 31, 2013. The Sub-REIT's exposure to market risk does not materially differ from the Company's exposure to market risk.

NORTHSTAR REALTY FINANCE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 is presented as if the Company completed the Exchange Offer and acquired a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing and 37 skilled nursing facilities located primarily in Florida, Illinois, Oregon and Texas (the "Properties") on December 31, 2013. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 is presented as if the Company had completed the Exchange Offer and acquired the Properties on January 1, 2013. The allocation of the purchase price of the Properties reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired. A final determination of the fair value of the acquired assets and the assumed liabilities will be based on the valuation of the tangible and intangible assets and liabilities of the Properties that exist as of the date of completion of the proposed acquisition if the acquisition is completed. Consequently, amounts preliminarily allocated to tangible assets could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in amortization of tangible assets. The fair value is a preliminary estimate and may be adjusted within one year of the proposed acquisition in accordance with accounting principles accepted in the United States, or U.S. GAAP. Although there is no assurance that the Company will be able to close the acquisition of this portfolio on the terms anticipated or at all, the Company viewed the proposed transaction as probable as of March 17, 2014.

        This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in this prospectus and are not necessarily indicative of what the actual financial position as of December 31, 2013 would have been had the Company completed the transaction on December 31, 2013 or the actual results of operations for the year ended as of December 31, 2013 would have been had the Company completed the proposed transaction on January 1, 2013, nor is it necessarily indicative of future results. In the opinion of the Company's management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the proposed acquisition.

 NorthStar Realty Finance Corp.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	December 31, 2013 (1)	Exchange Offer (2)	Properties (3)		Pro Forma December 31, 2013
Assets
Cash and cash equivalents	$635,990	—	$(384,904)		$251,086
Restricted cash	166,487	—	2,943		169,430
Operating real estate, net	2,369,505	—	1,050,000		3,419,505
Real estate debt investments, net	1,031,078	—	—		1,031,078
Investments in private equity funds, at fair value	586,018	—	—		586,018
Investments in and advances to unconsolidated ventures	142,340	—	—		142,340
Real estate securities, available for sale	1,052,320	—	—		1,052,320
Receivables, net of allowance	59,895	—	—		59,895
Receivables, related parties	25,262	—	—		25,262
Unbilled rent receivable, net of allowance	15,006	—	—		15,006
Derivative assets, at fair value	3,469	—	—		3,469
Deferred costs and intangible assets, net	96,886	(679)	1,250		97,457
Assets of properties held for sale	30,063	—	—		30,063
Other assets	145,731	—	—		145,731

Total assets	$6,360,050	$(679)	$669,289		$7,028,660

Liabilities
Mortgage and other notes payable	$2,113,334	—	$634,569	(4)	$2,747,903
CDO bonds payable	384,183	—	—		384,183
Securitization bonds payable	82,340	—	—		82,340
Credit facilities	70,038	—	—		70,038
Senior notes		463,955	—		463,955
Exchangeable senior notes	490,973	(165,366)	—		325,607
Junior subordinated notes, at fair value	201,203	—	—		201,203
Accounts payable and accrued expenses	74,547	3,500	9,250	(3)	87,297
Escrow deposits payable	90,929	—	—		90,929
Derivative liabilities, at fair value	52,204	—	—		52,204
Liabilities of properties held for sale	28,962	—	—		28,962
Other liabilities	73,874	—	—		73,874

Total liabilities	3,662,587	302,089	643,819		4,608,495

Commitments and contingencies
Equity
NorthStar Realty Finance Corp. Stockholders' Equity
Preferred stock, $736,640 aggregate liquidation preference as of December 31, 2013	697,352	—	—		697,352
Common stock, $0.01 par value, 500,000,000 shares authorized, 308,806,828 shares issued and outstanding as of December 31, 2013	3,088	—	—		3,088
Additional paid-in capital	2,647,906	(278,692)			2,369,214
Retained earnings (accumulated deficit)	(685,936)	(24,076)	(8,000)		(718,012)
Accumulated other comprehensive income (loss)	(4,334)	—			(4,334)

Total NorthStar Realty Finance Corp. stockholders' equity	2,658,076	(302,768)	(8,000)		2,347,308
Non-controlling interests	39,387	—	33,470	(5)	72,857

Total equity	2,697,463	(302,768)	25,470		2,420,165

Total liabilities and equity	$6,360,050	$(679)	$669,289		$7,028,660

NorthStar Realty Finance Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
($ in thousands, except share and per share data)

	Year Ended December 31, 2013 (6)	Properties (7)	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2013
Net interest income
Interest income	$303,989	$—	$—		$303,989
Interest expense on debt and securities	38,152	—	—		38,152

Net interest income on debt and securities	265,837	—	—		265,837
Other revenues
Rental and escalation income	235,492	50,347	786	(8)	286,625
Commission income	62,572	—	—		62,572
Advisory and other fees—related party	27,301	—	—		27,301
Resident fee income	—	96,062			96,062
Other revenue	5,420	1,345	—		6,765

Total other revenues	330,785	147,754	786		479,325
Expenses
Other interest expense	140,507	34,868	(3,105)	(9)	172,270
Real estate properties—operating expenses	73,668	67,507	—		141,175
Asset management expense	—	—	2,700	(10)	2,700
Other expenses	4,703	—			4,703
Commission expense	57,325	—	—		57,325
Transaction costs	12,464	—	—	(11)	12,464
Provision for loan losses, net	(8,786)	—	—		(8,786)
General and administrative
Salaries and equity-based compensation	64,726	—	—		64,726
Other general and administrative	22,511	—	—		22,511

Total general and administrative	87,237	—	—		87,237
Depreciation and amortization	93,470	24,951	(1,301	) (12)	117,120

Total expenses	460,588	127,326	(1,706)		586,208

Income (loss) from operations	136,034	20,428	2,492		158,954
Equity in earnings (losses) of unconsolidated ventures	85,477	—	—		85,477
Other income (loss)	38	—	—		38
Unrealized gain (loss) on investments and other	(34,977)	—	—		(34,977)
Realized gain (loss) on investments and other	33,676	—	(24,076	) (13)	9,600
Gain (loss) from deconsolidation of N-Star CDOs	(299,802)				(299,802)

Income (loss) from continuing operations	(79,554)	20,428	(21,584)		(80,710)
Income (loss) from discontinued operations	(8,356)	—	—		(8,356)

Net income (loss)	(87,910)	20,428	(21,584)		(89,066)
Net (income) loss attributable to non-controlling interests	5,973	—	(517	) (14)	5,456
Preferred stock dividends	(55,516)	—	—		(55,516)

Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)	$20,428	$(22,101)		$(139,126)

Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.65)	$0.09	$(0.10)		$0.66

NORTHSTAR REALTY FINANCE CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)
Represents the Company's condensed consolidated balance sheet as of December 31, 2013.

(2)
Represents adjustments for the completion of the Exchange Offer as of the commencement date of the Exchange Offer. The completion of the Exchange Offer assumes that all Old Notes are validly tendered and accepted and reflects accrued and unpaid interest as of December 31, 2013. Based on the assumptions described in the footnotes, the Company derecognized the net carrying amount of the Old Notes ($165.4 million), reacquired the equity component of the Old Notes ($278.7 million) and recognized the New Notes (including associated deferred financing costs) issued in connection with the Exchange Offer at fair value ($464.0 million). In connection with the Exchange Offer, the Company recorded a $24.1 million non-cash loss on extinguishment of debt, net of expenses.

(3)
Represents adjustments in connection with the proposed acquisition of the Properties. For purposes of these pro forma financial statements, the aggregate purchase price of $1.05 billion has been recorded as operating real estate, net. The Company is in the process of allocating the purchase price. The fair value is a preliminary estimate and may be adjusted within one year of the proposed acquisition in accordance with U.S. GAAP. The Company recorded an accrual for estimated non-recurring transaction costs of $8.0 million ("Transaction Costs") and financing costs of $1.25 million in connection with this proposed transaction.

(4)
Represents the assumption of existing financing associated with the proposed acquisition. The Company's joint venture expects to assume seven non-recourse mortgages with maturity dates ranging from two to four years in the aggregate amount of $635 million at a weighted average interest rate of 4.53% in connection with the proposed acquisition.

(5)
Represents the non-controlling interest of the joint venture partner ("JV Partner") in the Properties. The JV Partner will hold an 8.0% ownership interest in the joint venture.

(6)
Represents the Company's condensed consolidated statement of operations for the year ended December 31, 2013.

(7)
Represents historical unaudited results of the Properties. The historical unaudited results of the Properties have not been audited or reviewed by the Company's independent registered public accounting firm or any other independent accountants and have been prepared by the Company based on information provided to the Company by the seller of the Properties. If the Company completes the proposed acquisition of the Properties, the Company expects to file audited historical financial statements for the Properties in accordance with, and within the time period required by, the SEC's rules and regulations. The audited historical financial statements of the Properties could differ significantly and materially from the historical unaudited results of the Properties reflected in these pro forma financial statements.

(8)
Represents the impact of straight line rental income of the Properties for all applicable leases commencing as of January 1, 2013.

(9)
Represents the impact of reversal of interest expense of $17.4 million related to the Old Notes, offset by $13.9 million of interest expense related to the New Notes. The difference relates to amortization of discount on the Old Notes and payment of interest through the maturity of the New Notes representing nine months. In addition, includes the amortization of deferred financing costs ($0.3 million) incurred in connection with the proposed acquisition of the Properties over a weighted average period of four years.

(10)
Based on the terms of the proposed joint venture agreement, the JV Partner will earn an asset management fee of $2.7 million per annum and a subordinate asset management fee of up to $0.8 million per annum which is subject to the Company receiving a 12% current return. The subordinate fee would not have been earned for the period ended December 31, 2013.

(11)
Transaction Costs have been excluded from the unaudited condensed consolidated statement of operations. (See Note 3 above for additional information.)

(12)
Represents depreciation and amortization expense based on a useful life of 40 years for buildings.

(13)
Represents non-cash loss on extinguishment of the Old Notes.

(14)
Represents the Company's non-controlling interest allocated to its operating partnership based on a weighted average shares outstanding for 2013 and an allocation to the JV Partner based on the terms of the proposed joint venture agreement of ($0.8) million and $1.3 million, respectively.

THE EXCHANGE OFFER

        For purposes of this section "The Exchange Offer", use of the words "we", "our" and "us" mean NorthStar Realty Finance Corp.

        The Company is offering, to holders, upon the terms and subject to the conditions set forth in this prospectus and the related Letter of Transmittal, the opportunity to exchange any and all outstanding 7.50% Exchangeable Senior Notes due 2031 (the "Old Notes") of the Operating Partnership held by them for newly issued 3.00% Senior Notes due 2014 of the Company (the "New Notes"). The Exchange Offer is subject to certain conditions, including the requirement that the registration statement of which this prospectus forms a part is declared effective and no stop order suspending its effectiveness or any proceeding for that purpose is outstanding. We may not waive the condition that the registration statement be declared effective and that there be no stop order suspending its effectiveness or that any proceeding for that purpose is outstanding. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered.

        In exchange for Old Notes properly tendered (and not validly withdrawn) prior to 11:59 p.m., New York City time, on March 27, 2014 (the "Expiration Date") and accepted by us, participating holders of Old Notes will receive New Notes in a principal amount (the "Exchange Consideration") equal to the result of the following formula (the "Exchange Ratio"):

((Parity (as defined below) × 102%) / $1,000) × principal amount of Old Notes exchanged

        In addition, if the Old Notes are properly tendered by a holder (and not validly withdrawn) and accepted by us for exchange pursuant to the Exchange Offer, such holder will be entitled to receive accrued and unpaid interest in cash on such Old Notes up to, but not including, the Settlement Date.

        "Parity" means the product of the Conversion Ratio (as defined below) on the Expiration Date and the Average Stock Price (as defined below).

        "Conversion Ratio" shall have the meaning assigned to the term "Exchange Rate" in the indenture for the Old Notes. The Conversion Ratio is 170.4790.

        "Average Stock Price" means the arithmetic average of Daily VWAPs (as defined below) with respect to each of the trading days comprising the Exchange Offer Averaging Period.

        The "Daily VWAP" for any trading day means the per share volume-weighted average price of our common stock on the New York Stock Exchange as displayed under the heading "Bloomberg VWAP" on the Bloomberg page "NRF UN <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one common share of the Company on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        "Exchange Offer Averaging Period" means the 15 consecutive trading day period beginning March 5, 2014 and ending March 25, 2014.

        For the purposes of determining the Exchange Consideration, a "trading day" means a day during which trading in our Company Common Shares generally occurs and a last reported sale price for our Company Common Shares is provided on the New York Stock Exchange. In the event that on a trading day there is a "market disruption event," which means (i) a failure by the New York Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day (as defined below) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock purchase or otherwise) in our Company Common Shares or in any options, contracts or future contracts relating to our Company Common Shares, then the Daily VWAP for such trading day shall be the market value of one share of our Company Common Shares on such trading day, determined using a volume-weighted average method to the extent practicable by a nationally recognized independent investment banking firm retained for this purpose by us. If any day during the period from March 5th to March 25th is a scheduled trading day but is not a trading day, then the Company shall extend the Exchange Offer by an additional trading day by giving notice by 9:00 a.m. on the business day following such scheduled trading day. A "scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. securities exchange on which the Company Common Shares are listed or admitted for trading.

Sample Calculation of Principal Amount of New Notes to be Received

        The table below provides examples of the Exchange Consideration per $1,000 principal amount of Notes assuming that the Average Stock Price is at specified levels.

Sample Average Stock Price	Principal Amount of New Notes (1)(2)
$10.00	$1,738.89
$11.00	$1,912.77
$12.00	$2,086.66
$13.00	$2,260.55
$14.00	$2,434.44
$15.00	$2,608.33
$16.00	$2,782.22
$17.00	$2,956.11
$18.00	$3,129.99
$19.00	$3,303.88
$20.00	$3,477.77

(1)
New Notes with a principal amount of less than $1,000 will not be issued. If we are required to round down any amount of New Notes to be issued, we will, at our option, either (i) pay cash equal to the remaining portion, if any, of the Exchange Consideration or (ii) issue to such holder an additional $1,000 of New Notes (taking into account such fractional amount).

(2)
Principal amounts determined using the Conversion Ratio, which is 170.4790.

        On each business day during the Exchange Offer Averaging Period, the information agent will provide callers with a representative purchase price with respect to the Exchange Offer, calculated as if such period ended on the preceeding business day (the "Indicative Offer Consideration"). Holders may obtain information on the Indicative Offer Consideration by calling the following toll-free number: 1-866-924-2200.

        We will determine the final Exchange Consideration promptly after the close of trading on the New York Stock Exchange on March 25, 2014 (subject to any extension). We will announce by press release the final Exchange Consideration no later than 9:00 a.m., New York City time, on March 26, 2014, and the final Exchange Consideration will also be available by that time from the Information Agent.

        For each $1,000 principal amount that remains payable on the Old Notes outstanding at the Expiration Date, tendered prior to the Expiration Date and accepted for exchange, NorthStar Realty Finance Corp. will pay the Exchange Consideration in the form of New Notes. The aggregate Exchange Consideration paid to each participating holder for all Old Notes properly tendered (and not validly withdrawn) and accepted by us will be rounded down, if necessary, to $1,000 or the nearest whole multiple of $1,000 in excess thereof. If we are required to round down any amount of New Notes to be issued, we will, at our option, either (i) pay cash equal to the remaining portion, if any, of the Exchange Consideration or (ii) issue to such holder an additional $1,000 of New Notes. Any such decision will apply to all Old Notes tendered and accepted in the Exchange Offer.

        On March 17, 2014, the Operating Partnership will make an interest payment on any Old Notes outstanding on that date to holders of record of Old Notes as of March 1, 2014, the record date for that payment. Regardless of whether holders participate in the Exchange Offer, they are entitled to receive the March 17, 2014 payment of interest on the Old Notes if they held Old Notes on March 1, 2014 pursuant to the rules of DTC applicable to such payments.

        Holders of Old Notes properly tendered (and not validly withdrawn) and accepted by us will be entitled to receive in cash accrued and unpaid interest, if any, on their exchanged Old Notes up to, but not including, the Settlement Date (less accrued interest on the New Notes), in addition to the Exchange Consideration that such holder would receive in the Exchange Offer. See also "Acceptance of Old Notes for Exchange; Accrual of Interest—Accrued Interest." Holders of Old Notes may withdraw tendered Old Notes at any time prior to 11:59 p.m., New York City time, on the Expiration Date. Any amount of Old Notes tendered must be in a minimum denomination of $1,000 or integral multiples thereof, but any Old Notes or portion thereof that are not tendered or accepted for exchange must be in a minimum denomination of $1,000.

        All Old Notes validly tendered in accordance with the procedures set forth under "—Procedures for Tendering Old Notes" and not validly withdrawn in accordance with the procedures set forth under "—Withdrawal of Tenders" prior to the Expiration Date, will, upon the terms and subject to the conditions hereof, including those relating to our right to reject tendered Old Notes, be accepted for exchange by us.

        You may withdraw your Old Notes from the Exchange Offer by following the procedures described under "—Withdrawal of Tenders."

        As of the date of this prospectus, $172.5 million in aggregate principal amount of Old Notes is outstanding. As of the date of this prospectus, all of the Old Notes are registered in the name of Cede & Co., which holds the Old Notes for its participants.

        Completion of the Exchange Offer may have adverse consequences with respect to Old Notes that remain outstanding following the completion of the Exchange Offer. See "Risk Factors".

Purpose of the Exchange Offer

        The purpose of the Exchange Offer is to provide holders of Old Notes, which are currently exchangeable for common stock of the Company, with the opportunity to exchange their Old Notes for a security that could be settled, at the option of the Company, for Company Common Shares. The New Notes will not reference, and may not be repaid in, shares of common stock of NSAM. As previously announced, the Company plans to spin-off its asset management business through a distribution of NSAM common stock to its stockholders.

Extension, Termination or Amendment

        Subject to the applicable regulations of the Commission, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offer shall have occurred or shall have been determined by us to have occurred, to extend the period during which the Exchange Offer is open by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law. During any extension of the Exchange Offer, all Old Notes previously tendered and not validly withdrawn will remain subject to the Exchange Offer and may, subject to the terms and conditions of the Exchange Offer, be accepted for exchange by us. See also "—Announcements."

        Any waiver, amendment or modification of the Exchange Offer will apply to all Old Notes tendered pursuant to the Exchange Offer. If we make a change that we determine to be material in any of the terms of the Exchange Offer or waive a condition of the Exchange Offer that we determine to be material, we will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Exchange Agent and will disseminate additional Exchange Offer documents and extend the Exchange Offer and withdrawal rights to the extent required by law. Any such extension, amendment, waiver or decrease or change will not result in the reinstatement of any withdrawal rights if those rights had previously expired, except as specifically provided above.

        Tenders of the Old Notes may be withdrawn by delivery of (1) a computer-generated notice of withdrawal to the Exchange Agent, transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC or (2) a written notice to the Exchange Agent, at its address listed on the back cover page of this prospectus, in either case at any time on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date of the Exchange Offer. Any written notice of withdrawal must (1) specify the name of the person having deposited the Old Notes to be withdrawn, (2) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of the Old Notes, as applicable), and (3) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Old Notes were tendered and must be guaranteed by an eligible institution. In order for a written or facsimile transmission notice of withdrawal of a tender or a properly transmitted "Request Message" made through ATOP to be effective, it must:

        We may terminate or withdraw at our sole discretion the Exchange Offer if any condition is not satisfied on or prior to the Expiration Date.

        There can be no assurance that we will exercise our right to extend, terminate or amend the Exchange Offer. During any extension and irrespective of any amendment to the Exchange Offer, all Old Notes previously tendered and not validly withdrawn will remain subject to the Exchange Offer and may be accepted thereafter for exchange by us, subject to compliance with applicable law. In addition, we may waive conditions without extending the Exchange Offer in accordance with applicable law.

Announcements

        Any extension, termination or amendment of the Exchange Offer will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press a release to an appropriate news agency. See also "—Extension, Termination or Amendment."

Beneficial Owners

        Beneficial owners of Old Notes who do not hold their Old Notes but who wish to tender their Old Notes must:

  •
  contact the holder of the Old Notes and instruct such holder to tender on the beneficial owner's behalf;

  •
  obtain, and include with the accompanying Letter of Transmittal, Old Notes properly endorsed for transfer by the holder together or accompanied by a properly completed bond power from the holder with signatures on the endorsement or bond power guaranteed by a Medallion Signature Guarantor (as defined under "Procedures for Tendering Old Notes—Signature Guarantees"); or

  •
  effect a record transfer of the Old Notes prior to the Expiration Date from the holder of Old Notes to the beneficial owner and comply with the requirements applicable to holders generally for tendering Old Notes. In such instance, the holder should effect the record transfer in a timely manner so as to allow sufficient time for completion of the transfer.

        Neither we, the trustee for the Old Notes nor the Exchange Agent have any obligation to effect the transfer of any Old Notes from the name of the holder if we do not accept for exchange any of the principal amounts of those Old Notes.

 ACCEPTANCE OF OLD NOTES; ACCRUAL OF INTEREST

Acceptance of Old Notes for Exchange

        If the conditions to the Exchange Offer are satisfied, or if we waive all of the conditions that have not been satisfied, we will accept for exchange at the Settlement Date, after we receive validly completed and duly executed Letters of Transmittal or Agent's Messages (as defined in "Procedures for Tendering Old Notes—Tender of Old Notes Through ATOP" below) with respect to any and all of the Old Notes properly tendered (and not validly withdrawn), the Old Notes to be exchanged by notifying the Exchange Agent of our acceptance, subject to the terms and conditions set forth in this prospectus and the Letter of Transmittal. The notice may be oral if we promptly confirm such notice in writing.

        We expressly reserve the right, in our sole discretion, to delay acceptance for exchange of, or the exchange of, Old Notes tendered under the Exchange Offer (subject to Rule 13e-4 under the Exchange Act, which requires that we issue the offered consideration or return the Old Notes deposited pursuant to the Exchange Offer promptly after termination or withdrawal of the Exchange Offer), or to terminate the Exchange Offer and not accept for exchange any Old Notes not previously accepted for exchange, (i) if any of the conditions to the Exchange Offer shall not have been satisfied or validly waived by us or (ii) in order to comply in whole or in part with any applicable law.

        In all cases, the Exchange Consideration for Old Notes exchanged pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates representing the Old Notes, or timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes into the Exchange Agent's account at DTC, (ii) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or an Agent's Message in lieu thereof, and (iii) any other documents required by the Letter of Transmittal. The Exchange Offer is scheduled to expire at the Expiration Date, unless extended by us at our sole discretion.

        For purposes of the Exchange Offer, we will have accepted for exchange validly tendered (and not validly withdrawn) Old Notes, if, as and when we give oral or written notice to the Exchange Agent of our acceptance of the Old Notes for exchange pursuant to the Exchange Offer. In all cases, exchange of Old Notes pursuant to the Exchange Offer will be made by the deposit of the Exchange Consideration with the Exchange Agent or an account specified by the Exchange Agent, which will act as your agent for the purposes of receiving payments and New Notes from us and transmitting any interest cash payments and delivering New Notes to you. If, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of the Old Notes) or we extend the Exchange Offer or are unable to accept for exchange the Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, we may instruct the Exchange Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, subject to the limited circumstances described in "Withdrawal of Tenders" below.

        Partial tenders of Old Notes pursuant to the Exchange Offer will be accepted only in principal amounts such that the principal amount of Old Notes held by such holder, would be $1,000 or any integral multiple of $1,000 in excess thereof. We will not accept any tender that would result in the issuance of less than $1,000 principal amount of New Notes, subject to the provisions relating to rounding described above.

        We will pay or cause to be paid all transfer taxes with respect to the exchange of any Old Notes unless the box titled "Special Exchange Instructions" or the box titled "Special Delivery Instructions" on the Letter of Transmittal has been completed, as described in the Instructions thereto.

        At the Settlement Date, we will contribute all Old Notes accepted pursuant to the Exchange Offer to the Operating Partnership. The Operating Partnership will then cancel such accepted Old Notes.

Accrued Interest

        Holders of Old Notes properly tendered (and not validly withdrawn) and accepted by us will be entitled to receive accrued and unpaid interest, if any, in cash on their exchanged Old Notes up to, but not including, the Settlement Date, in addition to the Exchange Consideration that such holder would receive in the Exchange Offer. Holders participating in the Exchange Offer shall be entitled to receive such additional amount, in addition to the Exchange Consideration that such holder is entitled to receive pursuant to the Exchange Offer.

        Any such accrued and unpaid interest, if any, which shall be aggregated for a holder based on all Old Notes tendered by such holder and accepted, will be paid in cash.

        Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to any holder of Old Notes with respect to the New Notes to be received in exchange for the Old Notes or otherwise.

        We will pay all reasonable fees and expenses of the Dealer Manager, the Exchange Agent and the Information Agent in connection with the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

General

        In order to participate in the Exchange Offer, you must validly tender your Old Notes to (and not validly withdraw them from) the Exchange Agent as further described below. It is your responsibility to validly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in tendering your Old Notes, please contact the Information Agent or the Exchange Agent whose addresses and telephone numbers are listed on the back cover page of this prospectus.

Valid Tender of Old Notes

        Except as set forth below with respect to ATOP (as defined under "—Tender of Old Notes through ATOP" below) procedures, for a holder to validly tender Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the Instructions to the Letter of Transmittal, or an Agent's Message in lieu thereof, must be received by the Exchange Agent at the address or facsimile number set forth on the back cover page of this prospectus prior to the Expiration Date, and either (i) certificates representing the Old Notes must be received by the Exchange Agent at such address, or (ii) the Old Notes must be transferred pursuant to the procedures for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case at or prior to the Expiration Date.

        In all cases, the exchange of Old Notes tendered and accepted (and not validly withdrawn) for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

  •
  certificates representing such Old Notes or a Book-Entry Confirmation with respect to such Old Notes;

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  the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or an Agent's Message in lieu thereof; and

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  any required signature guarantees and other documents required by the Letter of Transmittal.

        Tenders not completed on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date will be disregarded and of no effect.

Tender with Respect to Old Notes Held in Physical Form

        To validly tender Old Notes held in physical form pursuant to the Exchange Offer, a holder should complete and sign the Letter of Transmittal (or a facsimile copy thereof) in accordance with the Instructions to the Letter of Transmittal, have the signature thereon guaranteed if required by the Instructions to the Letter of Transmittal and deliver the Letter of Transmittal, together with certificates representing such Old Notes and any other documents required by the Instructions to the Letter of Transmittal, to the Exchange Agent at its address set forth on the back page of this prospectus. The Letter of Transmittal and any certificates evidencing Old Notes tendered pursuant to the Exchange Offer should be sent only to the Exchange Agent, and not to us.

        If Old Notes are to be tendered by any person other than the person in whose name the Old Notes are registered, the Old Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the holder or holders appear on the Old Notes, with the signature(s) on the Old Notes or instruments of transfer guaranteed as provided below, and a Letter of Transmittal must be executed and delivered either by the holder or holders, or by the tendering person pursuant to a valid proxy signed by the holder or holders (such person, an "authorized proxy holder"), which signature must, in either case, be guaranteed as provided below.

        Tenders not completed on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date will be disregarded and of no effect.

Tendering with Respect to Old Notes Held Through a Custodian

        Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender the Old Notes on such beneficial owner's behalf. A custodial entity cannot tender Old Notes on behalf of a holder of Old Notes without such holder's instructions.

        Holders whose Old Notes are held by a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee should be aware that such nominee may have deadlines earlier than the Expiration Date for such nominees to be advised of the action that you may wish for them to take with respect to your Old Notes and, accordingly, such holders are urged to contact any custodial entity such as a broker, dealer, commercial bank, trust company or other nominee through which they hold their Old Notes as soon as possible in order to learn of the applicable deadlines of such nominees.

        You will not be required to pay any fees or commissions to NorthStar Realty Finance Corp., the Dealer Manager, the Exchange Agent or the Information Agent in connection with the Exchange Offer. If your Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Old Notes on your behalf, your broker or other nominee may charge you for doing so. You should consult with your broker or other nominee to determine whether any charges will apply.

        NorthStar Realty Finance Corp. will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of the Old Notes. NorthStar Realty Finance Corp. will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer other than the Dealer Manager, as described herein.

Book-Entry Transfer

        The Exchange Agent has established or will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, either an Agent's Message or a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent at one of the addresses set forth on the back cover of this prospectus prior to the Expiration Date.

Tender of Old Notes Through ATOP

        In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent's Message (as hereinafter defined) to the Exchange Agent for its acceptance.

        An "Agent's Message" is a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from you that you have received the Exchange Offer documents and agree to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against you.

        If a holder of Old Notes transmits its acceptance through ATOP, delivery of such tendered Old Notes must be made to the Exchange Agent (either physically or pursuant to the book-entry delivery procedures set forth herein). Unless such holder delivers (either physically or by book-entry delivery) the Old Notes being tendered to the Exchange Agent, we may, at our option, treat such tender as defective for purposes of delivery of acceptance for exchange and the right to receive New Notes. Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Exchange Agent. If you desire to tender your Old Notes on the day that the Expiration Date occurs, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date. We will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

        We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under any of the Exchange Offer documents or other Exchange Offer materials provided therewith. Holders must timely tender their Old Notes in accordance with the procedures set forth in the Exchange Offer documents.

        Holders whose Old Notes are held by DTC should be aware that DTC may have deadlines earlier than the Expiration Date for DTC to be advised of the action that you may wish for them to take with respect to your Old Notes and, accordingly, such holders are urged to contact DTC as soon as possible in order to learn of DTC's applicable deadlines.

        To tender Notes after 5:00 p.m., New York City time, on the Expiration Date, but on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date, DTC participants may complete and sign a Voluntary Offering Instructions form and deliver it via facsimile to the Exchange Agent at the facsimile number shown on the back cover of this prospectus. The Voluntary Offering Instructions form is filed as an exhibit to the registration statement of which this prospectus forms a part. Immediately after delivering the Voluntary Offering Instructions form, a DTC participant should telephone the Exchange Agent at its telephone number listed on the back cover page of this prospectus to confirm receipt and determine if any further action is required.

        If a holder's Old Notes are held of record through a broker, dealer, commercial bank, trust company or other nominee and such holder wishes to tender its Old Notes after 5:00 p.m., New York City time, on the Expiration Date, it must make arrangements with its nominee for such nominee to fax a Voluntary Offering Instructions form to the Exchange Agent at its number on the back cover page of this prospectus on such holder's behalf on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date, in accordance with the procedures described above.

Effect of Letter of Transmittal

        Subject to and effective upon the acceptance for exchange of Old Notes tendered thereby, by executing and delivering a Letter of Transmittal, you (1) irrevocably sell, assign and transfer to or upon the order of us all right, title and interest in and to all the Old Notes tendered thereby and (2) irrevocably appoint the Exchange Agent as your true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as our agent with respect to the tendered Old Notes, with full power coupled with an interest) to:

  •
  deliver certificates representing the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon our order;

  •
  present the Old Notes for transfer on the relevant security register; and

  •
  receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes (except that the Exchange Agent will have no rights to or control over, our funds, except as our agent, for the Exchange Consideration for any tendered Old Notes that are exchanged by us), all in accordance with the terms of the Exchange Offer as described in this prospectus.

        The agreement between NorthStar Realty Finance Corp. and a holder set forth in a Letter of Transmittal (and any Agent's Message in lieu thereof) will be governed by, and construed in accordance with, the laws of the State of New York.

Signature Guarantees

        Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (each, a "Medallion Signature Guarantor"), unless the Old Notes tendered thereby are tendered (i) by a holder of Old Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) who has not completed either the box entitled "Special Exchange Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). If the Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Old Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the Letters of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any or all tenders of any Old Notes determined by us not to be in proper form, or if the acceptance of or exchange of such Old Notes may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any conditions to the Exchange Offer that we are legally permitted to waive.

        Your tender of Old Notes will not be deemed to have been validly made until all defects or irregularities in your tender have been cured or waived. All questions as to the form and validity (including time of receipt) of any delivery or withdrawal of a tender will be determined by us in our sole discretion, which determination shall be final and binding. Neither we, the Exchange Agent, the Information Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes, or will incur any liability for failure to give any such notification.

Please send all materials to the Exchange Agent and not to
NorthStar Realty Finance Corp., the Dealer Manager or the trustee.

Consequences of Failure to Tender Notes

        Following the expiration of the Exchange Offer, the liquidity of the market for a noteholder's Old Notes could be adversely affected if a significant percentage of the Old Notes are exchanged in the Exchange Offer. Holders who do not exchange their Old Notes will continue to be entitled to interest payments in accordance with the terms of the indenture governing the Old Notes. See "Risk Factors—Risks to Holders of Non-Tendered or Tendered But Not Accepted Old Notes."

 WITHDRAWAL OF TENDERS

        Tenders of Old Notes pursuant to the Exchange Offer may be validly withdrawn at any time prior to the Expiration Date by following the procedures described herein. Any tendered Old Notes may be withdrawn prior to the Expiration Date and may not be withdrawn thereafter, except that they may be withdrawn after 5:00 p.m., New York City time, on April 24, 2014, which is the 40th business day following the commencement date of the Exchange Offer, unless theretofore accepted for payment as provided in this prospectus. In addition, tendered Old Notes will be deemed validly withdrawn if the Exchange Offer is terminated without any Old Notes being accepted or as required by applicable law. If such a termination occurs, the Old Notes will be returned to the tendering holder as promptly as practicable.

        Old Notes tendered and validly withdrawn may thereafter be re-tendered at any time prior to the Expiration Date by following the procedures described under "Procedures for Tendering Old Notes."

        Subject to applicable regulations of the Commission, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of Old Notes) or we extend an offer or are unable to accept for exchange, or exchange, the Old Notes tendered pursuant to the Exchange Offer, we may instruct the Exchange Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth herein.

        Tenders of the Old Notes may be withdrawn by delivery of (1) a computer-generated notice of withdrawal to the Exchange Agent, transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC or (2) a written notice to the Exchange Agent, at its address listed on the back cover page of this prospectus, in either case at any time on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date of the Exchange Offer. Any written notice of withdrawal must (1) specify the name of the person having deposited the Old Notes to be withdrawn, (2) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of the Old Notes, as applicable), and (3) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Old Notes were tendered and must be guaranteed by an eligible institution. In order for a written or facsimile transmission notice of withdrawal of a tender or a properly transmitted "Request Message" made through DTC's ATOP system to be effective, it must:

  •
  be received by the Exchange Agent at one of the addresses specified on the back cover page of this prospectus prior to the Expiration Date;

  •
  specify the name of the holder of the Old Notes to be withdrawn;

  •
  contain the description of the Old Notes to be withdrawn, the certificate numbers shown on the particular certificates representing such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the Old Notes withdrawn) and the aggregate principal amount represented by such Old Notes;

  •
  unless transmitted through ATOP, be signed by the holder of the Old Notes in the same manner as the original signature on the Letter of Transmittal or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Old Notes into the name of the person withdrawing the Old Notes; and

  •
  if the Letter of Transmittal was executed by a person other than the registered participating holder, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such participating holder.

        If you tendered your Old Notes through a broker, dealer, commercial bank, trust company or other nominee and wish to withdraw your Old Notes, you will need to make arrangements for withdrawal with your nominee. Your ability to withdraw the tender of your Old Notes will depend upon the terms of the arrangements you have made with your nominee and, if your nominee is not the DTC participant tendering those Old Notes, the arrangements between your nominee and such DTC participant, including any arrangements involving intermediaries between your nominee and such DTC participant. If you tendered Old Notes through a broker, dealer, commercial bank, trust company or other nominee and you wish to withdraw your Old Notes after 5:00 p.m., New York City time, on the Expiration Date, you must make arrangements with your nominee for such nominee to fax a notice of withdrawal form to the Exchange Agent at its number on the back cover page of this prospectus on your behalf on or prior to 11:59 p.m., New York City time, at the end of the Expiration Date.

        If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of Old Notes can only be accomplished in accordance with the foregoing procedures.

        We will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

        If you withdraw Old Notes, you will have the right to re-tender them prior to the Expiration Date in accordance with the procedures described above for tendering Old Notes. If we amend or modify the terms of the Exchange Offer or the information concerning the Exchange Offer in a manner determined by us to constitute a material change to holders of Old Notes, we will disseminate additional Exchange Offer materials and extend the period of the Exchange Offer to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder's withdrawal or revocation rights unless otherwise provided herein or in any additional Exchange Offer materials or as required by applicable law.

 CONDITIONS OF THE EXCHANGE OFFER

        The Exchange Offer is conditioned on the registration statement of which this prospectus forms a part being declared effective by the Commission and no stop order suspending its effectiveness or any proceeding for that purpose being outstanding. This condition may not be waived by us.

        Notwithstanding any other provisions of the Exchange Offer, we will not be required to accept for exchange or to exchange Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offer, and may, in our sole discretion, terminate, amend or extend the Exchange Offer or delay or refrain from accepting for exchange or exchanging the Old Notes or transferring any Exchange Consideration for the Old Notes at any time at or prior to the Expiration Date if any of the conditions described above or the General Conditions shall not have been satisfied or waived, except the condition described above with respect to the effectiveness of the registration statement to which this prospectus forms a part.

General Conditions

        The "General Conditions" mean that any of the following shall occur:

  •
  there shall have been instituted, threatened or be pending any action, proceeding, application, claim counterclaim or investigation (whether formal or informal) (or there shall have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Exchange Offer that either (i) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (ii) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or (iii) would materially impair the contemplated benefits of any Exchange Offer to us or be material to holders in deciding whether to participate in the Exchange Offer;

  •
  an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that either (i) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or (ii) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects;

  •
  there shall have occurred or be likely to occur any event or condition affecting our or our affiliates business or financial affairs and our subsidiaries that either (i) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (ii) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, or (iii) would materially impair the contemplated benefits of any Exchange Offer to us or be material to holders in deciding whether to participate in the Exchange Offer;

  •
  the trustee under the indenture governing the Old Notes shall have objected in any respect to or taken action that could adversely affect the consummation of the Exchange Offer or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in the making of any Exchange Offer or the acceptance of, or payment for, the Old Notes pursuant to the Exchange Offer;

  •
  there exists any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes; or

  •
  there has occurred (i) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (ii) a material impairment in the trading market for debt securities, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (iv) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof. There can be no assurances that a trading market for the Old Notes will continue to exist.

        In addition, our obligation to transfer any Exchange Consideration is conditioned upon the consummation of the Exchange Offer and the General Conditions to the Exchange Offer (collectively referred to herein as the "Conditions").

        These conditions are for our benefit and may be asserted by us or may be waived by us, in whole or in part at any time and from time to time, in our sole discretion. We may additionally terminate the Exchange Offer if any condition is not satisfied on or prior to the Expiration Date. Under the Exchange Offer, if any of these events occur, subject to the termination rights described above, we may (i) return Old Notes tendered thereunder to you, (ii) modify or extend the Exchange Offer and retain all tendered Old Notes until the expiration of the extended Exchange Offer or (iii) amend the Exchange Offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law.

        We have not made a decision as to what circumstances would lead us to waive any such Condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offer. We will give holders notice of such amendments as may be required by applicable law.

Your Representations and Warranties; Our Acceptance Constitutes an Agreement

        A tender of Old Notes under the procedures described above will constitute your acceptance of the terms and conditions of the Exchange Offer. In addition, by instructing your custodian or nominee to tender your Old Notes in the Exchange Offer, you are representing, warranting and agreeing that, among other things:

  •
  you have received a copy of this prospectus and the related Letter of Transmittal and agree to be bound by all the terms and conditions of the Exchange Offer;

  •
  you have full power and authority to tender your Old Notes;

  •
  you have assigned and transferred the Old Notes to the Exchange Agent and irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact to cause your Old Notes to be tendered in the Exchange Offer, that power of attorney being irrevocable and coupled with an interest, subject only to the right of withdrawal described in this prospectus; and

  •
  your Old Notes are being tendered, and will, when accepted by the Exchange Agent, be free and clear of all charges, liens, restrictions, claims, equitable interests and encumbrances, other than the claims of a holder under the express terms of the Exchange Offer.

        Your custodian or nominee, by delivering, or causing to be delivered, the Old Notes and a completed agent's message or Letter of Transmittal to the Exchange Agent is representing and warranting that you, as owner of the Old Notes, have represented, warranted and agreed to each of the above.

        By tendering Old Notes pursuant to the Exchange Offer, you will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by us to be necessary or desirable to complete the tender, sale, assignment and transfer of the Old Notes tendered thereby.

        Our acceptance for purchase of Old Notes tendered under the Exchange Offer will constitute a binding agreement between you and us upon the terms and conditions of the Exchange Offer described in this and the related documents. Such agreement will be governed by, and construed in accordance with, the laws of the State of New York.

 EXCHANGE AGENT; INFORMATION AGENT; DEALER MANAGER; OTHER TERMS

Exchange Agent

        Global Bondholder Services Corporation has been appointed the exchange agent for the Exchange Offer (the "Exchange Agent"). Letters of Transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Old Notes, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

        Global Bondholder Services Corporation has been appointed as the information agent for the Exchange Offer (the "Information Agent"), and will receive reasonable and customary compensation for its services. Questions concerning exchange procedures and requests for additional copies of this prospectus or the Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of Old Notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.

Dealer Manager

        We have retained Deutsche Bank Securities Inc. to act as Dealer Manager in connection with the Exchange Offer and will pay the Dealer Manager a customary fee for soliciting tenders in the Exchange Offer. We will also reimburse the Dealer Manager for certain reasonable expenses. The obligations of the Dealer Manager to perform such functions are subject to certain conditions. We have agreed to indemnify the Dealer Manager against certain liabilities, including liabilities under the federal securities laws.

        At any given time, the Dealer Manager or its affiliates may purchase, hold and sell the Old Notes or the New Notes or other debt and equity securities of the Company and its affiliates for their own accounts or for the accounts of customers and, accordingly, may hold a long or short position in the Old Notes, the New Notes or such other securities. Any New Notes that the Dealer Manager or its affiliates receives in exchange for Old Notes may be transferred or sold as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.

        From time to time, the Dealer Manager and its affiliates have provided, and may provide in the future, investment banking, commercial banking and advisory and other services for us for customary compensation, and have held and may hold our securities from time to time. We are engaged in customary financing arrangements with affiliates of the Dealer Manager.

Fees and Expenses

        Fees and expenses in connection with the Exchange Offer, assuming all outstanding amounts are tendered and accepted are estimated to be approximately $4.0 million, including filing fees and the fees of the exchange agent, the dealer manager, the information agent, the financial printer, legal counsel, accountants and other professionals. We will pay all fees and expenses incurred in connection with the Exchange Offer.

Consequences of Failure to Tender Notes

        Following the expiration of the Exchange Offer, the liquidity of the market for a noteholder's Old Notes could be adversely affected if a significant percentage of the Old Notes are exchanged in the Exchange Offer. Holders who do not exchange their Old Notes will continue to be entitled to interest payments in accordance with the terms of the indenture governing the Old Notes. See "Risk Factors."

Accounting Treatment

        We will derecognize the net carrying amount of Old Notes and recognize the New Notes issued in connection with the Exchange Offer at fair value. If all of the Old Notes in the Exchange Offer are tendered, we would expect to record a loss on derecognition of the Old Notes, net of expenses.

Appraisal Rights

        There are no dissenter's rights or appraisal rights with respect to the Exchange Offer.

Regulatory Approvals

        The Company may not complete the Exchange Offer until the registration statement, of which this prospectus is a part, is declared effective by the Commission. We are not aware of any other material regulatory approvals necessary to complete the Exchange Offer.

DESCRIPTION OF NEW NOTES

        The New Notes will be issued under an indenture (the "indenture"), to be dated as of the date of settlement of the Exchange Offer, between NorthStar Realty Finance Corp. (the "Company"), as issuer, and Wilmington Trust, National Association, as trustee. The following description is a summary of the material provisions of the New Notes and the indenture. We urge you to read the indenture because the indenture, and not this description, defines your rights as a holder of the New Notes. You should refer to all the provisions of the indenture, including the definitions of certain terms used in those agreements. You may request copies of these documents from us. The terms of the New Notes include those stated in the indenture. All references herein to the New Notes include any additional notes issued under the indenture as described below. In this section, "we," "our, "us" and "the Company" each refers only to NorthStar Realty Finance Corp. and not to any of its subsidiaries, and "Company Common Shares" means the common stock, $0.01 par value per share, of NorthStar Realty Finance Corp. or, if applicable, any security either issued in exchange for the common stock of the Company or received by holders of the common stock of the Company in a merger or consolidation involving the Company. For the avoidance of doubt, Company Common Shares does not include any securities issued in connection with the proposed spin-off of our asset management business insofar as that spin-off takes place prior to the share settlement measurement period.

General

        The New Notes will be the unsubordinated and unsecured obligations of the Company. The New Notes will be limited initially to an aggregate principal amount determined in the manner set forth in this prospectus, and will be issued only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple of $1,000 above that amount.

        The New Notes will mature on September 30, 2014, unless earlier redeemed by the Company as described under "—Redemption Rights." We refer to this date as the "Stated Maturity Date." The Company may elect, at its option, to satisfy its obligation to repay the principal amount of the New Notes at maturity by delivering Company Common Shares to the holders of the New Notes. See "Payment Upon Maturity" below. If the Company elects to issue and deliver Company Common Shares at maturity, those shares will be freely tradable without restriction or further registration under the Securities Act (except for any shares that may be acquired by the Company's "affiliates," as that term is defined in Rule 144 of the Securities Act).

        The New Notes will bear interest at the rate of 3.00% per annum. Interest will be payable in cash on the Stated Maturity Date to the person in whose name a New Note is registered on the Stated Maturity Date. Payment of interest will include interest accrued for the period, commencing on and including the date of original issuance of the New Notes to but excluding the Stated Maturity Date. Interest on the New Notes will be based on a 360-day year consisting of twelve 30-day months.

        If the Stated Maturity Date or redemption date of a New Note would fall on a day that is a legal holiday, the required payment of interest, if any, and principal will be made on the next succeeding day that is not a legal holiday and no interest on such payment will accrue for the period from and after the Stated Maturity Date or redemption date to such next succeeding day that is not a legal holiday. The term "legal holiday" means, with respect to any New Note, a Saturday, Sunday or a day on which federally chartered banking institutions in The City of New York or the place of payment are authorized or obligated to close. Interest will accrue at a rate of interest equal to that payable on the New Notes per year on any overdue principal and, to the extent permitted by applicable law, on any overdue interest.

        The Company will not be subject to any financial covenants under the indenture. In addition, the indenture will not restrict our ability to pay distributions, complete the proposed spin-off of our asset management business (as that proposed spin-off may be modified in our sole and absolute discretion), effect the consolidation or merger of the Company, Northstar Realty Finance Limited Partnership (the "Operating Partnership") and NRFC Sub REIT Corp. ("Sub-REIT") into a single entity regardless of which entity is the survivor thereof, incur liabilities, issue guarantees or issue or repurchase liabilities and securities.

        Holders of New Notes, as such, will not have any right as stockholders of the Company, including, without limitation, voting rights and rights to receive any dividends or other distributions (including, without limitation, the right to receive a distribution of shares of Northstar Asset Management Group Inc. or any other entity in connection with the proposed spin-off of our asset management business) on issued and outstanding Company Common Shares.

        As described below under "—Redemption Rights," the Company will have the right to redeem any or all of the New Notes then outstanding at any time, upon not less than 10 nor more than 60 days' prior written notice, at the redemption price set forth under "—Redemption Rights." The New Notes do not have the benefit of a sinking fund.

        Principal of and interest on the New Notes will be payable at the office of the paying agent, which initially will be the trustee. New Notes in definitive form may be presented for registration of transfer at the office of the registrar, such agent initially being the trustee. No service charge will be made for any registration of transfer of New Notes, but the Company may deduct and withhold a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company may, without the consent of the holders, reopen the New Notes and issue additional notes under the indenture with the same terms and with the same CUSIP number as the New Notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the New Notes offered hereby for U.S. federal income tax purposes. Any additional notes would rank equally and ratably in right of payment with the New Notes offered hereby and would be treated as a single series of debt securities for all purposes under the indenture.

        The Company may also from time to time repurchase New Notes in open market purchases or negotiated transactions at varying prices without prior notice to holders. Any New Note that the Company or a third party purchases may, to the extent permitted by applicable law, be reissued or resold or may, at the Company's or such third party's option, be surrendered to the trustee for cancellation. Any New Notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

        The terms of the New Notes provide that the Company is permitted to withhold from interest payments otherwise payable to a holder for any amounts the Company is required to withhold by law. For example, Non-U.S. Holders may, under certain circumstances, be subject to U.S. Federal withholding tax with respect to payments of interest on the New Notes. See "Material U.S. Federal Income Tax Considerations—Taxation of Holders of the New Notes—Non-U.S. Holders." The Company will withhold any such tax from payments of interest and other amounts payable on the New Notes.

Payment upon Maturity

        On the Stated Maturity Date, the Company will repay the indebtedness represented by the New Notes by paying to the trustee an amount equal to the principal amount of the outstanding New Notes, together with accrued and unpaid interest thereon. Accrued and unpaid interest on the New Notes will be payable in cash. The Company may, at its option, on not less than 25 scheduled trading days' notice prior to the Stated Maturity Date, elect to satisfy its obligation to repay, in whole but not in part, the principal amount of the New Notes at maturity by delivering Company Common Shares to the holders of the New Notes, unless (i) an event of default (as hereinafter defined) has occurred and is continuing or (ii) the Company Common Shares (including, for the avoidance of doubt, any security either issued in exchange for Company Common Shares or received by holders of Company Common Shares in a merger or consolidation involving the Company) have ceased to be listed on the NYSE or another U.S. national securities exchange. See "—Share Settlement at Maturity" below.

Ranking

        The New Notes will be unsecured and will rank equally among themselves and with any unsecured and unsubordinated indebtedness the Company issues in the future. The New Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of any collateral pledged as security therefor.

        The Company's subsidiaries hold substantially all of the Company's assets. Accordingly, the Company's cash flow and the Company's consequent ability to service liabilities, including the New Notes, are dependent on the earnings of the Company's subsidiaries. The New Notes will be structurally subordinated in right of payment to all existing and future indebtedness, including mortgages and other liabilities, of the Company's subsidiaries from time to time outstanding.

        As of December 31, 2013, the Company and its subsidiaries had $4.1 billion of total indebtedness outstanding, of which subsidiaries of the Company had $3.2 billion of non-recourse, secured indebtedness outstanding (including $1.0 billion of non-recourse CDO indebtedness), all of which will effectively rank senior to the Company's obligations under the New Notes and substantially all of which is secured. As of December 31, 2013, the Company had no indebtedness and had guaranteed $543.8 million of unsecured indebtedness of a subsidiary on a senior basis and $280.1 million of unsecured indebtedness that is subordinated to the New Notes offered hereby. The $543.8 million of senior unsecured guarantees are pari passu with the New Notes offered hereby.

        No subsidiary of the Company, and no stockholder, limited partner, director, officer or employee of the Company or any of the Company's subsidiaries, has guaranteed payment of the Company's obligations under the New Notes or for any of the Company's obligations, covenants or agreements contained in the indenture or the New Notes.

Redemption Rights

        The New Notes are due and payable at their Stated Maturity Date on September 30, 2014 unless earlier redeemed in accordance with their terms. The Company will have the right to redeem any or all of the New Notes prior to maturity, upon not less than 10 nor more than 60 days' prior written notice delivered to the registered holders of the New Notes to be redeemed (with a copy to the trustee), for cash at a redemption price equal to the sum of (x) 100% of the principal amount of the New Notes to be redeemed; plus (y) the present value of the scheduled interest payment on the New Notes that would be due on the Stated Maturity Date, discounted to the date of redemption (assuming a 360-day year consisting of twelve 30-day months) at a rate of 1.00% per annum.

        In the event that the Company redeems fewer than all the New Notes, the trustee will select the New Notes redeemed on a pro rata basis, by lot, or by such other method the trustee considers fair and appropriate or is required by the depositary for the New Notes. The trustee shall make the selection at least 15 days before the redemption date from outstanding New Notes not previously called for redemption. New Notes and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000.

        In the event of any redemption in part, the Company shall not be required to (i) issue or register the transfer or exchange of any New Note during a period beginning at the opening of business five days before any selection of New Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders to be so redeemed, or (ii) register the transfer or exchange of any New Note so selected for redemption, in whole or in part, except the unredeemed portion of any New Note being redeemed in part.

        If the paying agent holds funds sufficient to pay the redemption price of the New Notes on the redemption date, then on and after such date:

  •
  such New Notes will cease to be outstanding;

  •
  interest on such New Notes will cease to accrue; and

  •
  all rights of holders of such New Notes will terminate except the right to receive the redemption price.

        No sinking fund is provided for the New Notes, which means that the indenture does not require the Company to redeem or retire the New Notes periodically, or to set aside funds to pay the New Notes upon maturity.

Share Settlement at Maturity

        If the Company elects to satisfy its obligation to repay the principal amount of the New Notes at maturity by delivering Company Common Shares to the holders of the New Notes, then the Company will settle each $1,000 principal amount of New Notes by delivering, at maturity, Company Common Shares in an amount determined in the manner described below (such amount, the "Share Settlement Quantity"). Notwithstanding the preceding sentence, if any calculation required in order to determine the number of Company Common Shares that must be delivered in respect of each $1,000 principal amount of New Notes is based on data that will not be available to the Company on the maturity date, the Company will delay delivery of such Company Common Shares until the first business day after the relevant data becomes available; provided that, if the Company cannot complete such delivery within ten business days following the maturity date, each holder will have the right, at its option, to require the Company to deliver the principal amount of such New Notes in cash, rather than Company Common Shares, in an amount equal to 100% of the principal amount of New Notes held by such holder.

        For each of the 20 consecutive trading days during the share settlement measurement period (as defined below), the Company will deliver a number of Company Common Shares equal to the applicable share settlement rate (as defined below), divided by 20.

        The "share settlement measurement period " means the 20 consecutive trading-day period beginning on the 23rd scheduled trading day prior to the maturity date.

        The "applicable share settlement rate," as of any trading day, means the share settlement rate determined by dividing $1,000 principal amount of the New Notes by the daily VWAP of the Company Common Shares on such trading day. With respect to each day in the share settlement measurement period, if an event happens that would give rise to an adjustment provided for under "—Share Settlement Rate Adjustments", then the applicable share settlement rate for each trading day during the share settlement measurement period that is prior to the trading day on which such adjustment is made shall be retroactively adjusted to give effect to such adjustment with respect to each such prior trading day.

        A "trading day " means a day during which: (i) trading in securities generally occurs on the NYSE or, if the subject securities are not then listed on the NYSE, on the principal national securities exchange on which such securities are then listed and (ii) there is no market disruption event. A "scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. securities exchange on which the Company Common Shares are listed or admitted for trading.

        "Market disruption event " means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled trading day for the Company Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or otherwise) in the Company Common Shares or in any options, contracts or futures contracts relating to the Company Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        "Daily VWAP " for the Company Common Shares means, for each trading day, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page NRF UN <equity>AQR (or its equivalent successor if such page is not available or the equivalent page, as determined by the Company, for each other security for which Daily VWAP must be determined) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one Company Common Share on such trading day as determined by the Company board of directors in good faith using a volume-weighted method or by a nationally recognized independent investment banking firm retained by the Company for this purpose).

        The Company will not deliver fractional Company Common Shares upon the settlement of the New Notes. Instead, the Company will deliver cash in lieu of any fractional Company Common Shares issuable in connection with payment of the shares based upon the closing sale price of the Company Common Shares on the last day of the applicable share settlement measurement period.

        The Company will pay any documentary stamp or similar issue or transfer tax due on the delivery of Company Common Shares upon the settlement, if any, unless the tax is due because the holder requests the shares to be delivered to a person other than the holder, in which case the holder will pay the tax. Company Common Shares will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In the case of a holder of a definitive note, upon surrender of a New Note for settlement, such holder shall deliver to the Company cash equal to the amount that it is required to deduct and withhold under applicable law in connection with the settlement; provided, however, if the holder does not deliver such cash, the Company may deduct and withhold from the number of shares otherwise deliverable to such holder in an amount equal to that required to be deducted and withheld under applicable law.

        "Closing sale price" of the Company Common Shares or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal U.S. securities exchange on which such securities are listed or, if such securities are not listed on a United States securities exchange by OTC Markets Group Inc. or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Company will determine the closing sale price on such basis as it considers appropriate.

  Share Settlement Rate Adjustments

        If the Company elects to satisfy its obligation to repay the principal amount of the New Notes at maturity by delivering Company Common Shares to the holders of the New Notes, then with respect to any day that falls between the first day of the share settlement measurement period and the settlement date on which the Company delivers Company Common Shares to holders of the New Notes, if any event that would give rise to a share settlement rate adjustment pursuant to the following provisions occurs, then for each prior trading day in the share settlement measurement period (or, if such adjustment occurs after the end of the share settlement measure period, for each day in such period), the share settlement rate for such prior trading day(s) shall be adjusted as follows:

          (i)    If the Company issues Company Common Shares as a dividend or distribution on Company Common Shares to all holders of Company Common Shares, or if the Company effects a share split or share combination of Company Common Shares, the share settlement rate will be adjusted based on the following formula:

ER1	=	ER0 × OS1/OS0
where
ER0	=	the share settlement rate in effect immediately prior to the ex-dividend date for such dividend or distribution or the effective date of such share split or share combination, as applicable;
ER1	=	the share settlement rate in effect on and immediately after the ex-dividend date for such dividend or distribution or the effective date of such share split or share combination, as applicable;
OS0	=	the number of Company Common Shares outstanding on the ex-dividend date for such dividend or distribution or the effective date of such share split or share combination, as applicable; and
OS1	=
the number of Company Common Shares outstanding on the ex-dividend date for such dividend or distribution or the effective date of such share split or share combination, as applicable, as if such dividend, distribution, split or combination occurred at that time.

          If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the share settlement rate shall be readjusted to the share settlement rate that would then be in effect if such dividend or distribution had not been declared.

          (ii)   If the Company issues to all holders of Company Common Shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Company Common Shares or securities convertible into Company Common Shares within 45 days after the issuance thereof, in either case at an exercise price per share or a conversion price per share less than the closing sale price of Company Common Shares on the business day immediately preceding the time of announcement of such issuance, the share settlement rate will be adjusted based on the following formula (provided that the share settlement rate will be readjusted to the extent that such rights, warrants, options, or other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof):

ER1	=	ER0 × (OS0+X)/(OS0+Y)
where
ER0	=	the share settlement rate in effect immediately prior to the ex-dividend date for such issuance;
ER1	=	the share settlement rate in effect on and immediately after the ex-dividend date for such issuance;
OS0	=	the number of Company Common Shares outstanding immediately prior to the ex-dividend date for such issuance;
X	=	the number of Company Common Shares issuable pursuant to such rights, warrants, options, other securities or convertible securities; and
Y	=
the number of Company Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of the Company Common Shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

          For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase or exercise a conversion right for Company Common Shares at less than the average closing sale price of Company Common Shares, and in determining the aggregate exercise or conversion price payable for such Company Common Shares, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company's board of directors.

          If any right, warrant, option, other security or convertible security described in paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new share settlement rate shall be readjusted to the share settlement rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

          (iii)  If the Company distributes shares of capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Company Common Shares, excluding:

            (A)  dividends or other distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above;

            (B)   dividends or other distributions paid exclusively in cash; and

            (C)   spin-offs described below in this paragraph (iii);

          then the share settlement rate will be adjusted based on the following formula:

ER1	=	ER0 × SP0/(SP0-FMV)
where
ER0	=	the share settlement rate in effect immediately prior to the ex-dividend date for such distribution;
ER1	=	the share settlement rate in effect on and immediately after the ex-dividend date for such distribution;
SP0	=	the average of the closing sale prices of the Company Common Shares for the ten consecutive trading days prior to the business day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined in good faith by the Company's board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Company Common Share on the ex-dividend date for such distribution.

          With respect to an adjustment pursuant to this paragraph (iii) where there has been a payment of a dividend or other distribution on Company Common Shares or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (such transaction, a "Spin-Off"), the share settlement rate will be adjusted based on the following formula:

ER1	=	ER0 × (FMV0+MP0)/MP0
where
ER0	=	the share settlement rate in effect immediately prior to the effective date of the Spin-Off;
ER1	=	the share settlement rate in effect on and immediately after the effective date of the Spin-Off;
FMV0	=
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Company Common Shares applicable to one Company Common Share over the first 10 consecutive trading days after the effective date of the Spin-Off; and
MP0	=	the average of the closing sale prices of the Company Common Shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

          If any such dividend or distribution described in paragraph (iii) is declared but not paid or made, the share settlement rate shall be readjusted to be the share settlement rate that would then be in effect if such dividend or other distribution had not been declared.

          (iv)  If the Company makes any cash dividend or other distribution to all holders of Company Common Shares, the share settlement rate will be adjusted based on the following formula:

ER1	=	ER0 × (SP0)/(SP0-C)
where
ER0	=	the share settlement rate in effect immediately prior to the ex-dividend date for such distribution;
ER1	=	the share settlement rate in effect on and immediately after the ex-dividend date for such distribution;
SP0	=
the average of the closing sale prices of the Company Common Shares over the period of the five consecutive trading days ending on the business day immediately preceding the ex-dividend date for such distribution; and
C	=	the amount in cash per share that the Company distributes to holders of Company Common Shares.

          If any dividend or other distribution described in this paragraph (iv) is declared but not so paid or made, the share settlement rate shall be readjusted to the share settlement rate that would then be in effect if such dividend or distribution had not been declared.

          (v)   If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Company Common Shares to the extent that the cash and value of any other consideration included in the payment per share exceeds the closing sale price of a Company Common Share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the "Expiration Time"), the share settlement rate will be adjusted based on the following formula:

ER1	=	ER0 × (AC + (SP1 × OS1))/(SP1 × OS0)
where
ER0	=	the share settlement rate in effect on the date such tender offer or exchange offer expires;
ER1	=	the share settlement rate in effect on the day next succeeding the date such tender offer or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Company's board of directors) paid or payable for shares purchased in such tender offer or exchange offer;
OS0	=	the number of Company Common Shares outstanding immediately prior to the date such tender offer or exchange offer expires;
OS1	=
the number of Company Common Shares outstanding immediately after such tender offer or exchange offer expires (after giving effect to the purchase or exchange of Company Common Shares pursuant to such tender offer or exchange offer); and
SP1	=
the average of the closing sale prices of the Company Common Shares for the five consecutive trading days commencing on the trading day next succeeding the date such tender offer or exchange offer expires.

          If the application of the foregoing formula would result in a decrease in the share settlement rate, no adjustment to the share settlement rate will be made.

          If the Company or one of its subsidiaries is obligated to purchase Company Common Shares pursuant to any such tender offer or exchange offer, but it or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the share settlement rate shall be readjusted to be the share settlement rate that would be in effect if such tender or exchange offer had not been made.

          (vi)  If the Company adopts a stockholder rights plan while any New Notes remain outstanding, holders of New Notes will receive, upon delivery of Company Common Shares upon settlement of their New Notes, in addition to Company Common Shares, rights under such stockholder rights plan unless, prior to settlement, the rights have expired, terminated or been redeemed or unless the rights have separated from the Company Common Shares. If the rights provided for in the rights plan adopted by the Company have separated from the Company Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of New Notes would not be entitled to receive any rights in respect of Company Common Shares issuable upon settlement of the New Notes, the share settlement rate will be adjusted at the time of separation as if the Company had distributed, to all holders of Company Common Shares, shares of capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon settlement of New Notes for Company Common Shares, the holders will receive, in addition to the Company Common Shares issuable upon such settlement, the rights which would have attached to such Company Common Shares if the rights had not become separated from the Company Common Shares under such stockholder rights plan.

        In addition to the adjustments pursuant to paragraphs (i) through (vi) above, the Company may increase the share settlement rate in order to avoid or diminish any income tax to holders of the Company capital stock resulting from any dividend or other distribution of capital stock (or rights to acquire Company Common Shares) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the share settlement rate by any amount for any period if the Company has determined that such increase would be in its best interests. If the Company makes such determination, it will be conclusive and the Company will mail to holders a notice of the increase at least five days prior to the date the increased share settlement rate takes effect in accordance with applicable law and such notice shall state the increased share settlement rate and the period during which it will be in effect.

        All required calculations will be made to the nearest 1/10,000th of a share.

        The Company will not make any adjustment to the share settlement rate if holders are permitted to participate in the dividend, distribution or transaction, on an as settled basis, in the transactions above under "—Share Settlement at Maturity—Settlement Rate Adjustments."

        Notwithstanding anything to the contrary contained herein, the share settlement rate will not be adjusted upon certain events, including but not limited to:

  •
  the issuance of any Company Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the

    Company or any of its subsidiaries and the investment of additional optional amounts in Company Common Shares under any plan;

  •
  the issuance of any Company Common Shares or units of the Operating Partnership or options or rights to purchase those shares or units pursuant to any present or future employee, directors trustee or consultant benefit plan, employee agreement or arrangement or program of the Company or any of its subsidiaries;

  •
  the issuance of any Company Common Shares or units of the Operating Partnership pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the New Notes were first issued;

  •
  a change in the par value of the Company Common Shares;

  •
  accumulated and unpaid dividends or other distributions;

  •
  as a result of a tender offer solely to holders of less than 100 Company Common Shares; and

  •
  for the avoidance of doubt, except as specifically described above, the issuance of Company Common Shares, limited partnership units by the Operating Partnership or equity interests in any subsidiary or by the Company or the Operating Partnership or, in any case, the payment of cash upon redemption thereof.

        Except as specifically described above, the share settlement rate shall not be subject to adjustment in the case of the issuance of any Company Common Shares or shares of preferred stock of the Company or securities exchangeable for or convertible into Company Common Shares or shares of preferred stock of the Company.

        Whenever any provision of the indenture requires the Company to calculate the closing sale prices, Daily VWAPs, share settlement rates or other amounts over a span of multiple days, the Company's board of directors or a committee thereof will make appropriate adjustments consistent with the provisions described in this section to account for any adjustment to the share settlement rate that becomes effective, or any event requiring an adjustment to the share settlement rate where the record date or ex-dividend date of the event occurs, at any time during the period from which such closing sale prices, Daily VWAPs, share settlement rates or other amounts are to be calculated.

        For purposes hereof, the number of Company Common Shares at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares.

        For purposes hereof, "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Company Common Shares have the right to receive any cash, securities or other property or into which the Company Common Shares (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination or stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Company's board of directors or by statute, contract or otherwise).

        If the share settlement rate is adjusted as a result of a distribution on Company Common Shares, although the rules are not entirely clear, the Company currently intends to take the position that you are required to include such amount in income, as a dividend or capital gain (depending upon the amount of the Company's current and accumulated earnings and profits) for U.S. federal income tax purposes, notwithstanding that no cash distribution is made in respect of such adjustment. In this regard, the Company intends to withhold U.S. federal income tax (at a rate of 30%, or a lower applicable treaty rate) on interest and other amounts paid to Non-U.S. Holders to the extent such holders are deemed to have received a dividend as a result of an adjustment to the share settlement rate. See "Material U.S. Federal Income Tax Considerations" in this prospectus for additional information.

Ownership Limit

        Notwithstanding any other provision of the New Notes, the Company shall not be permitted to deliver Company Common Shares to a holder of New Notes if receipt of such shares would cause such holder (together with such holder's affiliates) to exceed the ownership limit contained in the Company's charter, unless such person has been exempted from such limits in the Company's board of director's sole discretion in accordance with its charter. See "Description of Company Common Shares" for additional information regarding this limit. In any such instance, and notwithstanding any election the Company has made to deliver Company Common Shares at maturity rather than cash, the Company shall deliver to such holder (i) the maximum number of shares that it may deliver to such holder in compliance with such ownership limit, and (ii) an amount of cash equal to (1) the principal amount of New Notes held by such holder, minus (2) the number of shares to be delivered to such holder multiplied by the closing sale price of the Company Common Shares on the business day prior to the day on which the shares are delivered to such holder.

Repurchase at Option of Holders Upon a Change in Control

        If a change in control as defined below occurs at any time prior to maturity, a holder of New Notes will have the right, at its option, to require the Company to repurchase all of such holder's New Notes not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, in cash at a purchase price equal to 100% of the principal amount of all New Notes such holder requires the Company to repurchase, plus accrued and unpaid interest on those New Notes to, but excluding, the change in control purchase date.

        Within 15 days after the occurrence of a change in control, the Company is obligated to give to the holders of the New Notes notice of the change in control and of the repurchase right arising as a result of the change in control. The Company must also deliver a copy of such notice to the trustee. To exercise the repurchase right, a holder of the New Notes must deliver on or before the close of business on the second business day prior to the repurchase date irrevocable (unless waived or consented to by us in writing) written notice to the paying agent or depositary specified in the notice of the holder's exercise of its repurchase right and whether the New Note is a definitive note, together with the New Notes with respect to which the right is being exercised. The Company is required to repurchase the New Notes on the date that is not less than 30 nor more than 60 business days after the date of our notice.

        A "change in control " will be deemed to have occurred at the time after the New Notes are originally issued that any of the following occurs:

  •
  consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, combination, merger of us or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its consolidated subsidiaries) or a series of related transactions or events pursuant to which all of the Company Common Shares is exchanged for, converted into or constitute solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

  •
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, Operating Partnership, Sub-REIT or any majority-owned subsidiary of the Company, Operating Partnership or Sub-REIT, is or becomes the "beneficial owner" (as such term is defined for purposes of Section 13(d)(3) under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the capital stock of the Company then outstanding entitled to vote generally in elections of directors;

  •
  the Company Common Shares (or other capital stock or securities into which the notes are then exchangeable) ceases to be listed on a U.S. national securities exchange for 30 consecutive days;

  •
  the Company (or any successor thereto permitted pursuant to the terms of the indenture) ceases to directly or indirectly control Operating Partnership; or

  •
  the stockholders of the Company approve any plan or proposal for the liquidation of the Company, the Operating Partnership or Sub-REIT.

        However, a change in control will not be deemed to have occurred and the Company will not be required to deliver a notice incidental thereto if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange in the United States (or will be so traded or quoted immediately following the merger, consolidation, or other transaction) and as a result of the merger, consolidation or other transaction the New Notes can be settled for such shares of common stock, depositary receipts or other certificates representing common equity interests.

        For the avoidance of doubt, neither the proposed spin-off of our asset management business nor the consolidation or merger of the Company, the Operating Partnership and Sub-REIT into a single entity, regardless of which entity is the survivor thereof, shall constitute a change in control for purposes hereof.

        For purposes of these provisions "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of New Notes. In addition, Regulations 14D and 14E may require that the Company comply with certain additional procedures in connection with this repurchase. The Company will comply with this rule and those regulations to the extent they apply at that time.

        The definition of change in control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of the assets of the Company and the Company's subsidiaries. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of New Notes to require the Company to repurchase its New Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of the assets of the Company and its subsidiaries may be uncertain.

        The foregoing provisions will not necessarily provide the holders of New Notes with protection if the Company is involved in a highly leveraged or other transaction that may adversely affect the holders.

        If a change in control were to occur, the Company may not have sufficient funds to pay the change in control repurchase price. The Company has incurred, and may in the future incur, other indebtedness with similar change in control provisions permitting its holders to accelerate or require the Company to repurchase its indebtedness upon the occurrence of similar events or on some specified dates. If the Company fails to repurchase the New Notes when required following a change in control, the Company will be in default under the indenture.

        No New Notes may be purchased by the Company at the option of a holder upon a change in control if the principal amount of the New Notes has been accelerated and such acceleration has not been rescinded on or prior to such date.

Consolidation, Merger and Sales of Assets

        The Company shall not: (1) consolidate with or merge into any other person or sell, convey, lease or transfer the Company's properties and assets substantially as an entirety to any other person in any one transaction or series of related transactions; or (2) permit any person to consolidate with or merge into the Company unless:

  •
  in the case of a merger or consolidation, the Company is the surviving person or, if the Company is not the surviving person, the surviving person formed by such consolidation or into which the Company is merged or the person to which the Company's properties and assets are so transferred shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest on the New Notes and the performance of the Company's other covenants under the indenture;

  •
  immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion concerning the conditions precedent will be delivered to the trustee.

        Upon any merger, consolidation, sale, transfer, lease or conveyance in which the Company is not the continuing entity, the surviving person formed by the consolidation or into which the Company is merged or to which the sale, transfer, lease or conveyance is made shall succeed to the Company and be substituted for the Company, and may exercise all of the Company's rights and powers under the indenture with the same effect as if the surviving person had been named as the Company under the indenture and thereafter the Company shall be released from the applicable obligations under the indenture, the New Notes, except for obligations that the predecessor person may have under the supplemental indenture that evidences the assignment of rights and obligations under the indenture upon such merger, consolidation, sale, transfer, lease or conveyance.

Events of Default

        Each of the following shall constitute an "event of default" under the indenture:

  •
  the Company does not pay interest on any New Note within 30 days after the due date;

  •
  the Company does not pay the principal of any New Note on the due date or, if the Company has elected share settlement, it does not deliver Company Common Shares, in accordance with the terms of the New Notes and the indenture;

  •
  the Company defaults in the performance of, or breaches, any other covenant in the indenture for the benefit of the New Notes and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by holders of at least 25% in principal amount of the New Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

  •
  the Company, the Operating Partnership or Sub-REIT, as the case may be, does not pay indebtedness for borrowed money of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or the Company, the Operating Partnership or Sub-REIT, as the case may be, defaults on indebtedness for borrowed money of $50,000,000 or more in principal amount outstanding resulting in acceleration after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by holders of at least 25% in principal amount of the New Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

  •
  the Company, the Operating Partnership or Sub-REIT, as the case may be, fails to pay a final, non-appealable judgment entered by a court or courts of competent jurisdiction against the Company, the Operating Partnership or Sub-REIT, as the case may be, in excess of $50,000,000, which judgment is not paid, discharged or stayed within 60 days after such judgment becomes final and non-appealable; or

  •
  the Company, the Operating Partnership or Sub-REIT, as the case may be, files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur relating to the Company, the Operating Partnership or Sub-REIT.

        If an event of default occurs and is continuing (other than an event of default specified in the last two bullets above, which shall result in an automatic acceleration), then in every case the trustee upon request by the holders of not less than 25% in principal amount of the outstanding New Notes may declare the principal amount of all of the New Notes to be due and payable immediately by written notice thereof to the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the New Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the New Notes outstanding may rescind and annul the declaration and its consequences if:

  •
  the Company shall have deposited with the trustee all required payments of the principal of and interest on the New Notes, plus certain fees, expenses, disbursements and advances of the trustee; and

  •
  all events of default, other than the non-payment of accelerated principal of (or specified portion thereof), or interest on the New Notes have been cured or waived as provided in the indenture.

        The indenture also will provide that the holders of not less than a majority in principal amount of the outstanding New Notes may waive any past default or event of default with respect to the New Notes and its consequences, except a default:

  •
  in the payment of the principal of or interest on the New Notes; or

  •
  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding New Note affected thereby.

        The trustee will be required to give notice to the holders of the New Notes within 90 days after a default or an event of default, or, if later, within 15 days after it becomes known to the trustee, under the indenture unless the default or event of default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the New Notes of any default or event of default with respect to the New Notes (except a default in the payment of the principal of or interest on the New Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

        The indenture will provide that no holder of the New Notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding New Notes, as well as an offer of satisfactory indemnity. This provision will not prevent, however, any holder of the New Notes from instituting suit for the enforcement of payment of the principal of and interest on the New Notes at the respective due dates thereof.

        The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the New Notes then outstanding under the indenture, unless the holders shall have offered to the trustee satisfactory security or indemnity. The holders of not less than a majority in principal amount of the outstanding New Notes (or of all New Notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the New Notes not joining therein.

Modification and Waiver

        Modifications and amendments of the indenture will be permitted to be made only with the written consent of the holders of not less than a majority in principal amount of all outstanding New Notes affected by the modification or amendment (voting together as a single class); provided, however, that no modification or amendment may, without the written consent of the holder of each New Note affected thereby:

  •
  change the stated maturity for any principal or interest payment on the New Notes;

  •
  reduce the principal amount or the interest rate payable upon the redemption of the New Notes;

  •
  change the timing for, or reduce any amount (including accrued interest) payable upon, the redemption of the New Notes;

  •
  change the currency of any payment on the New Notes;

  •
  change the place of payment on the New Notes;

  •
  impair a holder's right to sue for the enforcement of any payment on or with respect to New Notes as required by the indenture;

  •
  reduce the percentage of principal amount of outstanding New Notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the New Notes.

        Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by the Company and the trustee without the consent of any holder of the New Notes for any of the following purposes:

  •
  to evidence a successor to the Company as obligor under the indenture;

  •
  to add to the covenants of the Company for the benefit of the holders of the New Notes or to surrender any right or power conferred upon the Company in the indenture;

  •
  to add events of default for the benefit of the holders of the New Notes;

  •
  to amend or supplement any provisions of the indenture; provided that no amendment or supplement shall adversely affect the interests of the holders of any New Notes then outstanding in any material respect;

  •
  to permit or facilitate the issuance of the New Notes in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the New Notes in any material respect;

  •
  to secure the New Notes or to add guarantees;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to provide for rights of holder if any reclassifications or change of the Company Common Shares or any consolidation, merger or sale of all or substantially all of the property or assets of the Company occurs;

  •
  to cure any ambiguity, defect or inconsistency in, or supplement, the indenture; provided that this action shall not adversely affect the interests of holders of the New Notes in any material respect;

  •
  to supplement any of the provisions of the indenture to the extent necessary to defease and/or discharge the New Notes under the indenture, provided that the action shall not adversely affect the interests of the holders in any material respect;

  •
  to modify the indenture and the New Notes to increase the share settlement rate; provided that the increase is in accordance with the terms of the New Notes or will not adversely affect the interests of the holders of the New Notes; or

  •
  to conform the text of the indenture or the New Notes to any corresponding provision of this Description of New Notes.

        In determining whether the holders of the requisite principal amount of outstanding New Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the indenture will provide that New Notes owned by the Company or any affiliate of the Company shall be disregarded.

Calculations in Respect of the New Notes

        The Company will be responsible for making all calculations called for under the New Notes. These calculations include, but are not limited to, determinations of the market prices of the New Notes and of the Company Common Shares, any accrued interest payable on the New Notes, redemption prices and the share settlement rate of the New Notes. The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the New Notes. The Company will provide a schedule of its calculations to the trustee and the trustee is entitled to rely upon the accuracy of its calculations without independent verification.

Provision of Financial Information

        The Company will provide the trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If the Company is not required to file information, documents or reports pursuant to either of those sections, then the Company will provide to the trustee and to the SEC such reports as may be prescribed to be filed by the Company by the SEC at such time. To the extent the Company has filed such information with the SEC through the SEC's EDGAR system, the Company will be deemed to have complied with this requirement.

        Delivery of such reports, information and documents to the trustee pursuant to the foregoing is for informational purposes only, and the trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under the Indenture (as to which the trustee is entitled to certificates).

Trustee

        Wilmington Trust, National Association will be the trustee, registrar and paying agent.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will, subject to the terms of the indenture, exercise any of its powers under the indenture at the request of any of the holders of any New Notes only after those holders have offered the trustee indemnity satisfactory to it.

        If the trustee becomes one of the Company's creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

        The Company will issue the New Notes in registered form, without interest coupons. The Company will not charge a service charge for any registration of transfer of the New Notes. The Company may, however, require the payment of any tax or other governmental charge payable for that registration.

        New Notes will be exchangeable for other New Notes, for the same principal amount and for the same terms but only in authorized denominations in accordance with the indenture.

        Holders may present New Notes for registration of transfer at the office of the security registrar or any transfer agent that the Company designates. The security registrar or transfer agent will effect the transfer when it is satisfied with the documents of title and identity of the person making the request.

        The Company has appointed the trustee as security registrar for the New Notes. The Company may at any time rescind that designation or approve a change in the location through which any registrar acts. The Company is required to maintain an office or agency for transfers in each place of payment. The Company may at any time designate additional registrars for the New Notes.

        In the case of any redemption, the Company will not be required to register the transfer or exchange of any New Notes either:

  •
  during a period beginning at opening of business 15 days prior to any selection of New Notes for redemption and ending at the close of business on the day of selection; or

  •
  for another certificate representing the New Notes, except the unredeemed portion of any New Notes being redeemed in part.

Payment and Paying Agents

        Payments on the New Notes will be made in U.S. dollars at the office of the trustee, in its capacity as the paying agent. At the Company's option, however, the Company may make payments by check mailed to the holder's registered address or, with respect to a holder with an aggregate principal amount in excess of $5,000,000, by wire transfer. The Company will make any required interest payments to the person in whose name each New Note is registered on the maturity date or earlier redemption date, if applicable.

        The trustee will be designated as the Company's paying agent for payments on the New Notes. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to the Company upon written request any money held by them for payments on New Notes that remain unclaimed for two years after the date upon which that payment became due. After payment to us, holders entitled to the money must look to the Company for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

        Except as otherwise described herein, notice to registered holders of the New Notes will be given by mail to the addresses as they appear in the security register or given in accordance with applicable DTC procedures. Notices will be effective on the date of receipt thereof.

Replacement of New Notes

        The Company will replace any New Notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated New Notes or evidence of the loss, theft or destruction satisfactory to the Company and the trustee. In the case of a lost, stolen or destroyed New Note, indemnity or security satisfactory to the trustee and the Company may be required at the expense of the holder of the New Note before a replacement note will be issued.

Book-Entry System

        The New Notes will be represented by one or more global securities (each, a "Global Security"). Each Global Security will be deposited with, or on behalf of, DTC and be registered in the name of a nominee of DTC. Except under the circumstances described below, the New Notes will not be issued in definitive form.

        Upon the issuance of a Global Security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the initial purchasers with the respective principal amounts of the New Notes represented by the Global Security. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by that Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the New Notes represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of the New Notes in definitive form, and will not be considered the owners or holders thereof under the indenture. Principal and interest payments, if any, on the New Notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant Global Security. None of the Company, the trustee, any paying agent or the registrar for the New Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

        If DTC is at any time unwilling or unable to continue as a depositary and the Company does not appoint a successor depositary within 90 days, the Company will issue the New Notes in definitive form in exchange for the entire Global Security for the New Notes. In addition, the Company may at any time and in its sole discretion determine not to have the New Notes represented by a Global Security and, in such event, will issue the New Notes in definitive form in exchange for the entire Global Security relating to the New Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of the New Notes represented by the Global Security equal in principal amount to the beneficial interest and to have the New Notes registered in its name. New Notes so issued in definitive form will be issued as registered New Notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

DESCRIPTION OF COMPANY COMMON SHARES

        Please note that in this section entitled "Description of Company Common Shares," references to NorthStar Realty Finance Corp., "we," "our" and "us" refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise. The following description of the terms of our stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, or MGCL, our charter and bylaws. Our charter and bylaws have previously been filed with the SEC and are incorporated herein by reference and this summary is qualified in its entirety thereby.

General

        Our charter provides that we may issue up to 500,000,000 Company Common Shares, and up to 250,000,000 shares of preferred stock, $0.01 par value per share, of which 2,900,000 shares are classified as 8.75% Series A Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series A Preferred Stock, 14,920,000 shares are classified as 8.25% Series B Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series B Preferred Stock, 5,750,000 shares are classified as 8.875% Series C Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series C Preferred Stock, and 8,050,000 shares are classified as 8.50% Series D Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series D Preferred Stock. In addition, our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. At March 13, 2014, there were issued and outstanding 326,930,399 Company Common Shares, 2,466,689 shares of Series A Preferred Stock, 13,998,905 shares of Series B Preferred Stock, 5,000,000 shares of Series C Preferred Stock and 8,000,000 shares of Series D Preferred Stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Common Stock

        All Company Common Shares that may be offered by this prospectus will be, upon payment therefor, duly authorized, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities and the liquidation preferences of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. These rights are subject to the preferential rights of any other class or series of our stock (including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

        Subject to our charter restrictions on transfer and ownership of our stock, each outstanding Company Common Share entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of the Company Common Shares will possess the exclusive voting power on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding Company Common Shares can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of our Company Common Shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer and ownership of stock, all Company Common Shares will have equal dividend, liquidation and other rights.

        Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these matters (other than certain amendments to the provisions of our charter relating to the removal of directors and charter amendments) may be approved by a majority of all of the votes entitled to be cast on the matter. Also, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

        Our charter authorizes our board of directors to amend our charter to increase the number of authorized Company Common Shares or shares of preferred stock, to issue additional Company Common Shares or shares of preferred stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Prior to issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

        Therefore, our board could authorize the issuance of additional Company Common Shares or shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Transfer Restrictions

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

        Our charter contains restrictions on the number of shares of our stock that a person may own. No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of the outstanding shares of our stock. In addition, no person, including entities, may acquire or hold, directly or indirectly, Company Common Shares in excess of 9.8% (in value or number, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

        Our charter further prohibits: (i) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, direct or indirect ownership that would result in our owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or who attempts or intends to acquire shares of our stock that may violate any of these restrictions or who is the intended transferee of shares of our stock which are transferred to the trust is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

        The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT (or that compliance is no longer required for REIT qualification). Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from these limits, subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter.

        Any attempted transfer of shares of our stock that would result in shares of our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in any other violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the proposed transferee will not acquire any rights in the shares. If the automatic transfer to the trust would not be effective for any reason to prevent the violation of the above limitations, then the transfer of that number of shares of stock that otherwise would cause the violation will be null and void, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the purported transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to: (i) rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (ii) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If necessary to protect our qualification as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred. Furthermore, our charter grants our board of directors the authority to take other actions, including the redemption of shares of stock, that it deems advisable to prevent a violation of the transfer and ownership restrictions described above.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of: (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares held in trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then: (i) the shares shall be deemed to have been sold on behalf of the trust; and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock is required within 30 days after the end of each taxable year, to give us written notice stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Company Common Shares or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our stock is American Stock Transfer & Trust Company, LLC, New York, New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        Please note that in this section entitled "Certain Provisions of Maryland Law and of Our Charter and Bylaws," "we," "our" and "us" refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context otherwise requires. The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL and our charter and bylaws. Our charter and bylaws have been previously filed with the SEC, and are incorporated herein by reference and this summary is qualified in its entirety thereby.

Our Board of Directors

        Our charter and bylaws provide that the number of our directors may be established by our board of directors but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

        Our charter provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors (except by a substantial affirmative vote) and filling the vacancies created by the removal with their own nominees.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These supermajority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute provides various exemptions from its provisions, including for business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combinations: (a) between us and NorthStar Capital Investment Corp. or any of its affiliates; and (b) between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between NorthStar and any of them. As a result, such parties may be able to enter into business combinations with NorthStar that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute.

        The business combination statute may discourage others from trying to acquire control of NorthStar and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply: (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Amendment to Our Charter

        Our charter, except its provisions relating to removal of directors and certain charter amendments related thereto, may be amended only if declared advisable by our board of directors and, to the extent stockholder approval is required, approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Dissolution

        The dissolution of NorthStar must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        Through provisions in our charter and bylaws, we already: (i) require a two-thirds vote for the removal of any director from the board; (ii) vest in the board the exclusive power to fix the number of directorships and fill vacancies on the board; and (iii) require, unless called by our chairman of the board, president, chief executive officer or our board, the request of holders of a majority of outstanding shares to call a special meeting. Our charter prohibits us from classifying our board through an election under Subtitle 8 of Title 3 of the MGCL.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only: (1) pursuant to our notice of the meeting; (2) by our board of directors; or (3) by a stockholder of record who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only: (i) by our board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a stockholder who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter relating to removal of directors and filling vacancies on our board, the restrictions on ownership and transfer of our shares and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Indemnification for Liabilities of Our Directors, Officers and Controlling Persons

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        Our charter authorizes NorthStar, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director of NorthStar and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of NorthStar and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of NorthStar and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of NorthStar in any of the capacities described above and any employee or agent of NorthStar or a predecessor of NorthStar.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        We have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify such directors and officers to the maximum extent permitted by Maryland law and that we pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations relating to participating in the Exchange Offer, the acquisition, ownership and disposition of the New Notes, our qualification and taxation as a REIT, and the ownership and disposition of Company Common Shares, which we may elect to deliver to you, in lieu of cash, upon maturity of the New Notes. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the IRS and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

        We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

        This summary does not consider all of the rules which may affect the U.S. tax treatment of your participation in the Exchange Offer or your investment in the New Notes or Company Common Shares in light of your particular circumstances. For example, except to the extent discussed under the headings "U.S. Federal Income Tax Consequences of the Exchange Offer—Consequences to Participating Non-U.S. Holders," "Taxation of Holders of the New Notes—Non-U.S. Holders," "—Taxation of Tax-Exempt Stockholders" and "—Taxation of Non-U.S. Stockholders," special rules not discussed here may apply to you if you are:

  •
  a broker-dealer or a dealer in securities or currencies;

  •
  a subchapter S corporation;

  •
  a partnership or other pass-through entity;

  •
  a bank, thrift or other financial institution;

  •
  a regulated investment company or a REIT;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a trust or estate;

  •
  subject to the alternative minimum tax provisions of the Code;

  •
  holding the Old Notes, the New Notes or Company Common Shares as part of a hedge, straddle, conversion transaction, synthetic security, or other integrated investment;

  •
  holding the Old Notes, the New Notes or Company Common Shares through a partnership or other pass-through entity;

  •
  a non-U.S. corporation or partnership, or a person who is not a resident or citizen of the United States;

  •
  a U.S. person whose "functional currency" is not the U.S. dollar;

  •
  a U.S. expatriate; or

  •
  a person holding a 10% or more (by vote or value) beneficial interest in Company Common Shares.

        The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        This summary does not discuss any alternative minimum tax considerations or any state, local or foreign tax considerations.

        This summary of certain material U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective participants in the Exchange Offer are advised to consult their tax advisers regarding the U.S. federal, state, local and foreign tax consequences of the Exchange Offer, the acquisition, ownership and disposition of the New Notes, our qualification and taxation as a REIT, and the ownership and disposition of Company Common Shares.

        As used in this summary, the term "U.S. Holder" means a beneficial owner of Old Notes, New Notes or Company Common Shares, as applicable, and who is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in place to be treated as a U.S. person.

        As used in this summary, the term "Non-U.S. Holder" means a beneficial owner of Old Notes, New Notes or Company Common Shares (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

        Special rules may apply to certain Non-U.S. Holders such as "controlled foreign corporations" and "passive foreign investment companies." Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

        If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of Old Notes, New Notes or Company Common Shares, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Old Notes, New Notes or Company Common Shares, you should consult your tax advisers regarding the consequences of the acquisition, ownership and disposition of the Old Notes, the New Notes or Company Common Shares by the partnership.

U.S. Federal Income Tax Consequences of the Exchange Offer

  Consequences to Participating U.S. Holders

        Exchange of Old Notes for New Notes.    The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer will be a taxable transaction. Subject to the discussion below under "—Market Discount" and "—Accrued Interest," the material U.S. federal income tax consequences of the exchange will be as follows:

  •
  U.S. Holders will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the New Notes received in the exchange and (ii) the holder's adjusted tax basis in the Old Notes.

  •
  Any gain or loss recognized should generally be capital gain or loss and should be long-term capital gain or loss if the U.S. Holder's holding period for the Old Notes is more than one year at the time of the exchange. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations.

  •
  The adjusted tax basis in the New Notes should generally equal the fair market value of the New Notes at the time of the exchange.

  •
  The holding period of the New Notes should start on the day following the exchange.

        Market Discount.    If a U.S. Holder purchased an Old Note and the stated redemption price at maturity of the Old Note exceeded the U.S. Holder's tax basis in the Old Note immediately after the purchase, then the U.S. Holder will be treated as having purchased such notes at a "market discount," unless such market discount is less than a de minimis amount (1/4 of one percent of the stated redemption price of the Old Note at maturity times the number of complete year to maturity after the U.S. Holder acquired the Old Note). Under the market discount rules, any gain recognized on the exchange of such an Old Note generally would be treated as ordinary income to the extent of the market discount accrued during the U.S. Holder's period of ownership, unless the U.S. Holder elected to include the market discount in income as it accrued.

        Accrued Interest.    Holders whose Old Notes are accepted in the Exchange Offer will receive a cash payment equal to the accrued and unpaid interest in respect of such Old Notes from the most recent interest payment date to, but not including, the Settlement Date. The payment of that interest in connection with the exchange will not be considered part of the amount realized in the exchange, but will instead be taxable to the U.S. Holder as ordinary interest income in the taxable year of the exchange, unless such holder has previously included such amount in income in accordance with its method of accounting for U.S. federal income tax purposes.

        Medicare 3.8% Net Investment Income Tax.    Certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax on some or all of their "net investment income," which generally will include interest realized with respect to the Old Notes, and any net gain recognized upon the exchange of an Old Note for a New Note. Prospective participants in the Exchange Offer should consult their tax advisors regarding the applicability of this tax in respect of their participation in the exchange.

        Backup Withholding and Information Reporting.    Backup withholding at the applicable statutory rate (28%) may apply to the exchange of Old Notes for New Notes and cash paid pursuant to the Exchange Offer. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any U.S. Holder that provides a social security or other taxpayer identification number in the prescribed manner unless:

  •
  the IRS notifies the Company or its paying agent that the taxpayer identification number provided is incorrect;

  •
  the U.S. Holder fails to report interest and dividend payments received on the holder's tax return and the IRS notifies the Company or its paying agent that backup withholding is required; or

  •
  the U.S. Holder fails to certify under penalty of perjury that backup withholding does not apply to the holder.

        A U.S. Holder of Old Notes who does not provide the Company or its paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any U.S. Holder, that holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the holder's U.S. federal income tax liability as long as the U.S. Holder provides the required information to the IRS. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

        Information may also be required to be provided to the IRS concerning payments made pursuant to the exchange, unless an exemption applies. U.S. Holders should consult their tax advisors regarding their qualification from an exemption from information reporting that the procedures for obtaining such an exemption.

  Consequences to Participating Non-U.S. Holders

        The following discussion applies to holders that are Non-U.S. Holders, as defined above.

        Exchange of Old Notes for New Notes.    Subject to the discussion under "—Accrued Interest" and "—FIRPTA" below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain realized on the exchange of Old Notes for New Notes unless:

  •
  the investment in the Old Notes is effectively connected with the non-U.S. Holder's conduct of a trade or business within the United States;

  •
  the Non-U.S. Holder (i) is a nonresident alien individual holding the Old Notes as a capital asset, (ii) is present in the United States for 183 or more days in the taxable year within which the sale, exchange or other taxable disposition takes place, and (iii) certain other requirements are met;

  •
  the Non-U.S. Holder is subject to provisions of U.S. tax laws applicable to certain U.S. expatriates; or

  •
  the Old Notes constitute "United States real property interests," or "USRPIs," within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA.

        If you are a Non-U.S. Holder that is described in the first bullet point, you will generally will be taxed as described below under "—Income Effectively Connected with a U.S. Trade or Business." If you are a Non-U.S. Holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax (or lower rate under an applicable treaty) on the gain derived from the exchange, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. If you are a Non-U.S. Holder described in the third bullet point above, we encourage you to consult your tax advisor to determine the U.S. federal, state, local and other tax consequences that may be relevant to you. The consequences applicable to Non-U.S. Holders if the Old Notes are treated as USRPIs are discussed below under "—FIRPTA."

        Accrued Interest.    Accrued interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax if the accrued interest is not effectively connected with the

Non-U.S. Holder's conduct of a trade or business within the United States, and the Non-U.S. Holder:

  •
  does not actually or constructively own a 10% or greater interest in the Operating Partnership's capital or profits;

  •
  is not a "controlled foreign corporation" with respect to which the Operating Partnership is a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  is not a bank that received the Old Notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of a trade or business; and

  •
  provides the appropriate certification as to the Non-U.S. Holder's foreign status.

        For a discussion of the certification requirements necessary to qualify for the exemption described above, see "Taxation of Holders of the New Notes—Non-U.S. Holders—Interest." If a Non-U.S. Holder cannot satisfy the requirements described above, payments of accrued interest made to the Non-U.S. Holder will be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder qualifies for a reduced rate of withholding, or is able to claim a valid exemption, under an income tax treaty (generally, by providing an IRS Form W-8BEN claiming treaty benefits) or establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) as further discussed below under "—Income Effectively Connected with a U.S. Trade or Business."

        A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under a tax treaty may also obtain a refund of any amounts withheld in excess of that rate by filing a timely refund claim with the IRS.

        Income Effectively Connected with a U.S. Trade or Business.    If a Non-U.S. Holder is or was engaged in a trade or business within the United States and interest (including accrued interest) or gain with respect to an Old Note is or was effectively connected with the conduct of the Non-U.S. Holder's trade or business, and, where a U.S. income tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment or fixed base to which the interest (including accrued interest) or gain is generally attributable, the Non-U.S. Holder may be subject to U.S. income tax on a net income basis on such interest (including accrued interet) or gain in the same manner as a U.S. Holder, as described above under "—Consequences to Participating U.S. Holders." The accrued interest will be exempt from the generally applicable U.S. withholding tax if the Non-U.S. Holder claims the exemption by providing a properly executed IRS Form W-8ECI or W-8BEN (or a suitable substitute form) (as applicable) to the payer on or before the relevant payment date.

        In addition, if a Non-U.S. Holder is a corporation, the Non-U.S. Holder may be subject to a U.S. branch profits tax at a rate of 30%, as adjusted for certain items, unless a lower rate applies to the Non-U.S. Holder under a U.S. income tax treaty with the Non-U.S. Holder's country of residence.

        FIRPTA.    Although the applicable rules are not entirely clear, under current rules, we intend to take the position that the Old Notes will not constitute USRPIs at the time of the exchange if we: (i) are not a "United States real property holding corporation" during a specified testing period; (ii) are a "domestically controlled qualified investment entity"; or (iii) the Company Common Shares are part of a class of shares that is regularly traded on an established securities market and the applicable Non-U.S. Holder has not, at the time it acquired the Old Notes and at certain other times described in the applicable Treasury regulation, directly or indirectly held Old Notes (and in certain cases other direct or indirect interests in Company Common Shares) that had a fair market value in excess of five percent of the fair market value of all outstanding Company Common Shares. A corporation is a "United States real property holding corporation" if the fair market value of its USRPIs equals or exceeds 50% of the sum of the market value of its worldwide real estate interests plus its other assets used or held for use in a trade or business. Because mortgage loans and mortgage-backed securities are generally not treated as USRPIs, we believe that we currently are not a "United States real property holding corporation." However, no assurance can be provided that we are not a "United States real property holding corporation." If it were determined that we are a United States real property holding corporation, we would take the position that the Old Notes do not constitute USRPIs if we are a "domestically controlled qualified investment entity" or Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us, such holder provides certification to this effect. We will be a "domestically controlled qualified investment entity" if at all times during a specified testing period we are a REIT and less than 50% in value of the our stock is held directly or indirectly by non-U.S. persons. We believe that we currently are a "domestically controlled qualified investment entity," but because the Company Common Shares and our preferred stock are publicly traded, we cannot assure you that we are a domestically controlled qualified investment entity. We believe that the Company Common Shares are currently regularly traded on an established securities market. If we become a "United States real property holding corporation" and we cannot determine whether: (i) we are a "domestically controlled qualified investment entity;" or (ii) Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us or the applicable paying agent, such holder provides certification to this effect, we intend to instruct the applicable paying agent to withhold 10% of any amounts payable on the exchange of the Old Notes.

        You are urged to consult your tax advisor as to whether the exchange of an Old Note is exempt from U.S. federal income tax under FIRPTA. If an exchange of an Old Note is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from payments to a non-U.S. Holder may be refunded or credited against such holder's U.S. federal income tax liability, provided that the required information is provided to the IRS.

        Backup Withholding and Information Reporting.    Information reporting requirements and backup withholding generally will not apply to payments of accrued interest on an Old Note to a Non-U.S. Holder if the certification described above under "—Consequences to Participating Non-U.S. Holders—Accrued Interest" is duly provided by such holder, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the exchange of an Old Note for a New Note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless such broker: (i) is a U.S. person; (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; (iii) is a controlled foreign corporation within the meaning of the Code; or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such exchange effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such exchange to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Old Notes provides the statement described above under "—Consequences to Participating Non-U.S. Holders—Accrued Interest" or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of an Old Note under the backup withholding rules will be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability if certain required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

  Consequences to Non-Participating Holders

        Holders that do not tender their Old Notes in the offer to exchange will not recognize gain or loss and will continue to have the same tax basis and holding period with respect to the Old Notes as they had before the consummation of the Exchange Offer.

Taxation of Holders of the New Notes

  U.S. Holders

        Interest.    U.S. Holders generally must include interest on the New Notes in their gross income as ordinary income:

  •
  when it accrues, for U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes; or

  •
  when it is actually or constructively received, for U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes.

        In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceeds the issue price of the instrument, the holder may be required to recognize additional interest as "original issue discount," sometimes referred to as "OID." However, because the New Notes will mature less than one year from their issue date, the New Notes are excluded from the rules on OID under the Code and thus will not be issued with OID.

        Sale, Exchange or Other Taxable Disposition of the New Notes.    Unless a nonrecognition provision applies, you will recognize gain or loss for U.S. federal income tax purposes on the sale, exchange, redemption, retirement or other taxable disposition of a New Note equal to the difference between: (i) the amount you receive for the New Note in cash or other property (or a combination thereof in the case of the receipt of Company Common Shares and cash for fractional shares at the Maturity Date) (except to the extent attributable to the payment of accrued but unpaid interest, or, in the case of a redemption by us, the discounted present value of the scheduled interest payment as described in "Description of New Notes—Redemption Rights," which in each case will be treated as interest); and (ii) your adjusted tax basis in the New Note. Your initial tax basis in a New Note generally will equal the fair market value of the New Note when you received it pursuant to the exchange.

        Gain or loss generally will be a short-term capital gain or loss because the New Notes mature in less than one year. The deductibility of capital losses is subject to limitations.

        Receipt of Company Common Shares at Maturity.    As described in "Description of New Notes," we may, at our election, satisfy our obligation to repay the principal amount of the New Notes on the Maturity Date by providing the Share Settlement Quantity in lieu of cash. In order to determine the Share Settlement Quantity, we will divide the principal amount of the

New Notes by the Market Value of the Company Common Shares. Because the Market Value will be determined based on the average of the Daily VWAPs over 20 consecutive trading days beginning 23 scheduled trading days before the Maturity Date, the fair market value (as of the Maturity Date) of the number of Company Common Shares you receive in satisfaction of the New Note may be greater than or less than the principal amount of the New Notes. You will recognize gain or loss on the Maturity Date, as describe above under "—Sale, Exchange or Other Taxable Disposition of the New Notes" in an amount equal to the difference between the fair market value of the consideration you receive (excluding any cash attributable to accrued and unpaid interest, which will be treated as interest) from us and your adjusted tax basis in the New Notes. In the event that we choose to satisfy our obligation with the Share Settlement Quantity, the fair market value of the consideration you receive from the Company will equal the fair market value of the shares you receive on the Maturity Date, notwithstanding that a different value may have been ascribed to the Company Common Shares for purposes of computing the Share Settlement Quantity.

        Adjustments to Share Settlement Rate.    In the event we choose to satisfy our obligation under the New Notes with Company Common Shares, the share settlement rate of the New Notes is subject to adjustment in certain circumstances. See "Description of New Notes—Share Settlement at Maturity—Share Settlement Rate Adjustments." Although it is not clear how or to what extent Section 305 of the Code and the applicable Treasury regulations would apply to the New Notes, it is possible that the IRS would seek to apply Section 305 of the Code to the New Notes. If Section 305 were applicable, a holder of New Notes would be deemed to have received a distribution of or with respect to Company Common Shares if and to the extent that the share settlement rate is adjusted as a result of a distribution on Company Common Shares, resulting in dividend income to the extent of our current and accumulated earnings and profits and capital gain to the extent such deemed distribution exceeds our current and accumulated earnings and profits. Adjustments to the share settlement rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the New Notes will generally not be deemed to result in a constructive distribution on Company Common Shares. Certain of the possible share settlement rate adjustments provided in the New Notes do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If the share settlement rate is adjusted as a result of a distribution on Company Common Shares, although the rules are not entirely clear, we currently intend to take the position that you are required to include such amount in income, as a dividend or capital gain (depending upon the amount of our current and accumulated earnings and profits) for U.S. federal income tax purposes, notwithstanding that no cash distribution is made in respect of such adjustment. The tax consequences of the receipt of a distribution from the Company are described below under "—U.S. Federal Income Tax Considerations Related to Company Common Shares—Taxation of Taxable U.S. Stockholders," "—U.S. Federal Income Tax Considerations Related to Company Common Shares—Taxation of Tax-Exempt Stockholders," and "—U.S. Federal Income Tax Considerations Related to Company Common Shares—Taxation of Non-U.S. Stockholders." In certain circumstances, the failure to make an adjustment to the share settlement rate may result in a taxable distribution to a holder of notes, if as a result of such failure, the proportional interest of the holders of New Notes in our assets or earnings and profits is increased.

        Medicare 3.8% Net Investment Income Tax.    Certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax on some or all of their "net investment income," which generally will include interest realized with respect to the New Notes, and any net gain recognized upon a sale or other disposition of a New Note. You should consult your tax advisor regarding the applicability of this tax in respect of their ownership of New Notes.

        Backup Withholding and Information Reporting.    Backup withholding at the applicable statutory rate (28%) may apply when U.S. Holders receive interest payments on a New Note or proceeds from the sale or other disposition of a New Note. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any U.S. Holder that provides a social security or other taxpayer identification number in the prescribed manner unless:

  •
  the IRS notifies the Company or its paying agent that the taxpayer identification number provided is incorrect;

  •
  the U.S. Holder fails to report interest and dividend payments received on the holder's tax return and the IRS notifies the Company or its paying agent that backup withholding is required; or

  •
  the U.S. Holder fails to certify under penalty of perjury that backup withholding does not apply to the holder.

        A U.S. Holder of New Notes who does not provide us or our paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any U.S. Holder, that holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the holder's U.S. federal income tax liability as long as the U.S. Holder provides the required information to the IRS. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

        We will be required annually to furnish the IRS and U.S. Holders of New Notes information relating to the amount of interest paid on the New Notes, and that information reporting may also apply to payments of proceeds from the sale of the New Notes to those U.S. Holders. Some U.S. Holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

  Non-U.S. Holders

        Interest.    Interest paid to a Non-U.S. Holder (including cash payments of accrued and unpaid interest or, in the case of a redemption by us, the discounted present value of the scheduled interest payment, as described in "Description of Notes—Redemption Rights") will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, and the Non-U.S. Holder:

  •
  does not actually or constructively own a 10% or more of the total voting power of all the Company's voting stock;

  •
  is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of a trade or business;

  •
  provides the appropriate certification as to the Non-U.S. Holder's foreign status.

        This certification requirement generally can be met by providing a properly executed IRS Form W-8BEN or appropriate substitute form to the Company or its paying agent at the time of the exchange and at all subsequent times required by the Treasury regulations. If the New Notes are held through a financial institution or other agent acting on behalf of the Non-U.S.

Holder, such holder may be required to provide appropriate documentation to his or her agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the Company or its paying agent.

        If the Non-U.S. Holder does not qualify for an exemption under these rules, interest income from the New Notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest that is effectively connected with the conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), however, would not be subject to a 30% withholding tax so long as the Non-U.S. Holder provides the Company or its paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if the Non-U.S. Holder is a foreign corporation and the payment of interest is effectively connected with the conduct of a U.S. trade or business, the Non-U.S. Holder may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN before the payment of interest and the Non-U.S. Holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

        Sale, Exchange or Other Taxable Disposition of New Notes.    A Non-U.S. Holder generally will not be subject to U.S. federal income and withholding taxes on any amount that constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of New Notes, unless any of the following is true:

  •
  the investment in the New Notes is effectively connected with the non-U.S. Holder's conduct of a trade or business within the United States;

  •
  the Non-U.S. Holder (i) is a nonresident alien individual holding the New Notes as a capital asset, (ii) is present in the United States for 183 or more days in the taxable year within which the sale, exchange or other taxable disposition takes place, and (iii) certain other requirements are met;

  •
  the Non-U.S. Holder is subject to provisions of U.S. tax laws applicable to certain U.S. expatriates; or

  •
  the New Notes constitute USRPIs under FIRPTA.

        If you are a Non-U.S. Holder described in the first bullet point above, the net gain derived from the retirement or disposition of your New Notes generally would be subject to U.S. federal income tax at the rate applicable to U.S. persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the New Notes is effectively connected with the foreign corporation's conduct of a trade or business within the United States. If you are a Non-U.S. Holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax (or lower rate under an applicable treaty) on the gain derived from the retirement or disposition of your New Notes, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. If you are a Non-U.S. Holder described in the third bullet point above, we encourage you to consult your tax advisor to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

        Although the applicable rules are not entirely clear, under current rules, we intend to take the position that the New Notes will not constitute USRPIs at the time of any sale, redemption, repurchase or exchange if: (i) the Company is not a "United States real property holding corporation" during a specified testing period; (ii) the Company is a "domestically controlled qualified investment entity"; or (iii) the Company Common Shares are part of a class of shares that is regularly traded on an established securities market and the applicable non-U.S. Holder has not, at the time it acquires the New Notes and at certain other times described in the applicable Treasury regulation, directly or indirectly held New Notes (and in certain cases other direct or indirect interests in Company Common Shares) that had a fair market value in excess of five percent of the fair market value of all outstanding Company Common Shares. We believe that the Company currently is not a "United States real property holding corporation." However, no assurance can be provided that the Company will not become a "United States real property holding corporation" in the future. In that event, the New Notes would not constitute USRPIs if the Company were a "domestically controlled qualified investment entity" or the Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us or the applicable paying agent, such holder provides certification to this effect. We believe that the Company currently is a "domestically controlled qualified investment entity," but because the Company Common Shares and our preferred stock are publicly traded, we cannot assure you that the Company is or will be a domestically controlled qualified investment entity in the future. Furthermore, while the Company Common Shares are currently regularly traded on an established securities market, there can be no assurance that it will continue to be so traded in the future. If the Company becomes a "United States real property holding corporation" and we cannot determine whether: (i) the Company is a "domestically controlled qualified investment entity"; or (ii) the Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us or the applicable paying agent, such holder provides certification to this effect, we intend to instruct the applicable paying agent to withhold 10% of any amounts payable on the redemption, repurchase or exchange of a New Note. Further, any other sale or disposition of a New Note may be subject to U.S. federal income tax withholding if the Company is not a "domestically controlled qualified investment entity" at the time of such sale or disposition.

        You are urged to consult your tax advisor as to whether the sale, exchange, redemption, retirement or other taxable disposition of a New Note is exempt from U.S. federal income tax under FIRPTA. If a sale, exchange, redemption, retirement or other taxable disposition of a New Note is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from payments to a Non-U.S. Holder may be refunded or credited against such holder's U.S. federal income tax liability, provided that the required information is provided to the IRS.

        Adjustments to Share Settlement Rate.    The share settlement rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the New Notes, even though such holder has not received any cash or property as a result of such adjustments. See "U.S. Holders—Adjustments to Share Settlement Rate," above. In such case, the deemed distribution would be subject to the rules described under "—U.S. Federal Income Tax Considerations Related to Company Common Shares—Taxation of Non-U.S. Stockholders," below. Under proposed regulations relating to certain "dividend equivalent" payments, an adjustment to the share settlement rate of the New Notes may be subject to withholding tax even if Section 305 would not apply to the New Notes. If the share settlement rate is adjusted as a result of a distribution on Company Common Shares, although the rules are not entirely clear, we currently intend to take the position that you are required to include such amount in income, as a dividend or capital gain (depending upon the amount of our current and accumulated earnings and profits) for U.S. federal income tax purposes, notwithstanding that no cash distribution is made in respect of such adjustment. In this regard, we intend to instruct the applicable paying agent to withhold U.S. federal income tax (at a rate of 30%, or a lower applicable treaty rate) on interest and other amounts paid to Non-U.S. Holders to the extent such holders are deemed to have received a dividend as a result of an adjustment to the share settlement rate. In addition, in such a case, we may instruct the applicable paying agent to withhold U.S. federal income tax at a rate of 10% on interest and other amounts paid to Non-U.S. Holders as a result of adjustments made to the share settlement rate of the New Notes as a result of certain distributions on Company Common Shares that are treated as capital gain to Non-U.S. Holders in the event we determine that we are a United States real property holding corporation unless we are: (i) a domestically controlled qualified investment entity; or (ii) the Company Common Shares are regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us or our paying agent, such holder provides certification to this effect in each case, as described above.

        FATCA Withholding.    Recent legislation and recently finalized treasury regulations impose U.S. withholding tax on interest payments for payments made after June 30, 2014 and gross proceeds (including payments of principal) of interest-bearing obligations for payments made after December 31, 2016 to certain foreign financial institutions and non-financial foreign entities (or U.S. Holders holding through foreign accounts or foreign intermediaries) if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. Pursuant to the Treasury Regulations, this withholding tax will not be imposed on payments pursuant to obligations outstanding as of July 1, 2014. Therefore, unless the New Notes are "significantly modified" after July 1, 2014, it is expected that the notes will be exempt from this new withholding regime. We will not pay any additional amounts in respect of amounts withheld.

        Backup Withholding and Information Reporting.    Information reporting requirements and backup withholding generally will not apply to payments on a New Note to a Non-U.S. Holder if the certification described under "—Non-U.S. Holders—Interest" is duly provided by such holder, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a New Note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless such broker: (i) is a U.S. person; (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; (iii) is a controlled foreign corporation within the meaning of the Code; or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above under "—Non-U.S. Holders—Interest" or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of a New Note under the backup withholding rules will be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability if certain required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

U.S. Federal Income Tax Considerations Related to Company Common Shares

  Taxation of Our Company

        The Company and Sub-REIT each elected to be taxed as a REIT under the federal income tax laws commencing with our taxable years ended December 31, 2004. We believe that the Company and Sub-REIT have operated in a manner qualifying the Company and Sub-REIT as REITs since those elections and we and Sub-REIT intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex. Except as noted below, references to "we" below refer to the Company.

        In the opinion of Hunton & Williams LLP, we and Sub-REIT qualified to be taxed as REITs under the federal income tax laws for our taxable years ended December 31, 2004 through December 31, 2013, and our and Sub-REIT's organization and current and proposed method of operation will enable us and Sub-REIT to continue to qualify as REITs for our taxable years ending December 31, 2014 and in the future. Investors should be aware that Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP's opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and income and the future conduct of our business and ownership of our stock, all of which are described in the opinion. Moreover, our and Sub-REIT's continued qualification and taxation as REITs depend on our and Sub-REIT's ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of share ownership and the percentage of earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our and Sub-REIT's compliance with those tests on a continuing basis. Hunton & Williams LLP's opinion does not foreclose the possibility that we or Sub-REIT may have to use one or more of the REIT savings provisions described below, which would require us or Sub-REIT to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification. Accordingly, no assurance can be given that the actual results of our and Sub-REIT's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of the failure to qualify as a REIT, see "—Requirements for Qualification—Failure to Qualify." Unless otherwise noted below, the discussion of the REIT qualification rules below applies to us and Sub-REIT.

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

  •
  We will be taxed federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to stockholders.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, by an entity other than a taxable REIT subsidiary, or TRS, held primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Requirements for Qualification—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

  •
  the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

  •
  a fraction intended to reflect our profitability.

  •
  If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under "—Requirements for Qualification—Asset Tests"), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests in order to remain qualified as a REIT.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure in order to remain qualified as a REIT.

  •
  If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year; (ii) 95% of our REIT capital gain net income for the year; and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the ten-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment an immediate tax when the asset is acquired.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below under "—Requirements for Qualification—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including domestic TRSs, are subject to federal corporate income tax.

  •
  If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by "disqualified organizations." Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "—Requirements for Qualification—Taxable Mortgage Pools." A "disqualified organization" includes:

  •
  the United States;

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  any state or political subdivision of the United States;

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  any foreign government;

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  any international organization;

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  any agency or instrumentality of any of the foregoing;

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  any other tax-exempt organization, other than a farmer's cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

  •
  any rural electrical or telephone cooperative.

          We have concluded that our existing assets and financings will not generate excess inclusion income in 2012 or any future year. In addition, we have adopted a policy whereby we will not acquire any assets that will produce excess inclusion income for our stockholders. As a result, although no assurance can be provided, it is not expected that we will generate excess inclusion income.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

     Requirements for Qualification

        A REIT is a corporation, trust or association that meets each of the following requirements:

  1.
  It is managed by one or more trustees or directors.

  2.
  Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain qualification as a REIT.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

  9.
  It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

        We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust for federal income tax purposes, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements.

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" are treated as assets, liabilities and items of income, deduction and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership, and any other partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly, or a subsidiary partnership, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

        We currently own, and may in the future acquire, limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT "savings" provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging facility or a health care facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility or a qualified health care property solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An "eligible independent contractor" is, generally, with respect to any qualified lodging facility or qualified health care property, any independent contractor (as defined in Section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified lodging facility or qualified health care property, such contractor (or any related person) is actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties, respectively, for any person who is not a related person with respect to the parent REIT or the TRS.

        Domestic TRSs are subject to federal income tax, and state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate applicable to qualified dividend income.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        We and Sub-REIT have each made a TRS election with respect to N-Star Real Estate CDO I, Ltd., the issuer in our first CDO transaction. Sub-REIT has also made TRS elections with respect to other foreign TRSs, including foreign TRS CDO issuers. The Code and Treasury regulations promulgated thereunder provide a specific exemption from federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stocks and securities (or any other activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Our foreign TRSs intend to rely on such exemption, and do not intend to operate so as to be subject to federal income tax on their net income. Therefore, despite their status as TRSs, our foreign TRSs generally would not be subject to federal corporate income tax on their earnings. No assurance can be given, however, that the IRS will not challenge this treatment. If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that our foreign TRSs would have available to distribute to us and to pay to their creditors. Notwithstanding these rules, any gain recognized by a foreign corporation with respect to U.S. real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that our foreign TRSs will hold U.S. real property other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.

        Certain U.S. stockholders of certain non-U.S. corporations, such as our foreign TRSs, are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We are generally required to include in income, on a current basis, the earnings of our foreign TRSs. For a discussion of the treatment of the income inclusions from our foreign TRSs under the gross income tests, see "—Gross Income Tests."

        Sub-REIT has also made TRS elections with respect to certain domestic entities. The income of the domestic TRSs is subject to federal, state and local income tax.

        A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us give rise to TMPs, with the consequences described in the next paragraph.

        If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT's income will be treated as "excess inclusion income" and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder's share of excess inclusion income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. IRS guidance indicates that our excess inclusion income, if any, will be allocated among our stockholders in proportion to our dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by "disqualified organizations." See "—Taxation of Our Company" for a discussion of "disqualified organizations." To the extent that our stock owned by "disqualified organizations" is held in street name by a broker/dealer or other nominee, the broker/dealer or nominee would be liable for a tax at the highest federal corporate income tax rate on the portion of our excess inclusion income, if any, allocable to the stock held on behalf of the disqualified organizations. See "—Taxation of Our Company" for a discussion of "disqualified organizations." A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.

        If one of our subsidiary partnerships (not wholly-owned by us directly or indirectly through one or more disregarded entities), such as the Operating Partnership, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. In addition, this characterization would alter our gross income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our and Sub-REIT's qualification as REITs.

        In general, we currently own and expect to own 100% of the equity in entities that are TMPs. Such entities are and will be held through Sub-REIT so that they are qualified REIT subsidiaries of Sub-REIT and their assets and liabilities are treated as assets and liabilities of Sub-REIT. Consequently, the net income from such assets and liabilities would not be subject to corporate-level tax, even if they were to be treated as a TMP, although the excess inclusion rules described above apply. However, as discussed above, we have concluded that our existing financings will not generate excess inclusion income in 2012 or any future year, and we have adopted a policy whereby we will not acquire any assets that will produce excess inclusion income for our stockholders. As a result, although no assurance can be provided, it is not expected that we will generate excess inclusion income.

  Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets;

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  income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; and

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  income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from "qualified hedging transactions," as defined in "—Hedging Transactions," that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test and for "qualified hedging transactions" entered into after July 30, 2008, the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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  Second, rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either: (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space; or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an eligible independent contractor (as defined above in "—Taxable REIT Subsidiaries") to operate such facility or property on its behalf. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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  Third, if rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See "—Taxable REIT Subsidiaries."

        Interest.    The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

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  an amount that is based on a fixed percentage or percentages of receipts or sales; and

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  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

        Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date we agreed to acquire or originate the loan; or (ii) as discussed further below, in the event of a "significant modification," the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. See "—Asset Tests" below.

        We originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

        Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

        We and our subsidiaries also hold certain participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans originated by other lenders. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that our (and our subsidiaries') participation interests qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments generally will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

        Many of the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting our mortgage-backed securities have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a "significant modification," such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

        We and our subsidiaries have also acquired distressed mortgage loans. Revenue Procedure 2011-16 provides that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. We have and will invest in distressed mortgage loans in a manner that consistent with maintaining our qualification as a REIT.

        We and our subsidiaries have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see "—Asset Tests" below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, including Sub-REIT, will be qualifying income for purposes of both gross income tests.

        We and Sub-REIT treat certain income inclusions received with respect to equity investments in foreign TRSs as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The IRS has issued several private letter rulings to other taxpayers concluding that similar income inclusions will be treated as qualifying income for purposes of the 95% gross income test. Those private letter rulings can only be relied upon by the taxpayers to whom they were issued. No assurance can be provided that the IRS will not successfully challenge our treatment of such income inclusions.

        Proposed Distribution of Asset Management Business.    On December 10, 2013, we announced that our Board of Directors unanimously approved a plan to spin-off NSAM, which will own our asset management business, into a separate publicly-traded company in the form of a tax-free distribution (the "Proposed Distribution"). It is expected that the Proposed Distribution will be completed by the end of the second calendar quarter of 2014.

        In connection with the Proposed Distribution, we expect to receive opinions of counsel to the effect that, among other things, the Proposed Distribution should be treated as a tax-deferred distribution under Section 355 of the Code. We do not intend to consummate the Proposed Distribution unless we receive those opinions of counsel. We have not sought, and will not receive, a private letter ruling from the IRS regarding the tax consequences of the Proposed Distribution. The opinions we receive will be based on our representations and certain assumptions. If the representations or assumptions are untrue or incomplete in any material respect, the Proposed Distribution may not be treated as a tax-deferred transaction. Moreover, the opinions we receive will be based on existing federal income tax law, which is subject to change, possibly on a retroactive basis, and will not be not binding on the IRS or any court. Accordingly, no assurance can be provided that the opinions we receive will not be successfully challenged by the IRS.

        If the Proposed Distribution does not qualify as a tax-deferred distribution for federal income tax purposes, we would recognize taxable gain equal to the excess of the fair market value of the NSAM common stock distributed over our adjusted tax basis in such stock. The gain from that taxable sale may cause us to fail to satisfy the 75% gross income test. Unless that failure qualifies for a statutory "REIT savings provision," we will fail to qualify as a REIT for the year in which the Proposed Distribution occurred and we would be prohibited from electing REIT status for the following four taxable years. See "—Failure to Satisfy the Gross Income Tests" below.

        Even if the Proposed Distribution otherwise qualifies as a tax-deferred distribution, it might be taxable to us under Section 355(e) of the Code if 50% or more of either the total voting power or the total fair market value of the our stock or the NSAM stock is acquired as part of a plan or series of related transactions that include the Proposed Distribution. We do not intend for NSAM to be acquired pursuant to such a plan or series of related transactions. If Section 355(e) of the Code applies as a result of such an acquisition, we would recognize a taxable gain as described above.

        Fee Income.    We receive various fees in connection with our operations. Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income and profits. Other fees, such as origination and servicing fees, fees for acting as a broker-dealer and fees for managing investments for third parties, are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

        Hedging Transactions.    From time to time, we and our subsidiaries enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items, and futures and forward contracts. Income and gain from "qualified hedging transactions" is excluded from gross income for purposes of the 95% gross income test, and, for hedging transactions entered into after July 30, 2008, the 75% gross income test. A "qualified hedging transaction" means either: (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; and (ii) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements in order to be treated as a qualified hedging transaction. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        COD Income.    From time to time, we and our subsidiaries recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years;

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either: (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies; (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year; or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of that safe harbor when disposing of assets. We cannot assure you, however, that we can comply with that safe harbor or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        We have acquired various properties as a result of foreclosure or when foreclosure was imminent and may make foreclosure property elections with respect to some or all of those properties.

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

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  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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  following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.

  Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables and money market funds;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  stock in other REITs;

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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  regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote or value test.

        Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

        For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or, in the case of the 5% asset test and 10% vote or value test, TRS debt or equity, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if: (i) the debt is not convertible, directly or indirectly, into equity; and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either: (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield; or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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  Any loan to an individual or an estate;

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  Any "section 467 rental agreement" other than an agreement with a related party tenant;

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  Any obligation to pay "rents from real property";

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  Certain securities issued by governmental entities;

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  Any security issued by a REIT;

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We believe that our holdings of securities and other assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in CDO transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See "—Gross Income Tests." Although our mezzanine loans typically do not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. We will continue to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests. We may invest in the stock of other entities that intend to qualify as REITs. We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which we own stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to our investment in such a disqualified REIT. Consequently, if a REIT in which we own stock fails to qualify as a REIT, we could fail one or more of the asset tests described above. To the extent we invest in other REITs, we intend to do so in a manner that will enable us to continue to satisfy the REIT asset tests.

        As discussed above under "—Gross Income Tests," we and our subsidiaries invest in distressed mortgage loans. In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases. We intend to continue to invest in distressed mortgage loans in a manner consistent with maintaining our qualification as a REIT.

        We intend to continue monitoring the status of our assets for purposes of the various asset tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If at the end of any calendar quarter we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if: (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million); and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our qualification as a REIT if we: (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure; (ii) file a description of each asset causing the failure with the IRS; and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if: (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration; or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        We believe that the Operating Partnership properly elected to defer, under Section 108(i) of the Code, the recognition of COD income generated from repurchasing its debt at a discount. If the IRS successfully challenges the Operating Partnership's ability to make that election, we may be treated as having failed to pay sufficient dividends to satisfy the 90% distribution requirement and/or avoid the corporate income tax and the 4% nondeductible excise tax. We may be required to correct any failure to meet the 90% distribution requirement by paying deficiency dividends (as further described below) to our stockholders and an interest charge to the IRS in a later year.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. See, for example, the discussion of excess inclusion income above under "—Taxable Mortgage Pools." Other potential sources of non-cash taxable income include gain recognized on the deemed exchange of distressed debt that has been modified, real estate and securities that have been financed through securitization structures, such as the CDO structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities that we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. Additionally, as noted above, the Operating Partnership elected to defer COD income under Section 108(i) of the Code. The Operating Partnership will be required to recognize such deferred COD income ratably over a five-taxable-year period beginning in 2014, which will increase the amount of our annual REIT distribution requirement in each of those years, without any corresponding increase in cash flow. In the event that such timing differences occur, it might be necessary to arrange borrowings or other means of raising capital to meet the distribution requirements. Additionally, we may, if possible, pay taxable dividends of our stock or debt to meet the distribution requirements.

        Pursuant to Revenue Procedure 2010-12, the IRS created a temporary safe harbor authorizing publicly-traded REITs to make elective cash/stock dividends. That safe harbor has expired. However, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/stock dividends. Those rulings may only be relied upon by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and stock in later years. We have previously made taxable distributions of Company Common Shares pursuant to Revenue Procedure 2010-12. We have no current intention to make a taxable dividend payable in our stock.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

  Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.

  Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to most stockholders taxed at individual rates would generally be taxable at capital gains tax rates. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

  Taxation of Taxable U.S. Stockholders

        As used herein, the term "U.S. stockholder" means a U.S. Holder of Company Common Shares.

        Taxation of U.S. Stockholders on Distributions on Company Common Shares.    As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to Company Common Shares dividends.

        Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for qualified dividend income. The maximum tax rate for qualified dividend income is 20%. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see "—Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher federal income tax rate applicable to ordinary income, which is a maximum rate of 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as domestic TRSs; and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our net taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold Company Common Shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which Company Common Shares become ex-dividend. In addition, dividends paid to certain individuals, trusts and estates whose income exceeds certain levels are subject to a 3.8% Medicare tax.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held Company Common Shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder's stock. Instead, such distribution will reduce the adjusted tax basis of such Company Common Shares. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted tax basis in its Company Common Shares, such stockholder will recognize long-term capital gain or short-term capital gain if the Company Common Shares have been held for one year or less, assuming the Company Common Shares are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of Company Common Shares will not be treated as passive activity income, and therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our stock, against such income. In addition, taxable distributions from us and gain from the disposition of Company Common Shares generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

        Taxation of U.S. Stockholders on the Disposition of Company Common Shares.    In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of Company Common Shares as long-term capital gain or loss if the U.S. stockholder has held Company Common Shares for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of Company Common Shares held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of Company Common Shares may be disallowed if the U.S. stockholder purchases other shares of Company Common Shares within 30 days before or after the disposition.

        Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. In addition, capital gains recognized by certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our U.S. stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

  Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in Company Common Shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. In addition, our dividends that are attributable to excess inclusion income, if any, will constitute UBTI in the hands of most tax-exempt stockholders. See "—Requirements for Qualification—Taxable Mortgage Pools." Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derives from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "—Requirements for Qualification"); and

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  either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

  Taxation of Non-U.S. Stockholders

        The rules governing U.S. federal income taxation of Non-U.S. Holders that own Company Common Shares, or non-U.S. stockholders, are complex. This section is only a summary of such rules. NRF urges non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of Company Common Shares, including any reporting requirements.

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See "—Requirements for Qualification—Taxable Mortgage Pools." If a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its Company Common Shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such Company Common Shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        If we are treated as a "United States real property holding corporation," as described below, we will be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

        For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the FIRPTA. A USRPI includes certain interests in real property and stock in "United States real property holding corporations," which are corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        Capital gain distributions to a non-U.S. stockholder that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as: (i) the Company Common Shares are "regularly traded" on an established securities market in the United States; and (ii) the non-U.S. stockholder did not own more than 5% of the Company Common Shares at any time during the one-year period prior to the distribution. As a result, non-U.S. stockholders owning 5% or less of the Company Common Shares generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If the Company Common Shares are not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of the Company Common Shares at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of Company Common Shares during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire Company Common Shares within 61 days of the first day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of Company Common Shares held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder's proportionate share of such tax paid by is exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

        A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of Company Common Shares as long as we: (i) are not a "United States real property holding corporation" during a specified testing period; or (ii) are a domestically controlled qualified investment entity. We believe that we currently are not a "United States real property holding corporation" but no assurance can be provided that we will not become a "United States real property holding corporation" in the future. In addition, we believe that we currently are a domestically controlled qualified investment entity, but because the Company Common Shares and our preferred stock are publicly traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity in the future. However, even if we were a "United States real property holding corporation" and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the Company Common Shares at all times during a specified testing period would not incur tax under FIRPTA if the Company Common Shares are "regularly traded" on an established securities market. Because we expect that the Company Common Shares will continue to be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA with respect to any such gain unless it owns, actually or constructively, more than 5% of the Company Common Shares. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. stockholder that is a corporation. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

  Information Reporting Requirements and Backup Withholding; Shares Held Offshore

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of Company Common Shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on Company Common Shares received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of Company Common Shares received after December 31, 2016 by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

  Tax Aspects of Our Investments in Our Operating Partnership and the Subsidiary Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire and that we intend to treat as partnerships for U.S. federal income tax purposes (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury regulations relating to entity classification or the check-the-box regulations; and

  •
  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the 90% passive income exception. Treasury regulations, or the PTP regulations, provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if: (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act; and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if: (i) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership; and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion. We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.

        If for any reason a Partnership in which we owned more than 10% of the equity were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See "—Requirements for Qualification—Gross Income Tests" and "—Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Requirements for Qualification—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay federal income tax at corporate rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

  Income Taxation of the Partnerships and their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Each Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in a tax-deferred transaction in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

        Basis in Partnership Interest.    Our adjusted tax basis in any Partnership generally is equal to:

  •
  the amount of cash and the basis of any other property contributed by us to the Partnership;

  •
  increased by our allocable share of the Partnership's income and our allocable share of indebtedness of the Partnership; and

  •
  and reduced, but not below zero, by our allocable share of the Partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the Partnership.

        If the allocation of our distributive share of the Partnership's loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the Partnership's distributions or any decrease in our share of the indebtedness of the Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to Partnerships.    The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. The Partnership's initial basis in contributed properties acquired in exchange for units of the Partnership should be the same as the transferor's basis in such properties on the date of acquisition. Although the law is not entirely clear, the Partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.

  Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. See "—Requirements for Qualification—Gross Income Tests." We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

  Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in Company Common Shares.

  State, Local and Foreign Taxes

        We and/or you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders against their U.S. federal income tax liability. You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Company Common Shares.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition of the New Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering the exchange of any Old Notes which constitute the assets of any Plan for New Notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of, or exchange for, New Notes by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of, or exchange for, the New Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the New Notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws. Participating holders of Old Notes have exclusive responsibility for ensuring that the exchange of any Old Notes which constitute the assets of any Plan for New Notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The offer to exchange Old Notes which constitute the assets of any Plan for New Notes is in no respect a representation by us or any of our affiliates or representatives that such an exchange meets all relevant legal requirements with respect to investments by any such Plans generally or any particular Plan, or that such exchange is appropriate for such Plans.

Other

        Any holder exchanging New Notes for Old Notes represents by its tender of Old Notes that it either (1) is not (A) a pension, profit-sharing or other employee benefit plan subject to ERISA or an individual retirement account, Keogh plan or any other plan subject to Section 4975 of the Code, (B) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is not subject to the requirements of ERISA or the Code but is subject to similar provisions under Similar Laws or (C) an entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity or (2) the exchange of Old Notes for New Notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or under any applicable Similar Laws.

 VALIDITY OF THE NEW NOTES AND COMPANY COMMON SHARES

        The validity of the New Notes offered in the Exchange Offer will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. U.S. federal income taxation matters will be passed upon for us by Hunton & Williams LLP, New York, New York. The validity of the Company Common Shares that may be received by the holders of the New Notes in lieu of cash on the Maturity Date and certain other matters of Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland, our Maryland counsel. The Dealer Manager has been represented by Hunton & Williams LLP, New York, New York, and Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Hunton & Williams LLP performs legal services for us on an ongoing basis, including with respect to certain tax matters.

 EXPERTS

        The consolidated financial statements, schedules, and management's assessment of the effectiveness of internal control over financial reporting of NorthStar Realty Finance Corp. included in our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet and schedules of NorthStar Realty Finance Limited Partnership as of December 31, 2013 and the related statements of operation, comprehensive income (loss), partners' capital and cash flows for the year then ended, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet and schedules of NRFC Sub-REIT Corp. as of December 31, 2013 and the related statements of operation, comprehensive income (loss), equity and cash flows for the year then ended, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Partners
NorthStar Realty Finance Limited Partnership

        We have audited the accompanying consolidated balance sheet of NorthStar Realty Finance Limited Partnership (a Delaware Limited Partnership) and subsidiaries (the "Company") as of December 31, 2013, and the related consolidated statement of operations, comprehensive income (loss), partners' capital, and cash flows for the year then ended. Our audit of the basic consolidated financial statements included the financial statement schedules listed in the index appearing under Item 15. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NorthStar Realty Finance Limited Partnership and subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ GRANT THORNTON LLP

New York, New York
February 28, 2014

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

(Dollars in Thousands)

Assets
Cash and cash equivalents	$633,643
Restricted cash	166,487
Operating real estate, net	2,369,505
Real estate debt investments, net (refer to Note 5)	1,031,078
Investments in private equity funds, at fair value (refer to Note 6)	586,018
Investments in and advances to unconsolidated ventures (refer to Note 7)	142,340
Real estate securities, available for sale	1,052,320
Receivables, net of allowance of $1,151	59,895
Receivables, related parties	25,262
Unbilled rent receivable, net of allowance of $307	15,006
Derivative assets, at fair value	3,469
Deferred costs and intangible assets, net	96,886
Assets of properties held for sale	30,063
Other assets	145,731

Total assets (1)	$6,357,703

Liabilities
Mortgage and other notes payable	$2,113,334
CDO bonds payable	384,183
Securitization bonds payable	82,340
Credit facilities	70,038
Exchangeable senior notes	490,973
Junior subordinated notes, at fair value	201,203
Accounts payable and accrued expenses	74,547
Escrow deposits payable	90,929
Derivative liabilities, at fair value	52,204
Liabilties of properties held for sale	28,962
Other liabilities	73,874

Total liabilities (2)	3,662,587

Non-controlling interests:
Redeemable partnership units, 9,217,518 long-term incentive units outstanding at redemption value	123,976
Capital
Preferred units, $736,640 aggregate liquidation preference	697,352
NorthStar Realty Finance Limited Partnership partners' capital (3,088,068 general partner common units and 305,718,760 limited partner common units outstanding)	1,846,791

Total NorthStar Realty Finance Limited Partnership partners' capital	2,544,143
Non-controlling interests in property partnerships	26,997

Total capital	2,571,140

Total liabilities and capital	$6,357,703

(1)	Assets of consolidated VIEs included in the total assets above:
	Restricted cash	$24,411
	Operating real estate, net	4,945
	Real estate debt investments, net	44,298
	Real estate securities, available for sale	644,015
	Receivables, net of allowance	4,476
	Other assets	269

	Total assets of consolidated VIEs	$722,414

(2)	Liabilities of consolidated VIEs included in the total liabilities above:
	CDO bonds payable	384,183
	Accounts payable and accrued expenses	2,686
	Escrow deposits payable	22
	Derivative liabilities, at fair value	52,204
	Other liabilities	2,971

	Total liabilities of consolidated VIEs	$442,066

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Net interest income
Interest income	$303,989
Interest expense on debt and securities	38,152

Net interest income on debt and securities	265,837
Other revenues
Rental and escalation income	235,492
Selling commissions and dealer manager fees, related parties	62,572
Asset management and other fees, related parties	27,301
Other revenue	5,420

Total other revenues	330,785
Expenses
Other interest expense	140,507
Real estate properties—operating expenses	73,668
Commission expense (refer to Note 10)	57,325
Other expenses	4,703
Transaction costs	12,464
Provision for (reversal of) loan losses, net	(8,786)
General and administrative
Salaries and equity-based compensation (1)	64,726
Other general and administrative	22,511

Total general and administrative	87,237
Depreciation and amortization	93,470

Total expenses	460,588

Income (loss) from operations	136,034
Equity in earnings (losses) of unconsolidated ventures	85,477
Other income (loss)	38
Unrealized gain (loss) on investments and other	(34,977)
Realized gain (loss) on investments and other	33,676
Gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	(299,802)

Income (loss) from continuing operations	(79,554)
Income (loss) from discontinued operations	(8,356)

Net income (loss)	(87,910)
Net (income) loss attributable to non-controlling interests	402
Preferred unit distributions	(55,516)

Net income (loss) attributable to NorthStar Realty Finance Limited Partnership common unitholders	$(143,024)

Earnings (loss) per unit:
Net income (loss) per unit from continuing operations	$(0.61)
Income (loss) per unit from discontinued operations	(0.04)

Net income (loss) per unit attributable to NorthStar Realty Finance Limited Partnership common unitholders, basic/diluted	$(0.65)

Weighted average number of common units outstanding basic/diluted	220,978,335

(1)
Includes $17.0 million of equity-based compensation expense.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Net income (loss)	$(87,910)
Other comprehensive income (loss):
Unrealized gain (loss) on real estate securities, available for sale	(557)
Reclassification of unrealized (gain) loss into realized gain (loss) on investments and other	(926)
Reclassification of swap (gain) loss into interest expense on debt and securities (refer to Note 15)	4,885
Reclassification of swap (gain) loss into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	15,246

Total other comprehensive income (loss)	18,648
Comprehensive income (loss)	(69,262)
Comprehensive (income) loss attributable to non-controlling interests	402

Comprehensive income (loss) attributable to NorthStar Realty Limited Partnership common unitholders	$(68,860)

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Total Partners' Capital
Balance as of December 31, 2012 (unaudited)	$1,277,323
Contributions	1,637,431
Distributions	(228,999)
Change in other comprehensive income	17,845
Net income (loss)	(81,933)
Conversion of redeemable partnership units	10,129
Adjustment to reflect redeemable partnership units at redemption value	(87,653)

Balance as of December 31, 2013	$2,544,143

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Cash flows from operating activities:
Net income (loss)	$(87,910)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses of private equity funds	(82,592)
Equity in (earnings) losses of unconsolidated ventures	(2,885)
Depreciation and amortization	94,840
Amortization of premium / accretion of discount on investments	(58,032)
Interest accretion on investments	(1,549)
Amortization of deferred financing costs	7,393
Amortization of equity-based compensation	16,961
Unrealized (gain) loss on investments and other	(17,757)
Realized (gain) loss on investments and other / other income	(33,714)
(Gain) loss on deconsolidation	299,802
Impairment from discontinued operations	8,613
Distributions from private equity funds	82,592
Distributions from unconsolidated ventures	4,744
Distributions from equity investments	7,028
Amortization of capitalized above / below market leases	(1,438)
Straight line rental income, net	(2,713)
Provision for (reversal of) loan losses, net	(8,786)
Allowance for uncollectable accounts	1,138
Other	151
Discounts received	7,815
Changes in assets and liabilities:
Restricted cash	(6,846)
Receivables	(10,912)
Other assets	(1,040)
Receivables, related parties	(11,946)
Accounts payable and accrued expenses	32,860
Other liabilities	4,857

Net cash provided by (used in) operating activities	240,674
Cash flows from investing activities:
Acquisitions of operating real estate, net	(1,624,959)
Improvements of operating real estate	(11,028)
Deferred costs and intangible assets	(769)
Net proceeds from sales of operating real estate	17,687
Originations of real estate debt investments, net	(744,209)
Acquisitions of real estate debt investments	(56,301)
Proceeds from sales of real estate debt investments	106,845
Repayments on real estate debt investments	274,029
Investments in and advances to private equity funds	(664,392)
Distributions from private equity funds	135,607
Investment in and advances to unconsolidated ventures	(109,218)
Distributions from unconsolidated ventures	11,782
Acquisitions of real estate securities, available for sale	(2,800)
Proceeds from sales of real estate securities, available for sale	223,992
Repayments on real estate securities, available for sale	187,622
Change in restricted cash	(30,736)
Other assets	1,695

Net cash provided by (used in) investing activities	(2,285,153)
Cash flows from financing activities:
Borrowings from mortgage notes	1,252,085
Repayments of mortgage notes	(21,272)
Proceeds from CDO bond reissuance	23,725
Repayments of CDO bonds	(655,575)
Repurchases of CDO bonds	(44,222)
Paydowns on securitization bonds payable	(15,794)
Repayments of secured term loan	(105)
Borrowings from credit facilities	147,748
Repayments of credit facilities	(138,798)
Proceeds from exchangeable senior notes	345,000
Repurchases and repayment of exchangeable senior notes	(36,710)
Payment of deferred financing costs	(28,280)
Purchase of derivative instruments	(9,563)
Change in restricted cash	134,504
Net proceeds from preferred unit issuance	193,334
Net proceeds from equity transactions	1,305,869
Distributions (common and preferred)	(228,999)
Distributions to non-controlling interests in property partnership	(7,460)
Contributions from non-controlling interests in property partnerships	19,774
Distributions to non-controlling interests in property partnerships	(1,404)

Net cash provided by (used in) financing activities	2,233,857
Net increase (decrease) in cash and cash equivalents	189,378
Cash and cash equivalents—beginning of period	444,265

Cash and cash equivalents—end of period	$633,643

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business and Organization

        NorthStar Realty Finance Limited Partnership (the "Company"), a Delaware limited partnership, is the entity through which NorthStar Realty Finance Corp. ("NRF"), an internally managed real estate investment trust ("REIT"), conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets. Partnership interests in the Company are classified as either common units of partnership interests including a general partner and limited partners ("Common Units"), long term incentive units ("LTIP Units") or preferred units ("Preferred Units"). NRF is the sole general partner of the Company and as of December 31, 2013 owned 100% of the general partner units and approximately 96.4% of the limited partnership Common Units ("Common Units") in the Company. The general partner and limited partners are collectively referred to as the Partners.

        Because the number of shares of NRF common stock outstanding at all times equals the number of Common Units that NRF owns, one share of NRF common stock is generally the economic equivalent of one Common Unit, and the quarterly distribution that may be paid to the holder of an Common Unit equals the quarterly dividend that may be paid to the holder of a share of NRF common stock. An LTIP Unit is generally the economic equivalent of a share of restricted common stock of NRF. LTIP Units, whether vested or not, will receive the same quarterly per unit distributions as Common Units, which equal per share dividends on NRF common stock. A holder of a LTIP Unit may present such LTIP Unit to the Company for redemption. Upon presentation of a LTIP Unit for redemption, the Company is obligated to redeem such LTIP Unit for cash equal to the value of a share of common stock of NRF ("Common Stock") at such time. In lieu of a cash redemption, NRF may elect to acquire such LTIP Unit for one share of Common Stock.

        The proceeds from NRF's public issuances of common and preferred stock are distributed to the Company in the form of Common and Preferred Units. At December 31, 2013, 3,088,068 general partner Common Units and 305,178,760 limited partner Common Units are outstanding. In addition, there were four series of Preferred Units outstanding (i.e., Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units). All Preferred Units are not convertible into or exchangeable for any common equity of the Company or NRF, have a per unit liquidation preference of $25.00 and are entitled to receive quarterly distributions (refer to Note 12).

        On December 10, 2013, NRF announced that its board of directors unanimously approved a plan to spin-off its asset management business into a separate publicly-traded company in the form of a tax-free distribution. In connection with the spin-off, NRF formed NorthStar Asset Management Group Inc. ("NSAM"). NRF will be externally managed by NSAM through a management contract with an initial term of 20 years. NSAM will also manage NRF's sponsored non-traded REITs: NorthStar Real Estate Income Trust, Inc. ("NorthStar Income"), NorthStar Healthcare Income, Inc. ("NorthStar Healthcare") and NorthStar Real Estate Income II, Inc. ("NorthStar Income II"), collectively the Sponsored Companies. In addition, NSAM will own NorthStar Realty Securities, LLC ("NorthStar Securities"), a captive broker-dealer platform and perform other asset management-related services. The entities that manage the Sponsored Companies will become subsidiaries of NSAM as part of the spin-off. The spin-off is expected to be completed in the second quarter of 2014.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Business and Organization (Continued)

        All references herein to the Company refer to NorthStar Realty Finance Limited Partnership and its consolidated subsidiaries collectively, unless the context otherwise requires.

2. Summary of Significant Accounting Policies

     Basis of Accounting

        The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

     Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. The Company consolidates variable interest entities ("VIE") where the Company is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.

Variable Interest Entities

        A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity.

        The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

        A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE's economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE's economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE's purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of the Company and the other interests. The Company reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        The Company evaluates its CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as its collateralized debt obligations ("CDOs") and its liabilities to subsidiary trusts issuing preferred securities ("junior subordinated notes"), to determine whether they are a VIE. The Company analyzes new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.

Voting Interest Entities

        A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company does not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.

        The Company performs ongoing reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Investments in and Advances to Unconsolidated Ventures

        The Company has non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.

        Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity's net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.

        The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The Company elected the fair value option for its investments (directly or indirectly in joint ventures) that own limited partnership interests in real estate private equity funds ("PE Investments") and certain components of the Company's investment in RXR Realty, LLC ("RXR Realty"). PE Investments are recorded as investments in private equity funds, at fair value on the consolidated balance sheet. The Company records the change in fair value for its share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statement of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).

        The Company may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment in the unconsolidated entity is insignificant. Under the

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2. Summary of Significant Accounting Policies (Continued)

cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

Non-controlling Interests

        A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are required to be presented as a separate component of equity or temporary equity on the consolidated balance sheet and presented separately as net income (loss) and other comprehensive income (loss) ("OCI") attributable to controlling and non-controlling interests. Allocations to non-controlling interests may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.

     Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

     Comprehensive Income (Loss)

        The Company reports consolidated comprehensive income (loss) in a separate statement following the consolidated statement of operations. Comprehensive income (loss) is defined as the change in equity resulting from net income (loss) and OCI. The components of OCI principally include: (i) unrealized gain (loss) on real estate securities available for sale for which the fair value option is not elected; and (ii) the reclassification of unrealized gain (loss) on derivative instruments that are or were deemed to be effective hedges.

     Cash and Cash Equivalents

        The Company considers all highly-liquid investments with a remaining maturity date of three months or less to be cash equivalents. Cash, including amounts restricted, may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.

     Restricted Cash

        Restricted cash consists of amounts related to operating real estate (escrows for taxes, insurance, capital expenditures, tenant security deposits, payments required under certain lease agreements), loan origination (escrow deposits) and the Company's CDO and securitization financing transactions. Restricted cash in CDO financing transactions represent proceeds from repayments and/or sales and since the CDO financing transactions are past their respective reinvestment period, the cash is being distributed in accordance with priority of cash flows set forth in the respective CDO's governing documents.

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2. Summary of Significant Accounting Policies (Continued)

     Fair Value Option

        The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, the Company may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.

     Operating Real Estate

        Operating real estate is carried at historical cost less accumulated depreciation. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the consolidated statement of operations. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.

        Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Building (fee interest)	30 to 40 years
Building improvements	Lesser of the useful life or remaining life of the building
Building (leasehold interest)	Lesser of 40 years or remaining term of the lease
Land improvements	10 to 30 years
Tenant improvements	Lesser of the useful life or remaining term of the lease

        The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. The Company evaluates whether real estate acquired in connection with a foreclosure, UCC/deed in lieu of foreclosure or a consentual modification of a loan (herein collectively referred to as taking title to collateral) ("REO") constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.

        Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheet. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded. In addition, the results of operations are reclassified to income (loss) from discontinued operations in the consolidated statement of operations.

        Minimum rental amounts due under leases are generally either subject to scheduled fixed increases or adjustments. The following table presents approximate future minimum rental

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

income under noncancelable operating leases to be received over the next five years and thereafter as of December 31, 2013 (dollars in thousands):

Years Ending December 31:
2014 (1)	$80,574
2015	78,507
2016	72,240
2017	58,729
2018	46,775
Thereafter	158,655

Total	$495,480

(1)
Excludes rental income from manufactured housing communities and multifamily properties that are subject to short-term leases.

     Real Estate Debt Investments

        CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value.

     Real Estate Securities

        The Company classifies its CRE securities investments as available for sale on the acquisition date, which are carried at fair value. The Company historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statement of operations.

        The Company may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gains (losses) from the change in fair value is recorded as a component of accumulated OCI in the consolidated statement of partners' capital, to the extent impairment losses are considered temporary.

     Deferred Costs

        Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to interest expense over the term of the financing using either the effective interest method or straight-line method depending on the type of financing. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated. Deferred lease costs consist of fees incurred to initiate and renew operating

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2. Summary of Significant Accounting Policies (Continued)

leases, which are amortized on a straight-line basis over the remaining lease term and is recorded to depreciation and amortization in the consolidated statement of operations.

     Identified Intangibles

        The Company records acquired identified intangibles, which includes intangible assets (value of the above-market leases, in-place leases and other intangibles) and intangible liabilities (value of below-market leases), based on estimated fair value. The value allocated to the above or below-market leases is amortized over the remaining lease term as a net adjustment to rental income. Other intangible assets are amortized into depreciation and amortization expense on a straight-line basis over the remaining lease term. Identified intangible assets are recorded in deferred costs and intangible assets and identified intangible liabilities are recorded in other liabilities on the consolidated balance sheet.

        The following table presents identified intangibles as of December 31, 2013 (dollars in thousands):

	Intangible Assets		Intangible Liabilities
	Above-market Leases	Other	Below-market Leases
Gross amount	$6,264	$93,037	$19,499
Accumulated amortization	(4,351)	(42,185)	(10,799)

Total	$1,913	$50,852	$8,700

        The Company recorded amortization of acquired above-market leases, net of acquired below-market leases, of $1.4 million, and amortization of other intangible assets of $15.4 million for the year ended December 31, 2013.

        Estimated annual amortization of intangible assets and liabilities is presented as follows (dollars in thousands):

	Above and Below Market Leases, Net (1)	Other Intangibles (1)
2014	$934	$11,799
2015	873	10,474
2016	855	9,307
2017	898	7,293
2018	571	5,388
Thereafter	2,656	6,591

Total	$6,787	$50,852

(1)
Identified intangibles will be amortized through periods ending December 2025.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

     Other Assets and Other Liabilities

        The following table presents other assets and other liabilities as of December 31, 2013 (dollars in thousands):

Other assets:
Manufactured homes	$69,217
Notes receivable	38,418
Investment-related reserves and deposits	11,127
Furniture, fixtures and equipment, net	6,977
Prepaid expenses	5,361
Timeshare	462
Other	14,169

Total	$145,731

Other liabilities:
PE Investment III deferred purchase price	$39,760
Unearned revenue	2,029
Security deposits	9,294
Below-market leases	8,700
Other	14,091

Total	$73,874

     Revenue Recognition

Operating Real Estate

        Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on the consolidated balance sheet. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by the Company on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.

Real Estate Debt Investments

        Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income in the consolidated statement of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Loans acquired at a discount with deteriorated credit quality are accreted to expected recovery, which takes into consideration the contractual cash flow of the loan, adjusted for the impact of any prepayments, and expected future cash flow the Company expects to receive. The Company continues to estimate the amount of recovery over the life of such loans. A subsequent change in expected future cash flow is recognized as an adjustment to the accretable yield prospectively over the remaining life of such loan.

Real Estate Securities

        Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.

Selling Commissions and Dealer Manager Fees

        Selling commissions and dealer manager fees represent income earned from selling equity in sponsored companies through NorthStar Securities, the Company's broker-dealer subsidiary, while such companies are raising capital for their respective public offerings. Selling commissions and dealer manager fees and commission expense are accrued on a trade date basis. The Company is currently raising capital for NorthStar Healthcare and NorthStar Income II. NorthStar Income, the Company's first sponsored company, successfully completed its $1.1 billion public offering on July 1, 2013.

Asset Management and Other Fees

        Asset management and other fees include fees earned from the management of Sponsored Companies and are recognized in the period during which the related services are performed and the amounts have been contractually earned.

     Credit Losses and Impairment on Investments

Operating Real Estate

        The Company's real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if the Company's estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the consolidated statement of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Allowances for doubtful accounts for tenant/operator receivables are established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenants/operators to make required rent and other payments contractually due. Additionally, the Company establishes, on a current basis, an allowance for future tenant/operator credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.

Real Estate Debt Investments

        Loans are considered impaired when based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.

        Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.

Investments in and Advances to Unconsolidated Ventures

        The Company reviews its investments in unconsolidated ventures for which the Company did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

recorded in provision for loss on equity investment in the consolidated statement of operations.

Real Estate Securities

        CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment ("OTTI") as any change in fair value is recorded in the consolidated statement of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.

        CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statement of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (i) the amount related to expected credit losses; and (ii) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in the consolidated statement of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in the consolidated statement of partners' capital. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above.

     Troubled Debt Restructuring

        CRE debt investments modified in a troubled debt restructuring ("TDR") are modifications granting a concession to a borrower experiencing financial difficulties where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. Management judgment is necessary to determine whether a loan modification is considered a TDR. Troubled debt that is fully satisfied via taking title to collateral, repossession or other transfers of assets is generally included in the definition of TDR. Loans acquired as a pool with deteriorated credit quality that have been modified are not considered a TDR.

     Derivatives

        Derivatives are used to manage exposure to interest rate risk. For derivatives that qualify as cash flow hedges, the effective portion of changes in fair value of derivatives designated as a hedge is recorded in accumulated OCI and is subsequently reclassified into income in the period that the hedged item affects income. Amounts reported in OCI relate to the hedge of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

the Company's floating-rate borrowings are reclassified to interest expense as interest payments are made on associated borrowings.

        The change in fair value for derivatives that do not qualify as a hedge for U.S. GAAP is recorded in earnings. When the Company elected the fair value option for certain of its borrowings, any derivatives designated as a qualifying hedge at the time no longer qualified for hedge accounting given that the underlying borrowing will be remeasured with changes in the fair value recorded in earnings. For such derivatives, the unrealized gain (loss) at that time will remain in accumulated OCI and will be reclassified into earnings over the life of the associated borrowing, with current changes in fair value recorded in earnings.

     Exchangeable Senior Notes

        The proceeds from exchangeable senior notes that may be settled in cash at the option of the issuer, including partial cash settlements, must be bifurcated between a liability component and an equity component associated with the embedded conversion option. The liability component is calculated based on the present value of the contractual cash flows discounted at a comparable market conventional borrowing rate at the date of issuance. The difference between the principal amount and the fair value of the liability component is reported as a discount on the exchangeable senior notes and is accreted as additional interest expense to the contractual maturity using the effective interest method. The equity component is calculated based on the difference between the proceeds received and the fair value of the liability component at the issuance date. The equity component is recorded in partner's capital, net of issuance costs, on the consolidated balance sheet. Issuance costs related to exchangeable senior notes is allocated between the liability and the equity components based on their relative values.

     Equity-Based Compensation

        The Company accounts for NRF's equity-based compensation awards using the fair value method, which requires an estimate of fair value of the award at the time of grant. Awards may be based on a variety of measures such as time, performance, market or a combination thereof. For service-based awards, the Company recognizes compensation expense over the vesting period on a straight-line basis. For awards with performance or market measures, the Company recognizes compensation expense over the requisite service period, using the accelerated attribution expense method. For performance-based measures, compensation expense, net of estimated forfeitures, is recorded based on the Company's estimate of the probable achievement of such measures. For market-based measures, the Company recognizes compensation expense based on the initial estimate of the fair value of the award using a binomial model.

        For awards with a combination of performance or market measures, the Company estimates the fair value as if it were two separate awards. First, the Company estimates the probability of achieving the performance measure. If it is not probable the performance condition will be met, the Company records the compensation expense based on the fair value of the market measure. This expense is recorded even if the market-based measure is never met. If the performance-based measure is subsequently estimated to be achieved, the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Company records compensation expense based upon the performance-based measure. The Company would then record a cumulative catch-up adjustment for any additional compensation expense.

     Foreign Currency Remeasurement

        Assets and liabilities denominated in non-U.S. currencies are remeasured at rates of exchange prevailing on the reporting date and revenues and expenses are remeasured at average rates of exchange for the period. The Company's functional currency of its euro-dominated investment is the U.S. dollar, therefore, any gains or losses from the remeasurement of foreign currency to U.S. dollars are included in the consolidated statement of operations.

     Earnings Per Unit

        The Company's basic earnings per unit ("EPU") is calculated by dividing net income (loss) attributable to common unitholders by the weighted average number of common units outstanding. For purposes of calculating EPU, the Company considers all unvested restricted stock units granted by NRF which participate in the Company's distributions to be outstanding. Diluted EPU reflects the potential dilution that could occur if outstanding warrants or other contracts to issue common units were exercised or converted to common units where such exercise or conversion would result in a lower EPU.

     Income Taxes

        No provision has been made in the accompanying consolidated financial statement for federal, state or local taxes. Each Partner will be allocated his or her share of taxable income. All Partners are individually responsible for reporting their share of partnership income or loss.

        The Company maintains various taxable REIT subsidiaries ("TRSs") which may be subject to U.S. federal, state and local income taxes and foreign taxes. In general, a TRS of the Company may perform non-customary services for tenants of the Company, hold assets that the Company cannot hold directly and may engage in any real estate or non-real-estate-related business. A TRS is subject to regular corporate income tax. The Company has established several TRSs in jurisdictions for which no taxes are assessed on corporate earnings. However, the Company must include in earnings the income from these TRSs even if it has received no cash distributions. Current and deferred taxes are provided on the portion of earnings (losses) recognized by the Company with respect to its interest in domestic TRSs. Deferred income tax assets and liabilities are calculated based on temporary differences between the Company's U.S. GAAP consolidated financial statements and the federal and state income tax basis of assets and liabilities as of the consolidated balance sheet date. The Company evaluates the realizability of its deferred tax assets (e.g., net operating loss and capital loss carryforwards) and recognizes a valuation allowance if, based on the available evidence, it is more likely than not that some portion or all of its deferred tax assets will not be realized. When evaluating the realizability of its deferred tax assets, the Company considers estimates of expected future taxable income, existing and projected book/tax

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

differences, tax planning strategies available and the general and industry specific economic outlook. This realizability analysis is inherently subjective, as it requires the Company to forecast its business and general economic environment in future periods. Changes in estimate of deferred tax asset realizability, if any, are included in tax expense in the consolidated statement of operations. One of the Company's TRSs had net operating losses of $20.6 million which can generally be used to offset future operating income for up to 20 years. As of December 31, 2013, the Company has a deferred tax asset of $8.0 million, principally as a result of net operating losses. The Company had concluded that it is more likely than not that the net operating losses will not be used during the carryforward period, and as such, the Company has established a valuation allowance against the deferred tax asset.

        From time to time, the Company's TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to the Company's various lines of business. Certain entities may be consolidated in the Company's financial statements. In consolidation, these fees are eliminated when the entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

        Certain TRS entities are domiciled in non-U.S. jurisdictions and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally are included in the Company's taxable income on a current basis, whether or not distributed. Upon distribution of any previously included income, no incremental U.S. federal, state or local income taxes would be payable by the Company.

        The TRS entities may be subject to tax laws that are complex and potentially subject to different interpretations by the taxpayer and the relevant governmental taxing authorities. In establishing a provision for income tax expense, the Company must make judgments and interpretations about the application of these inherently complex tax laws. Actual income taxes paid may vary from estimates depending upon changes in income tax laws, actual results of operations and the final audit of tax returns by taxing authorities. Tax assessments may arise several years after tax returns have been filed. The Company reviews the tax balances of its TRS entities quarterly and as new information becomes available, the balances are adjusted as appropriate.

        The Company has assessed its tax positions for all open tax years, which includes 2010 to 2013 and concluded there were no material uncertainties to be recognized. The Company's accounting policy with respect to interest and penalties is to classify these amounts as interest expense. The Company has not recognized any such amounts related to uncertain tax positions for the year ended December 31, 2013.

     Recent Accounting Pronouncements

        In December 2011, the Financial Accounting Standards Board ("FASB") issued an accounting update that concluded when a parent ceases to have a controlling financial interest in a subsidiary that is in substance real estate as a result of default on the subsidiary's non-recourse borrowing, the reporting entity must apply sales accounting to the real estate to

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

determine whether it should derecognize the in substance real estate. The reporting entity is precluded from derecognizing the real estate until legal ownership has been transferred to the lender to satisfy the borrowing. The requirements of the accounting update were effective for the Company in the first quarter 2013 and are applied on a prospective basis. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.

        In February 2013, the FASB issued an accounting update to present the reclassification adjustments to OCI by component on the face of the statement of operations or in the notes to the consolidated financial statements. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety into earnings, an entity is required to cross-reference to other disclosures required under U.S. GAAP to provide additional detail about those amounts. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.

3. Variable Interest Entities

        As of December 31, 2013, the Company has identified the following consolidated and unconsolidated VIEs.

     CDO Financing Transactions

        The Company sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. The Company acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO ("CSE CDO") and the CapLease 2005-1 CDO ("CapLease CDO"). In the case of the CSE CDO, the Company was delegated the collateral management and special servicing rights, and for the CapLease CDO, the Company acquired the collateral management rights. These CDOs are collectively referred to as the N-Star CDOs and their assets are referred to as legacy investments. All N-Star CDOs are considered VIEs. At the time of issuance of the sponsored CDOs, the Company retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, the Company repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds.

        The collateral for the CRE debt CDO financing transactions primarily includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant loans and other loans. The collateral for the CDO financing transactions primarily collateralized by CRE securities includes commercial mortgage-backed securities ("CMBS"), unsecured REIT debt and CDO notes backed primarily by CRE securities and debt. Assets of each of the VIEs may only be used to settle obligations of the respective VIE. Creditors of each of the VIEs have no recourse to the general credit of the Company.

Consolidated N-Star CDOs

        As of December 31, 2013, the Company serves as collateral manager and/or special servicer for N-Star CDOs I, III, V and IX which are primarily collateralized by CRE securities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Variable Interest Entities (Continued)

The Company consolidates these entities as the Company has the power to direct the activities that most significantly impact the economic performance of these CDOs and therefore continues to be the primary beneficiary.

        The Company is not contractually required to provide financial support to any of these consolidated VIEs, however, the Company, in its capacity as collateral manager/collateral manager delegate and/or special servicer, may in its sole discretion provide support such as protective and other advances it deems appropriate. The Company did not provide any other financial support to any of its consolidated VIEs for the year ended December 31, 2013.

Unconsolidated N-Star CDOs

        The Company delegated the collateral management rights for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013 to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees. The Company continues to receive fees as named collateral manager or collateral manager delegate and retained administrative responsibilities. The Company evaluated the reconsideration event and determined that these CDOs were still VIEs as the equity investors do not have the characteristics of a controlling financial interest. The Company evaluated the fees paid to the third-party collateral manager and concluded that the third party was acting as a principal. The Company no longer has the power to direct the activities that most significantly impact the economic performance of these CDOs, which includes but is not limited to selling collateral, and therefore is no longer the primary beneficiary of such CDOs. As a result, the Company deconsolidated the assets and liabilities for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013.

        In July 2013, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO VII due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO VII, and as a result, in the third quarter 2013, the Company deconsolidated the assets and liabilities of this CDO. Similar events of default in the future, if they occur, could cause the Company to deconsolidate additional CDO financing transactions. In the fourth quarter 2013, N-Star CDO VII was liquidated.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Variable Interest Entities (Continued)

        The deconsolidation of the N-Star CDOs resulted in a non-cash loss on deconsolidation recorded in the consolidated statement of operations for the year ended December 31, 2013 summarized as follows (dollars in thousands):

Assets of deconsolidated N-Star CDOs	$(2,198,761)
Liabilities of deconsolidated N-Star CDOs	1,770,907

Subtotal of net assets deconsolidated	(427,854)
N-Star CDO bonds (1)	191,449
N-Star CDO equity (1)	159,437
Other (2)	(166,739)

Subtotal	184,147

Reclassification of unrealized gain (loss) to gain (loss) from deconsolidation	(40,849)
Reclassification from OCI of swap gain (loss) into gain (loss) from deconsolidation	(15,246)

Total gain (loss) on deconsolidation of N-Star CDOs	$(299,802)

(1)
The fair value of N-Star CDO bonds and equity interests are recorded as CRE securities on the consolidated balance sheet (refer to Note 8).

(2)
Primarily represents the fair value of CRE debt investments, two notes payable and CDO bonds payable that were previously eliminated in consolidation.

     Other Unconsolidated VIEs

        Based on management's analysis, the Company is not the primary beneficiary of the VIEs summarized below and as such, these VIEs are not consolidated into the Company's financial statements as of December 31, 2013. These unconsolidated VIEs are summarized as follows:

Real Estate Debt Investments

        The Company identified one CRE debt investment with a carrying value of $1.9 million as a variable interest in a VIE. The Company determined that it is not the primary beneficiary of this VIE, and as such, the VIE is not consolidated in the Company's financial statements. For all other CRE debt investments, the Company determined that these investments are not VIEs and, as such, the Company continues to account for all CRE debt investments as loans.

Real Estate Securities

        The Company identified six CRE securities with an aggregate fair value of $34.9 million as variable interests in VIEs. In connection with certain CMBS investments, the Company became the controlling class and/or was named directing certificate holder of a securitization it did not sponsor. For two of these securitizations, the Company was appointed as special servicer. The Company determined each securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest in any of these securitizations and, therefore, is not the primary beneficiary.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Variable Interest Entities (Continued)

        In February 2013, NorthStar Income, acquired a "B-piece" in a new $1.2 billion securitization. An affiliate of the Company was appointed as special servicer for the securitization. The Company determined such securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest and, therefore, is not the primary beneficiary.

NorthStar Realty Finance Trusts

        The Company owns all of the common stock of NorthStar Realty Finance Trusts I through VIII (collectively, the "Trusts"). The Trusts were formed to issue trust preferred securities. The Company determined that the holders of the trust preferred securities were the primary beneficiaries of the Trusts. As a result, the Company did not consolidate the Trusts and has accounted for the investment in the common stock of the Trusts under the equity method. As of December 31, 2013, the Company's carrying value and maximum exposure to loss related to its investment in the Trusts is $3.7 million.

Summary of Unconsolidated VIEs

        The following table presents the classification, carrying value and maximum exposure of unconsolidated VIEs as of December 31, 2013 (dollars in thousands):

	Junior Subordinated Notes, at Fair Value	Real Estate Debt Investments, Net	Real Estate Securities, Available for Sale	Total	Maximum Exposure to Loss (1)
Real estate debt investments, net	$—	$1,886	$—	$1,886	$1,886
Real estate securities, available for sale:
N-Star CDO bonds	—	—	205,287	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274	158,274
CMBS	—	—	34,859	34,859	34,859

Subtotal real estate securities, available for sale	—	—	398,420	398,420	398,420

Total assets	—	1,886	398,420	400,306	400,306
Junior subordinated notes, at fair value	201,203	—	—	201,203	NA

Total liabilities	201,203	—	—	201,203	NA

Net	$(201,203)	$1,886	$398,420	$199,103	NA

(1)
The Company's maximum exposure to loss as of December 31, 2013 would not exceed the carrying value of its investment.

        The Company did not provide financial support to any of its unconsolidated VIEs during the year ended December 31, 2013. As of December 31, 2013, there were no explicit arrangements or implicit variable interests that could require the Company to provide financial support to any of its unconsolidated VIEs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate

        The following table presents operating real estate, net as of December 31, 2013 (dollars in thousands):

Land	$461,133
Land improvements	1,003,069
Buildings and improvements	1,036,752
Tenant improvements	31,811
Leasehold interests	12,322
Furniture and fixtures	15,415

Subtotal (1)	2,560,502
Less: Accumulated depreciation	(190,997)

Operating real estate, net (2)	$2,369,505

(1)
Includes $4.9 million of REO.

(2)
Operating real estate was subject to $2.1 billion of mortgage notes payable.

        For the year ended December 31, 2013, depreciation expense was $76.1 million.

     Operating Real Estate Acquisitions

        The following summarizes significant acquisitions of operating real estate for the year ended December 31, 2013. The Company consolidates each of these properties based on its majority voting interest in the respective property owning entity, as applicable.

     Manufactured Housing Communities Portfolios

        In April 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 71 communities containing approximately 17,000 pad rental sites located throughout five states (primarily in Florida and Salt Lake City, Utah) ("MH Portfolio 2") for an aggregate purchase price of $865.3 million, including all escrows and reserves and $2.2 million of transaction costs. MH Portfolio 2 was financed with eight separate ten-year, non-recourse mortgages in the aggregate amount of $640.0 million at a weighted average fixed interest rate of 4.02% and maturing in 2023 ("MH 2 Senior Mortgage"). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company's initial portfolio of manufactured housing communities ("MH Portfolio 1"). The Company contributed $214.9 million of equity for an approximate 98% interest in MH Portfolio 2. For the year ended December 31, 2013, the Company recorded $64.6 million of revenue and $13.7 million of net loss associated with MH Portfolio 2, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

        The following table presents the final allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 2 (dollars in thousands):

Assets:
Land	$151,294
Land improvements	593,941
Buildings	11,271
Acquired in-place leases	18,375
Other assets acquired	88,194

Total assets acquired	$863,075

Liabilities:
Mortgage notes payable	$639,999
Other liabilities	3,203

Total liabilities	643,202
Total NorthStar Realty Finance Limited Partnership partners' capital	214,873
Non-controlling interests in property partnerships	5,000

Total capital	219,873

Total liabilities and capital	$863,075

        The following table presents unaudited consolidated pro forma results of operations based on the Company's historical financial statements and adjusted for the acquisition of MH Portfolio 2 and related borrowings as if it occurred on January 1, 2013. The unaudited pro forma amounts for the year ended December 31, 2013 were prepared for comparative purposes only and are not indicative of what actual consolidated results of operations of the Company would have been, nor are they indicative of the consolidated results of operations in the future, and exclude transaction costs (dollars in thousands, except per share data):

Pro forma total revenues	$658,757
Pro forma net income (loss) attributable to NorthStar Realty Finance Limited Partnership common unitholders	$(145,639)
Pro forma EPU—Basic/Diluted	$(0.66)

        In December 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 12 communities containing approximately 4,600 pad rental sites located throughout three states ("MH Portfolio 3") for an aggregate purchase price of $344.7 million, including all costs, escrows and reserves. MH Portfolio 3 was financed with three separate ten-year, non-recourse mortgages in the aggregate amount of $248.0 million at a weighted average fixed interest rate of 4.92% and maturing in 2024 ("MH 3 Senior Mortgage"). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company's other portfolios of manufactured housing communities MH Portfolio 1 and MH Portfolio 2. The Company contributed $89.0 million of capital for an approximate 92% interest in MH Portfolio 3.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

        The following table presents the initial allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 3 (dollars in thousands):

Assets:
Land	$43,831
Land improvements	242,259
Buildings	6,375
Acquired in-place leases	7,122
Other assets acquired (1)	45,123

Total assets acquired	$344,710

Liabilities:
Mortgage notes payable	$248,000

Total liabilities	248,000
Total NorthStar Realty Finance Limited Partnership partners' capital	88,973
Non-controlling interests in property partnerships	7,737

Total capital	96,710

Total liabilities and capital	$344,710

(1)
Includes $29.1 million of notes receivable and $12.2 million of manufactured homes recorded in other assets on the consolidated balance sheet.

     Multifamily Investments

        In March 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 972 units, located in Tennessee ("Multifamily Property 1"), for $49.2 million. Multifamily Property 1 was financed with a non-recourse mortgage of $39.6 million at a fixed interest rate of 3.996% and maturing in 2023 ("MF 1 Senior Mortgage"). The Company contributed $12.9 million of capital for a 90% interest in Multifamily Property 1.

        In the second quarter 2013, the Company, through a joint venture with a private investor, acquired eight multifamily properties with 2,418 units, located in Georgia, Florida and Tennessee ("Multifamily Properties 2"), for $202.1 million. Multifamily Properties 2 was financed with seven separate non-recourse mortgages in the aggregate amount of $158.4 million at a weighted average fixed interest rate of 4.03% and maturing in 2023 ("MF 2 Senior Mortgages"). The Company contributed $55.3 million of capital for a 95% interest in Multifamily Properties 2.

        In June 2013, the Company, through a joint venture with a private investor, acquired two multifamily properties with 626 units, located in Arizona ("Multifamily Properties 3"), for $61.5 million. Multifamily Properties 3 was financed with two separate non-recourse mortgages of $46.5 million at a weighted average fixed interest rate of 4.28% and maturing in 2023 ("MF 3 Senior Mortgages"). The Company contributed $15.0 million of capital for an 85% interest in Multifamily Properties 3.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

     Healthcare Investments

        In June 2013, the Company acquired 11 assisted living facilities located in Minnesota for $51.0 million. The Company contributed $14.6 million of equity and financed the portfolio with a non-recourse mortgage of $38.2 million at an interest rate of LIBOR plus 3.00% and maturing in 2016 with two one-year extension options.

        In June 2013, the Company acquired a memory care facility located in Connecticut for $10.5 million. The Company contributed $3.0 million of equity and financed the property with a non-recourse mortgage of $7.9 million at an interest rate of LIBOR plus 2.75% and maturing in 2018. In the fourth quarter 2013, the Company sold this asset to NorthStar Healthcare at cost. Refer to Note 10 for further disclosure.

     REO

        The Company acquired one retail property, located in Wisconsin, in connection with taking title to a CRE debt investment, for the year ended December 31, 2013. The property had an original loan balance of $12.5 million and an initial REO value of $6.9 million and is reported on the Company's consolidated balance sheet as of December 31, 2013.

        The following table presents a rollforward of REO in operating real estate for the year ended December 31, 2013 (dollars in thousands):

December 31, 2012 (unaudited)	$344,056
Additions (1)	201,110
Deconsolidation of N-Star CDOs	(533,016)
Capital expenditures	2,692
Depreciation	(9,897)

December 31, 2013	$4,945

(1)
Represents REO for which the Company took title to for the year ended December 31, 2013, of which one REO with a carrying value of $4.9 million remains as of December 31, 2013 subsequent to the deconsolidation of certain N-Star CDOs (refer to Note 3).

     Real Estate Sales

        For the year ended December 31, 2013, the Company did not have any operating real estate sales, other than the sale of properties at cost to NorthStar Healthcare (refer to Note 10).

        In May 2011, the Company took title to a timeshare property which is classified in other assets on the consolidated balance sheet. For the year ended December 31, 2013, the Company sold 29 timeshare units for total sales proceeds of $17.5 million, including seller financing of $0.6 million, resulting in a net realized gain of $12.2 million.

        In connection with the acquisition of manufactured housing portfolios, the Company acquired manufactured homes which are classified in other assets on the consolidated balance sheet. For the year ended December 31, 2013, the Company sold 436 manufactured

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

homes for total sales proceeds of $7.2 million, including seller financing of $4.7 million, resulting in a net realized loss of $1.2 million.

     Discontinued Operations

        Discontinued operations relates to five healthcare properties held for sale as of December 31, 2013. The following table presents income (loss) from discontinued operations related to such properties for the year ended December 31, 2013 (dollars in thousands):

Revenue
Rental and escalation income	$3,736
Other revenue	92

Total revenue	3,828

Expenses
Other interest expense	1,893
Real estate properties—operating expenses	34
Other expenses	195
Impairment on operating real estate (1)	8,613
Other general and administrative	79
Depreciation and amortization	1,370

Total expenses	12,184

Income (loss) from discontinued operations	$(8,356)

(1)
Relates primarily to a healthcare property where the Company is in negotiations with the existing lender to appoint a receiver on the property and to return the property to such lender.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments

        The following table presents CRE debt investments as of December 31, 2013, excluding CRE debt underlying deconsolidated CDOs (dollars in thousands):

					Weighted Average (6)
								Floating Rate as % of Principal Amount (6)
	Number	Principal Amount(1)	Carrying Value (4)	Allocation by Investment Type (5)	Fixed Rate	Spread Over LIBOR (7)	Yield (8)
Asset Type:
First mortgage loans	15	$441,750	$407,202	40.7%	10.98%	6.59%	9.90%	90.2%
Mezzanine loans	6	109,215	107,116	10.1%	13.96%	12.09%	12.97%	74.2%
Subordinate interests (2)	8	246,652	253,113	22.7%	12.41%	12.33%	12.77%	33.3%
Term loans	4	230,343	219,349	21.1%	12.45%	—	12.96%	—

Subtotal/Weighted average (3)	33	1,027,960	986,780	94.6%	12.36%	8.04%	11.58%	53.8%

CRE debt in N-Star CDOs
First mortgage loans	2	34,418	21,431	3.2%	—%	2.22%	3.68%	100.0%
Mezzanine loans	1	11,000	10,965	1.0%	8.00%	—%	8.33%	—%
Subordinate interests	1	7,773	7,773	0.8%	—%	6.75%	6.92%	100.0%
Term loans	7	4,129	4,129	0.4%	6.95%	—	6.95%	—

Subtotal/Weighted average	11	57,320	44,298	5.4%	7.71%	3.05%	5.70%	73.6%

Total	44	$1,085,280	$1,031,078	100.0%	12.21%	7.68%	11.31%	54.9%

(1)
Term loans includes one revolver of $25 million, of which $3.5 million is outstanding as of December 31, 2013.

(2)
Includes $100 million preferred equity investment for which the Company elected the fair value option. As of December 31, 2013, carrying value represents fair value with respect to this investment.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $133.4 million for Securitization 2012-1 and $109.1 million for credit facilities. The remainder is unleveraged. Assuming that all loans that have future fundings meet the terms to qualify for such funding, the Company's cash requirement on future fundings would be $8.1 million.

(4)
There are no loans on non-accrual status. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Accrual includes $5.1 million carrying value of loans where the Company does not recognize interest income on the accrual rate but did recognize interest income based on the current rate.

(5)
Based on principal amount.

(6)
Excludes three CRE debt investments with an aggregate principal amount of $37 million that were originated prior to 2008.

(7)
$426.1 million principal amount has a weighted average LIBOR floor of 0.99%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate.

(8)
Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2013, and for CRE debt with a LIBOR floor, using such floor.

Milford

        In April 2013, the Company, together with NorthStar Income, originated a $255.0 million loan secured by a leasehold mortgage in the recently renovated, 1,331 room Milford Plaza Hotel ("Milford") located in the epicenter of Times Square, New York City. In addition, the investment includes an aggregate 35.0% interest in the Milford hotel and retail component of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

the hotel. Refer to Note 7 for further disclosure. Initially, the Company funded $165.7 million of the investment and NorthStar Income funded the remaining $89.3 million.

        In the third quarter 2013, the senior portion of the Milford loan was structured into a senior loan and a subordinate interest of $57.1 million and $46.9 million, respectively, to facilitate the financing of the senior loan into a securitization issued by the Company's sponsored non-traded REIT, NorthStar Income ("Securitization 2013-1"). The remainder of the Milford loan was retained by the Company, and is held unleveraged in a general partnership ("Milford Loan JV"). Both the Company and the sponsor are the general partners. The Company is the designated partner. The Milford Loan JV is considered a voting interest entity and is not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The Company and NorthStar Income each control their proportionate interest in the Milford Loan JV. Accordingly, the Company records its respective CRE debt investment on its consolidated balance sheet.

        The transfer of the senior loan obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred asset.

RXR Investment

        In December 2013, the Company entered into a strategic transaction with RXR Realty, a real estate operating and investment management company focused on the New York Tri-State area. The investment in RXR Realty ("RXR Investment") includes $150.0 million corporate debt, $100.0 million preferred equity for which the fair value option was elected, $25.0 million revolver, of which $3.5 million has been drawn on as of December 31, 2013, and an approximate 30% equity interest ("RXR Equity Interest"). Refer to Note 7 for further disclosure.

        For the year ended 2013, the Company originated 15 loans and acquired three loans with an aggregate principal amount of $472.8 million, excluding the loans originated in connection with the RXR Investment described above.

        For the year ended December 31, 2013, the Company sold two loans at cost (refer to Note 10).

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

        The following table presents maturities of CRE debt investments based on principal amount as of December 31, 2013 (dollars in thousands):

	Initial Maturity	Maturity Including Extensions (1)
Years Ending December 31:
2014	$246,000	$174,549
2015	205,931	41,452
2016	158,158	128,623
2017	72,158	190,874
2018	3,245	149,994
Thereafter	399,788	399,788

Total	$1,085,280	$1,085,280

(1)
Assumes that all debt with extension options will qualify for extension at such maturity according to the conditions stipulated in the governing documents.

        As of December 31, 2013, the weighted average maturity, including extensions, of CRE debt investments is 4.9 years.

        Actual maturities may differ from contractual maturities as certain borrowers may have the right to prepay with or without prepayment penalty. The Company may also extend contractual maturities in connection with loan modifications.

        The principal amount of CRE debt investments differs from the carrying value due to unamortized origination fees and costs, unamortized premium and discount and loan loss reserves being recorded as part of the carrying value of the investment. As of December 31, 2013, the Company had $22.5 million of net unamortized discount and $7.3 million of net unamortized origination fees and costs.

        The Company did not have any non-performing loans as of December 31, 2013.

     Provision for Loan Losses

        The following table presents activity in loan loss reserves on CRE debt investments for the year ended December 31, 2013 (dollars in thousands):

December 31, 2012 (unaudited)	$156,699
Provision for (reversal of) loan losses, net (1) (2)	(8,786)
Transfers to REO	(5,623)
Write-offs / payoffs	(20,210	) (3)
Deconsolidation of N-Star CDOs (4)	(119,200)

December 31, 2013	$2,880

(1)
Relates to four loans.

(2)
Includes $15.1 million of reversals of previously recorded provisions for loan losses.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

(3)
Represents a write-off of a previously recorded loan loss reserve upon payoff of a loan.

(4)
Refer to Note 3 for further disclosure.

     Credit Quality Monitoring

        CRE debt investments are typically loans secured by direct senior priority liens on real estate properties or by interests in entities that directly own real estate properties, which serve as the primary source of cash for the payment of principal and interest. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company's expectations as to the ultimate recovery of principal at maturity.

        The Company categorizes a debt investment for which it expects to receive full payment of contractual principal and interest payments as a "loan with no loan loss reserve." The Company categorizes a debt investment as a non-performing loan ("NPL") if it is in maturity default and/or past due at least 90 days on its contractual debt service payments. The Company considers the remaining debt investments to be of weaker credit quality and categorizes such loans as "other loans with a loan loss reserve/non-accrual status." These loans are not considered NPLs because such loans are performing in accordance with contractual terms but the loans have a loan loss reserve and/or are on non-accrual status. Even if a borrower is currently paying contractual debt service or debt service is not due in accordance with its contractual terms, the Company may still determine that the borrower may not be able to perform under its contractual terms in the future and make full payment upon maturity. The Company's definition of an NPL may differ from that of other companies that track NPLs.

        The following table presents the carrying value of CRE debt investments, by credit quality indicator, as of December 31, 2013 (dollars in thousands):

Credit Quality Indicator:
Loans with no loan loss reserve:
First mortgage loans	$426,850
Mezzanine loans	116,196
Subordinate interests	260,886
Term loans	223,478

Subtotal	1,027,410
Other loans with a loan loss reserve/non-accrual status:
First mortgage loans	1,783
Mezzanine loans	1,885

Subtotal	3,668

Total	$1,031,078

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

     Impaired Loans

        The Company considers impaired loans to generally include NPLs, loans with a loan loss reserve, loans on non-accrual status (excluding loans acquired with deteriorated credit quality) and TDRs. The following table presents impaired loans as of December 31, 2013 (dollars in thousands):

	Number	Principal Amount (1)	Carrying Value (1)	Loan Loss Reserve
Class of Debt:
First mortgage loans	1	$2,782	$1,783	$1,000
Mezzanine loans	1	3,765	1,885	1,880

Total	2	$6,547	$3,668	$2,880

(1)
Principal amount differs from carrying value due to unamortized origination fees and costs, unamortized premium or discount and loan loss reserves included in the carrying value of the investment.

        The following table presents average carrying value of impaired loans by type and the income recorded on such loans subsequent to their being deemed impaired for the year ended December 31, 2013 (dollars in thousands):

	Number (1)	Average Carrying Value (1)	Year Ended Income
Class of Debt:
First mortgage loans	5	$67,531	$1,050
Mezzanine loans	7	100,109	416
Subordinate interests	1	—	3
Term loans	—	19,530	—

Total/weighted average	13	$187,170	$1,469

(1)
Includes impaired loans outstanding during the period which were deconsolidated in 2013 on September 30, 2013 and December 31, 2013. Refer to Note 3 for further disclosure.

        As of December 31, 2013, the Company did not have any loans past due greater than 90 days. This amount excludes non-accrual loans disclosed in the tables above.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

     Troubled Debt Restructurings

        The following table presents CRE debt investments that were modified and considered a TDR for the year ended December 31, 2013 (dollars in thousands):

	Number		Carrying Value	Original WA Interest Rate	Modified WA Interest Rate
Class of Debt:
Mezzanine loans	1	(1)	50,905	10.85%	0.00%

Total/weighted average	1		$50,905	10.85%	0.00%

(1)
Considered a TDR in the first quarter 2013 and was subsequently modified in the second quarter 2013. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, no longer records this loan on its consolidated balance sheet. Refer to Note 3 for further disclosure.

        All loans modified in a TDR generally provided interest rate concessions and/or deferral of interest or principal repayments. Any loan modification is intended to maximize the collection of the principal and interest related to such loan. There were no write-downs related to the CRE debt investments that were modified and considered a TDR for the period presented.

6. Investments in Private Equity Funds

        The following is a description of investments in private equity funds, that own PE investments either through unconsolidated ventures ("PE Investment I") and ("PE Investment II") or directly ("PE Investment III"), which are recorded as investments in private equity funds at fair value on the consolidated balance sheet. The Company elected the fair value option for PE Investments. As a result, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected future cash flow from one period to another. All PE Investments are considered voting interest entities. PE Investment I and II are not consolidated by the Company due to the substantive participating rights of the partners in joint ventures that own the interests in the real estate private equity funds. PE Investment III is not consolidated as the Company does not own a majority voting interest.

PE Investment I

        In February 2013, the Company completed the initial closing ("PE I Initial Closing") of PE Investment I which owns a portfolio of limited partnership interests in real estate private equity funds managed by institutional-quality sponsors. Pursuant to the terms of the agreement, at the PE I Initial Closing, the full purchase price was funded, excluding future capital commitments. Accordingly, the Company funded $282.1 million and NorthStar Income (together with the Company, the "NorthStar Entities") funded $118.0 million. The NorthStar Entities have an aggregate ownership interest in PE Investment I of 51%, of which the Company owns 70.5%. The Company assigned its rights to the remaining 29.5% to a subsidiary of NorthStar Income. Teachers Insurance and Annuity Association of America (the

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Investments in Private Equity Funds (Continued)

"Class B Partner") contributed its interests in 49 funds subject to the transaction in exchange for all of the Class B partnership interests in PE Investment I.

        PE Investment I provides for all cash distributions on a priority basis to the NorthStar Entities as follows: (i) first, 85% to the NorthStar Entities and 15% to the Class B Partner until the NorthStar Entities receive a 1.5x multiple on all of their invested capital, including amounts funded in connection with future capital commitments; (ii) second, 15% to the NorthStar Entities and 85% to the Class B Partner until the Class B Partner receives a return of its then remaining June 30, 2012 capital; and (iii) third, 51% to the NorthStar Entities and 49% to the Class B Partner. All amounts paid to and received by the NorthStar Entities are based on each partner's proportionate interest.

        Since the Company was contractually entitled to its proportional share of all distributions derived from the fund interests since June 30, 2012 regardless of the date fund interests were transferred to PE Investment I, at the PE I Initial Closing, the Company recorded its proportional share of all distributions received since June 30, 2012. As of December 31, 2013, the carrying value of the investment in PE Investment I was $226.3 million. From PE I Initial Closing through December 31, 2013, the Company recognized $53.7 million of equity in earnings. From PE I Initial Closing through December 31, 2013, the Company received $130.2 million of net distributions and made $20.8 million of contributions related to PE Investment I. As of December 31, 2013, the Company's estimated future capital commitments to the fund interests in PE Investment I would be approximately $17 million.

        The Company guaranteed all of its funding obligations that may be due and owed under PE Investment I agreements directly to PE Investment I entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.

        In December 2012, the Company deposited an aggregate of $40.0 million in connection with this transaction, which included $11.8 million on behalf of NorthStar Income, in the proportion of their respective capital contributions. This amount was settled by NorthStar Income in the first quarter 2013.

PE Investment II

        In June 2013, the Company, NorthStar Income and funds managed by Goldman Sachs Asset Management ("Vintage Funds") (each a "Partner") formed joint ventures and entered into an agreement with Common Pension Fund E, a common trust fund created under New Jersey law ("PE II Seller"), to acquire a portfolio of limited partnership interests in 24 real estate private equity funds managed by institutional-quality sponsors. The aggregate reported net asset value ("NAV") acquired was $916.2 million as of September 30, 2012. The Company, NorthStar Income and the Vintage Funds each have an ownership interest in PE Investment II of 70%, 15% and 15%, respectively. All amounts paid and received will be based on each Partner's proportionate interest.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Investments in Private Equity Funds (Continued)

        PE Investment II paid $504.8 million to PE II Seller for all of the fund interests, or 55% of the September 30, 2012 NAV (the "Initial Amount"), and will pay the remaining $411.4 million, or 45% of the September 30, 2012 NAV (the "Deferred Amount"), by the fourth year after the first day of the fiscal quarter following the closing date of each fund interest. The Company's share of the Initial Amount and the Deferred Amount represents $353.4 million and $288.0 million, respectively. The Company funded all of its proportionate share of the Initial Amount at the initial closing ("PE II Initial Closing") on July 3, 2013. The Deferred Amount is a liability of PE Investment II. Each Partner, directly or indirectly, guaranteed its proportionate interest of the Deferred Amount. The Company determined there was an immaterial amount of fair value related to the guarantee.

        PE Investment II is entitled to receive all cash distributions from September 30, 2012 through the quarter in which each fund interest closed and is obligated to fund all capital contributions from September 30, 2012. At each closing, there was a "true up" for any distributions received and any contributions made by PE II Seller from the contributed funds since September 30, 2012.

        Beginning on the first day of the full fiscal quarter following the closing date of each fund interest and for a period of three years thereafter, distributions will be made to PE Investment II on a priority basis as follows: 85% to PE Investment II and 15% to PE II Seller, provided that at the end of each such fiscal year, PE Investment II will pay amounts, if any, necessary to reduce the Deferred Amount by 15% of the then outstanding Deferred Amount (the "Amortization Amount") to the extent distributions to PE II Seller during each such year were less than the Amortization Amount for such year.

        In the fourth year following the applicable closing date, distributions will be split equally between PE Investment II and PE II Seller. At the conclusion of that four-year period, PE Investment II will be required to pay to PE II Seller the Deferred Amount less: (i) any distributions received by PE II Seller during such four-year period; and (ii) any Amortization Amounts received by PE II Seller during such four-year period. PE Investment II will receive 100% of all distributions following the payment of the Deferred Amount.

        The Company guaranteed all of its funding obligations that may be due and owed under PE Investment II agreements directly to PE Investment II entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.

        From PE II Initial Closing through December 31, 2013, the Company recognized $28.9 million of equity in earnings. From PE II Initial Closing through December 31, 2013, the Company received $104.9 million of net distributions and made $11.6 million of contributions related to PE Investment II. As of December 31, 2013, the carrying value of the investment in PE Investment II was $288.9 million. As of December 31, 2013, the Company's estimated future capital commitments to the fund interests in PE Investment II would be approximately $26 million.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Investments in Private Equity Funds (Continued)

PE Investment III

        In December 2013, the Company entered into an agreement with The Rockefeller Foundation (the "PE III Seller") to acquire the entire interest in a portfolio of limited partnership interests in eight real estate private equity funds. PE Investment III paid $39.8 million to the PE III Seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and will pay the remaining $39.8 million, or 50% of the June 30, 2013 NAV, by December 31, 2015 to two third parties. The aggregate reported NAV of PE Investment III as of June 30, 2013 was $80.3 million.

        PE Investment III received all cash distributions from June 30, 2013 through the closing on December 31, 2013 and funded all capital contributions from June 30, 2013. The Company guaranteed all of its funding obligations that may be due and owed under PE Investment III agreements directly to PE Investment III entities.

        On the closing on December 31, 2013, the Company received $9.0 million of distributions and made $0.3 million of contributions related to PE Investment III. As of December 31, 2013, the carrying value of the investment in PE Investment III was $70.8 million. As of December 31, 2013, the Company's estimated future capital commitments to the fund interests in PE Investment III would be approximately $2 million.

7. Investments in and Advances to Unconsolidated Ventures

        The following is a description of investments in and advances to unconsolidated ventures. All of the below are accounted for under the equity method, except for the RXR Investment for which the fair value option was elected.

     RXR Equity Interest

        In December 2013, the Company entered into a $337.4 million investment in RXR Realty, a real estate operating and investment management company focused on the New York Tri-State area. The investment includes the RXR Equity Interest for which the fair value option was elected. As a result, the Company records equity in earnings (losses) for the RXR Equity Interest based on the change in fair value for its share of the projected future cash flow from one period to another. As of December 31, 2013, the carrying value of the approximate 30% RXR Equity Interest was $84.1 million. From closing to December 31, 2013, the Company recognized equity in earnings of $0.2 million.

     Multifamily Joint Venture

        In July 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 498 units, located in Philadelphia, Pennsylvania for an aggregate purchase price of $41.0 million, including all costs, escrows and reserves. The property was financed with a non-recourse mortgage note of $29.5 million and the remainder in cash. The mortgage note matures on July 1, 2023 and bears a fixed interest rate of 3.69%. The Company's 90% interest in the joint venture was acquired for $10.4 million and as of December 31, 2013 the carrying value was $10.0 million. For the year ended December 31,

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Investments in and Advances to Unconsolidated Ventures (Continued)

2013, the Company recognized equity in losses of $0.7 million which was primarily related to recording transaction costs of $0.8 million.

     Meadowlands

        The Company owned a 22% interest in Meadowlands Two, LLC, which holds 100% of Meadowlands One, LLC, which is currently in the form of a preferred equity interest secured by a retail/entertainment complex located in New Jersey (the "NJ Property"). As a result of the deconsolidation of certain N-Star CDOs, the Company deconsolidated its investment in the NJ Property on September 30, 2013 (refer to Note 3). For the year ended December 31, 2013, the Company recognized equity in losses of $0.8 million.

     LandCap Partners

        In October 2007, the Company entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007 ("Whitehall") to form LandCap Partners and LandCap LoanCo. (collectively referred to as "LandCap"). The joint venture is managed by a third-party management group which has extensive experience in the single family housing sector. The Company and Whitehall agreed to provide no additional new investment capital in the LandCap joint venture. As of December 31, 2013, the carrying value of the 49% interest in LandCap was $14.1 million. As of December 31, 2013, LandCap had investments totaling $26.9 million. For the year ended December 31, 2013, the Company recognized equity in earnings of $0.5 million.

     CS Federal Drive, LLC

        The Company owns a 50% interest in CS Federal Drive, LLC ("CS/Federal"), which owns three adjacent class A office/flex buildings in Colorado. The properties were acquired for $54.3 million and the joint venture financed the transaction with two separate non-recourse mortgages totaling $38.0 million and the remainder in cash. The mortgages mature on February 11, 2016 and bear a fixed interest rate of 5.51% and 5.46%, respectively. As of December 31, 2013, the carrying value of the investment in CS/Federal was $5.5 million. For the year ended December 31, 2013, the Company recognized equity in earnings of $0.3 million.

     Sponsored Companies

        The Company sponsors NorthStar Income, a CRE debt-oriented non-traded REIT. As of December 31, 2013, the carrying value of the investment in NorthStar Income was $6.1 million, representing an interest of 0.6%. For the year ended December 31, 2013, the Company recognized $0.5 million of equity in earnings.

        The Company sponsors NorthStar Healthcare, a healthcare debt and equity focused non-traded REIT. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Healthcare was $2.1 million, representing an interest of 2.3%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in losses.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Investments in and Advances to Unconsolidated Ventures (Continued)

        The Company sponsors NorthStar Income II, a CRE debt-oriented non-traded REIT. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Income II was $2.1 million, representing an interest of 8.7%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in earnings.

     Other

        In May 2012, the Company acquired a 9.8% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by a portfolio of luxury residences located in resort destinations. As of December 31, 2013 the carrying value of the Company's investment was $5.7 million. For the year ended December 31, 2013, the Company recognized $1.5 million of equity in earnings.

        In August 2012, the Company acquired a 33.3% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by an office building in New York. In July 2013, the loan was paid off at par. For the year ended December 31, 2013, the Company recognized $2.8 million of equity in earnings.

        In connection with the Milford loan, the Company and NorthStar Income have an aggregate 35.0% interest in the Milford hotel and retail component of the hotel, of which the Company owns 65% and NorthStar Income owns 35%. There was no carrying value as of December 31, 2013. For the year ended December 31, 2013, the Company recognized $1.1 million of equity in losses.

        In June 2013, in connection with the restructuring of an existing mezzanine loan, the Company acquired a 9.99% equity interest for $8.5 million in a joint venture that owns two office buildings in Chicago. As of December 31, 2013, the carrying value of the investment was $8.5 million. For the year ended December 31, 2013, the Company did not recognize any equity in earnings.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Investments in and Advances to Unconsolidated Ventures (Continued)

     Summarized Financial Data

        The combined balance sheets for the unconsolidated ventures, including PE Investments, as of December 31, 2013, are as follows (dollars in thousands):

Assets
Operating real estate, net	$1,097,155
Real estate debt investments	1,246,311
Investments in private equity funds	1,589,493
Real estate securities	280,117
Other assets	1,064,653

Total assets	$5,277,729

Liabilities and equity
Mortgages and other notes payable	$1,851,561
Other liabilities	1,064,479

Total liabilities	2,916,040
Equity	2,361,689

Total liabilities and equity	$5,277,729

Net investment in unconsolidated ventures	$728,358

        The combined statements of operations for the unconsolidated ventures, including PE Investments, from acquisition date through the year ended December 31, 2013 are as follows (dollars in thousands):

Total revenues	$322,944
Operating expenses	89,807
Transaction costs	5,199
Interest expense	37,838
Depreciation and amortization	9,564

Total expenses	142,408

Net (loss) income	$180,536

Equity in earnings (losses) of unconsolidated ventures	$85,477

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Real Estate Securities, Available for Sale

        The following table presents CRE securities as of December 31, 2013 (dollars in thousands):

				Cumulative Unrealized
		Principal Amount (3)	Amortized Cost			Fair Value	Allocation by Investment Type (3)	Weighted Average Coupon	Weighted Average Yield (4)
	Number			Gains	(Losses)
Asset Type:
N-Star CDO bonds (1)	31	$481,386	$207,547	$1,878	$(4,138)	$205,287	23.0%	1.82%	20.00%
N-Star CDO equity (5)	5	158,274	158,274	—	—	158,274	7.6%	N/A	18.42%
CMBS and other securities (6)	17	98,650	58,482	6,457	(18,264)	46,675	4.7%	3.06%	4.98%

Subtotal (2)	53	738,310	424,303	8,335	(22,402)	410,236	35.3%	2.03%	17.34%

CRE securities in N-Star CDOs (5)(7)
CMBS	264	1,140,368	799,126	67,770	(294,595)	572,301	54.5%	3.15%	9.65%
Third-party CDO notes	20	109,651	99,603	—	(74,672)	24,931	5.2%	0.29%	1.17%
Agency debentures	8	87,172	29,031	2,644	(2,135)	29,540	4.2%	—%	4.64%
Unsecured REIT debt	1	8,000	8,502	1,019	—	9,521	0.4%	7.50%	6.00%
Trust preferred securities	2	7,225	7,225	—	(1,434)	5,791	0.4%	2.25%	2.32%

Subtotal	295	1,352,416	943,487	71,433	(372,836)	642,084	64.7%	2.73%	8.51%

Total	348	$2,090,726	$1,367,790	$79,768	$(395,238)	$1,052,320	100.0%	2.52%	11.25%

(1)
Excludes $126.6 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)
All securities are unleveraged.

(3)
Based on fair value for N-Star CDO equity and principal amount for remaining securities.

(4)
Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2013.

(5)
The fair value option was elected for these securities (refer to Note 14).

(6)
The fair value option was elected for $30.6 million carrying value of these securities (refer to Note 14).

(7)
Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.

        As of December 31, 2013, the Company's CRE securities portfolio is comprised of N-Star CDO bonds and N-Star CDO equity and other securities which are predominantly conduit CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. As a result, this portfolio is typically well-diversified by collateral type and geography. As of December 31, 2013, contractual maturities of CRE securities investments ranged from seven months to 39 years, with a weighted average expected maturity of 3.1 years.

        For the year ended December 31, 2013, proceeds from the sale of CRE securities was $224.0 million, resulting in a net realized gain of $35.4 million, which includes proceeds related to the liquidation of N-Star CDO II (refer to Note 9).

        CRE securities investments includes 36 securities for which the fair value option was not elected. As of December 31, 2013, the aggregate carrying value of these securities was $221.3 million, representing $2.0 million of accumulated net unrealized losses included in OCI. The Company held 19 securities with an aggregate carrying value of $133.5 million with an unrealized loss of $4.1 million as of December 31, 2013 and all were in an unrealized loss position for a period of less than 12 months. Based on management's quarterly evaluation, no OTTI was identified related to these securities. The Company does not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities prior to recovery of its amortized cost basis, which may be at maturity.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings

        The following table presents borrowings as of December 31, 2013 (dollars in thousands):

	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate (1)(2)	Principal Amount	Carrying Value (3)
Mortgage and other notes payable: (4)
Manufactured housing communities
MH 1 Senior Mortgages (5)	Non-recourse	Jan-23	4.387%	$236,900	$236,900
MH 2 Senior Mortgages (6)	Non-recourse	May-23	4.016%	639,999	639,999
MH 3 Senior Mortgages (7)	Non-recourse	Jan-24	4.915%	248,000	248,000

Subtotal Manufactured housing communities				1,124,899	1,124,899

Healthcare
Wakefield Portfolio	Non-recourse	Mar-15	LIBOR + 5.95%	55,768	55,768
Ohio Portfolio	Non-recourse	Mar-16	6.00%	20,496	20,496
Lancaster, OH	Non-recourse	Mar-16	LIBOR + 5.00%	4,399	4,399
Wilkinson Portfolio	Non-recourse	Jan-17	6.99%	152,772	152,772
Tuscola/Harrisburg, IL	Non-recourse	Jan-17	7.09%	7,545	7,545
East Arlington, TX	Non-recourse	May-17	5.89%	3,209	3,209
Minnesota Portfolio	Non-recourse	May-18 (8)	LIBOR + 3.00%	38,175	38,175
Healthcare Preferred (9)	Non-recourse	Jul-21	LIBOR + 7.75%	75,000	75,000
Indiana Portfolio (9)	Non-recourse	Sept-21	LIBOR + 4.50%	121,130	121,130

Subtotal Healthcare				478,494	478,494

Net lease
South Portland, ME	Non-recourse	Jun-14	7.34%	3,819	3,819
Fort Wayne, IN	Non-recourse	Jan-15	6.41%	3,019	3,019
Reading, PA	Non-recourse	Jan-15	5.58%	12,765	12,765
Reading, PA	Non-recourse	Jan-15	6.00%	5,000	5,000
EDS Portfolio	Non-recourse	Oct-15	5.37%	43,682	43,682
Keene, NH	Non-recourse	Feb-16	5.85%	6,237	6,237
Green Pond, NJ	Non-recourse	Apr-16	5.68%	16,095	16,095
Aurora, CO	Non-recourse	Jul-16	6.22%	31,232	31,232
DSG Portfolio	Non-recourse	Oct-16	6.17%	31,729	31,729
Indianapolis, IN	Non-recourse	Feb-17	6.06%	26,600	26,600
Milpitas, CA	Non-recourse	Mar-17	5.95%	20,055	20,055
Fort Mill, SC	Non-recourse	Apr-17	5.63%	27,700	27,700
Fort Mill, SC (10)	Non-recourse	Apr-17	6.21%	1,464	1,464
Salt Lake City, UT	Non-recourse	Sept-17	5.16%	13,689	13,689
Columbus, OH	Non-recourse	Dec-17	6.48%	22,300	22,300

Subtotal Net lease				265,386	265,386

Multifamily
MF 1 Senior Mortgage	Non-recourse	Apr-23	3.996%	39,600	39,600
MF 2 Senior Mortgages (11)	Non-recourse	May-23/July-23	4.03%	158,417	158,417
MF 3 Senior Mortgages (12)	Non-recourse	Jul-23	4.28%	46,538	46,538

Subtotal Multifamily				244,555	244,555

Subtotal Mortgage and other notes payable				$2,113,334	$2,113,334

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate (1)(2)	Principal Amount	Carrying Value (3)
CDO bonds payable:
N-Star I	Non-recourse	Aug-38	LIBOR + 4.26%	$37,754	$34,886
N-Star III	Non-recourse	Jun-40	LIBOR + 1.66%	100,022	46,090
N-Star V	Non-recourse	Sept-45	LIBOR + 0.92%	202,899	80,897
N-Star IX	Non-recourse	Aug-52	LIBOR + 0.40%	629,544	222,310

Subtotal CDO bonds payable—VIE				970,219	384,183

Securitization bonds payable:
Securitization 2012-1	Non-recourse	Aug-29	LIBOR+1.62% (13)	82,337	82,340

Subtotal Securitization financing transaction				82,337	82,340

Credit facilities:
Loan Facility 1	Non-recourse	Jul-18 (14)	5.19% (15)	14,850	14,850
Loan Facility 2	Partial Recourse (16)	Mar-18 (17)	3.48% (18)	55,188	55,188

Subtotal Credit facilities				70,038	70,038

Exchangeable senior notes (19)
7.25% Notes	Recourse	Jun-27 (20)	7.25%	12,955	12,955
7.50% Notes	Recourse	Mar-31 (21)	7.50%	172,500	165,366
8.875% Notes	Recourse	Jun-32 (22)	8.875%	13,360	13,068
5.375% Notes	Recourse	Jun-33 (23)	5.375%	345,000	299,584

Subtotal Exchangeable senior notes				543,815	490,973

Junior subordinated notes (24)
Trust I	Recourse	Mar-35	8.15%	41,240	31,342
Trust II	Recourse	Jun-35	7.74%	25,780	19,722
Trust III	Recourse	Jan-36	7.81%	41,238	31,547
Trust IV	Recourse	Jun-36	7.95%	50,100	38,327
Trust V	Recourse	Sept-36	LIBOR + 2.70%	30,100	19,866
Trust VI	Recourse	Dec-36	LIBOR + 2.90%	25,100	16,943
Trust VII	Recourse	Apr-37	LIBOR + 2.50%	31,459	20,290
Trust VIII	Recourse	Jul-37	LIBOR + 2.70%	35,100	23,166

Subtotal Junior subordinated notes				280,117	201,203

Grand Total				$4,059,860	$3,342,071

(1)
Refer to Note 15 for further disclosure regarding derivative instruments which are used to manage interest rate exposure.

(2)
For borrowings with a contractual interest rate based on LIBOR, represents three-month LIBOR for N-Star CDO I and the Wakefield Portfolio and one-month LIBOR for the other borrowings.

(3)
Carrying value represents fair value with respect to CDO bonds payable and junior subordinated notes due to the election of the fair value option (refer to Note 14) and amortized cost with regards to the other borrowings.

(4)
Mortgage and other notes payable are subject to customary non-recourse carveouts.

(5)
Represents two separate senior mortgage notes both maturing in January 2023 with a weighted average interest rate of 4.387%.

(6)
Represents eight separate senior mortgage notes all maturing in May 2023 with a weighted average interest rate of 4.016%.

(7)
Represents three separate senior mortgage notes all maturing in January 2024 with a weighted average interest rate of 4.915%.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

(8)
The initial maturity date is May 31, 2016, subject to two one-year extensions at the option of the Company, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(9)
Represents borrowings previously eliminated in consolidation that were initially recorded at fair value.

(10)
Represents a mezzanine loan on the net lease property.

(11)
Represents seven separate senior mortgage notes, five maturing in May 2023 and two maturing in July 2023 with a weighted average interest rate of 4.03%.

(12)
Represents two separate senior mortgage notes both maturing in July 2023 with a weighted average interest rate of 4.28%.

(13)
Contractual interest rate represents a weighted average spread.

(14)
The initial maturity date is July 30, 2015, with three one-year extensions at the Company's option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(15)
Represents the weighted average contractual interest rate as of December 31, 2013, which varies based on the asset type and characteristics and ranges from one-month LIBOR plus 3.95% to 5.95%.

(16)
Recourse solely with respect to certain types of loans as defined in the governing documents.

(17)
The initial maturity is March 11, 2014, with four one-year extensions at the Company's option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(18)
Represents the weighted average contractual interest rate as of December 31, 2013, which varies based on collateral type and ranges from one-month LIBOR plus 2.50% to 5.00%.

(19)
Principal amount differs from carrying value on the consolidated balance sheet due to the unamortized discount associated with the equity component of the notes.

(20)
The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2014.

(21)
The holders have repurchase rights which may require the Company to repurchase the notes on March 15, 2016.

(22)
The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2019.

(23)
The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2023 and June 15, 2028.

(24)
Junior subordinated notes Trusts I, II, III and IV have a fixed interest rate for the first ten years after which the interest rate will float and reset quarterly at rates ranging from three-month LIBOR plus 2.50% to 2.90%.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

        The following table presents scheduled principal on borrowings, based on final maturity as of December 31, 2013 (dollars in thousands):

	Total	Mortgage and Other Notes Payable	CDO Bonds Payable	Securitization Bonds Payable	Credit Facilities	Exchangeable Senior Notes (1)	Junior Subordinated Notes
2014	$27,190	$14,235	$—	$—	$—	$12,955	$—
2015	130,255	130,255	—	—	—	—	—
2016	299,456	126,956	—	—	—	172,500	—
2017	278,049	278,049	—	—	—	—	—
2018	127,228	57,190	—	—	70,038	—	—
Thereafter	3,197,682	1,506,649	970,219	82,337	—	358,360	280,117

Total	$4,059,860	$2,113,334	$970,219	$82,337	$70,038	$543,815	$280,117

(1)
The 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes have a final maturity date of June 15, 2027, March 15, 2031, June 15, 2032 and June 15, 2033, respectively. The above table reflects the holders' repurchase rights which may require the Company to repurchase the 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes on June 15, 2014, March 15, 2016, June 15, 2019 and June 15, 2023, respectively.

     Securitization 2012-1

        In November 2012, the Company entered into a $351.4 million securitization financing transaction ("Securitization 2012-1") collateralized by CRE debt investments originated by the Company and on behalf of NorthStar Income. The Company contributed five CRE debt investments with a $152.2 million aggregate principal amount and retained an equity interest of $54.1 million. A total of $227.5 million of permanent, non-recourse, non-mark-to-market investment grade bonds were issued, of which $98.1 million financed the CRE debt investments contributed by the Company, representing an advance rate of 65% at a weighted average coupon of LIBOR plus 1.63%. The Company used the proceeds to repay $95.1 million of borrowings on its loan facilities.

        The retained equity interests of the Company and NorthStar Income are held by a general partnership and both the Company and NorthStar Income are the general partners ("Financing JV"). The Company evaluated both Securitization 2012-1 and the Financing JV under the VIE model and concluded that both entities were considered voting interest entities. The Company first determined that the equity interests and the issued senior beneficial interests represented variable interests in Securitization 2012-1. The Company then determined that the entities were not VIEs as the equity investors have the characteristics of a controlling financial interest and there is sufficient equity at risk for the entities to finance their activities without additional subordinated financial support from other parties. The power to direct the activities most significant to economic performance is through the special servicer who has the ability to manage the assets that are delinquent or in default. The investment-grade bondholders have no control rights. Voting rights in both entities are in proportion to the economic interests. The retained equity interests in Securitization 2012-1 appoint the special servicer, providing the power to the equity investment at risk via voting rights held by the Financing JV. Furthermore, each of the partners retained the economic interests in its own loans as if the

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

loans have been securitized on a stand-alone basis. All distributions on the retained interests occur after the third party bonds have received their contractual principal and interest payments. Shortfalls are borne by the retained interests and any losses will be absorbed first by the respective owner of such loans. Based on the preceding analysis, the Company concluded that the structures did not possess characteristics of a VIE and were voting interest entities.

        The Company is the designated member of the Financing JV. The entities are not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The transferred debt investments failed sale treatment under U.S. GAAP as the Company maintains effective control of its contributed assets. The Company records its respective CRE debt investments and securitization bonds payable on its consolidated balance sheet.

     N-Star CDOs

        In May 2013, the Company completed the redemption of the outstanding bonds of N-Star CDO II. The Company owned $70.9 million principal amount of bonds in N-Star CDO II that it repurchased in the open market at an aggregate purchase price of $36.0 million. The Company received $70.0 million in connection with the redemption of the repurchased N-Star CDO II bonds. The Company liquidated N-Star CDO II in the second quarter 2013 and recorded a realized gain of $7.0 million. In July 2013, the Company deconsolidated N-Star CDO VII. The Company deconsolidated N-Star CDOs IV, VI, and VIII and the CapLease CDO as of September 30, 2013 and the CSE CDO as of December 31, 2013, which resulted in the deconsolidation of the respective CDO bonds payable. Refer to Note 3 for further disclosure.

     Exchangeable Senior Notes

        In June 2007, the Company issued $172.5 million of 7.25% exchangeable senior notes ("7.25% Notes") which were offered in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), of which $13.0 million remains outstanding as of December 31, 2013. The 7.25% Notes are senior unsecured obligations of the Company. The 7.25% Notes have an initial exchange rate representing an exchange price of $16.89 per share of NRF's common stock, subject to adjustment under certain circumstances, and may be exchangeable upon the occurrence of specified events, and at any time on or after March 15, 2027, and prior to the close of business on the second business day immediately preceding the maturity date, into cash or common stock of NRF, or a combination thereof, if any, at the Company's option. The exchange price as of December 31, 2013 was $16.04 per NRF share.

        In March 2011, the Company issued $172.5 million of 7.50% exchangeable senior notes ("7.50% Notes") due in 2031 for net proceeds of $163.0 million. The 7.50% Notes were offered in a private offering exempt from registration in accordance with Rule 144A. The 7.50% Notes are senior unsecured obligations of the Company. The 7.50% Notes have an initial exchange rate representing an exchange price of $6.44 per share of NRF's common stock, subject to adjustment under certain circumstances and may be exchangeable at any time prior to the close of business on the second business day immediately preceding the maturity date for cash or common stock of NRF, or a combination thereof, at the Company's option. The exchange price as of December 31, 2013 was $5.92 per NRF share.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

        In June 2012, the Company issued $75.0 million of 8.875% exchangeable senior notes ("8.875% Notes") which were offered in accordance with Rule 144A for net proceeds of $72.0 million. In July 2012, the underwriters exercised their over-allotment option resulting in the issuance of an additional $7.0 million of the 8.875% Notes for net proceeds of $6.8 million. The 8.875% Notes are senior unsecured obligations of the Company. The 8.875% Notes have an initial exchange rate representing an exchange price of $6.00 per share of NRF's common stock, subject to adjustment under certain circumstances, and may be exchangeable upon the occurrence of specified events, and at any time on or after June 15, 2019, and prior to the close of business on the second business day immediately preceding the maturity date, into cash or common stock of NRF, or a combination thereof, if any, at the Company's option. The exchange price as of December 31, 2013 was $5.86 per NRF share. In December 2013, $67.6 million principal amount of the 8.875% Notes were exchanged for 11.5 million shares of NRF common stock. In connection with this conversion, the Company recorded a loss of $10.9 million in realized gain (loss) on investments and other in the consolidated statement of operations. In January 2014, $9.7 million principal amount of the 8.875% Notes were exchanged for 1.7 million shares of NRF common stock.

        In June 2013, the Company issued $300.0 million of 5.375% exchangeable senior notes ("5.375% Notes") which were offered in accordance with Rule 144A, for net proceeds of $290.5 million. The 5.375% Notes are senior unsecured obligations of the Company. The 5.375% Notes have an initial exchange rate representing an exchange price of approximately $9.74 per share of NRF's common stock, subject to adjustment under certain circumstances. In July 2013, the Company issued an additional $45.0 million of the 5.375% Notes as a result of the full over-allotment option being settled. Net proceeds from the exercise of the over-allotment option was $43.7 million. The exchange price as of December 31, 2013 was $9.74 per NRF share. In January 2014, $137.0 million principal amount of the 5.375% Notes were exchanged for 14.1 million shares of NRF common stock.

        The 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes are redeemable, at the Company's option, on and after June 15, 2014, March 15, 2016, June 15, 2019 and June 15, 2023, respectively. The Company may be required to repurchase each issuance of exchangeable senior notes at certain dates and upon the occurrence of certain designated events.

        All of the Company's outstanding exchangeable senior notes contain unconditional guarantees by the Company, NRF and/or NRFC Sub-REIT Corp. on an unsecured and unsubordinated basis.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

        The following table presents the components of outstanding exchangeable senior notes as of December 31, 2013 (dollars in thousands):

	Principal Amount	Unamortized Discount (1)	Carrying Value
7.25% Notes	12,955	—	12,955
7.50% Notes	172,500	(7,134)	165,366
8.875% Notes	13,360	(292)	13,068
5.375% Notes	345,000	(45,416)	299,584

Total	$543,815	$(52,842)	$490,973

(1)
The remaining amortization period for the 7.50% Notes, 8.875% Notes and 5.375% Notes is 2.2 years, 5.5 years and 9.5 years, respectively.

        As of December 31, 2013, the aggregate carrying value of the equity components of the exchangeable senior notes is $25.9 million, which is recorded as a component of partners' capital. The following table presents the components of interest expense related to outstanding exchangeable senior notes for the year ended December 31, 2013 (dollars in thousands):

	Interest and Amortization Expense
Year Ended	Interest Expense	Amortization Expense (1)	Total Interest Expense
2013	$32,475	$8,416	$40,891

(1)
The effective interest rate of the 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes was 8.0%, 9.6%, 9.4% and 7.3% for the year ended December 31, 2013, respectively.

     Credit Facilities

Loan Facilities

        In July 2012, a subsidiary of the Company entered into a credit and security agreement ("Loan Facility 1") of $40.0 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate. In connection with Loan Facility 1, the Company agreed to guarantee interest payments and the customary obligations under Loan Facility 1 if either the Company or its affiliates engage in certain customary bad acts. In addition, the Company pledged its interests in the Company's borrowing subsidiary as collateral. Loan Facility 1 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company must maintain at least $3.75 million and as much as $7.5 million in unrestricted cash, or other eligible investments, at all times during the term of Loan Facility 1.

        In March 2013, a subsidiary of the Company entered into a master repurchase agreement ("Loan Facility 2") of $200.0 million to finance first mortgage loans and senior interests secured by commercial real estate. In connection with Loan Facility 2, the Company entered into a guaranty agreement under which the Company guaranties certain of the obligations

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

under Loan Facility 2. Loan Facility 2 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company must maintain at least $20.0 million in unrestricted cash or cash equivalents at all times during the term of Loan Facility 2. In addition, the Company has agreed to guarantee certain customary obligations under Loan Facility 2 if the Company or an affiliate of the Company engage in certain customary bad acts.

        As of December 31, 2013, the Company had $109.1 million carrying value of loans financed with $70.0 million on the loan facilities with $170.0 million of available borrowing under its loan facilities.

Summary of Credit Facilities

        During the initial term, the credit facilities act as revolving credit facilities that can be paid down as assets payoff and re-drawn upon for new investments. As of December 31, 2013, the Company was in compliance with all of its financial covenants.

10. Related Party and Sponsored Company Arrangements

     Asset Management and Other Fees

        The Company has agreements with each of its Sponsored Companies to manage their day-to-day operations, including identifying, originating and acquiring investments on their behalf and earning fees for its services. For the year ended December 31, 2013, the Company earned $26.6 million of fees related to these agreements. In general, the Company may determine to defer fees or seek reimbursement, subject to compliance with applicable policies. From inception through December 31, 2013, the Company deferred $0.5 million of acquisition fees and $0.3 million of disposition fees related to NorthStar Income.

        The Company earns collateral management fees from its CDOs. For the year ended December 31, 2013, the Company earned $10.4 million in fee income. For the fourth quarter 2013, the Company recorded fee income of $0.7 million in its consolidated statement of operations relating to deconsolidated CDOs. All remaining amounts were eliminated in consolidation as all of the Company's CDOs were consolidated prior to the third quarter 2013.

     Selling Commissions and Dealer Manager Fees and Commission Expense

        Selling commissions and dealer manager fees represents income earned by selling equity in Sponsored Companies through NorthStar Securities. Pursuant to dealer manager agreements between NorthStar Securities and the Sponsored Companies, the Company receives selling commissions of up to 7% of gross offering proceeds raised. The Company reallows all selling commissions earned to participating broker-dealers. In addition, the Company also receives a dealer manager fee of up to 3% of gross offering proceeds raised, a portion of which is typically reallowed to participating broker-dealers. Commission expense represents fees to participating broker-dealers with whom the Company has selling agreements and commissions to employees of NorthStar Securities. The Company earns net commission income through NorthStar Securities for selling equity in the Sponsored

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Related Party and Sponsored Company Arrangements (Continued)

Companies which is expected to cover the costs of the Company's broker-dealer business. Currently, net commission income covers the majority of such costs. For the year ended December 31, 2013, commission expense was $57.3 million, of which $7.8 million, related to employees of NorthStar Securities.

     Sponsored Companies

        The Company incurs direct and indirect costs on behalf of its Sponsored Companies which are expected to be reimbursed subsequently to the Company. As of December 31, 2013 the Company had aggregate unreimbursed costs of $21.0 million from its Sponsored Companies. This amount is recorded as receivables, related parties on the consolidated balance sheet. For the year ended December 31, 2013, the Company received $13.5 million of reimbursement from its Sponsored Companies.

        The Company committed to purchase up to $10.0 million in shares of each of its Sponsored Companies' common stock during the two year period from when each offering was declared effective, in the event that Sponsored Company's distributions to its stockholders exceeds its modified funds from operations ("MFFO") (as defined in accordance with the current practice guidelines issued by the Investment Program Association). With respect to this commitment, the Company purchased the following shares:

  •
  NorthStar Income—The Company purchased an aggregate of 507,980 shares of NorthStar Income's common stock for $4.6 million from inception of NorthStar Income through the termination of the agreement which ended on July 19, 2013.

  •
  NorthStar Healthcare—The Company purchased an aggregate of 255,614 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.3 million. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Healthcare ends in August 2014, unless extended by the Company in its discretion.

  •
  NorthStar Income II—The Company purchased an aggregate of 245,109 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.2 million. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Income II ends in May 2015, unless extended by the Company in its discretion.

        In 2013, the Company originated an $11.3 million first mortgage loan and acquired two assisted living facilities and a memory care facility totaling $25.8 million (refer to Notes 4 and 5), which were subsequently sold to NorthStar Healthcare at cost. Additionally, in 2013, the Company originated a $25.5 million first mortgage loan, $16.5 million of which was subsequently sold to NorthStar Income II, at cost (refer to Note 5). In January 2014, the remaining $9.0 million was sold to NorthStar Income II at cost. All sales were approved by the respective independent board of directors of NorthStar Healthcare and NorthStar Income II.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Related Party and Sponsored Company Arrangements (Continued)

     Securitization 2012-1

        The Company entered into an agreement with NorthStar Income that provides that both the Company and NorthStar Income receive the economic benefit and bear the economic risk associated with the investments each contributed into Securitization 2012-1. In both cases, the respective retained equity interest of the Company and NorthStar Income is subordinate to interests of the investment-grade bondholders of Securitization 2012-1 and the investment-grade bondholders have no recourse to the general credit of the Company or NorthStar Income. In the event that either the Company or NorthStar Income suffer a complete loss of their equity interests in Securitization 2012-1, any additional losses would be borne by the remaining equity interests held by the Company or NorthStar Income, as the case may be, prior to the investment-grade bondholders.

     Securitization 2013-1

        In August 2013, the Company bifurcated three first mortgage loans with an aggregate principal amount of $141.7 million into senior loans of $79.1 million and subordinate interests of $62.6 million to facilitate the financing of the senior loans into Securitization 2013-1, a securitization financing transaction entered into by NorthStar Income. The Company transferred three senior loans at cost to Securitization 2013-1. The Company did not retain any interest in the senior loans and retained the subordinate interests on an unleveraged basis. The sale of the senior loans obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred assets.

     Legacy Fund

        The Company has two CRE debt investments with a subsidiary of Legacy Partners Realty Fund I, LLC (the "Legacy Fund"), as borrower. One of the Company's directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC, which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund. One loan of $16.4 million matures in March 2014 and has a one-year extension option. The interest rate is one-month LIBOR plus 7.50%, of which one-month LIBOR plus 3.00% is current pay. The other loan of $23.2 million matures in January 2015 and has an interest rate of one-month LIBOR plus 3.50%. For the year ended December 31, 2013, the Company earned an aggregate $1.6 million of interest income. On September 30, 2013, the Company deconsolidated certain N-Star CDOs and as a result no longer records these loans on its consolidated balance sheet (refer to Note 3).

        Furthermore, in February 2013, NorthStar Income made a $91.0 million loan to the Legacy Fund. In connection with this loan, the Company acting in its capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earns an annual asset management fee of 1.25%. In addition, the Company leases office space in Colorado with an affiliate of the Legacy Fund under an operating lease with annual lease payments of approximately $0.2 million through December 31, 2016. The Company has the option to renew the lease for an additional five years.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Equity-Based Compensation

        At December 31, 2013, NRF has various stock-based employee compensation plans as described below. NRF's employees are compensated through the Company.

     Omnibus Stock Incentive Plan

        In September 2004, the board of directors of NRF adopted the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan and such plan, as amended and restated, was further adopted by the board of directors of NRF on April 17, 2013 and approved by the stockholders on May 29, 2013 (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of NRF, in the form of restricted shares and other equity-based awards such as LTIP Units or any combination of the foregoing. LTIP Unit holders are entitled to dividends on the entire grant beginning on the date of grant. The eligible participants in the Stock Incentive Plan include directors, officers, employees, consultants and advisors of NRF.

        An aggregate of 15,584,200 shares of common stock of NRF are currently reserved pursuant to the Stock Incentive Plan, subject to equitable adjustment upon the occurrence of certain corporate events. 9,186,885 LTIP Units have been issued, of which 2,627,312 LTIP Units remain subject to vesting.

        The following table presents the status of all LTIP Unit grants as of December 31, 2013 (units in thousands):

	LTIP Unit Grants (2)	Weighted Average Grant Price
Beginning balance (1)	6,228	$6.66
Granted	4,333	8.10
Converted to common stock	(1,341)	7.90
Forfeited	(2)	5.38

Ending Balance/Weighted Average	9,218	$7.15

(1)
Reflects the balance as of January 1, 2013 (unaudited) for the year ended December 31, 2013.

(2)
Includes 698,142 LTIP Units issued in connection with the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan of which 667,509 LTIP Units have been converted.

        The Company recognized equity-based compensation expense related to these awards of $12.9 million, for the year ended December 31, 2013. As of December 31, 2013, the related equity-based compensation expense to be recognized over the remaining vesting period through April 2017 is $13.4 million, provided there are no forfeitures.

     Incentive Compensation Plan

        The compensation committee of the board of directors (the "Committee") of NRF approved the material terms of the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan for NRF's executive officers and other employees (the "Plan"). Pursuant to the Plan, a

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Equity-Based Compensation (Continued)

potential incentive compensation pool is expected to be established each calendar year. The size of the incentive pool will be calculated as the sum of: (a) 1.75% of NRF's "adjusted equity capital" for the year; and (b) 25% of NRF's adjusted funds from operations, as adjusted, above a 9% return hurdle on adjusted equity capital. Payout from the incentive pool is subject to achievement of additional performance goals summarized below.

        The incentive pool is expected to be divided into the following three separate incentive compensation components: (a) an annual cash bonus, tied to annual performance of NRF and paid prior to or shortly after completion of the year-end audit ("Annual Bonus"); (b) a deferred cash bonus, determined based on the same year's performance, but paid 50% following the close of each of the first and second years after such incentive pool is determined, subject to the participant's continued employment through each payment date ("Deferred Cash Bonus"); and (c) a long-term incentive in the form of restricted stock units ("RSUs") and/or LTIP Units. RSUs are subject to NRF achieving cumulative performance hurdles and/or target stock prices established by the Committee for a three- or four-year period, subject to the participant's continued employment through the payment date. Upon the conclusion of the applicable performance period, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout, including the dividends paid with respect to a share of common stock following the first year of the applicable performance period, for each RSU actually earned (the "Long-Term Amount Value"). The Long-Term Amount Value, if any, will be paid in the form of shares of NRF common stock or LTIP Units to the extent available under NRF's equity compensation plans or, if all or a portion of such shares or LTIP Units are not available, in cash (the "Long Term Amount Payout").

        The Committee evaluates the Plan on an annual basis and considers alternatives to the foregoing as the Committee deems appropriate and in the best interests of NRF. Performance goals for each component will be set by the Committee at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into ranges of performance, each of which will correspond to a payout level equal to a percentage of a participant's pool allocation for such component.

        In connection with the 2010 Plan, NRF issued 2,209,999 RSUs to executive officers which vested subject to NRF achieving cumulative performance hurdles and/or target stock prices for the three-year period ending December 31, 2012. NRF determined in the fourth quarter of 2011 the performance hurdle was reached entitling the recipients to 100% of the RSUs granted, and accordingly recorded a cumulative catch up adjustment of $3.6 million to compensation expense based on the stock price at the grant date. The award was fully amortized by December 31, 2012. In achievement of the performance hurdles, the Company issued 2,209,999 LTIP Units to executive officers in February 2013.

        In connection with the 2011 Plan, NRF issued 1,525,797 RSUs to executive officers which vest subject to NRF achieving target stock prices for the four-year period ending December 31, 2014. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the year ended December 31, 2013, the Company recognized compensation expense of $1.4 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted 1,525,797 LTIP Units to executive officers which vest to the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Equity-Based Compensation (Continued)

recipient at a rate of four annual installments ending January 29, 2015 and which may not be sold prior to January 1, 2015. The Company also granted 606,257 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2012.

        In connection with the 2012 Plan, NRF issued 1,409,682 RSUs to executive officers, subject to NRF achieving target stock prices for the four-year period ending December 31, 2015. NRF does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the year ended December 31, 2013, the Company recognized compensation expense of $2.7 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted 1,409,682 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2016 and which may not be sold prior to December 31, 2015. The Company also granted 581,607 LTIP Units to certain non-executive employees, which vest quarterly over three years beginning April 2013.

        In February 2014, in connection with the 2013 Plan, NRF issued 1,000,744 RSUs to executive officers. The RSUs are subject to NRF achieving target stock prices established by the Committee for the four-year period ending December 31, 2016. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted to executive officers an additional 1,000,744 deferred LTIP Units which vest annually at a rate of four annual installments ending January 29, 2017 and 523,157 deferred LTIP Units which vest on December 31, 2015. In addition, the Company granted 556,344 of deferred LTIP Units to certain non-executive employees, which vest quarterly over three years beginning April 2014.

12. Partners' Capital

     Common Units

        The proceeds from NRF's public issuances of NRF's common stock are distributed to the Company in the form of Common Units. The following table presents common units issued for the year ended December 31, 2013 (dollars in thousands):

	Number of units	Price per unit (1)	Net proceeds
February 2013	34,500,000	$8.39	$280,218
August 2013	40,250,000	$9.60	376,099
December 2013	57,500,000	$11.65	649,302

Total	132,250,000		$1,305,619

(1)
Includes the full over-allotment option exercised by the underwriters of NRF's offering.

        In December 2013, as part of the consideration for the RXR Investment, NRF granted 1.36 million shares of its common stock in a private offering to an RXR Realty affiliate resulting in an increase on the Company's consolidated balance sheet to partners' capital of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Partners' Capital (Continued)

$17.7 million. This amount is recorded as a premium on the related CRE debt investments and will be amortized to interest income over the life of the debt, using the effective interest method, in the consolidated statement of operations. Such units were issued in January 2014.

     Preferred Units

        The proceeds from NRF's public issuances of preferred stock are distributed to the Company in the form of preferred units. The following table presents classes of cumulative redeemable preferred units issued and outstanding as of December 31, 2013 (dollars in thousands):

	Number of Units	Amount (1)
Series A 8.75%	2,466,689	$59,453
Series B 8.25%	13,998,905	323,757
Series C 8.875% (2)	5,000,000	120,808
Series D 8.50% (3)	8,000,000	193,334

Total	29,465,594	$697,352

(1)
250 million shares of NRF have been authorized by NRF and all shares have a $0.01 par value. All preferred units have a $25 per unit liquidation preference.

(2)
Series C units are currently not callable.

(3)
Issued in April 2013 and includes the over-allotment option.

Distributions

        The Company distributed an aggregate $229 million to NRF which NRF in turn declared as dividends to its common and preferred stockholders. The following table presents dividends declared by NRF (on a per share basis) for the year ended December 31, 2013:

Common Stock		Preferred Stock
			Dividend
		Declaration Date
Declaration Date	Dividend		Series A	Series B	Series C	Series D
2013
February 13	$0.180	February 1	$0.54688	$0.51563	$0.76424	N/A
May 1	$0.190	May 1	$0.54688	$0.51563	$0.55469	$0.20660
July 31	$0.200	July 31	$0.54688	$0.51563	$0.55469	$0.53125
October 30	$0.210	October 30	$0.54688	$0.51563	$0.55469	$0.53125

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Partners' Capital (Continued)

     Earnings Per Unit

        The following table presents EPU for the years ended December 31, 2013 (dollars and units in thousands, except per unit data):

Numerator:
Net income (loss) attributable to NorthStar Realty Finance Limited Partnership common unitholders (1)	$(143,024)

Denominator: (1)
Weighted average common units	220,978

Earnings (loss) per unit:
Basic	$(0.65)

Diluted	$(0.65)

(1)
Excludes the effect of RSUs, exchangeable senior notes and warrants outstanding and exercisable as of December 31, 2013 that were not dilutive for the period. These instruments could potentially impact diluted EPU in future periods.

13. Non-controlling Interests

     Redeemable Partnership Units

        Redeemable partnership units include the aggregate LTIP Units held by limited partners (the "Unit Holders") in the Company. Net income (loss) attributable to the redeemable partnership units is based on the weighted average Unit Holders' ownership percentage of the Company for the year ended December 31, 2013. The issuance of additional Common Units or LTIP Units changes the percentage ownership of both the Unit Holders and the Company. As of December 31, 2013, LTIP Units of 9,217,518 were outstanding, representing a 3.6% non-controlling interest in the Company. Net income (loss) attributable to the Company's redeemable partnership units for the year ended December 31, 2013 was a loss of $5.6 million.

        Pursuant to the Company's Partnership Agreement, the unit holders have the right to redeem all or any portion of their interest for cash from the Company. However, NRF may elect to acquire the limited partner's interest by issuing its common stock in exchange for the interest. The amount of cash to be paid to the limited partner if the redemption right is exercised and NRF does not elect to issue its Common Stock is based on the trading price of NRF's common stock at that time. Due to the redemption option existing outside the control of the Company, such LTIP units are not included in partners' capital. The value of the LTIP Units, assuming all of such units had been redeemed at December 31, 2013 was approximately $124.0 million based on the closing price of NRF's common stock of $13.45 per share. The following table presents a rollforward of the redeemable partnership units for the year ended December 31, 2013:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Non-controlling Interests (Continued)

Balance as of December 31, 2012 (unaudited)	$43,850

Net income (loss)	(5,575)
Distributions	(9,588)
Conversion of redeemable partnership units	(10,129)
Amortization of equity-based compensation	16,961
Accumulated other comprehensive income	804
Adjustment to reflect redeemable partnership units, at redemption value	87,653

Balance as of December 31, 2013	$123,976

     Other

        The Company has non-controlling interests in various real estate investments that represent third-party equity interests in ventures that are consolidated with the Company's financial statements. Net income (loss) attributable to the other non-controlling interests for the year ended December 31, 2013 was a loss of $0.4 million. The following table presents a rollforward of non-controlling interests in property partnerships for the year ended December 31, 2013.

Balance at December 31, 2012 (unaudited)	$9,029
Capital contributions	19,774
Capital distributions	(1,404)
Other comprehensive income (loss)	—
Net income (loss)	(402)

Balance at December 31, 2013	$26,997

14. Fair Value

     Fair Value Measurement

        The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

        Financial assets and liabilities recorded at fair value on the consolidated balance sheet are categorized based on the inputs to the valuation techniques as follows:

  Level 1.    Quoted prices for identical assets or liabilities in an active market.

  Level 2.    Financial assets and liabilities whose values are based on the following:

  (a)
  Quoted prices for similar assets or liabilities in active markets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

  (b)
  Quoted prices for identical or similar assets or liabilities in non-active markets.

  (c)
  Pricing models whose inputs are observable for substantially the full term of the asset or liability.

  (d)
  Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

  Level 3.    Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Determination of Fair Value

        The following is a description of the valuation techniques used to measure fair value and the general classification of these instruments pursuant to the fair value hierarchy.

Investments in Private Equity Funds

        The Company accounts for PE Investments at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets in the funds and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy. The Company is not using the NAV (practical expedient) of the underlying funds for purposes of determining fair value.

RXR Investment

        The Company accounts for the RXR Equity Interest at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets and discount rate. Additionally, the Company accounts for the RXR Realty preferred equity at fair value, which is determined based on comparing the current yield to the estimated yield for newly originated loans with similar credit risk. These fair value measurements are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

Real Estate Securities

N-Star CDO Bonds

        The fair value of subordinate N-Star CDO bonds is determined using an internal price interpolated based on third party prices of the more senior N-Star CDO bonds of the respective CDO. For the remaining N-Star CDO bonds, fair value is determined using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. All N-Star CDO bonds are classified as Level 3 of the fair value hierarchy.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

N-Star CDO Equity

        The fair value of N-Star CDO equity is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying collateral of these CDOs and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy.

Other CRE Securities

        Other CRE securities are generally valued using a third-party pricing service or broker quotations. These quotations are not adjusted and are based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy. Certain CRE securities may be valued based on a single broker quote or an internal price which may have less observable pricing, and as such, would be classified as Level 3 of the fair value hierarchy. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as its knowledge of and experience in the market.

Derivative Instruments

        Derivative instruments are valued using a third-party pricing service. These quotations are not adjusted and are generally based on valuation models with observable inputs such as interest rates and contractual cash flow, and as such, are classified as Level 2 of the fair value hierarchy. Derivative instruments are also assessed for credit valuation adjustments due to the risk of non-performance by the Company and derivative counterparties. However, since the majority of derivatives are held in non-recourse CDO financing structures where, by design, the derivative contracts are senior to all the CDO bonds payable, there is no material impact of a credit valuation adjustment.

CDO Bonds Payable

        CDO bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. CDO bonds payable are classified as Level 3 of the fair value hierarchy.

Junior Subordinated Notes

        Junior subordinated notes are valued using quotations from nationally recognized financial institutions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the implied credit spread of the Company's other borrowings and the timing and amount of expected future cash flow. Junior subordinated notes are classified as Level 3 of the fair value hierarchy.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

     Fair Value Hierarchy

        Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following table presents financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013 by level within the fair value hierarchy (dollars in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds, at fair value	$—	$—	$586,018	$586,018
RXR Investment (1)	—	—	192,419	192,419
Real estate securities, available for sale:
N-Star CDO bonds	—	—	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274
CMBS and other securities	—	20,694	25,981	46,675
CRE securities in N-Star CDOs
CMBS	—	507,725	64,576	572,301
Third-party CDO notes	—	—	24,931	24,931
Agency debentures	—	29,540	—	29,540
Unsecured REIT debt	—	9,521	—	9,521
Trust preferred securities	—	—	5,791	5,791

Subtotal real estate securities, available for sale	—	567,480	484,840	1,052,320
Derivative assets	—	3,469	—	3,469

Total assets	$—	$570,949	$1,263,277	$1,834,226

Liabilities:
CDO bonds payable	$—	$—	$384,183	$384,183
Junior subordinated notes	—	—	201,203	201,203
Derivative liabilities	—	52,204	—	52,204

Total liabilities	$—	$52,204	$585,386	$637,590

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

        The following table presents additional information about financial assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2013, for which the Company has used Level 3 inputs to determine fair value (dollars in thousands):

	Investments in Private Equity Funds	RXR Investment (1)	Real Estate Securities	CDO Bonds Payable	Junior Subordinated Notes
Balance as of December 31, 2012 (unaudited) (2)	$—	$—	$338,213	$1,999,470	$197,173
Transfers into Level 3 (3)	—	—	7,788	—	—
Transfers out of Level 3 (3)	—	—	(108,143)	—	—
Purchases / borrowings / amortization / contributions	747,564	192,209	23,594	43,983	—
Sales	—	—	(40,328)	—	—
Paydowns / distributions	(244,138)	—	(54,971)	(647,947)	—
Repurchases	—	—	—	(44,221)	—
Gains:
Equity in earnings of unconsolidated ventures	82,592	210	—	—	—
Unrealized gains included in earnings	—	—	68,794	—	—
Realized gains included in earnings	—	—	15,179	—	—
Unrealized gain on real estate securities, available for sale included in OCI	—	—	3,098	—	—
Deconsolidation of N-Star CDOs (3)	—	—	350,886	(1,656,857)	—
Losses:
Unrealized losses included in earnings	—	—	(19,523)	106,622	4,030
Realized losses included in earnings	—	—	(5,601)	26,697	—
Unrealized losses on real estate securities, available for sale included in OCI	—	—	(4,138)	—	—
Deconsolidation of N-Star CDOs (4)	—	—	(90,008)	556,436

Balance as of December 31, 2013	$586,018	$192,419	$484,840	$384,183	$201,203

Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$—	$—	$20,746	$93,025	$(4,030)

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

(2)
Represents the balance as of January 1, 2013 (unaudited) and for the year ended December 31, 2013.

(3)
Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.

(4)
Represents amounts recorded as a result of the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

        There were no transfers, other than those identified in the table above, during the year ended December 31, 2013.

        The Company relies on the third-party pricing exception with respect to the requirement to provide quantitative disclosures about significant Level 3 inputs being used to determine fair value measurements related to CRE securities (including N-Star CDO bonds), CDO bonds payable and junior subordinated notes. The Company believes such pricing service or broker quotation for such items may be based on a market transaction of comparable securities, inputs including forecasted market rates, contractual terms, observable discount rates for similar securities and credit (such as credit support and delinquency rates).

        For the year ended December 31, 2013, quantitative information about the Company's remaining Level 3 fair value measurements on a recurring basis are as follows:

	Fair Value	Valuation Technique	Key Unobservable Inputs	Range
PE Investments	$586,018	Discounted Cash Flow Model	Discount Rate	18% - 25%
RXR Investment (1)	$192,419	Discounted Cash Flow Model/Credit Spread	Discount Rate/Credit Spread	7.5% - 12%
N-Star CDO equity	$158,274	Discounted Cash Flow Model	Discount Rate	18% - 20%

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

        For the year ended December 31, 2013, non-recurring fair value measurements included one loan for which a provision for loan loss was recorded but is no longer recorded on the consolidated balance sheet due to the deconsolidation of certain N-Star CDOs (refer to Note 3). The key unobservable inputs used to determine the provision for loan loss included a 7.0% discount rate and a 5.0% capitalization rate. Additionally, in connection with the deconsolidation of certain N-Star CDOs, the Company recorded CRE debt investments, CDO bonds payable and two notes payable at fair value related to amounts that previously eliminated in consolidation. The fair value was determined under the methodologies disclosed below.

        Significant increases (decreases) in any one of the inputs described above in isolation may result in a significantly different fair value for the financial assets and liabilities utilizing such Level 3 inputs.

     Fair Value Option

        The Company has historically elected to apply the fair value option for the following financial assets and liabilities existing at the time of adoption or at the time the Company recognizes the eligible item for the purpose of consistent accounting application: CRE securities financed in N-Star CDOs; CDO bonds payable; and junior subordinated notes. Given the market volatility in the past few years, the Company has observed that the impact of

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

electing the fair value option would generally result in additional variability to the Company's consolidated statement of operations which management believes is not a useful presentation for such financial assets and liabilities. Therefore, the Company more recently has not elected the fair value option for new investments in CRE securities and securitization financing transactions. The Company may elect the fair value option for certain of its financial assets or liabilities due to the nature of the instrument. In the case of PE Investments, certain components of the RXR Investment and N-Star CDO equity, the Company elected the fair value option because management believes it is a more useful presentation for such investments. The Company determined recording the PE Investments, certain components of the RXR Investment and N-Star CDO equity based on the change in fair value of projected future cash flow from one period to another better represents the underlying economics of the respective investment.

        The following table presents the fair value of financial instruments for which the fair value option was elected as of December 31, 2013 (dollars in thousands):

Assets:
Investments in private equity funds, at fair value	$586,018
RXR Investment (1)	192,419
Real estate securities, available for sale:
N-Star CDO equity	158,274
CMBS and other securities (2)	30,642
CRE securities in N-Star CDOs
CMBS	572,301
Third-party CDO notes	24,931
Agency debentures	29,540
Unsecured REIT debt	9,521
Trust preferred securities	5,791

Subtotal	642,084

Total assets	$1,609,437

Liabilities:
CDO bonds payable	$384,183
Junior subordinated notes	201,203

Total liabilities	$585,386

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

(2)
Excludes 36 CRE securities with an aggregate carrying value of $221.3 million for which the fair value option was not elected.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

        The following table presents the difference between the fair value and the aggregate principal amount of liabilities, for which the fair value option has been elected as of December 31, 2013 (dollars in thousands):

	Fair Value	Amount Due Upon Maturity	Difference
CDO bonds payable	$384,183	$970,219	$(586,036)
Junior subordinated notes	201,203	280,117	(78,914)

Total	$585,386	$1,250,336	$(664,950)

        The Company attributes the change in the fair value of floating-rate liabilities to changes in instrument-specific credit spreads. For fixed-rate liabilities, the Company attributes the change in fair value to interest rate-related and instrument-specific credit spread changes.

     Change in Fair Value Recorded in the Statement of Operations

        The following table presents unrealized gains (losses) on investments and other related to the change in fair value of financial assets and liabilities in the consolidated statement of operations for the year ended December 31, 2013 (dollars in thousands):

Assets:
Real estate securities, available for sale	$94,679
Liabilities:
CDO bonds payable	(106,622)
Junior subordinated notes	(4,030)

Subtotal (1)	(15,973)
Derivatives	33,730

Total (2)(3)	$17,757

(1)
Represents financial assets and liabilities for which the fair value option was elected.

(2)
Excludes net cash payments on interest rate swaps related to CDO bonds payable and junior subordinated notes.

(3)
Includes a reversal of net unrealized gains from the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

        As the value of the Company's outstanding CDO bonds payable increase towards par through a change in fair value, it generates an unrealized loss which is recorded in the consolidated statement of operations. For the year ended December 31, 2013, unrealized losses for CDO bonds payable attributable to paydowns at par, including the liquidation of N-Star CDO II and the deconsolidation of certain N-Star CDOs (refer to Notes 3 and 9) and repurchases were $69.8 million. The remaining amount relates to the change in fair value.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

     Fair Value of Financial Instruments

        In addition to the above disclosures regarding financial assets or liabilities which are recorded at fair value, U.S. GAAP requires disclosure of fair value about all financial instruments. The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.

        The following table presents the principal amount, carrying value and fair value of certain financial assets and liabilities as of December 31, 2013 (dollars in thousands):

	Principal / Notional Amount	Carrying Value	Fair Value
Financial assets: (1)
Real estate debt investments, net	$1,085,280	$1,031,078	$1,026,709
Real estate securities, available for sale (2)	2,090,726	1,052,320	1,052,320
Derivative assets (2)(3)	478,688	3,469	3,469
Financial liabilities: (1)
Mortgage and other notes payable	$2,113,334	$2,113,334	$2,107,110
CDO bonds payable (2)	970,219	384,183	384,183
Securitization bonds payable	82,337	82,340	82,517
Credit facilities	70,038	70,038	70,038
Exchangeable senior notes	543,815	490,973	909,601
Junior subordinated notes (2)	280,117	201,203	201,203
Derivative liabilities (2)(3)	674,418	52,204	52,204

(1)
The fair value of other financial instruments not included in this table is estimated to approximate their carrying value.

(2)
Refer to the "Determination of Fair Value" above for disclosure of methodologies used to determine fair value.

(3)
Derivative assets and liabilities exclude timing swaps with an aggregate notional amount of $28.0 million as of December 31, 2013.

        Disclosure about fair value of financial instruments is based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect fair value, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

Real Estate Debt Investments

        For CRE debt investments, fair value was approximated by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment. Fair value was determined assuming fully-extended maturities regardless of structural or economic tests required to achieve such extended maturities. For any CRE debt investments that are deemed impaired, carrying value approximates fair value. These fair value measurements of CRE debt are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

Mortgage and Other Notes Payable

        For mortgage and other notes payable, the Company primarily uses rates currently available with similar terms and remaining maturities to estimate fair value. These measurements are determined using comparable U.S. Treasury rates as of the end of the reporting period. The fair value of the notes payable assumed in deconsolidation of certain N-Star CDOs were determined based on comparing the current rate to the estimated rate for newly originated mortgage loans with similar credit risk. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

Securitization Bonds Payable

        Securitization bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy.

Credit Facilities

        The Company has amounts outstanding under both of its credit facilities. All credit facilities bear floating rates of interest. As of the reporting date, the Company believes the carrying value approximates fair value. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

Exchangeable Senior Notes

        For the exchangeable senior notes, the Company uses available market information, which includes quoted market prices or recent transactions, if available, to estimate their fair value and are, therefore, based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

        The following table presents the exchangeable senior notes as of December 31, 2013 (dollars in thousands):

	Principal Amount	Carrying Value	Fair Value
7.25% Notes	$12,955	$12,955	$13,092
7.50% Notes	172,500	165,366	390,540
8.875% Notes	13,360	13,068	30,593
5.375% Notes	345,000	299,584	475,376

Total	$543,815	$490,973	$909,601

15. Risk Management and Derivative Activities

     Derivatives

        The Company uses derivative instruments primarily to manage interest rate risk and such derivatives are not considered speculative. These derivative instruments are typically in the form of interest rate swap agreements and the primary objective is to minimize interest rate risks associated with investment and financing activities. The counterparties of these arrangements are major financial institutions with which the Company may also have other financial relationships. The Company is exposed to credit risk in the event of non-performance by these counterparties and it monitors their financial condition; however, the Company currently does not anticipate that any of the counterparties will fail to meet their obligations.

        The following table presents derivative instruments that were not designated as hedges under U.S. GAAP as of December 31, 2013 (dollars in thousands):

	Number	Notional Amount (1)	Fair Value Net Asset (Liability)		Range of Fixed LIBOR	Range of Maturity
As of December 31, 2013:
Interest rate swaps	19	$674,418	$(52,204)	(2)	4.27% - 5.25%	May 2014 - July 2018
Interest rate caps/floors	3	478,688	3,469		1.64% - 5.00%	July 2014 - January 2015

Total	22	$1,153,106	$(48,735)

(1)
Excludes timing swaps with a notional amount of $28.0 million as of December 31, 2013.

(2)
All of the interest rate swaps were liabilities at period end and are only subject to the credit risks of the respective CDO transaction. As the interest rate swaps are senior to all the liabilities of the respective CDO and the fair value of each of the CDO's investments exceeded the fair value of the CDO's derivative liabilities, a credit valuation adjustment was not recorded.

        The Company had no derivative financial instruments that were designated as hedges in qualifying hedging relationships as of December 31, 2013.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Risk Management and Derivative Activities (Continued)

        The following table presents the fair value of derivative instruments, as well as their classification on the consolidated balance sheet, as of December 31, 2013 (dollars in thousands):

	Balance Sheet Location	December 31, 2013
Interest rate caps/floors	Derivative assets	$3,469
Interest rate swaps	Derivative liabilities	$52,204

        The following table presents the effect of derivative instruments in the consolidated statement of operations for the year ended December 31, 2013 (dollars in thousands):

	Statement of Operations Location	December 31, 2013
Amount of gain (loss) recognized in earnings:
Adjustments to fair value interest rate swaps	Unrealized gain (loss) on investment and other	$33,730
Net cash payment for interest rate swaps	Unrealized gain (loss) on investment and other	$(52,731)
Amount of swap gain (loss) reclassified from OCI into earnings	Interest expense on debt and securities	$(4,885)
Reclassification of swap gain (loss) into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	Gain (loss) from deconsolidation	$(15,246)

        The Company's counterparties held no cash margin as collateral against the Company's derivative contracts as of December 31, 2013.

     Credit Risk Concentrations

        Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company's investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolio to identify potential concentrations of credit risks. The Company has no one borrower, tenant or operator that generates 10% or more of its total revenue. However, two operators in the Company's healthcare portfolio generate 6% and 11% of the Company's rental and escalation income for the year ended December 31, 2013, respectively, which represents 2% and 4% of total revenue, respectively. The Company believes the remainder of its real estate portfolio is reasonably well diversified and does not contain any unusual concentrations of credit risks.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Commitments and Contingencies

     Obligations Under Lease Agreements

        The Company is the lessee of four offices located in New York, New York, Dallas, Texas, Englewood, Colorado and Bethesda, Maryland. In addition, the Company is a lessee for seven ground leases treated as operating leases (six are paid directly by the tenants/operators).

        The following table presents minimum future rental payments under these contractual lease obligations as of December 31, 2013 (dollars in thousands):

Years Ending December 31 (1):
2014	$5,611
2015	5,528
2016	5,579
2017	4,604
2018	3,134
Thereafter	13,660

Total minimum lease payments	$38,116

(1)
Includes the extension of the lease in the Dallas, Texas office that occurred in January 2014.

        The Company recognized $2.9 million in rental expense for its offices for the year ended December 31, 2013.

     Other

        The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company's financial position or results of operations.

        Effective January 1, 2005, NRF adopted the NorthStar Realty Limited Partnership 401(k) Retirement Plan (the "401(k) Plan") for its employees. Eligible employees under the 401(k) Plan may begin participation on the first day of the month after they have completed 30 days of employment. NRF's matching contribution is calculated as 100% of the first 3% and 50% of the next 2%, of participant's eligible earnings contributed (utilizing earnings that are not in excess of the amount established by the Internal Revenue Service). The Company's aggregate matching contribution for the year ended December 31, 2013 was $0.8 million.

17. Segment Reporting

        The Company currently conducts its business through the following segments, which are based on how management reviews and manages its business:

  •
  The real estate segment concentrates on various types of investments in commercial real estate located throughout the United States that currently includes manufactured housing communities, healthcare, net lease and multifamily properties. In addition, the real estate segment includes PE Investments diversified by property type and geography. The manufactured housing communities portfolio focuses on owning pad

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment Reporting (Continued)

    rental sites located throughout the United States. The healthcare properties are typically leased under net leases to healthcare operators and focus on mid-acuity facilities (i.e., skilled nursing and assisted living), with the highest concentration in private-pay assisted living facilities. The net lease properties are primarily office, industrial and retail properties typically under net leases to corporate tenants. The multifamily portfolio primarily focuses on owning properties located in suburban markets that are best suited to capture the formation of new households.

  •
  The CRE debt segment is focused on originating, structuring, acquiring and managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant and other loans and preferred equity interests. The Company may from time to time take title to collateral in connection with a CRE debt investment as REO which would be included in the CRE debt business.

  •
  The asset management segment provides asset management and other services to the Sponsored Companies and any other companies the Company may sponsor in the future, through which the Company earns management, incentive and other fees. The Company currently manages NorthStar Income, NorthStar Healthcare and NorthStar Income II. In connection with the Sponsored Companies, the Company manages the day to day operations including identifying, originating, acquiring and managing investments on their behalf and earns asset management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. NorthStar Income successfully completed its $1.1 billion public offering on July 1, 2013. The Company is currently raising capital for NorthStar Healthcare, which has a maximum offering amount of $1.1 billion and NorthStar Income II which has a maximum offering amount of $1.65 billion. In addition, the Company continues to receive collateral management fees related to administrative responsibilities on the Company's CDO financing transactions.

  •
  The CRE securities segment is predominately comprised of N-Star CDO bonds and N-Star CDO equity of deconsolidated N-Star CDOs and includes other securities which are mostly conduit CMBS. The Company also invests in opportunistic CRE securities such as an investment in a "B-piece" CMBS.

        The Company also historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. The Company's consolidated CDO financing transactions are reported as a separate business segment. All of the Company's CDOs are past the reinvestment period and given the nature of these transactions, these CDOs are amortizing over time as the underlying assets paydown or are sold. The Company has been winding down its legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of its business today than in the past. As of December 31, 2013, the Company's CRE debt N-Star CDOs have been deconsolidated (refer to Note 3) and the CRE securities N-Star CDOs continue to be consolidated.

        The Company primarily generates revenue from net interest income on the CRE debt and securities portfolios, rental income from its real estate properties and fee income from asset

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment Reporting (Continued)

management activities. Additionally, the Company records equity in earnings of unconsolidated ventures, including from PE Investments. The Company's income is primarily derived through the difference between revenue and the cost at which the Company is able to finance its investments. The Company may also acquire investments which generate attractive returns without any leverage.

        The following table presents segment reporting for the year ended December 31, 2013 (dollars in thousands):

						N-Star CDO's (2)
	Real Estate		CRE Debt	Asset Management (1)	CRE Securities	CRE Debt	CRE Securities	Corporate (3)	Eliminations (1)	Consolidated Total
Statement of Operations:
Year ended December 31, 2013:
Net interest income on debt and securities	$511		$48,991	$—	$37,557	$50,678	$84,599	$43,501 (4)	$—	$265,837
Rental and escalation income	203,134		260	—	—	32,098	—	—	—	235,492
Asset management and other fees, related parties	—		—	37,700	—	—	—	—	(10,399)	27,301
Income (loss) from operations	(17,950)	(5)	49,257	30,382	37,285	31,786	90,118	(84,844)	—	136,034
Equity in earnings (losses) of unconsolidated ventures	82,330		3,550	355	—	(758)	—	—	—	85,477
Gain (loss) from deconsolidation	—		—	—	—	(327,083)	27,281	—	—	(299,802)
Income (loss) from continuing operations	75,961		55,107	30,057	84,632	(319,445)	93,916	(99,782)	—	(79,554)
Net income (loss)	67,605		55,107	30,057	84,632	(319,445)	93,916	(99,782)	—	(87,910)
Balance Sheet
December 31, 2013
Investments in private equity funds, at fair value	$586,018		$—	$—	$—	$—	$—	$—	$—	$586,018
Investments in and advances to unconsolidated ventures	29,599		98,358	10,384	—	—	—	3,999	—	142,340
Total Assets	3,335,938		1,211,079	37,421	418,837	15,169	714,458	624,801	—	6,357,703

(1)
$11.1 million of collateral management fees were earned related to CDO financing transactions for the year ended December 31, 2013, of which $10.4 million were eliminated in consolidation. These amounts are recorded as asset management and other fees and as an expense in the N-Star CDO segments.

(2)
Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)
Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)
Includes depreciation and amortization of $75.8 million for the year ended December 31, 2013.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Supplemental Disclosures of Non-cash Investing and Financing Activities

        The following table presents non-cash investing and financing activities for the year ended December 31, 2013 (dollars in thousands):

2013 (2)
Real estate acquisition (1)	$135,361
Reduction of CRE debt investments (1)	135,361
Deferred purchase price for PE Investment III	39,760
Increase in restricted cash (1)	2,730
Non-cash related to PE Investments	17,473
Reclassification of operating real estate to asset held for sale	30,063
Reclassification of operating real estate to other assets	89,219
Reclassification of operating real estate to deferred costs and intangible assets	25,497
Reclassification of real estate debt investment to other assets	8,952
Reclassification of mortgage note payable to liabilities held for sale	28,962
Escrow deposit payable related to CRE debt investments	57,226
Dividends payable related to RSUs	2,128
Equity component of exchangeable senior notes	45,740
Conversion of exchangeable senior notes	74,778
Assignment of mortgage note payable upon sale	7,813
Partners' capital related to transactions (refer to note 12)	17,712
Redemption of LTIP Units for Common Units	10,129

(1)
Non-cash activity occurred in connection with taking title to collateral.

(2)
Refer to Note 3 for non-cash investing and financing activities related to the deconsolidation of certain N-Star CDOs.

     Cash Paid for Interest

        For the year ended December 31, 2013 cash paid for interest on outstanding borrowings was $158.9 million. The difference between interest expense on the consolidated statement of operations and cash paid for interest is primarily due to reclassification of losses related to derivative instruments from OCI into earnings and non-cash interest expense recorded on amortization of deferred financing costs related to borrowings.

19. Subsequent Events

     Healthcare Strategic Joint Venture

        In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc. (NYSE: HCP), focused on expanding NRF's healthcare business into a preeminent healthcare platform ("Healthcare Strategic Partnership"). In connection with the partnership, Mr. Flaherty will oversee and seek to grow both NRF's healthcare real estate portfolio and the portfolio of NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM. In connection with entering into the partnership, NRF granted Mr. Flaherty 1,000,000 RSUs, which shall vest on January 22, 2019, unless certain

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Subsequent Events (Continued)

conditions are met. The RSUs are entitled to dividends and shall be settled either in NRF shares or in cash at the option of NRF.

        The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by NRF and NorthStar Healthcare (herein collectively referred to as Healthcare Balance Sheet Promote) and from new investments in future funds or companies (herein referred to as Healthcare Fund Promote). The Healthcare Strategic Partnership will also be entitled to any incentive fees earned from NorthStar Healthcare or any future sponsored healthcare non-traded REITs (herein collectively referred to as Healthcare NTR Promote).

        NSAM is entitled to two-thirds of any Healthcare Balance Sheet Promote and Healthcare NTR Promote; one-half of any Healthcare Fund Promote and 100% of any asset management fees earned by the Healthcare Strategic Partnership or any healthcare real estate entity managed by NSAM.

     Acquisition of Healthcare Senior Housing Portfolio

        In February 2014, NRF entered into a term sheet to acquire a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. There is no assurance NRF will be able to enter into a definitive agreement to acquire this portfolio or close the transaction on the terms anticipated, or at all.

     NSAM Registration Statement

        In February 2014, NSAM filed a Registration Statement on Form 10 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, to register shares of NSAM common stock. The information statement, which forms a part of the Registration Statement on Form 10, discloses that upon the consummation of the spin-off, holders of record of NRF's common stock as of the close of business on the relevant record date will receive one share of NSAM common stock for every one share of NRF common stock held. The information statement also discloses that in connection with and immediately prior to the consummation of the spin-off, NRF expects to effect a 1-for-2 reverse stock split of NRF's common stock.

     Dividends

        On February 26, 2014, NRF declared a dividend of $0.25 per share of common stock. The common stock dividend was paid on March 14, 2014 to NRF stockholders of record as of the close of business on March 10, 2014. The Company distributed an aggregate $16 million to NRF which NRF in turn declared as dividends to its preferred stockholders. On January 29, 2014, NRF declared a dividend of $0.54688 per share of Series A preferred stock, $0.51563 per share of Series B preferred stock, $0.55469 per share of Series C preferred stock and $0.53125 per share of Series D preferred stock. Dividends were paid on all series of preferred stock by NRF on February 18, 2014, to stockholders of record as of the close of business on February 10, 2014.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Subsequent Events (Continued)

     Exchange Offer

        On February 27, 2014, NRF issued a press release announcing its intention to commence an exchange offer for the outstanding 7.50% Notes. NRF intends to offer 3.00% Senior Notes due 2014 in exchange for the 7.50% Notes. The proposed exchange offer has not yet commenced, and is included for informational purposes only and is not an offer to buy or exchange or the solicitation of an offer to sell or exchange any securities. At the time the exchange offer is commenced, it shall be conducted in accordance with applicable law in the United States, and NRF will file a tender offer statement on Schedule TO and related documents with the Securities and Exchange Commission. Holders of the 7.50% Notes are strongly advised to carefully read the NRF's preliminary prospectus, the related letter of transmittal and the related exchange offer documents to be filed with the Securities and Exchange Commission, as they will contain important information, including the various terms of, and conditions to, the proposed exchange offer. Once filed, holders of the 7.50% Notes will be able to obtain free copies of these documents and other documents filed by NRF with the Securities and Exchange Commission at the website of the Commission at www.sec.gov. If commenced, the proposed exchange offer shall be governed in accordance with the applicable laws in the United States.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(Dollars in Thousands)

	Beginning Balance	Charged to Costs and Expenses	Other Charges	Deductions	Ending Balance
For the Year Ended December 31, 2013
Loan loss reserves	$156,699	$(8,786)	$—	$(145,033)	$2,880
Allowance for doubtful accounts	1,526	784	—	(1,159)	1,151
Allowance for unbilled rent receivable	—	354	—	(47)	307

	$158,225	$(7,648)	$—	$(146,239)	$4,338

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES
SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2013
(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Manufactured Housing
Alton, IL	$6,575	$987	$2,942	$21	$987	$2,963	$3,950	$139	$3,811	Dec-12	10 - 30 years
Apopka, FL	2,433	3,311	11,895	14	3,311	11,909	15,220	526	14,694	Apr-13	10 - 30 years
Arvada, CO	8,671	6,028	12,481	—	6,028	12,481	18,509	738	17,771	Dec-12	10 - 30 years
Aurora, CO	4,240	7,262	14,327	6	7,262	14,333	21,595	871	20,724	Dec-12	10 - 30 years
Austin, TX	34,357	6,440	31,587	—	6,440	31,587	38,027	42	37,985	Dec-13	10 - 30 years
Belton, MO	3,044	1,681	11,892	9	1,681	11,901	13,582	528	13,054	Apr-13	10 - 30 years
Bloomingburg, NY	1,364	1,953	18,186	11	1,953	18,197	20,150	801	19,349	Apr-13	10 - 30 years
Blossvale, NY	10,615	107	3,424	29	107	3,453	3,560	155	3,405	Apr-13	10 - 30 years
Casper, WY	24,157	6,924	13,906	—	6,924	13,906	20,830	848	19,982	Dec-12	10 - 30 years
Cheyenne, WY	33,467	5,299	10,438	8	5,299	10,446	15,745	642	15,103	Dec-12	10 - 30 years
Clearfield, UT	26,022	3,246	11,389	7	3,246	11,396	14,642	501	14,141	Apr-13	10 - 30 years
Clio, MI	3,539	1,110	4,749	—	1,110	4,749	5,859	6	5,853	Dec-13	10 - 30 years
Commerce City, CO	9,070	2,318	4,604	—	2,318	4,604	6,922	283	6,639	Dec-12	10 - 30 years
Connelly, NY	5,160	308	7,054	—	308	7,054	7,362	315	7,047	Apr-13	10 - 30 years
Davie, FL	5,676	9,381	8,816	—	9,381	8,816	18,197	388	17,809	Apr-13	10 - 30 years
Davison, MI	3,791	1,251	5,140	—	1,251	5,140	6,391	6	6,385	Dec-13	10 - 30 years
Denver, CO	8,502	2,322	5,172	4	2,322	5,176	7,498	291	7,207	Dec-12	10 - 30 years
Denver, CO	22,363	2,670	22,690	—	2,670	22,690	25,360	30	25,330	Dec-13	10 - 30 years
Fayetteville, CO	5,456	346	743	—	346	743	1,089	45	1,044	Dec-12	10 - 30 years
Ft. Collins, CO	14,929	11,856	23,170	30	11,856	23,200	35,056	1,418	33,638	Dec-12	10 - 30 years
Gainesville, FL	29,413	2,886	11,489	22	2,886	11,511	14,397	509	13,888	Apr-13	10 - 30 years
Gansevoort, NY	2,145	163	510	—	163	510	673	24	649	Apr-13	10 - 30 years
Gillette, WY	17,461	9,148	18,156	—	9,148	18,156	27,304	1,106	26,198	Dec-12	10 - 30 years
Godfrey, IL	3,564	492	1,077	—	492	1,077	1,569	64	1,505	Dec-12	10 - 30 years
Golden, CO	1,466	4,955	9,836	171	4,955	10,007	14,962	600	14,362	Dec-12	10 - 30 years
Grand Prairie, TX	21,967	7,740	21,869	—	7,740	21,869	29,609	29	29,580	Dec-13	10 - 30 years
Greeley, CO	14,714	10,073	20,006	86	10,073	20,092	30,165	1,221	28,944	Dec-12	10 - 30 years
Haysville, KS	9,436	95	1,542	—	95	1,542	1,637	70	1,567	Apr-13	10 - 30 years
Henderson, CO	9,685	8,734	17,672	6	8,734	17,678	26,412	1,040	25,372	Dec-12	10 - 30 years
Jacksonville, FL	82,076	22,173	71,764	28	22,173	71,792	93,965	3,166	90,799	Apr-13	10 - 30 years
Kansas City, KS	4,570	1,221	6,937	15	1,221	6,952	8,173	303	7,870	Apr-13	10 - 30 years
Kansas City, MO	7,062	885	9,777	19	885	9,796	10,681	428	10,253	Apr-13	10 - 30 years
Kissimmee, FL	1,253	5,771	23,662	7	5,771	23,669	29,440	1,049	28,391	Apr-13	10 - 30 years
Lake Wales, FL	9,679	1,841	6,341	35	1,841	6,376	8,217	302	7,915	Apr-13	10 - 30 years

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES
SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Laramie, WY	$4,526	$1,794	$3,687	$—	$1,794	$3,687	$5,481	$220	$5,261	Dec-12	10 - 30 years
Lawrence, KS	17,987	931	14,943	13	931	14,956	15,887	668	15,219	Apr-13	10 - 30 years
Layton, UT	12,384	7,145	21,356	54	7,145	21,410	28,555	947	27,608	Apr-13	10 - 30 years
Lewisville, TX	23,852	9,170	23,617	—	9,170	23,617	32,787	32	32,755	Dec-13	10 - 30 years
Liverpool, NY	11,920	1,398	13,229	55	1,398	13,284	14,682	572	14,110	Apr-13	10 - 30 years
Longmont, CO	2,661	2,045	4,244	4	2,045	4,248	6,293	250	6,043	Dec-12	10 - 30 years
Longmont, CO	44,225	3,660	45,285	—	3,660	45,285	48,945	59	48,886	Dec-13	10 - 30 years
Loveland, CO	17,984	2,206	4,343	8	2,206	4,351	6,557	268	6,289	Dec-12	10 - 30 years
Magna, UT	3,612	3,224	12,041	5	3,224	12,046	15,270	537	14,733	Apr-13	10 - 30 years
Manhattan, KS	23,538	1,130	18,726	72	1,130	18,798	19,928	826	19,102	Apr-13	10 - 30 years
Nanuet, NY	8,256	1,106	12,990	10	1,106	13,000	14,106	578	13,528	Apr-13	10 - 30 years
Naples, FL	7,961	4,316	11,239	8	4,316	11,247	15,563	497	15,066	Apr-13	10 - 30 years
North Salt Lake, UT	5,455	8,878	22,268	53	8,878	22,321	31,199	984	30,215	Apr-13	10 - 30 years
O' Fallon, IL	11,561	1,643	3,285	19	1,643	3,304	4,947	201	4,746	Dec-12	10 - 30 years
Ogden, UT	20,361	14,388	53,113	66	14,388	53,179	67,567	2,350	65,217	Apr-13	10 - 30 years
Orlando, FL	57,410	7,480	26,807	21	7,480	26,828	34,308	1,185	33,123	Apr-13	10 - 30 years
Park City, KS	12,554	722	4,172	10	722	4,182	4,904	184	4,720	Apr-13	10 - 30 years
Pompano Beach, FL	3,774	2,515	4,217	4	2,515	4,221	6,736	186	6,550	Apr-13	10 - 30 years
Pontoon Beach, IL	8,689	3,383	7,044	20	3,383	7,064	10,447	415	10,032	Dec-12	10 - 30 years
Port Jervis, NY	12,377	985	9,394	9	985	9,403	10,388	419	9,969	Apr-13	10 - 30 years
Queensbury, NY	2,071	296	8,730	11	296	8,741	9,037	384	8,653	Apr-13	10 - 30 years
Salt Lake City, UT	57,189	14,506	59,398	9	14,506	59,407	73,913	2,639	71,274	Apr-13	10 - 30 years
Sandy, UT	20,125	6,412	19,874	—	6,412	19,874	26,286	881	25,405	Apr-13	10 - 30 years
Sarasota Springs, NY	12,090	95	2,904	9	95	2,913	3,008	131	2,877	Apr-13	10 - 30 years
Springdale, AR	7,529	1,850	3,708	5	1,850	3,713	5,563	231	5,332	Dec-12	10 - 30 years
Thornton, CO	21,998	4,664	9,214	5	4,664	9,219	13,883	561	13,322	Dec-12	10 - 30 years
Thornton, CO	93,905	11,789	94,121	—	11,789	94,121	105,910	126	105,784	Dec-13	10 - 30 years
Tooele, UT	11,618	981	9,449	7	981	9,456	10,437	420	10,017	Apr-13	10 - 30 years
Topeka, KS	23,575	5,097	7,167	8	5,097	7,175	12,272	319	11,953	Apr-13	10 - 30 years
Washingtonville, NY	3,052	1,181	4,810	—	1,181	4,810	5,991	215	5,776	Apr-13	10 - 30 years
West Jordan, UT	14,705	7,198	28,908	8	7,198	28,916	36,114	1,284	34,830	Apr-13	10 - 30 years
West Valley City, UT	24,333	3,444	18,077	6	3,444	18,083	21,527	804	20,723	Apr-13	10 - 30 years
Wichita, KS	57,631	2,265	13,432	33	2,265	13,465	15,730	592	15,138	Apr-13	10 - 30 years
Winter Haven, FL	16,069	580	5,510	5	580	5,515	6,095	242	5,853	Apr-13	10 - 30 years

Total Manufactured Housing	1,124,899	289,454	1,046,545	1,065	289,454	1,047,610	1,337,064	38,691	1,298,373

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Healthcare
Alexandria, MN	$1,748	$260	$2,200	$—	$260	$2,200	$2,460	$36	$2,424	Jun-13	40 years
Baxter, MN	2,291	220	2,786	—	220	2,786	3,006	43	2,963	Jun-13	40 years
Black Mountain, NC	5,075	468	5,786	861	468	6,647	7,115	1,092	6,023	Jul-06	40 years
Blountstown, FL	3,709	378	5,069	908	378	5,977	6,355	964	5,391	Jul-06	40 years
Bremerton, WA	6,971	964	8,171	360	964	8,531	9,495	1,549	7,946	Dec-06	40 years
Carrollton, GA	2,826	816	4,220	1,017	816	5,237	6,053	881	5,172	Jan-07	40 years
Castleton, IN	7,453	677	8,077	—	677	8,077	8,754	1,321	7,433	Jun-07	40 years
Charleston, IL	5,607	485	6,211	743	485	6,954	7,439	1,152	6,287	Jan-07	40 years
Chesterfield, IN	4,282	815	4,204	—	815	4,204	5,019	687	4,332	Jun-07	40 years
Cincinnati, OH	10,938	2,052	15,776	771	2,052	16,547	18,599	3,145	15,454	Jan-07	40 years
Clemmons, NC	2,069	337	4,541	33	337	4,574	4,911	704	4,207	Apr-07	40 years
Clinton, OK	1,283	225	3,513	483	225	3,996	4,221	868	3,353	Jan-07	40 years
Cloquet, MN	3,398	170	4,021	—	170	4,021	4,191	60	4,131	Jun-13	40 years
Columbia City, IN	8,339	1,034	6,390	—	1,034	6,390	7,424	1,045	6,379	Jun-07	40 years
Daly City, CA	10,775	—	—	12,322	—	12,322	12,322	5,541	6,781	Aug-07	40 years
Daly City, CA	4,595	3,297	1,872	—	3,297	1,872	5,169	286	4,883	Aug-07	40 years
Detroit Lakes, MN	1,977	40	2,420	—	40	2,420	2,460	39	2,421	Jun-13	40 years
Duluth, MN	9,655	300	12,436	—	300	12,436	12,736	180	12,556	Jun-13	40 years
Duluth, MN	3,298	200	4,355	—	200	4,355	4,555	70	4,485	Jun-13	40 years
Duluth, MN	—	555	—	—	555	—	555	—	555	Jun-13	NA
Dunkirk, IN	2,164	310	2,299	—	310	2,299	2,609	376	2,233	Jun-07	40 years
East Arlington, TX	3,210	3,619	901	63	3,619	964	4,583	147	4,436	May-07	40 years
Effingham, IL	519	211	1,145	12	211	1,157	1,368	205	1,163	Jan-07	40 years
Effingham, IL	4,415	340	4,994	364	340	5,358	5,698	911	4,787	Jan-07	40 years
Elk City, OK	4,171	143	6,721	403	143	7,124	7,267	1,395	5,872	Jan-07	40 years
Fairfield, IL	6,141	153	7,898	73	153	7,971	8,124	1,393	6,731	Jan-07	40 years
Fergus Falls, MN	—	245	—	—	245	—	245	—	245	Jun-13	NA
Fort Wayne, IN	5,048	1,478	4,409	—	1,478	4,409	5,887	721	5,166	Jun-07	40 years
Fullerton, CA	749	1,357	872	162	1,357	1,034	2,391	176	2,215	Jan-07	40 years
Fullerton, CA	7,272	4,065	8,564	259	4,065	8,823	12,888	1,593	11,295	Jan-07	40 years

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Garden Grove, CA	$10,725	$6,975	$5,927	$274	$6,975	$6,201	$13,176	$1,140	$12,036	Jan-07	40 years
Grand Rapids, MN	3,325	160	3,849	—	160	3,849	4,009	58	3,951	Jun-13	40 years
Grove City, OH	4,304	613	6,882	262	613	7,144	7,757	1,233	6,524	Jun-07	40 years
Harrisburg, IL	3,534	191	5,059	10	191	5,069	5,260	883	4,377	Jun-07	40 years
Hartford City, IN	721	199	1,782	—	199	1,782	1,981	291	1,690	Jun-07	40 years
Hobart, IN	5,860	1,835	5,019	—	1,835	5,019	6,854	821	6,033	Jun-07	40 years
Huntington, IN	—	120	—	—	120	—	120	—	120	Jun-07	NA
Huntington, IN	5,093	526	5,037	—	526	5,037	5,563	824	4,739	Jun-07	40 years
Indianapolis, IN	2,463	210	2,511	—	210	2,511	2,721	410	2,311	Jun-07	40 years
Kingfisher, OK	3,804	128	5,497	295	128	5,792	5,920	1,116	4,804	Jan-07	40 years
La Vista, NE	4,094	562	4,966	415	562	5,381	5,943	949	4,994	Jan-07	40 years
LaGrange, IN	4,828	446	5,494	—	446	5,494	5,940	898	5,042	Jun-07	40 years
LaGrange, IN	490	47	584	—	47	584	631	95	536	Jun-07	40 years
Lancaster, OH	6,559	294	6,094	329	294	6,423	6,717	1,162	5,555	Jun-07	40 years
Lancaster, OH	4,399	720	5,780	1,026	720	6,806	7,526	384	7,142	Jan-12	40 years
Little Falls, MN	1,687	250	1,754	—	250	1,754	2,004	31	1,973	Jun-13	40 years
Marysville, OH	4,919	2,218	5,015	368	2,218	5,383	7,601	984	6,617	Jun-07	40 years
Mattoon, IL	6,646	210	6,871	292	210	7,163	7,373	1,341	6,032	Jan-07	40 years
Mattoon, IL	5,439	227	7,534	302	227	7,836	8,063	1,228	6,835	Jan-07	40 years
Memphis, TN	14,009	4,770	14,305	586	4,770	14,891	19,661	2,752	16,909	Jan-07	40 years
Middletown, IN	—	52	—	—	52	—	52	—	52	Jun-07	NA
Middletown, IN	3,831	132	4,750	—	132	4,750	4,882	777	4,105	Jun-07	40 years
Mooresville, IN	4,282	631	4,187	—	631	4,187	4,818	685	4,133	Jun-07	40 years
Morris, IL	2,069	568	9,103	943	568	10,046	10,614	1,933	8,681	May-06	40 years
Mountain Iron, MN	3,253	175	3,651	—	175	3,651	3,826	55	3,771	Jun-13	40 years
Mt. Sterling, KY	10,735	599	12,561	25	599	12,586	13,185	2,065	11,120	Feb-07	40 years
Oklahoma City, OK	4,247	757	5,184	355	757	5,539	6,296	1,098	5,198	Jan-07	40 years
Olney, IL	2,353	57	2,897	32	57	2,929	2,986	517	2,469	Jan-07	40 years
Olney, IL	4,064	109	5,419	372	109	5,791	5,900	981	4,919	Jan-07	40 years
Paris, IL	6,554	187	6,797	140	187	6,937	7,124	1,193	5,931	Jan-07	40 years
Park Rapids, MN	2,432	50	2,683	—	50	2,683	2,733	42	2,691	Jun-13	40 years
Peru, IN	4,507	502	7,135	—	502	7,135	7,637	1,167	6,470	Jun-07	40 years
Plymouth, IN	3,471	128	5,538	—	128	5,538	5,666	906	4,760	Jun-07	40 years
Portage, IN	4,958	1,438	7,988	—	1,438	7,988	9,426	1,306	8,120	Jun-07	40 years
Proctor, MN	5,112	300	7,920	—	300	7,920	8,220	115	8,105	Jun-13	40 years

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Rantoul, IL	$5,393	$151	$5,377	$348	$151	$5,725	$5,876	$972	$4,904	Jan-07	40 years
Robinson, IL	3,835	219	4,746	92	219	4,838	5,057	870	4,187	Jan-07	40 years
Rockford, IL	4,736	1,101	4,814	92	1,101	4,906	6,007	858	5,149	Jan-07	40 years
Rockport, IN	—	366	—	—	366	—	366	—	366	Jun-07	NA
Rockport, IN	2,119	253	2,092	—	253	2,092	2,345	342	2,003	Jun-07	40 years
Rushville, IN	5,401	310	5,858	—	310	5,858	6,168	958	5,210	Jun-07	40 years
Rushville, IN	729	62	1,177	—	62	1,177	1,239	192	1,047	Jun-07	40 years
Santa Ana, CA	7,562	2,281	7,046	237	2,281	7,283	9,564	1,326	8,238	Jan-07	40 years
Stephenville, TX	5,897	507	6,459	403	507	6,862	7,369	1,213	6,156	Jan-07	40 years
Sterling, IL	2,247	129	6,229	762	129	6,991	7,120	1,428	5,692	May-06	40 years
Sullivan, IN	5,344	1,794	4,469	—	1,794	4,469	6,263	730	5,533	Jun-07	40 years
Sullivan, IN	966	102	441	—	102	441	543	73	470	Jun-07	40 years
Sullivan, IN	—	494	—	—	494	—	494	—	494	Jun-07	NA
Sycamore, IL	8,143	816	9,897	121	816	10,018	10,834	1,755	9,079	Jan-07	40 years
Syracuse, IN	4,733	125	4,564	—	125	4,564	4,689	746	3,943	Jun-07	40 years
Tipton, IN	9,944	1,102	10,836	(27)	1,102	10,809	11,911	1,590	10,321	Jun-07	40 years
Tuscola, IL	4,011	237	4,616	268	237	4,884	5,121	890	4,231	Jan-07	40 years
Vandalia, IL	7,043	82	7,969	49	82	8,018	8,100	1,395	6,705	Jan-07	40 years
Wabash, IN	1,645	1,060	870	—	1,060	870	1,930	142	1,788	Jun-07	40 years
Wabash, IN	4,665	1,451	4,154	—	1,451	4,154	5,605	679	4,926	Jun-07	40 years
Wakarusa, IN	9,316	289	13,420	—	289	13,420	13,709	2,195	11,514	Jun-07	40 years
Wakarusa, IN	5,996	153	7,111	—	153	7,111	7,264	1,164	6,100	Jun-07	40 years
Warsaw, IN	—	77	—	—	77	—	77	—	77	Jun-07	NA
Warsaw, IN	2,479	319	3,722	—	319	3,722	4,041	609	3,432	Jun-07	40 years
Washington Court House, OH	4,714	341	5,169	255	341	5,424	5,765	957	4,808	Jun-07	40 years
Weatherford, OK	4,308	229	5,600	376	229	5,976	6,205	1,179	5,026	Jan-07	40 years
Wichita, KS	7,523	2,282	10,478	20	2,282	10,498	12,780	1,581	11,199	Dec-07	40 years
Windsor, NC	—	397	—	—	397	—	397	—	397	Feb-07	NA

Total Healthcare(1)	403,494	68,329	462,738	27,856	68,329	490,594	558,923	79,864	479,059

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Net Lease
Auburn Hills, MI	$11,903	$2,980	$8,607	$—	$2,980	$8,607	$11,587	$3,476	$8,111	Sept-05	40 years
Aurora, CO	31,232	2,650	35,786	23	2,650	35,809	38,459	7,208	31,251	Jul-06	40 years
Camp Hill, PA	24,119	5,900	19,510	—	5,900	19,510	25,410	7,043	18,367	Sept-05	40 years
Columbus, OH	22,300	4,375	29,184	—	4,375	29,184	33,559	5,387	28,172	Nov-07	40 years
Fort Mill, SC	29,164	3,300	31,554	—	3,300	31,554	34,854	6,098	28,756	Mar-07	40 years
Milpitas, CA	20,056	16,800	8,847	—	16,800	8,847	25,647	2,451	23,196	Feb-07	40 years
Indianapolis, IN	26,601	1,670	32,306	—	1,670	32,306	33,976	7,381	26,595	Mar-06	40 years
Rancho Cordova, CA	7,659	3,060	9,360	—	3,060	9,360	12,420	2,236	10,184	Sept-05	40 years
Rockaway, NJ	16,094	6,118	15,664	295	6,118	15,959	22,077	3,786	18,291	Mar-06	40 years
Salt Lake City, UT	13,688	672	19,739	366	672	20,105	20,777	5,630	15,147	Aug-05	40 years
Bloomingdale, IL	5,332	—	5,810	—	—	5,810	5,810	1,285	4,525	Sept-06	40 years
Fort Wayne, IN	3,020	—	3,642	—	—	3,642	3,642	866	2,776	Sept-06	40 years
Keene, NH	6,237	3,033	5,919	—	3,033	5,919	8,952	1,293	7,659	Sept-06	40 years
Concord, NH	7,788	2,145	9,216	—	2,145	9,216	11,361	2,072	9,289	Sept-06	40 years
Melville, NY	4,136	—	3,187	—	—	3,187	3,187	791	2,396	Sept-06	40 years
Millbury, MA	4,396	—	5,994	—	—	5,994	5,994	1,182	4,812	Sept-06	40 years
North Attleboro, MA	4,379	—	5,445	—	—	5,445	5,445	1,200	4,245	Sept-06	40 years
South Portland, ME	3,819	—	6,687	—	—	6,687	6,687	2,122	4,565	Sept-06	24.4 years
Wichita, KS	5,698	1,325	5,584	—	1,325	5,584	6,909	1,186	5,723	Sept-06	40 years
Reading, PA	17,765	3,225	21,792	574	3,225	22,366	25,591	3,769	21,822	Jun-07	40 years

Total Net Lease	265,386	57,253	283,833	1,258	57,253	285,091	342,344	66,462	275,882
Multifamily
Houston, TX	14,870	2,401	16,293	167	2,401	16,460	18,861	285	18,576	Jun-13	10-30 years
Jacksonville, FL	51,130	8,933	55,617	475	8,933	56,092	65,025	1,108	63,917	Apr-13/Jun-13	10-30 years
Marietta, GA	11,395	3,742	11,258	327	3,742	11,585	15,327	323	15,004	Apr-13	10-30 years
Memphis, TN	39,600	7,300	41,896	1,307	7,300	43,203	50,503	1,055	49,448	Mar-13	10-30 years
Murfreesboro, TN	18,780	2,900	20,850	487	2,900	21,337	24,237	500	23,737	Apr-13	10-30 years
Panama City, FL	12,880	800	15,150	296	800	15,446	16,246	386	15,860	Apr-13	10-30 years
Roswell, GA	23,812	7,920	23,825	970	7,920	24,795	32,715	623	32,092	Apr-13	10-30 years
Savannah, GA	25,550	2,700	29,750	246	2,700	29,996	32,696	683	32,013	Apr-13	10-30 years
Scottsdale, AZ	46,538	8,394	53,130	—	8,394	53,130	61,524	925	60,599	Jun-13	10-30 years

Total Multifamily	244,555	45,090	267,769	4,275	45,090	272,044	317,134	5,888	311,246
REO
Sheboygan, WI	—	1,007	4,030	—	1,007	4,030	5,037	92	4,945	Jan-13	40 years

Grand Total	$2,038,334	$461,133	$2,064,915	$34,454	$461,133	$2,099,369	$2,560,502	$190,997	$2,369,505

(1)
Excludes portfolio level financing of $75 million.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

        The following table presents changes in the Company's operating real estate portfolio for the year ended December 31, 2013 (dollars in thousands):

2013
Beginning balance	$1,538,489
Property acquisitions	1,598,837
Transfers to held for sale	(29,097)
Improvements	11,028
Deconsolidation of N-Star CDOs	(558,755)

Ending balance	$2,560,502

        The following table presents changes in accumulated depreciation, exclusive of amounts relating to equipment and furniture and fixtures, for the year ended December 31, 2013 (dollars in thousands):

2013
Beginning balance	$147,943
Depreciation expense	76,127
Assets held for sale	(7,387)
Retirements and disposals	(1,370)
Deconsolidation	(24,316)

Ending balance	$190,997

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE

December 31, 2013

(Dollars in Thousands)

										Principal Amount of Loans Subject to Delinquent Principal or Interest (8)
			Interest Rate
	Location / Description (1)				Maturity Date (3)	Periodic Payment Terms (4)	Prior Liens (5)	Principal Amount (6)	Carrying Value (7)
Asset Type:		Number	Floating (2)	Fixed
First mortgage loans:
First Mortgage—A (6)	Pennsylvania / Office	1	7.25%	—	Sep-16	I/O	$—	$61,500	$60,648	$—
First Mortgage—B (7)	New Jersey / Retail	1	3.09%	—	Dec-14	I/O	—	60,426	57,210	—
First Mortgage—C (6)	California / Condo	1	8.25%	—	Oct-15	P&I	—	44,283	43,854	—
First Mortgage—D	New York / Land	1	—	11.00%	Mar-14	I/O	—	39,000	37,961	—
First Mortgage—E (6)	California / Office	1	6.90%	—	Oct-16	I/O	—	38,750	38,407	—
First Mortgage—F (8)	Colorado / Retail	1	6.65%	—	Apr-15	I/O	—	35,500	35,536	—
First Mortgage—G (6)	Florida / Land	1	12.00%	—	Sep-14	I/O	—	32,025	31,234	—
Other first mortgage loans	Various / Various	10	0.00% to 18.25%	0.00% to 10.75%	Apr-14 to Sep-17		—	164,684	123,783	—

Subtotal first mortgage loans:		17						476,168	428,633	—
Subordinate interests
Subordinate interests—A	NY, NJ, CT / Office	1	—	12.00%	Dec-20	I/O	—	100,000	108,260	—
Subordinate interests—B	New York / Hotel	1	—	13.11%	May-23	I/O	—	61,750	60,773	—
Subordinate interests—C (7)	New York / Hotel	1	10.93%	—	May-23	I/O	—	46,930	46,387	—
Other subordinate interests	Various / Various	6	6.75% to 17.17%	11.50% to 12.00%	Dec-14 to Aug-16		—	45,745	45,466	—

Subtotal subordinate interests		9					—	254,425	260,886	—
Mezzanine loans:
Other mezzanine loans	Various / Various	7	0.19% to 12.70%	0.00% to 14.50%	Jul-14 to Feb-23		—	120,215	118,081	—

Subtotal mezzanine loans		7					—	120,215	118,081	—
Term loans
Term loan—A	NY, NJ, CT / Office	2	—	12.00%	Dec-20	I/O	—	150,000	162,390	—
Term loan—B	Other / Other	1	—	14.00%	Jul-17	I/O	—	50,000	48,095	—
Other term loans	Various / Various	8	—	6.36%to 12.5%	May-15 to Jun-28		—	34,472	12,993	—

Subtotal term loans		11					—	234,472	223,478	—

Total		44					$—	$1,085,280	$1,031,078	$—

(1)
Description of property types include condo, hotel, industrial, land, multifamily, office, retail and other.

(2)
Certain floating rate loans are subject to LIBOR floors ranging from 0.25% to 4.00%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate. All other floating rate loans are based on one-month LIBOR.

(3)
Represents initial maturity.

(4)
P&I = principal and interest; I/O = interest only.

(5)
There are no prior liens held by third-parties for individual loans greater than 3% of the total carrying value of the total loan portfolio as of December 31, 2013.

(6)
Term loans includes one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

(7)
Individual loans each have a carrying value greater than 3% of total loans. All other loans each have a carrying value less than 3% of total loans.

(8)
There are no loans that have principal and interest delinquencies greater than 90 days.

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE (continued)

December 31, 2013

(Dollars in Thousands)

  Reconciliation of Carrying Value of Real Estate Debt:

Year Ended December 31, 2013
Beginning balance	$1,832,231
Additions:
Principal amount of new loans and additional funding on existing loans	806,138
Interest accretion	1,284
Acquisition cost (fees) on new loans	5,561
Premium (discount) on new loans	6,523
Amortization of acquisition costs, fees, premiums and discounts	28,480
Deductions:
Collection of principal	272,054
Deconsolidation of CDOs (refer to Note 3)	1,134,713
Provision for (reversal of) loan losses, net	(8,786)
Transfers to affiliates (1)	115,797
Taking title to collateral	135,361

Ending balance	$1,031,078

(1)
For the year ended December 31, 2013, the Company sold two loans at cost to its Sponsored Companies (refer to Note 10).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
NRFC Sub-REIT Corp

        We have audited the accompanying consolidated balance sheet of NRFC Sub-REIT Corp. (a Maryland Corporation) and subsidiaries (the "Company") as of December 31, 2013, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for the year then ended. Our audit of the basic consolidated financial statements included the financial statement schedules listed in the index appearing under Item 15. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NRFC Sub-REIT Corp. and subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ GRANT THORNTON LLP

New York, New York
February 28, 2014

NRFC SUB-REIT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

(Dollars in Thousands)

Assets
Cash and cash equivalents	$627,460
Restricted cash	166,487
Operating real estate, net	2,369,505
Real estate debt investments, net (refer to Note 5)	1,031,078
Investments in private equity funds, at fair value (refer to Note 6)	586,018
Investments in and advances to unconsolidated ventures (refer to Note 7)	138,598
Real estate securities, available for sale	1,035,075
Receivables, net of allowance of $1,151	59,895
Receivables, related parties	25,262
Unbilled rent receivable, net of allowance of $307	15,006
Derivative assets, at fair value	3,469
Deferred costs and intangible assets, net	83,567
Assets of properties held for sale	30,063
Other assets	145,731

Total assets (1)	$6,317,214

Liabilities
Mortgage and other notes payable	$2,113,334
CDO bonds payable	384,183
Securitization bonds payable	82,340
Credit facilities	70,038
Accounts payable and accrued expenses	74,547
Escrow deposits payable	90,929
Derivative liabilities, at fair value	52,204
Liabilties of properties held for sale	28,962
Other liabilities	73,874

Total liabilities (2)	2,970,411

Equity
NRFC Sub-REIT Corp. Stockholders' Equity
Preferred stock, $625,000 aggregate liquidation preference	625
Common stock, $0.01 par value, 9,000 shares authorized, 100 shares issued and outstanding	—
Additional paid-in capital	2,864,384
Retained earnings (accumulated deficit)	465,994
Accumulated other comprehensive income (loss)	(11,197)

Total NRFC Sub-REIT Corp. stockholders' equity	3,319,806
Non-controlling interests	26,997

Total equity	3,346,803

Total liabilities and equity	$6,317,214

(1)	Assets of consolidated VIEs included in the total assets above:
	Restricted cash	$24,411
	Operating real estate, net	4,945
	Real estate debt investments, net	44,298
	Real estate securities, available for sale	644,015
	Receivables, net of allowance	4,476
	Other assets	269

	Total assets of consolidated VIEs	$722,414

(2)	Liabilities of consolidated VIEs included in the total liabilities above:
	CDO bonds payable	384,183
	Accounts payable and accrued expenses	2,686
	Escrow deposits payable	22
	Derivative liabilities, at fair value	52,204
	Other liabilities	2,971

	Total liabilities of consolidated VIEs	$442,066

NRFC SUB-REIT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Net interest income
Interest income	$301,844
Interest expense on debt and securities	38,152

Net interest income on debt and securities	263,692
Other revenues
Rental and escalation income	235,492
Selling commissions and dealer manager fees, related parties	62,572
Asset management and other fees, related parties	27,301
Other revenue	5,420

Total other revenues	330,785
Expenses
Other interest expense	85,868
Real estate properties—operating expenses	73,668
Commission expense (refer to Note 10)	57,325
Other expenses	4,703
Transaction costs	12,464
Provision for (reversal of) loan losses, net	(8,786)
General and administrative
Salaries and equity-based compensation (1)	64,726
Other general and administrative	22,511

Total general and administrative	87,237
Depreciation and amortization	93,470

Total expenses	405,949

Income (loss) from operations	188,528
Equity in earnings (losses) of unconsolidated ventures	85,477
Other income (loss)	38
Unrealized gain (loss) on investments and other	(31,916)
Realized gain (loss) on investments and other	44,567
Gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	(299,802)

Income (loss) from continuing operations	(13,108)
Income (loss) from discontinued operations	(8,356)

Net income (loss)	(21,464)
Net (income) loss attributable to non-controlling interests	402
Preferred stock dividends	(78)

Net income (loss) attributable to NRFC Sub-REIT Corp. stockholders	$(21,140)

(1)
Includes $17.0 million of equity-based compensation expense.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Net income (loss)	$(21,464)
Other comprehensive income (loss):
Unrealized gain (loss) on real estate securities, available for sale	(557)
Reclassification of unrealized (gain) loss into realized gain (loss) on investments and other	(926)
Reclassification of swap (gain) loss into interest expense on debt and securities (refer to Note 15)	3,992
Reclassification of swap (gain) loss into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	15,246

Total other comprehensive income (loss)	17,755
Comprehensive income (loss)	(3,709)
Comprehensive (income) loss attributable to non-controlling interests	402

Comprehensive income (loss) attributable to NRFC Sub-REIT Corp.	$(3,307)

NRFC SUB-REIT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY

DECEMBER 31, 2013

(Dollars in Thousands)

	Preferred Stock		Common Stock			Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total NRFC Sub-REIT Corp. Stockholders' Equity
					Additional Paid-in Capital				Non-controlling Interests	Total Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2012 (unaudited)	625	$625	100	$—	$1,282,134	$487,134	$(28,952)	$1,740,941	$9,029	$1,749,970
Capital contributions	—	—	—	—	1,582,250	—	—	1,582,250	19,774	1,602,024
Capital distributions	—	—	—	—	—	(78)	—	(78)	(1,404)	(1,482)
Other comprehensive income (loss)	—	—	—	—	—	—	17,755	17,755	—	17,755
Net income (loss)	—	—	—	—	—	(21,062)	—	(21,062)	(402)	(21,464)

Balance as of December 31, 2013	625	$625	100	$—	$2,864,384	$465,994	$(11,197)	$3,319,806	$26,997	$3,346,803

NRFC SUB-REIT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Cash flows from operating activities:
Net income (loss)	$(21,464)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses of private equity funds	(82,592)
Equity in (earnings) losses of unconsolidated ventures	(2,885)
Depreciation and amortization	94,840
Amortization of premium / accretion of discount on investments	(62,851)
Interest accretion on investments	(1,549)
Amortization of deferred financing costs	4,947
Amortization of equity-based compensation	16,961
Unrealized (gain) loss on investments and other	(20,817)
Realized (gain) loss on investments and other / other income	(44,605)
(Gain) loss on deconsolidation	299,802
Impairment from discontinued operations	8,613
Distributions from private equity funds	82,592
Distributions from unconsolidated ventures	4,744
Distributions from equity investments	7,028
Amortization of capitalized above / below market leases	(1,438)
Straight line rental income, net	(2,713)
Provision for (reversal of) loan losses, net	(8,786)
Allowance for uncollectable accounts	1,138
Other	151
Discounts received	7,815
Changes in assets and liabilities:
Restricted cash	(6,846)
Receivables	(10,912)
Other assets	(1,040)
Receivables, related parties	(11,830)
Accounts payable and accrued expenses	32,858
Other liabilities	4,857

Net cash provided by (used in) operating activities	286,018
Cash flows from investing activities:
Acquisitions of operating real estate, net	(1,624,959)
Improvements of operating real estate	(11,028)
Deferred costs and intangible assets	(769)
Net proceeds from sales of operating real estate	17,687
Originations of real estate debt investments, net	(744,209)
Acquisitions of real estate debt investments	(56,301)
Proceeds from sales of real estate debt investments	106,845
Repayments on real estate debt investments	274,029
Investments in and advances to private equity funds	(664,392)
Distributions from private equity funds	135,607
Investment in and advances to unconsolidated ventures	(109,218)
Distributions from unconsolidated ventures	11,782
Acquisitions of real estate securities, available for sale	(2,800)
Proceeds from sales of real estate securities, available for sale	223,992
Repayments on real estate securities, available for sale	187,622
Change in restricted cash	(30,736)
Other assets	1,695

Net cash provided by (used in) investing activities	(2,285,153)

NRFC SUB-REIT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

YEAR ENDED DECEMBER 31, 2013

(Dollars in Thousands)

Cash flows from financing activities:
Borrowings from mortgage notes	1,252,085
Repayments of mortgage notes	(21,272)
Proceeds from CDO bond reissuance	23,725
Repayments of CDO bonds	(655,575)
Repurchases of CDO bonds	(44,222)
Paydowns on securitization bonds payable	(15,794)
Repayments of secured term loan	(105)
Borrowings from credit facilities	147,748
Repayments of credit facilities	(138,798)
Repayment of exchangeable senior notes	(35,710)
Payment of deferred financing costs	(17,769)
Purchase of derivative instruments	(9,563)
Change in restricted cash	134,504
Capital contributions	1,548,812
Capital distributions	(78)
Contributions from non-controlling interests	19,774
Distributions to non-controlling interests	(1,404)

Net cash provided by (used in) financing activities	2,186,358
Net increase (decrease) in cash and cash equivalents	187,223
Cash and cash equivalents—beginning of period	440,237

Cash and cash equivalents—end of period	$627,460

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business and Organization

        NRFC Sub-REIT Corp. (the "Company"), a Maryland Corporation, is the entity through which NorthStar Realty Finance Limited Partnership ("NRFLP"), conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of the assets of NorthStar Realty Finance Corp. ("NRF") an internally-managed real estate investment trust ("REIT"). NRFLP owns 100% of the common shares and 80% of the preferred shares of the Company.

        The proceeds from NRF's public issuances of common and preferred stock are distributed to NRFLP in the form of common and preferred units and to the Company as capital contributions. In addition, the amortization of equity-based compensation related to limited partnership interests in NRFLP which are structured as profits interests ("LTIP Units") are treated as capital contributions.

        On December 10, 2013, NRF announced that its board of directors unanimously approved a plan to spin-off its asset management business into a separate publicly-traded company in the form of a tax-free distribution. In connection with the spin-off, NRF formed NorthStar Asset Management Group Inc. ("NSAM"). NRF will be externally managed by NSAM through a management contract with an initial term of 20 years. NSAM will also manage NRF's sponsored non-traded REITs: NorthStar Real Estate Income Trust, Inc. ("NorthStar Income"), NorthStar Healthcare Income, Inc. ("NorthStar Healthcare") and NorthStar Real Estate Income II, Inc. ("NorthStar Income II"), collectively the Sponsored Companies. In addition, NSAM will own NorthStar Realty Securities, LLC ("NorthStar Securities"), a captive broker-dealer platform and perform other asset management-related services. The entities that manage the Sponsored Companies will become subsidiaries of NSAM as part of the spin-off. The spin-off is expected to be completed in the second quarter of 2014.

        All references herein to the Company refer to NRFC Sub-REIT Corp. and its consolidated subsidiaries, collectively, unless the context otherwise requires.

2. Summary of Significant Accounting Policies

     Basis of Accounting

        The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

     Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. The Company consolidates variable interest entities ("VIE") where the Company is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.

Variable Interest Entities

        A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity.

        The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

        A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE's economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE's economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE's purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of the Company and the other interests. The Company reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.

        The Company evaluates its CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as its collateralized debt obligations ("CDOs") to determine whether they are a VIE. The Company analyzes new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.

Voting Interest Entities

        A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company does not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.

        The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Investments in and Advances to Unconsolidated Ventures

        The Company has non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.

        Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity's net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.

        The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The Company elected the fair value option for its investments (directly or indirectly in joint ventures) that own limited partnership interests in real estate private equity funds ("PE Investments") and certain components of the Company's investment in RXR Realty, LLC ("RXR Realty"). PE Investments are recorded as investments in private equity funds, at fair value on the consolidated balance sheet. The Company records the change in fair value for its share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statement of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).

        The Company may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

Non-controlling Interests

        A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are required to be presented as a separate component of equity on the consolidated balance sheet and presented separately as net income (loss) and other comprehensive income (loss) ("OCI") attributable to controlling and non-controlling interests. Allocations to non-controlling interests may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.

     Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

     Comprehensive Income (Loss)

        The Company reports consolidated comprehensive income (loss) in a separate statement following the consolidated statement of operations. Comprehensive income (loss) is defined as the change in equity resulting from net income (loss) and OCI. The components of OCI principally include: (i) unrealized gain (loss) on real estate securities available for sale for which the fair value option is not elected; and (ii) the reclassification of unrealized gain (loss) on derivative instruments that are or were deemed to be effective hedges.

     Cash and Cash Equivalents

        The Company considers all highly-liquid investments with a remaining maturity date of three months or less to be cash equivalents. Cash, including amounts restricted, may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.

     Restricted Cash

        Restricted cash consists of amounts related to operating real estate (escrows for taxes, insurance, capital expenditures, tenant security deposits, payments required under certain lease agreements), loan origination (escrow deposits) and the Company's CDO and securitization financing transactions. Restricted cash in CDO financing transactions represent proceeds from repayments and/or sales and since the CDO financing transactions are past their respective reinvestment period, the cash is being distributed in accordance with priority of cash flows set forth in the respective CDO's governing documents.

     Fair Value Option

        The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, the Company may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.

     Operating Real Estate

        Operating real estate is carried at historical cost less accumulated depreciation. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the consolidated statement of operations. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Building (fee interest)	30 to 40 years
Building improvements	Lesser of the useful life or remaining life of the building
Building (leasehold interest)	Lesser of 40 years or remaining term of the lease
Land improvements	10 to 30 years
Tenant improvements	Lesser of the useful life or remaining term of the lease

        The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. The Company evaluates whether real estate acquired in connection with a foreclosure, UCC/deed in lieu of foreclosure or a consentual modification of a loan (herein collectively referred to as taking title to collateral) ("REO") constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.

        Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheet. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded. In addition, the results of operations are reclassified to income (loss) from discontinued operations in the consolidated statement of operations.

        Minimum rental amounts due under leases are generally either subject to scheduled fixed increases or adjustments. The following table presents approximate future minimum rental income under noncancelable operating leases to be received over the next five years and thereafter as of December 31, 2013 (dollars in thousands):

Years Ending December 31:
2014 (1)	$80,574
2015	78,507
2016	72,240
2017	58,729
2018	46,775
Thereafter	158,655

Total	$495,480

(1)
Excludes rental income from manufactured housing communities and multifamily properties that are subject to short-term leases.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

     Real Estate Debt Investments

        CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value.

     Real Estate Securities

        The Company classifies its CRE securities investments as available for sale on the acquisition date, which are carried at fair value. The Company historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statement of operations.

        The Company may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gains (losses) from the change in fair value is recorded as a component of accumulated OCI in the consolidated statement of equity, to the extent impairment losses are considered temporary.

     Deferred Costs

        Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to interest expense over the term of the financing using either the effective interest method or straight-line method depending on the type of financing. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated. Deferred lease costs consist of fees incurred to initiate and renew operating leases, which are amortized on a straight-line basis over the remaining lease term and is recorded to depreciation and amortization in the consolidated statement of operations.

     Identified Intangibles

        The Company records acquired identified intangibles, which includes intangible assets (value of the above-market leases, in-place leases and other intangibles) and intangible liabilities (value of below-market leases), based on estimated fair value. The value allocated to the above or below-market leases is amortized over the remaining lease term as a net adjustment to rental income. Other intangible assets are amortized into depreciation and amortization expense on a straight-line basis over the remaining lease term. Identified intangible assets are recorded in deferred costs and intangible assets and identified intangible liabilities are recorded in other liabilities on the consolidated balance sheet.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        The following table presents identified intangibles as of December 31, 2013 (dollars in thousands):

	Intangible Assets		Intangible Liabilities
	Above-market Leases	Other	Below-market Leases
Gross amount	$6,264	$93,037	$19,499
Accumulated amortization	(4,351)	(42,185)	(10,799)

Total	$1,913	$50,852	$8,700

        The Company recorded amortization of acquired above-market leases, net of acquired below-market leases, of $1.4 million, and amortization of other intangible assets of $15.4 million for the year ended December 31, 2013.

        Estimated annual amortization of intangible assets and liabilities is presented as follows (dollars in thousands):

	Above and Below Market Leases, Net (1)	Other Intangibles (1)
2014	$934	$11,799
2015	873	10,474
2016	855	9,307
2017	898	7,293
2018	571	5,388
Thereafter	2,656	6,591

Total	$6,787	$50,852

(1)
Identified intangibles will be amortized through periods ending December 2025.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

     Other Assets and Other Liabilities

        The following table presents other assets and other liabilities as of December 31, 2013 (dollars in thousands):

Other assets:
Manufactured homes	$69,217
Notes receivable	38,418
Investment-related reserves and deposits	11,127
Furniture, fixtures and equipment, net	6,977
Prepaid expenses	5,361
Timeshare	462
Other	14,169

Total	$145,731

Other liabilities:
PE Investment III deferred purchase price	$39,760
Unearned revenue	2,029
Security deposits	9,294
Below-market leases	8,700
Other	14,091

Total	$73,874

     Revenue Recognition

Operating Real Estate

        Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on the consolidated balance sheet. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by the Company on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.

Real Estate Debt Investments

        Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income in the consolidated statement of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Loans acquired at a discount with deteriorated credit quality are accreted to expected recovery, which takes into consideration the contractual cash flow of the loan, adjusted for the impact of any prepayments, and expected future cash flow the Company expects to receive. The Company continues to estimate the amount of recovery over the life of such loans. A subsequent change in expected future cash flow is recognized as an adjustment to the accretable yield prospectively over the remaining life of such loan.

Real Estate Securities

        Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.

Selling Commissions and Dealer Manager Fees

        Selling commissions and dealer manager fees represent income earned from selling equity in sponsored companies through NorthStar Securities, the Company's broker-dealer subsidiary, while such companies are raising capital for their respective public offerings. Selling commissions and dealer manager fees and commission expense are accrued on a trade date basis. The Company is currently raising capital for NorthStar Healthcare and NorthStar Income II. NorthStar Income, the Company's first sponsored company, successfully completed its $1.1 billion public offering on July 1, 2013.

Asset Management and Other Fees

        Asset management and other fees include fees earned from the management of Sponsored Companies and are recognized in the period during which the related services are performed and the amounts have been contractually earned.

     Credit Losses and Impairment on Investments

Operating Real Estate

        The Company's real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if the Company's estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the consolidated statement of operations.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Allowances for doubtful accounts for tenant/operator receivables are established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenants/operators to make required rent and other payments contractually due. Additionally, the Company establishes, on a current basis, an allowance for future tenant/operator credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.

Real Estate Debt Investments

        Loans are considered impaired when based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.

        Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.

Investments in and Advances to Unconsolidated Ventures

        The Company reviews its investments in unconsolidated ventures for which the Company did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

recorded in provision for loss on equity investment in the consolidated statement of operations.

Real Estate Securities

        CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment ("OTTI") as any change in fair value is recorded in the consolidated statement of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.

        CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statement of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (i) the amount related to expected credit losses; and (ii) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in the consolidated statement of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in the consolidated statement of equity. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above.

     Troubled Debt Restructuring

        CRE debt investments modified in a troubled debt restructuring ("TDR") are modifications granting a concession to a borrower experiencing financial difficulties where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. Management judgment is necessary to determine whether a loan modification is considered a TDR. Troubled debt that is fully satisfied via taking title to collateral, repossession or other transfers of assets is generally included in the definition of TDR. Loans acquired as a pool with deteriorated credit quality that have been modified are not considered a TDR.

     Derivatives

        Derivatives are used to manage exposure to interest rate risk. For derivatives that qualify as cash flow hedges, the effective portion of changes in fair value of derivatives designated as a hedge is recorded in accumulated OCI and is subsequently reclassified into income in the period that the hedged item affects income. Amounts reported in OCI relate to the hedge of

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

the Company's floating-rate borrowings are reclassified to interest expense as interest payments are made on associated borrowings.

        The change in fair value for derivatives that do not qualify as a hedge for U.S. GAAP is recorded in earnings. When the Company elected the fair value option for certain of its borrowings, any derivatives designated as a qualifying hedge at the time no longer qualified for hedge accounting given that the underlying borrowing will be remeasured with changes in the fair value recorded in earnings. For such derivatives, the unrealized gain (loss) at that time will remain in accumulated OCI and will be reclassified into earnings over the life of the associated borrowing, with current changes in fair value recorded in earnings.

     Equity-Based Compensation

        The Company accounts for NRF's equity-based compensation awards using the fair value method, which requires an estimate of fair value of the award at the time of grant. Awards may be based on a variety of measures such as time, performance, market or a combination thereof. For service-based awards, the Company recognizes compensation expense over the vesting period on a straight-line basis. For awards with performance or market measures, the Company recognizes compensation expense over the requisite service period, using the accelerated attribution expense method. For performance-based measures, compensation expense, net of estimated forfeitures, is recorded based on the Company's estimate of the probable achievement of such measures. For market-based measures, the Company recognizes compensation expense based on the initial estimate of the fair value of the award using a binomial model.

        For awards with a combination of performance or market measures, the Company estimates the fair value as if it were two separate awards. First, the Company estimates the probability of achieving the performance measure. If it is not probable the performance condition will be met, the Company records the compensation expense based on the fair value of the market measure. This expense is recorded even if the market-based measure is never met. If the performance-based measure is subsequently estimated to be achieved, the Company records compensation expense based upon the performance-based measure. The Company would then record a cumulative catch-up adjustment for any additional compensation expense.

     Foreign Currency Remeasurement

        Assets and liabilities denominated in non-U.S. currencies are remeasured at rates of exchange prevailing on the reporting date and revenues and expenses are remeasured at average rates of exchange for the period. The Company's functional currency of its euro-dominated investment is the U.S. dollar, therefore, any gains or losses from the remeasurement of foreign currency to U.S. dollars are included in the consolidated statement of operations.

     Income Taxes

        The Company has elected to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended, the ("Code"). Accordingly, the Company

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. To maintain its qualification as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its stockholders and meet certain other requirements. The Company may also be subject to certain state, local and franchise taxes. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. If the Company were to fail to meet these requirements, it would be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders. The Company believes that all of the criteria to maintain the Company's REIT qualification have been met for the applicable periods, but there can be no assurance that these criteria will continue to be met in subsequent periods.

        The Company maintains various taxable REIT subsidiaries ("TRSs") which may be subject to U.S. federal, state and local income taxes and foreign taxes. In general, a TRS of the Company may perform non-customary services for tenants of the Company, hold assets that the Company cannot hold directly and may engage in any real estate or non-real estate-related business. A TRS is subject to regular corporate income tax. The Company has established several TRSs in jurisdictions for which no taxes are assessed on corporate earnings. However, the Company must include in earnings the income from these TRSs even if it has received no cash distributions. Current and deferred taxes are provided on the portion of earnings (losses) recognized by the Company with respect to its interest in domestic TRSs. Deferred income tax assets and liabilities are calculated based on temporary differences between the Company's U.S. GAAP consolidated financial statements and the federal and state income tax basis of assets and liabilities as of the consolidated balance sheet date. The Company evaluates the realizability of its deferred tax assets (e.g., net operating loss and capital loss carryforwards) and recognizes a valuation allowance if, based on the available evidence, it is more likely than not that some portion or all of its deferred tax assets will not be realized. When evaluating the realizability of its deferred tax assets, the Company considers estimates of expected future taxable income, existing and projected book/tax differences, tax planning strategies available and the general and industry specific economic outlook. This realizability analysis is inherently subjective, as it requires the Company to forecast its business and general economic environment in future periods. Changes in estimate of deferred tax asset realizability, if any, are included in tax expense in the consolidated statement of operations. One of the Company's TRSs had net operating losses of $20.6 million which can generally be used to offset future operating income for up to 20 years. As of December 31, 2013, the Company has a deferred tax asset of $8.0 million, principally as a result of net operating losses. The Company had concluded that it is more likely than not that the net operating losses will not be used during the carryforward period, and as such, the Company has established a valuation allowance against the deferred tax asset.

        From time to time, the Company's TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to the Company's various lines of business. Certain entities may be consolidated in the Company's financial statements. In consolidation, these fees are eliminated when the entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

        Certain TRS entities are domiciled in non-U.S. jurisdictions and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally are included in the Company's taxable income on a current basis, whether or not distributed. Upon distribution of any previously included income, no incremental U.S. federal, state or local income taxes would be payable by the Company.

        The TRS entities may be subject to tax laws that are complex and potentially subject to different interpretations by the taxpayer and the relevant governmental taxing authorities. In establishing a provision for income tax expense, the Company must make judgments and interpretations about the application of these inherently complex tax laws. Actual income taxes paid may vary from estimates depending upon changes in income tax laws, actual results of operations and the final audit of tax returns by taxing authorities. Tax assessments may arise several years after tax returns have been filed. The Company reviews the tax balances of its TRS entities quarterly and as new information becomes available, the balances are adjusted as appropriate.

        The Company has assessed its tax positions for all open tax years, which includes 2010 to 2013 and concluded there were no material uncertainties to be recognized. The Company's accounting policy with respect to interest and penalties is to classify these amounts as interest expense. The Company has not recognized any such amounts related to uncertain tax positions for the year ended December 31, 2013.

     Recent Accounting Pronouncements

        In December 2011, the Financial Accounting Standards Board ("FASB") issued an accounting update that concluded when a parent ceases to have a controlling financial interest in a subsidiary that is in substance real estate as a result of default on the subsidiary's non-recourse borrowing, the reporting entity must apply sales accounting to the real estate to determine whether it should derecognize the in substance real estate. The reporting entity is precluded from derecognizing the real estate until legal ownership has been transferred to the lender to satisfy the borrowing. The requirements of the accounting update were effective for the Company in the first quarter 2013 and are applied on a prospective basis. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.

        In February 2013, the FASB issued an accounting update to present the reclassification adjustments to OCI by component on the face of the statement of operations or in the notes to the consolidated financial statements. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety into earnings, an entity is required to cross-reference to other disclosures required under U.S. GAAP to provide additional detail about those amounts. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Variable Interest Entities

        As of December 31, 2013, the Company has identified the following consolidated and unconsolidated VIEs.

     CDO Financing Transactions

        The Company sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. The Company acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO ("CSE CDO") and the CapLease 2005-1 CDO ("CapLease CDO"). In the case of the CSE CDO, the Company was delegated the collateral management and special servicing rights, and for the CapLease CDO, the Company acquired the collateral management rights. These CDOs are collectively referred to as the N-Star CDOs and their assets are referred to as legacy investments. All N-Star CDOs are considered VIEs. At the time of issuance of the sponsored CDOs, the Company retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, the Company repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds.

        The collateral for the CRE debt CDO financing transactions primarily includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant loans and other loans. The collateral for the CDO financing transactions primarily collateralized by CRE securities includes commercial mortgage-backed securities ("CMBS"), unsecured REIT debt and CDO notes backed primarily by CRE securities and debt. Assets of each of the VIEs may only be used to settle obligations of the respective VIE. Creditors of each of the VIEs have no recourse to the general credit of the Company.

Consolidated N-Star CDOs

        As of December 31, 2013, the Company serves as collateral manager and/or special servicer for N-Star CDOs I, III, V and IX which are primarily collateralized by CRE securities. The Company consolidates these entities as the Company has the power to direct the activities that most significantly impact the economic performance of these CDOs and therefore continues to be the primary beneficiary.

        The Company is not contractually required to provide financial support to any of these consolidated VIEs, however, the Company, in its capacity as collateral manager/collateral manager delegate and/or special servicer, may in its sole discretion provide support such as protective and other advances it deems appropriate. The Company did not provide any other financial support to any of its consolidated VIEs for the year ended December 31, 2013.

Unconsolidated N-Star CDOs

        The Company delegated the collateral management rights for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013 to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees. The Company continues to receive fees as named collateral manager or collateral manager delegate and retained administrative responsibilities. The

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Variable Interest Entities (Continued)

Company evaluated the reconsideration event and determined that these CDOs were still VIEs as the equity investors do not have the characteristics of a controlling financial interest. The Company evaluated the fees paid to the third-party collateral manager and concluded that the third party was acting as a principal. The Company no longer has the power to direct the activities that most significantly impact the economic performance of these CDOs, which includes but is not limited to selling collateral, and therefore is no longer the primary beneficiary of such CDOs. As a result, the Company deconsolidated the assets and liabilities for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013.

        In July 2013, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO VII due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO VII, and as a result, in the third quarter 2013, the Company deconsolidated the assets and liabilities of this CDO. Similar events of default in the future, if they occur, could cause the Company to deconsolidate additional CDO financing transactions. In the fourth quarter 2013, N-Star CDO VII was liquidated.

        The deconsolidation of the N-Star CDOs resulted in a non-cash loss on deconsolidation recorded in the consolidated statement of operations for the year ended December 31, 2013 summarized as follows (dollars in thousands):

Assets of deconsolidated N-Star CDOs	$(2,198,761)
Liabilities of deconsolidated N-Star CDOs	1,770,907

Subtotal of net assets deconsolidated	(427,854)
N-Star CDO bonds (1)	191,449
N-Star CDO equity (1)	159,437
Other (2)	(166,739)

Subtotal	184,147

Reclassification of unrealized gain (loss) to gain (loss) from deconsolidation	(40,849)
Reclassification from OCI of swap gain (loss) into gain (loss) from deconsolidation	(15,246)

Total gain (loss) on deconsolidation of N-Star CDOs	$(299,802)

(1)
The fair value of N-Star CDO bonds and equity interests are recorded as CRE securities on the consolidated balance sheet (refer to Note 8).

(2)
Primarily represents the fair value of CRE debt investments, two notes payable and CDO bonds payable that were previously eliminated in consolidation.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Variable Interest Entities (Continued)

     Other Unconsolidated VIEs

        Based on management's analysis, the Company is not the primary beneficiary of the VIEs summarized below and as such, these VIEs are not consolidated into the Company's financial statements as of December 31, 2013. These unconsolidated VIEs are summarized as follows:

Real Estate Debt Investments

        The Company identified one CRE debt investment with a carrying value of $1.9 million as a variable interest in a VIE. The Company determined that it is not the primary beneficiary of this VIE, and as such, the VIE is not consolidated in the Company's financial statements. For all other CRE debt investments, the Company determined that these investments are not VIEs and, as such, the Company continues to account for all CRE debt investments as loans.

Real Estate Securities

        The Company identified six CRE securities with an aggregate fair value of $34.9 million as variable interests in VIEs. In connection with certain CMBS investments, the Company became the controlling class and/or was named directing certificate holder of a securitization it did not sponsor. For two of these securitizations, the Company was appointed as special servicer. The Company determined each securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest in any of these securitizations and, therefore, is not the primary beneficiary.

        In February 2013, NorthStar Income, acquired a "B-piece" in a new $1.2 billion securitization. An affiliate of the Company was appointed as special servicer for the securitization. The Company determined such securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest and, therefore, is not the primary beneficiary.

Summary of Unconsolidated VIEs

        The following table presents the classification, carrying value and maximum exposure of unconsolidated VIEs as of December 31, 2013 (dollars in thousands):

	Real Estate Debt Investments, Net	Real Estate Securities, Available for Sale	Total	Maximum Exposure to Loss (1)
Real estate debt investments, net	$1,886	$—	$1,886	$1,886
Real estate securities, available for sale:
N-Star CDO bonds	—	205,287	205,287	205,287
N-Star CDO equity	—	158,274	158,274	158,274
CMBS	—	34,859	34,859	34,859

Subtotal real estate securities, available for sale	—	398,420	398,420	398,420

Total assets	$1,886	$398,420	$400,306	$400,306

(1)
The Company's maximum exposure to loss as of December 31, 2013 would not exceed the carrying value of its investment.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Variable Interest Entities (Continued)

        The Company did not provide financial support to any of its unconsolidated VIEs during the year ended December 31, 2013. As of December 31, 2013, there were no explicit arrangements or implicit variable interests that could require the Company to provide financial support to any of its unconsolidated VIEs.

4. Operating Real Estate

        The following table presents operating real estate, net as of December 31, 2013 (dollars in thousands):

Land	$461,133
Land improvements	1,003,069
Buildings and improvements	1,036,752
Tenant improvements	31,811
Leasehold interests	12,322
Furniture and fixtures	15,415

Subtotal (1)	2,560,502
Less: Accumulated depreciation	(190,997)

Operating real estate, net (2)	$2,369,505

(1)
Includes $4.9 million of REO.

(2)
Operating real estate was subject to $2.1 billion of mortgage notes payable.

        For the year ended December 31, 2013, depreciation expense was $76.1 million.

     Operating Real Estate Acquisitions

        The following summarizes significant acquisitions of operating real estate for the year ended December 31, 2013. The Company consolidates each of these properties based on its majority voting interest in the respective property owning entity, as applicable.

     Manufactured Housing Communities Portfolios

        In April 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 71 communities containing approximately 17,000 pad rental sites located throughout five states (primarily in Florida and Salt Lake City, Utah) ("MH Portfolio 2") for an aggregate purchase price of $865.3 million, including all escrows and reserves and $2.2 million of transaction costs. MH Portfolio 2 was financed with eight separate ten-year, non-recourse mortgages in the aggregate amount of $640.0 million at a weighted average fixed interest rate of 4.02% and maturing in 2023 ("MH 2 Senior Mortgage"). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company's initial portfolio of manufactured housing communities ("MH Portfolio 1"). The Company contributed $214.9 million of equity for an approximate 98% interest in MH Portfolio 2. For the year ended December 31, 2013, the Company recorded $64.6 million of revenue and $13.7 million of net loss associated with MH Portfolio 2, respectively.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

        The following table presents the final allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 2 (dollars in thousands):

Assets:
Land	$151,294
Land improvements	593,941
Buildings	11,271
Acquired in-place leases	18,375
Other assets acquired	88,194

Total assets acquired	$863,075

Liabilities:
Mortgage notes payable	$639,999
Other liabilities	3,203

Total liabilities	643,202
Total NRFC Sub-REIT Corp. stockholders' equity	214,873
Non-controlling interests in property partnerships	5,000

Total equity	219,873

Total liabilities and equity	$863,075

        The following table presents unaudited consolidated pro forma results of operations based on the Company's historical financial statements and adjusted for the acquisition of MH Portfolio 2 and related borrowings as if it occurred on January 1, 2013. The unaudited pro forma amounts for the year ended December 31, 2013 were prepared for comparative purposes only and are not indicative of what actual consolidated results of operations of the Company would have been, nor are they indicative of the consolidated results of operations in the future, and exclude transaction costs (dollars in thousands):

Pro forma total revenues	$656,612
Pro forma net income (loss) attributable to NRFC Sub-REIT Corp. common stockholders	$(23,755)

        In December 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 12 communities containing approximately 4,600 pad rental sites located throughout three states ("MH Portfolio 3") for an aggregate purchase price of $344.7 million, including all costs, escrows and reserves. MH Portfolio 3 was financed with three separate ten-year, non-recourse mortgages in the aggregate amount of $248.0 million at a weighted average fixed interest rate of 4.92% and maturing in 2024 ("MH 3 Senior Mortgage"). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company's other portfolios of manufactured housing communities MH Portfolio 1 and MH Portfolio 2. The Company contributed $89.0 million of equity for an approximate 92% interest in MH Portfolio 3.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

        The following table presents the initial allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 3 (dollars in thousands):

Assets:
Land	$43,831
Land improvements	242,259
Buildings	6,375
Acquired in-place leases	7,122
Other assets acquired (1)	45,123

Total assets acquired	$344,710

Liabilities:
Mortgage notes payable	$248,000

Total liabilities	248,000
Total NRFC Sub-REIT Corp. stockholders' equity	88,973
Non-controlling interests in property partnerships	7,737

Total equity	96,710

Total liabilities and equity	$344,710

(1)
Includes $29.1 million of notes receivable and $12.2 million of manufactured homes recorded in other assets on the consolidated balance sheet.

     Multifamily Investments

        In March 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 972 units, located in Tennessee ("Multifamily Property 1"), for $49.2 million. Multifamily Property 1 was financed with a non-recourse mortgage of $39.6 million at a fixed interest rate of 3.996% and maturing in 2023 ("MF 1 Senior Mortgage"). The Company contributed $12.9 million of equity for a 90% interest in Multifamily Property 1.

        In the second quarter 2013, the Company, through a joint venture with a private investor, acquired eight multifamily properties with 2,418 units, located in Georgia, Florida and Tennessee ("Multifamily Properties 2"), for $202.1 million. Multifamily Properties 2 was financed with seven separate non-recourse mortgages in the aggregate amount of $158.4 million at a weighted average fixed interest rate of 4.03% and maturing in 2023 ("MF 2 Senior Mortgages"). The Company contributed $55.3 million of equity for a 95% interest in Multifamily Properties 2.

        In June 2013, the Company, through a joint venture with a private investor, acquired two multifamily properties with 626 units, located in Arizona ("Multifamily Properties 3"), for $61.5 million. Multifamily Properties 3 was financed with two separate non-recourse mortgages of $46.5 million at a weighted average fixed interest rate of 4.28% and maturing in 2023 ("MF 3 Senior Mortgages"). The Company contributed $15.0 million of equity for an 85% interest in Multifamily Properties 3.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

     Healthcare Investments

        In June 2013, the Company acquired 11 assisted living facilities located in Minnesota for $51.0 million. The Company contributed $14.6 million of equity and financed the portfolio with a non-recourse mortgage of $38.2 million at an interest rate of LIBOR plus 3.00% and maturing in 2016 with two one-year extension options.

        In June 2013, the Company acquired a memory care facility located in Connecticut for $10.5 million. The Company contributed $3.0 million of equity and financed the property with a non-recourse mortgage of $7.9 million at an interest rate of LIBOR plus 2.75% and maturing in 2018. In the fourth quarter 2013, the Company sold this asset to NorthStar Healthcare at cost. Refer to Note 10 for further disclosure.

     REO

        The Company acquired one retail property, located in Wisconsin, in connection with taking title to a CRE debt investment, for the year ended December 31, 2013. The property had an original loan balance of $12.5 million and an initial REO value of $6.9 million and is reported on the Company's consolidated balance sheet as of December 31, 2013.

        The following table presents a rollforward of REO in operating real estate for the year ended December 31, 2013 (dollars in thousands):

December 31, 2012 (unaudited)	$344,056
Additions (1)	201,110
Deconsolidation of N-Star CDOs	(533,016)
Capital expenditures	2,692
Depreciation	(9,897)

December 31, 2013	$4,945

(1)
Represents REO for which the Company took title to for the year ended December 31, 2013, of which one REO with a carrying value of $4.9 million remains as of December 31, 2013 subsequent to the deconsolidation of certain N-Star CDOs (refer to Note 3).

     Real Estate Sales

        For the year ended December 31, 2013, the Company did not have any operating real estate sales, other than the sale of properties at cost to NorthStar Healthcare (refer to Note 10).

        In May 2011, the Company took title to a timeshare property which is classified in other assets on the consolidated balance sheet. For the year ended December 31, 2013, the Company sold 29 timeshare units for total sales proceeds of $17.5 million, including seller financing of $0.6 million, resulting in a net realized gain of $12.2 million.

        In connection with the acquisition of manufactured housing portfolios, the Company acquired manufactured homes which are classified in other assets on the consolidated balance sheet. For the year ended December 31, 2013, the Company sold 436 manufactured

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate (Continued)

homes for total sales proceeds of $7.2 million, including seller financing of $4.7 million, resulting in a net realized loss of $1.2 million.

     Discontinued Operations

        Discontinued operations relates to five healthcare properties held for sale as of December 31, 2013. The following table presents income (loss) from discontinued operations related to such properties for the year ended December 31, 2013 (dollars in thousands):

Revenue
Rental and escalation income	$3,736
Other revenue	92

Total revenue	3,828

Expenses
Other interest expense	1,893
Real estate properties—operating expenses	34
Other expenses	195
Impairment on operating real estate (1)	8,613
Other general and administrative	79
Depreciation and amortization	1,370

Total expenses	12,184

Income (loss) from discontinued operations	$(8,356)

(1)
Relates primarily to a healthcare property where the Company is in negotiations with the existing lender to appoint a receiver on the property and to return the property to such lender.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments

        The following table presents CRE debt investments as of December 31, 2013, excluding CRE debt underlying deconsolidated CDOs (dollars in thousands):

					Weighted Average (6)
								Floating Rate as % of Principal Amount (6)
	Number	Principal Amount (1)	Carrying Value (4)	Allocation by Investment Type (5)	Fixed Rate	Spread Over LIBOR (7)	Yield (8)
Asset Type:
First mortgage loans	15	$441,750	$407,202	40.7%	10.98%	6.59%	9.90%	90.2%
Mezzanine loans	6	109,215	107,116	10.1%	13.96%	12.09%	12.97%	74.2%
Subordinate interests (2)	8	246,652	253,113	22.7%	12.41%	12.33%	12.77%	33.3%
Term loans	4	230,343	219,349	21.1%	12.45%	—	12.96%	—

Subtotal/Weighted average (3)	33	1,027,960	986,780	94.6%	12.36%	8.04%	11.58%	53.8%

CRE debt in N-Star CDOs
First mortgage loans	2	34,418	21,431	3.2%	—%	2.22%	3.68%	100.0%
Mezzanine loans	1	11,000	10,965	1.0%	8.00%	—%	8.33%	—%
Subordinate interests	1	7,773	7,773	0.8%	—%	6.75%	6.92%	100.0%
Term loans	7	4,129	4,129	0.4%	6.95%	—	6.95%	—

Subtotal/Weighted average	11	57,320	44,298	5.4%	7.71%	3.05%	5.70%	73.6%

Total	44	$1,085,280	$1,031,078	100.0%	12.21%	7.68%	11.31%	54.9%

(1)
Term loans includes one revolver of $25 million, of which $3.5 million is outstanding as of December 31, 2013.

(2)
Includes $100 million preferred equity investment for which the Company elected the fair value option. As of December 31, 2013, carrying value represents fair value with respect to this investment.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $133.4 million for Securitization 2012-1 and $109.1 million for credit facilities. The remainder is unleveraged. Assuming that all loans that have future fundings meet the terms to qualify for such funding, the Company's cash requirement on future fundings would be $8.1 million.

(4)
There are no loans on non-accrual status. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Accrual includes $5.1 million carrying value of loans where the Company does not recognize interest income on the accrual rate but did recognize interest income based on the current rate.

(5)
Based on principal amount.

(6)
Excludes three CRE debt investments with an aggregate principal amount of $37 million that were originated prior to 2008.

(7)
$426.1 million principal amount has a weighted average LIBOR floor of 0.99%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

(8)
Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2013, and for CRE debt with a LIBOR floor, using such floor.

Milford

        In April 2013, the Company, together with NorthStar Income, originated a $255.0 million loan secured by a leasehold mortgage in the recently renovated, 1,331 room Milford Plaza Hotel ("Milford") located in the epicenter of Times Square, New York City. In addition, the investment includes an aggregate 35.0% interest in the Milford hotel and retail component of the hotel. Refer to Note 7 for further disclosure. Initially, the Company funded $165.7 million of the investment and NorthStar Income funded the remaining $89.3 million.

        In the third quarter 2013, the senior portion of the Milford loan was structured into a senior loan and a subordinate interest of $57.1 million and $46.9 million, respectively, to facilitate the financing of the senior loan into a securitization issued by the Company's sponsored non-traded REIT, NorthStar Income ("Securitization 2013-1"). The remainder of the Milford loan was retained by the Company, and is held unleveraged in a general partnership ("Milford Loan JV"). Both the Company and the sponsor are the general partners. The Company is the designated partner. The Milford Loan JV is considered a voting interest entity and is not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The Company and NorthStar Income each control their proportionate interest in the Milford Loan JV. Accordingly, the Company records its respective CRE debt investment on its consolidated balance sheet.

        The transfer of the senior loan obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred asset.

RXR Investment

        In December 2013, the Company entered into a strategic transaction with RXR Realty, a real estate operating and investment management company focused on the New York Tri-State area. The investment in RXR Realty ("RXR Investment") includes $150.0 million corporate debt, $100.0 million preferred equity for which the fair value option was elected, $25.0 million revolver, of which $3.5 million has been drawn on as of December 31, 2013, and an approximate 30% equity interest ("RXR Equity Interest"). Refer to Note 7 for further disclosure.

        For the year ended 2013, the Company originated 15 loans and acquired three loans with an aggregate principal amount of $472.8 million, excluding the loans originated in connection with the RXR Investment described above.

        For the year ended December 31, 2013, the Company sold two loans at cost (refer to Note 10).

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

        The following table presents maturities of CRE debt investments based on principal amount as of December 31, 2013 (dollars in thousands):

	Initial Maturity	Maturity Including Extensions (1)
Years Ending December 31:
2014	$246,000	$174,549
2015	205,931	41,452
2016	158,158	128,623
2017	72,158	190,874
2018	3,245	149,994
Thereafter	399,788	399,788

Total	$1,085,280	$1,085,280

(1)
Assumes that all debt with extension options will qualify for extension at such maturity according to the conditions stipulated in the governing documents.

        As of December 31, 2013, the weighted average maturity, including extensions, of CRE debt investments is 4.9 years.

        Actual maturities may differ from contractual maturities as certain borrowers may have the right to prepay with or without prepayment penalty. The Company may also extend contractual maturities in connection with loan modifications.

        The principal amount of CRE debt investments differs from the carrying value due to unamortized origination fees and costs, unamortized premium and discount and loan loss reserves being recorded as part of the carrying value of the investment. As of December 31, 2013, the Company had $22.5 million of net unamortized discount and $7.3 million of net unamortized origination fees and costs.

        The Company did not have any non-performing loans as of December 31, 2013.

     Provision for Loan Losses

        The following table presents activity in loan loss reserves on CRE debt investments for the year ended December 31, 2013 (dollars in thousands):

December 31, 2012 (unaudited)	$156,699
Provision for (reversal of) loan losses, net (1)(2)	(8,786)
Transfers to REO	(5,623)
Write-offs / payoffs	(20,210	) (3)
Deconsolidation of N-Star CDOs (4)	(119,200)

December 31, 2013	$2,880

(1)
Relates to four loans.

(2)
Includes $15.1 million of reversals of previously recorded provisions for loan losses.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

(3)
Represents a write-off of a previously recorded loan loss reserve upon payoff of a loan.

(4)
Refer to Note 3 for further disclosure.

     Credit Quality Monitoring

        CRE debt investments are typically loans secured by direct senior priority liens on real estate properties or by interests in entities that directly own real estate properties, which serve as the primary source of cash for the payment of principal and interest. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company's expectations as to the ultimate recovery of principal at maturity.

        The Company categorizes a debt investment for which it expects to receive full payment of contractual principal and interest payments as a "loan with no loan loss reserve." The Company categorizes a debt investment as a non-performing loan ("NPL") if it is in maturity default and/or past due at least 90 days on its contractual debt service payments. The Company considers the remaining debt investments to be of weaker credit quality and categorizes such loans as "other loans with a loan loss reserve/non-accrual status." These loans are not considered NPLs because such loans are performing in accordance with contractual terms but the loans have a loan loss reserve and/or are on non-accrual status. Even if a borrower is currently paying contractual debt service or debt service is not due in accordance with its contractual terms, the Company may still determine that the borrower may not be able to perform under its contractual terms in the future and make full payment upon maturity. The Company's definition of an NPL may differ from that of other companies that track NPLs.

        The following table presents the carrying value of CRE debt investments, by credit quality indicator, as of December 31, 2013 (dollars in thousands):

Credit Quality Indicator:
Loans with no loan loss reserve:
First mortgage loans	$426,850
Mezzanine loans	116,196
Subordinate interests	260,886
Term loans	223,478

Subtotal	1,027,410
Other loans with a loan loss reserve/non-accrual status:
First mortgage loans	1,783
Mezzanine loans	1,885

Subtotal	3,668

Total	$1,031,078

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

     Impaired Loans

        The Company considers impaired loans to generally include NPLs, loans with a loan loss reserve, loans on non-accrual status (excluding loans acquired with deteriorated credit quality) and TDRs. The following table presents impaired loans as of December 31, 2013 (dollars in thousands):

	Number	Principal Amount (1)	Carrying Value (1)	Loan Loss Reserve
Class of Debt:
First mortgage loans	1	$2,782	$1,783	$1,000
Mezzanine loans	1	3,765	1,885	1,880

Total	2	$6,547	$3,668	$2,880

(1)
Principal amount differs from carrying value due to unamortized origination fees and costs, unamortized premium or discount and loan loss reserves included in the carrying value of the investment.

        The following table presents average carrying value of impaired loans by type and the income recorded on such loans subsequent to their being deemed impaired for the year ended December 31, 2013 (dollars in thousands):

	Number (1)	Average Carrying Value (1)	Year Ended Income
Class of Debt:
First mortgage loans	5	$67,531	$1,050
Mezzanine loans	7	100,109	416
Subordinate interests	1	—	3
Term loans	—	19,530	—

Total/weighted average	13	$187,170	$1,469

(1)
Includes impaired loans outstanding during the period which were deconsolidated in 2013 on September 30, 2013 and December 31, 2013. Refer to Note 3 for further disclosure.

        As of December 31, 2013, the Company did not have any loans past due greater than 90 days. This amount excludes non-accrual loans disclosed in the tables above.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Real Estate Debt Investments (Continued)

     Troubled Debt Restructurings

        The following table presents CRE debt investments that were modified and considered a TDR for the year ended December 31, 2013 (dollars in thousands):

	Number		Carrying Value	Original WA Interest Rate	Modified WA Interest Rate
Class of Debt:
Mezzanine loans	1	(1)	50,905	10.85%	0.00%

Total/weighted average	1		$50,905	10.85%	0.00%

(1)
Considered a TDR in the first quarter 2013 and was subsequently modified in the second quarter 2013. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, no longer records this loan on its consolidated balance sheet. Refer to Note 3 for further disclosure.

        All loans modified in a TDR generally provided interest rate concessions and/or deferral of interest or principal repayments. Any loan modification is intended to maximize the collection of the principal and interest related to such loan. There were no write-downs related to the CRE debt investments that were modified and considered a TDR for the period presented.

6. Investments in Private Equity Funds

        The following is a description of investments in private equity funds, that own PE investments either through unconsolidated ventures ("PE Investment I") and ("PE Investment II") or directly ("PE Investment III"), which are recorded as investments in private equity funds at fair value on the consolidated balance sheet. The Company elected the fair value option for PE Investments. As a result, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected future cash flow from one period to another. All PE Investments are considered voting interest entities. PE Investment I and II are not consolidated by the Company due to the substantive participating rights of the partners in joint ventures that own the interests in the real estate private equity funds. PE Investment III is not consolidated as the Company does not own a majority voting interest.

PE Investment I

        In February 2013, the Company completed the initial closing ("PE I Initial Closing") of PE Investment I which owns a portfolio of limited partnership interests in real estate private equity funds managed by institutional-quality sponsors. Pursuant to the terms of the agreement, at the PE I Initial Closing, the full purchase price was funded, excluding future capital commitments. Accordingly, the Company funded $282.1 million and NorthStar Income (together with the Company, the "NorthStar Entities") funded $118.0 million. The NorthStar Entities have an aggregate ownership interest in PE Investment I of 51%, of which the Company owns 70.5%. The Company assigned its rights to the remaining 29.5% to a subsidiary of NorthStar Income. Teachers Insurance and Annuity Association of America (the "Class B Partner") contributed its interests in 49 funds subject to the transaction in exchange for all of the Class B partnership interests in PE Investment I.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Investments in Private Equity Funds (Continued)

        PE Investment I provides for all cash distributions on a priority basis to the NorthStar Entities as follows: (i) first, 85% to the NorthStar Entities and 15% to the Class B Partner until the NorthStar Entities receive a 1.5x multiple on all of their invested capital, including amounts funded in connection with future capital commitments; (ii) second, 15% to the NorthStar Entities and 85% to the Class B Partner until the Class B Partner receives a return of its then remaining June 30, 2012 capital; and (iii) third, 51% to the NorthStar Entities and 49% to the Class B Partner. All amounts paid to and received by the NorthStar Entities are based on each partner's proportionate interest.

        Since the Company was contractually entitled to its proportional share of all distributions derived from the fund interests since June 30, 2012 regardless of the date fund interests were transferred to PE Investment I, at the PE I Initial Closing, the Company recorded its proportional share of all distributions received since June 30, 2012. As of December 31, 2013, the carrying value of the investment in PE Investment I was $226.3 million. From PE I Initial Closing through December 31, 2013, the Company recognized $53.7 million of equity in earnings. From PE I Initial Closing through December 31, 2013, the Company received $130.2 million of net distributions and made $20.8 million of contributions related to PE Investment I. As of December 31, 2013, the Company's estimated future capital commitments to the fund interests in PE Investment I would be approximately $17 million.

        The Company guaranteed all of its funding obligations that may be due and owed under PE Investment I agreements directly to PE Investment I entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.

        In December 2012, the Company deposited an aggregate of $40.0 million in connection with this transaction, which included $11.8 million on behalf of NorthStar Income, in the proportion of the respective capital contributions. This amount was settled by NorthStar Income in the first quarter 2013.

PE Investment II

        In June 2013, the Company, NorthStar Income and funds managed by Goldman Sachs Asset Management ("Vintage Funds") (each a "Partner") formed joint ventures and entered into an agreement with Common Pension Fund E, a common trust fund created under New Jersey law ("PE II Seller"), to acquire a portfolio of limited partnership interests in 24 real estate private equity funds managed by institutional-quality sponsors. The aggregate reported net asset value ("NAV") acquired was $916.2 million as of September 30, 2012. The Company, NorthStar Income and the Vintage Funds each have an ownership interest in PE Investment II of 70%, 15% and 15%, respectively. All amounts paid and received will be based on each Partner's proportionate interest.

        PE Investment II paid $504.8 million to PE II Seller for all of the fund interests, or 55% of the September 30, 2012 NAV (the "Initial Amount"), and will pay the remaining $411.4 million,

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Investments in Private Equity Funds (Continued)

or 45% of the September 30, 2012 NAV (the "Deferred Amount"), by the fourth year after the first day of the fiscal quarter following the closing date of each fund interest. The Company's share of the Initial Amount and the Deferred Amount represents $353.4 million and $288.0 million, respectively. The Company funded all of its proportionate share of the Initial Amount at the initial closing ("PE II Initial Closing") on July 3, 2013. The Deferred Amount is a liability of PE Investment II. Each Partner, directly or indirectly, guaranteed its proportionate interest of the Deferred Amount. The Company determined there was an immaterial amount of fair value related to the guarantee.

        PE Investment II is entitled to receive all cash distributions from September 30, 2012 through the quarter in which each fund interest closed and is obligated to fund all capital contributions from September 30, 2012. At each closing, there was a "true up" for any distributions received and any contributions made by PE II Seller from the contributed funds since September 30, 2012.

        Beginning on the first day of the full fiscal quarter following the closing date of each fund interest and for a period of three years thereafter, distributions will be made to PE Investment II on a priority basis as follows: 85% to PE Investment II and 15% to PE II Seller, provided that at the end of each such fiscal year, PE Investment II will pay amounts, if any, necessary to reduce the Deferred Amount by 15% of the then outstanding Deferred Amount (the "Amortization Amount") to the extent distributions to PE II Seller during each such year were less than the Amortization Amount for such year.

        In the fourth year following the applicable closing date, distributions will be split equally between PE Investment II and PE II Seller. At the conclusion of that four-year period, PE Investment II will be required to pay to PE II Seller the Deferred Amount less: (i) any distributions received by PE II Seller during such four-year period; and (ii) any Amortization Amounts received by PE II Seller during such four-year period. PE Investment II will receive 100% of all distributions following the payment of the Deferred Amount.

        The Company guaranteed all of its funding obligations that may be due and owed under PE Investment II agreements directly to PE Investment II entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.

        From PE II Initial Closing through December 31, 2013, the Company recognized $28.9 million of equity in earnings. From PE II Initial Closing through December 31, 2013, the Company received $104.9 million of net distributions and made $11.6 million of contributions related to PE Investment II. As of December 31, 2013, the carrying value of the investment in PE Investment II was $288.9 million. As of December 31, 2013, the Company's estimated future capital commitments to the fund interests in PE Investment II would be approximately $26 million.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Investments in Private Equity Funds (Continued)

PE Investment III

        In December 2013, the Company entered into an agreement with The Rockefeller Foundation (the "PE III Seller") to acquire the entire interest in a portfolio of limited partnership interests in eight real estate private equity funds. PE Investment III paid $39.8 million to the PE III Seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and will pay the remaining $39.8 million, or 50% of the June 30, 2013 NAV, by December 31, 2015 to two third parties. The aggregate reported NAV of PE Investment III as of June 30, 2013 was $80.3 million.

        PE Investment III received all cash distributions from June 30, 2013 through the closing on December 31, 2013 and funded all capital contributions from June 30, 2013. The Company guaranteed all of its funding obligations that may be due and owed under PE Investment III agreements directly to PE Investment III entities.

        On the closing on December 31, 2013, the Company received $9.0 million of distributions and made $0.3 million of contributions related to PE Investment III. As of December 31, 2013, the carrying value of the investment in PE Investment III was $70.8 million. As of December 31, 2013, the Company's estimated future capital commitments to the fund interests in PE Investment III would be approximately $2 million.

7. Investments in and Advances to Unconsolidated Ventures

        The following is a description of investments in and advances to unconsolidated ventures. All of the below are accounted for under the equity method, except for the RXR Investment for which the fair value option was elected.

     RXR Equity Interest

        In December 2013, the Company entered into a $337.4 million investment in RXR Realty, a real estate operating and investment management company focused on the New York Tri-State area. The investment includes the RXR Equity Interest for which the fair value option was elected. As a result, the Company records equity in earnings (losses) for the RXR Equity Interest based on the change in fair value for its share of the projected future cash flow from one period to another. As of December 31, 2013, the carrying value of the approximate 30% RXR Equity Interest was $84.1 million. From closing to December 31, 2013, the Company recognized equity in earnings of $0.2 million.

     Multifamily Joint Venture

        In July 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 498 units, located in Philadelphia, Pennsylvania for an aggregate purchase price of $41.0 million, including all costs, escrows and reserves. The property was financed with a non-recourse mortgage note of $29.5 million and the remainder in cash. The mortgage note matures on July 1, 2023 and bears a fixed interest rate of 3.69%. The Company's 90% interest in the joint venture was acquired for $10.4 million and as of December 31, 2013 the carrying value was $10.0 million. For the year ended December 31,

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Investments in and Advances to Unconsolidated Ventures (Continued)

2013, the Company recognized equity in losses of $0.7 million which was primarily related to recording transaction costs of $0.8 million.

     Meadowlands

        The Company owned a 22% interest in Meadowlands Two, LLC, which holds 100% of Meadowlands One, LLC, which is currently in the form of a preferred equity interest secured by a retail/entertainment complex located in New Jersey (the "NJ Property"). As a result of the deconsolidation of certain N-Star CDOs, the Company deconsolidated its investment in the NJ Property on September 30, 2013 (refer to Note 3). For the year ended December 31, 2013, the Company recognized equity in losses of $0.8 million.

     LandCap Partners

        In October 2007, the Company entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007 ("Whitehall") to form LandCap Partners and LandCap LoanCo. (collectively referred to as "LandCap"). The joint venture is managed by a third-party management group which has extensive experience in the single family housing sector. The Company and Whitehall agreed to provide no additional new investment capital in the LandCap joint venture. As of December 31, 2013, the carrying value of the 49% interest in LandCap was $14.1 million. As of December 31, 2013, LandCap had investments totaling $26.9 million. For the year ended December 31, 2013, the Company recognized equity in earnings of $0.5 million.

     CS Federal Drive, LLC

        The Company owns a 50% interest in CS Federal Drive, LLC ("CS/Federal"), which owns three adjacent class A office/flex buildings in Colorado. The properties were acquired for $54.3 million and the joint venture financed the transaction with two separate non-recourse mortgages totaling $38.0 million and the remainder in cash. The mortgages mature on February 11, 2016 and bear a fixed interest rate of 5.51% and 5.46%, respectively. As of December 31, 2013, the carrying value of the investment in CS/Federal was $5.5 million. For the year ended December 31, 2013, the Company recognized equity in earnings of $0.3 million.

     Sponsored Companies

        The Company sponsors NorthStar Income, a CRE debt-oriented non-traded REIT. As of December 31, 2013, the carrying value of the investment in NorthStar Income was $6.1 million, representing an interest of 0.6%. For the year ended December 31, 2013, the Company recognized $0.5 million of equity in earnings.

        The Company sponsors NorthStar Healthcare, a healthcare debt and equity focused non-traded REIT. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Healthcare was $2.1 million, representing an interest of 2.3%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in losses.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Investments in and Advances to Unconsolidated Ventures (Continued)

        The Company sponsors NorthStar Income II, a CRE debt-oriented non-traded REIT. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Income II was $2.1 million, representing an interest of 8.7%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in earnings.

     Other

        In May 2012, the Company acquired a 9.8% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by a portfolio of luxury residences located in resort destinations. As of December 31, 2013, the carrying value of the Company's investment was $5.7 million. For the year ended December 31, 2013, the Company recognized $1.5 million of equity in earnings.

        In August 2012, the Company acquired a 33.3% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by an office building in New York. In July 2013, the loan was paid off at par. For the year ended December 31, 2013, the Company recognized $2.8 million of equity in earnings.

        In connection with the Milford loan, the Company and NorthStar Income have an aggregate 35.0% interest in the Milford hotel and retail component of the hotel, of which the Company owns 65% and NorthStar Income owns 35%. There was no carrying value as of December 31, 2013. For the year ended December 31, 2013, the Company recognized $1.1 million of equity in losses.

        In June 2013, in connection with the restructuring of an existing mezzanine loan, the Company acquired a 9.99% equity interest for $8.5 million in a joint venture that owns two office buildings in Chicago. As of December 31, 2013, the carrying value of the investment was $8.5 million. For the year ended December 31, 2013, the Company did not recognize any equity in earnings.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Investments in and Advances to Unconsolidated Ventures (Continued)

     Summarized Financial Data

        The combined balance sheets for the unconsolidated ventures, including PE Investments, as of December 31, 2013, are as follows (dollars in thousands):

Assets
Operating real estate, net	$1,097,155
Real estate debt investments	1,246,311
Investments in private equity funds	1,589,493
Other assets	1,060,911

Total assets	$4,993,870

Liabilities and equity
Mortgages and other notes payable	$1,851,561
Other liabilities	784,362

Total liabilities	2,635,923
Equity	2,357,947

Total liabilities and equity	$4,993,870

Net investment in unconsolidated ventures	$724,616

        The combined statements of operations for the unconsolidated ventures, including PE Investments, from acquisition date through the year ended December 31, 2013 are as follows (dollars in thousands):

Total revenues	$322,944
Operating expenses	89,807
Transaction costs	5,199
Interest expense	21,836
Depreciation and amortization	9,564

Total expenses	126,406

Net (loss) income	$196,538

Equity in earnings (losses) of unconsolidated ventures	$85,477

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Real Estate Securities, Available for Sale

        The following table presents CRE securities as of December 31, 2013 (dollars in thousands):

				Cumulative Unrealized
		Principal Amount (3)	Amortized Cost			Fair Value	Allocation by Investment Type (3)	Weighted Average Coupon	Weighted Average Yield (4)
	Number			Gains	(Losses)
Asset Type:
N-Star CDO bonds (1)	31	$481,386	$207,547	$1,878	$(4,138)	$205,287	23.6%	1.82%	20.00%
N-Star CDO equity (5)	5	158,274	158,274	—	—	158,274	7.7%	N/A	18.42%
CMBS and other securities (6)	16	50,412	47,332	362	(18,264)	29,430	2.5%	2.17%	2.08%

Subtotal (2)	52	690,072	413,153	2,240	(22,402)	392,991	33.8%	1.85%	17.34%

CRE securities in N-Star CDOs (5)(7)
CMBS	264	1,140,368	799,126	67,770	(294,595)	572,301	55.8%	3.15%	9.65%
Third-party CDO notes	20	109,651	99,603	—	(74,672)	24,931	5.3%	0.29%	1.17%
Agency debentures	8	87,172	29,031	2,644	(2,135)	29,540	4.3%	—%	4.64%
Unsecured REIT debt	1	8,000	8,502	1,019	—	9,521	0.4%	7.50%	6.00%
Trust preferred securities	2	7,225	7,225	—	(1,434)	5,791	0.4%	2.25%	2.32%

Subtotal	295	1,352,416	943,487	71,433	(372,836)	642,084	66.2%	2.73%	8.51%

Total	347	$2,042,488	$1,356,640	$73,673	$(395,238)	$1,035,075	100.0%	2.48%	11.20%

(1)
Excludes $126.6 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)
All securities are unleveraged.

(3)
Based on fair value for N-Star CDO equity and principal amount for remaining securities.

(4)
Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2013.

(5)
The fair value option was elected for these securities (refer to Note 14).

(6)
The fair value option was elected for $13.4 million carrying value of these securities (refer to Note 14).

(7)
Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.

        As of December 31, 2013, the Company's CRE securities portfolio is comprised of N-Star CDO bonds and N-Star CDO equity and other securities which are predominantly conduit CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. As a result, this portfolio is typically well-diversified by collateral type and geography. As of December 31, 2013, contractual maturities of CRE securities investments ranged from seven months to 39 years, with a weighted average expected maturity of 3.1 years.

        For the year ended December 31, 2013, proceeds from the sale of CRE securities was $224.0 million, resulting in a net realized gain of $35.4 million, which includes proceeds related to the liquidation of N-Star CDO II (refer to Note 9).

        CRE securities investments includes 36 securities for which the fair value option was not elected. As of December 31, 2013, the aggregate carrying value of these securities was $221.3 million, representing $2.0 million of accumulated net unrealized losses included in OCI. The Company held 19 securities with an aggregate carrying value of $133.5 million with an unrealized loss of $4.1 million as of December 31, 2013 and all were in an unrealized loss position for a period of less than 12 months. Based on management's quarterly evaluation, no OTTI was identified related to these securities. The Company does not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities prior to recovery of its amortized cost basis, which may be at maturity.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings

        The following table presents borrowings as of December 31, 2013 (dollars in thousands):

	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate (1)(2)	Principal Amount	Carrying Value (3)
Mortgage and other notes payable: (4)
Manufactured housing communities
MH 1 Senior Mortgages (5)	Non-recourse	Jan-23	4.387%	$236,900	$236,900
MH 2 Senior Mortgages (6)	Non-recourse	May-23	4.016%	639,999	639,999
MH 3 Senior Mortgages (7)	Non-recourse	Jan-24	4.915%	248,000	248,000

Subtotal Manufactured housing communities				1,124,899	1,124,899

Healthcare
Wakefield Portfolio	Non-recourse	Mar-15	LIBOR + 5.95%	55,768	55,768
Ohio Portfolio	Non-recourse	Mar-16	6.00%	20,496	20,496
Lancaster, OH	Non-recourse	Mar-16	LIBOR + 5.00%	4,399	4,399
Wilkinson Portfolio	Non-recourse	Jan-17	6.99%	152,772	152,772
Tuscola/Harrisburg, IL	Non-recourse	Jan-17	7.09%	7,545	7,545
East Arlington, TX	Non-recourse	May-17	5.89%	3,209	3,209
Minnesota Portfolio	Non-recourse	May-18 (8)	LIBOR + 3.00%	38,175	38,175
Healthcare Preferred (9)	Non-recourse	Jul-21	LIBOR + 7.75%	75,000	75,000
Indiana Portfolio (9)	Non-recourse	Sept-21	LIBOR + 4.50%	121,130	121,130

Subtotal Healthcare				478,494	478,494

Net lease
South Portland, ME	Non-recourse	Jun-14	7.34%	3,819	3,819
Fort Wayne, IN	Non-recourse	Jan-15	6.41%	3,019	3,019
Reading, PA	Non-recourse	Jan-15	5.58%	12,765	12,765
Reading, PA	Non-recourse	Jan-15	6.00%	5,000	5,000
EDS Portfolio	Non-recourse	Oct-15	5.37%	43,682	43,682
Keene, NH	Non-recourse	Feb-16	5.85%	6,237	6,237
Green Pond, NJ	Non-recourse	Apr-16	5.68%	16,095	16,095
Aurora, CO	Non-recourse	Jul-16	6.22%	31,232	31,232
DSG Portfolio	Non-recourse	Oct-16	6.17%	31,729	31,729
Indianapolis, IN	Non-recourse	Feb-17	6.06%	26,600	26,600
Milpitas, CA	Non-recourse	Mar-17	5.95%	20,055	20,055
Fort Mill, SC	Non-recourse	Apr-17	5.63%	27,700	27,700
Fort Mill, SC (10)	Non-recourse	Apr-17	6.21%	1,464	1,464
Salt Lake City, UT	Non-recourse	Sept-17	5.16%	13,689	13,689
Columbus, OH	Non-recourse	Dec-17	6.48%	22,300	22,300

Subtotal Net lease				265,386	265,386

Multifamily
MF 1 Senior Mortgage	Non-recourse	Apr-23	3.996%	39,600	39,600
MF 2 Senior Mortgages (11)	Non-recourse	May-23/July-23	4.03%	158,417	158,417
MF 3 Senior Mortgages (12)	Non-recourse	Jul-23	4.28%	46,538	46,538

Subtotal Multifamily				244,555	244,555

Subtotal Mortgage and other notes payable				$2,113,334	$2,113,334

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate (1)(2)	Principal Amount	Carrying Value (3)
CDO bonds payable:
N-Star I	Non-recourse	Aug-38	LIBOR + 4.26%	$37,754	$34,886
N-Star III	Non-recourse	Jun-40	LIBOR + 1.66%	100,022	46,090
N-Star V	Non-recourse	Sept-45	LIBOR + 0.92%	202,899	80,897
N-Star IX	Non-recourse	Aug-52	LIBOR + 0.40%	629,544	222,310

Subtotal CDO bonds payable—VIE				970,219	384,183

Securitization bonds payable:
Securitization 2012-1	Non-recourse	Aug-29	LIBOR+1.62% (13)	82,337	82,340

Subtotal Securitization financing transaction				82,337	82,340

Credit facilities:
Loan Facility 1	Non-recourse	Jul-18 (14)	5.19% (15)	14,850	14,850
Loan Facility 2	Partial Recourse (16)	Mar-18 (17)	3.48% (18)	55,188	55,188

Subtotal Credit facilities				70,038	70,038

Grand Total				$3,235,928	$2,649,895

(1)
Refer to Note 15 for further disclosure regarding derivative instruments which are used to manage interest rate exposure.

(2)
For borrowings with a contractual interest rate based on LIBOR, represents three-month LIBOR for N-Star CDO I and the Wakefield Portfolio and one-month LIBOR for the other borrowings.

(3)
Carrying value represents fair value with respect to CDO bonds payable and amortized cost with regards to the other borrowings.

(4)
Mortgage and other notes payable are subject to customary non-recourse carveouts.

(5)
Represents two separate senior mortgage notes both maturing in January 2023 with a weighted average interest rate of 4.387%.

(6)
Represents eight separate senior mortgage notes all maturing in May 2023 with a weighted average interest rate of 4.016%.

(7)
Represents three separate senior mortgage notes all maturing in January 2024 with a weighted average interest rate of 4.915%.

(8)
The initial maturity date is May 31, 2016, subject to two one-year extensions at the option of the Company, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(9)
Represents borrowings previously eliminated in consolidation that were initially recorded at fair value.

(10)
Represents a mezzanine loan on the net lease property.

(11)
Represents seven separate senior mortgage notes, five maturing in May 2023 and two maturing in July 2023 with a weighted average interest rate of 4.03%.

(12)
Represents two separate senior mortgage notes both maturing in July 2023 with a weighted average interest rate of 4.28%.

(13)
Contractual interest rate represents a weighted average spread.

(14)
The initial maturity date is July 30, 2015, with three one-year extensions at the Company's option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(15)
Represents the weighted average contractual interest rate as of December 31, 2013, which varies based on the asset type and characteristics and ranges from one-month LIBOR plus 3.95% to 5.95%.

(16)
Recourse solely with respect to certain types of loans as defined in the governing documents.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

(17)
The initial maturity is March 11, 2014, with four one-year extensions at the Company's option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(18)
Represents the weighted average contractual interest rate as of December 31, 2013, which varies based on collateral type and ranges from one-month LIBOR plus 2.50% to 5.00%.

        The following table presents scheduled principal on borrowings, based on final maturity as of December 31, 2013 (dollars in thousands):

	Total	Mortgage and Other Notes Payable	CDO Bonds Payable	Securitization Bonds Payable	Credit Facilities
2014	$14,235	$14,235	$—	$—	$—
2015	130,255	130,255	—	—	—
2016	126,956	126,956	—	—	—
2017	278,049	278,049	—	—	—
2018	127,228	57,190	—	—	70,038
Thereafter	2,559,205	1,506,649	970,219	82,337	—

Total	$3,235,928	$2,113,334	$970,219	$82,337	$70,038

     Securitization 2012-1

        In November 2012, the Company entered into a $351.4 million securitization financing transaction ("Securitization 2012-1") collateralized by CRE debt investments originated by the Company and on behalf of NorthStar Income. The Company contributed five CRE debt investments with a $152.2 million aggregate principal amount and retained an equity interest of $54.1 million. A total of $227.5 million of permanent, non-recourse, non-mark-to-market investment grade bonds were issued, of which $98.1 million financed the CRE debt investments contributed by the Company, representing an advance rate of 65% at a weighted average coupon of LIBOR plus 1.63%. The Company used the proceeds to repay $95.1 million of borrowings on its loan facilities.

        The retained equity interests of the Company and NorthStar Income are held by a general partnership and both the Company and NorthStar Income are the general partners ("Financing JV"). The Company evaluated both Securitization 2012-1 and the Financing JV under the VIE model and concluded that both entities were considered voting interest entities. The Company first determined that the equity interests and the issued senior beneficial interests represented variable interests in Securitization 2012-1. The Company then determined that the entities were not VIEs as the equity investors have the characteristics of a controlling financial interest and there is sufficient equity at risk for the entities to finance their activities without additional subordinated financial support from other parties. The power to direct the activities most significant to economic performance is through the special servicer who has the ability to manage the assets that are delinquent or in default. The investment-grade bondholders have no control rights. Voting rights in both entities are in proportion to the economic interests. The retained equity interests in Securitization 2012-1 appoint the special servicer, providing the power to the equity investment at risk via voting rights held by the Financing JV. Furthermore, each of the partners retained the economic interests in its own loans as if the loans have been securitized on a stand-alone basis. All distributions on the retained interests

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

occur after the third party bonds have received their contractual principal and interest payments. Shortfalls are borne by the retained interests and any losses will be absorbed first by the respective owner of such loans. Based on the preceding analysis, the Company concluded that the structures did not possess characteristics of a VIE and were voting interest entities.

        The Company is the designated member of the Financing JV. The entities are not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The transferred debt investments failed sale treatment under U.S. GAAP as the Company maintains effective control of its contributed assets. The Company records its respective CRE debt investments and securitization bonds payable on its consolidated balance sheet.

     N-Star CDOs

        In May 2013, the Company completed the redemption of the outstanding bonds of N-Star CDO II. The Company owned $70.9 million principal amount of bonds in N-Star CDO II that it repurchased in the open market at an aggregate purchase price of $36.0 million. The Company received $70.0 million in connection with the redemption of the repurchased N-Star CDO II bonds. The Company liquidated N-Star CDO II in the second quarter 2013 and recorded a realized gain of $7.0 million. In July 2013, the Company deconsolidated N-Star CDO VII. The Company deconsolidated N-Star CDOs IV, VI, and VIII and the CapLease CDO as of September 30, 2013 and the CSE CDO as of December 31, 2013, which resulted in the deconsolidation of the respective CDO bonds payable. Refer to Note 3 for further disclosure.

     Credit Facilities

Loan Facilities

        In July 2012, a subsidiary of the Company entered into a credit and security agreement ("Loan Facility 1") of $40.0 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate. In connection with Loan Facility 1, NRFLP agreed to guarantee interest payments and the customary obligations under Loan Facility 1 if either the Company or its affiliates engage in certain customary bad acts. In addition, NRFLP pledged its interests in the Company's borrowing subsidiary as collateral. Loan Facility 1 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, NRFLP must maintain at least $3.75 million and as much as $7.5 million in unrestricted cash, or other eligible investments, at all times during the term of Loan Facility 1.

        In March 2013, a subsidiary of the Company entered into a master repurchase agreement ("Loan Facility 2") of $200.0 million to finance first mortgage loans and senior interests secured by commercial real estate. In connection with Loan Facility 2, the Company entered into a guaranty agreement under which the Company and NRFLP guaranty certain of the obligations under Loan Facility 2. Loan Facility 2 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings (Continued)

must maintain at least $20.0 million in unrestricted cash or cash equivalents at all times during the term of Loan Facility 2. In addition, the Company has agreed to guarantee certain customary obligations under Loan Facility 2 if the Company or an affiliate of the Company engage in certain customary bad acts.

        As of December 31, 2013, the Company had $109.1 million carrying value of loans financed with $70.0 million on the loan facilities with $170.0 million of available borrowing under its loan facilities.

Summary of Credit Facilities

        During the initial term, the credit facilities act as revolving credit facilities that can be paid down as assets payoff and re-drawn upon for new investments. As of December 31, 2013, the Company was in compliance with all of its financial covenants.

10. Related Party and Sponsored Company Arrangements

     Asset Management and Other Fees

        The Company has agreements with each of its Sponsored Companies to manage their day-to-day operations, including identifying, originating and acquiring investments on their behalf and earning fees for its services. For the year ended December 31, 2013, the Company earned $26.6 million of fees related to these agreements. In general, the Company may determine to defer fees or seek reimbursement, subject to compliance with applicable policies. From inception through December 31, 2013, the Company deferred $0.5 million of acquisition fees and $0.3 million of disposition fees related to NorthStar Income.

        The Company earns collateral management fees from its CDOs. For the year ended December 31, 2013, the Company earned $10.4 million in fee income. For the fourth quarter 2013, the Company recorded fee income of $0.7 million in its consolidated statement of operations relating to deconsolidated CDOs. All remaining amounts were eliminated in consolidation as all of the Company's CDOs were consolidated prior to the third quarter 2013.

     Selling Commissions and Dealer Manager Fees and Commission Expense

        Selling commissions and dealer manager fees represents income earned by selling equity in Sponsored Companies through NorthStar Securities. Pursuant to dealer manager agreements between NorthStar Securities and the Sponsored Companies, the Company receives selling commissions of up to 7% of gross offering proceeds raised. The Company reallows all selling commissions earned to participating broker-dealers. In addition, the Company also receives a dealer manager fee of up to 3% of gross offering proceeds raised, a portion of which is typically reallowed to participating broker-dealers. Commission expense represents fees to participating broker-dealers with whom the Company has selling agreements and commissions to employees of NorthStar Securities. The Company earns net commission income through NorthStar Securities for selling equity in the Sponsored Companies which is expected to cover the costs of the Company's broker-dealer business. Currently, net commission income covers the majority of such costs. For the year ended

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Related Party and Sponsored Company Arrangements (Continued)

December 31, 2013, commission expense was $57.3 million, of which $7.8 million, related to employees of NorthStar Securities.

     Sponsored Companies

        The Company incurs direct and indirect costs on behalf of its Sponsored Companies which are expected to be reimbursed subsequently to the Company. As of December 31, 2013 the Company had aggregate unreimbursed costs of $21.0 million from its Sponsored Companies. This amount is recorded as receivables, related parties on the consolidated balance sheet. For the year ended December 31, 2013, the Company received $13.5 million of reimbursement from its Sponsored Companies.

        The Company committed to purchase up to $10.0 million in shares of each of its Sponsored Companies' common stock during the two year period from when each offering was declared effective, in the event that Sponsored Company's distributions to its stockholders exceeds its modified funds from operations ("MFFO") (as defined in accordance with the current practice guidelines issued by the Investment Program Association). With respect to this commitment, the Company purchased the following shares:

  •
  NorthStar Income—The Company purchased an aggregate of 507,980 shares of NorthStar Income's common stock for $4.6 million from inception of NorthStar Income through the termination of the agreement which ended on July 19, 2013.

  •
  NorthStar Healthcare—The Company purchased an aggregate of 255,614 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.3 million. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Healthcare ends in August 2014, unless extended by the Company in its discretion.

  •
  NorthStar Income II—The Company purchased an aggregate of 245,109 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.2 million. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Income II ends in May 2015, unless extended by the Company in its discretion.

        In 2013, the Company originated an $11.3 million first mortgage loan and acquired two assisted living facilities and a memory care facility totaling $25.8 million (refer to Notes 4 and 5), which were subsequently sold to NorthStar Healthcare at cost. Additionally, in 2013, the Company originated a $25.5 million first mortgage loan, $16.5 million of which was subsequently sold to NorthStar Income II, at cost (refer to Note 5). In January 2014, the remaining $9.0 million was sold to NorthStar Income II at cost. All sales were approved by the respective independent board of directors of NorthStar Healthcare and NorthStar Income II.

     Securitization 2012-1

        The Company entered into an agreement with NorthStar Income that provides that both the Company and NorthStar Income receive the economic benefit and bear the economic risk

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Related Party and Sponsored Company Arrangements (Continued)

associated with the investments each contributed into Securitization 2012-1. In both cases, the respective retained equity interest of the Company and NorthStar Income is subordinate to interests of the investment-grade bondholders of Securitization 2012-1 and the investment-grade bondholders have no recourse to the general credit of the Company or NorthStar Income. In the event that either the Company or NorthStar Income suffer a complete loss of their equity interests in Securitization 2012-1, any additional losses would be borne by the remaining equity interests held by the Company or NorthStar Income, as the case may be, prior to the investment-grade bondholders.

     Securitization 2013-1

        In August 2013, the Company bifurcated three first mortgage loans with an aggregate principal amount of $141.7 million into senior loans of $79.1 million and subordinate interests of $62.6 million to facilitate the financing of the senior loans into Securitization 2013-1, a securitization financing transaction entered into by NorthStar Income. The Company transferred three senior loans at cost to Securitization 2013-1. The Company did not retain any interest in the senior loans and retained the subordinate interests on an unleveraged basis. The sale of the senior loans obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred assets.

     Legacy Fund

        The Company has two CRE debt investments with a subsidiary of Legacy Partners Realty Fund I, LLC (the "Legacy Fund"), as borrower. One of the Company's directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC, which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund. One loan of $16.4 million matures in March 2014 and has a one-year extension option. The interest rate is one-month LIBOR plus 7.50%, of which one-month LIBOR plus 3.00% is current pay. The other loan of $23.2 million matures in January 2015 and has an interest rate of one-month LIBOR plus 3.50%. For the year ended December 31, 2013, the Company earned an aggregate $1.6 million of interest income. On September 30, 2013, the Company deconsolidated certain N-Star CDOs and as a result no longer records these loans on its consolidated balance sheet (refer to Note 3).

        Furthermore, in February 2013, NorthStar Income made a $91.0 million loan to the Legacy Fund. In connection with this loan, the Company acting in its capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earns an annual asset management fee of 1.25%. In addition, the Company leases office space in Colorado with an affiliate of the Legacy Fund under an operating lease with annual lease payments of approximately $0.2 million through December 31, 2016. The Company has the option to renew the lease for an additional five years.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Equity-Based Compensation

        At December 31, 2013, NRF has various stock-based employee compensation plans as described below. NRF's employees are compensated through NRFLP and the Company records equity-based compensation expense in its consolidated statement of operations.

     Omnibus Stock Incentive Plan

        In September 2004, the board of directors of NRF adopted the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan and such plan, as amended and restated, was further adopted by the board of directors of NRF on April 17, 2013 and approved by the stockholders on May 29, 2013 (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of NRF, in the form of restricted shares and other equity-based awards such as LTIP Units or any combination of the foregoing. LTIP Unit holders are entitled to dividends on the entire grant beginning on the date of grant. The eligible participants in the Stock Incentive Plan include directors, officers, employees, consultants and advisors of NRF.

        An aggregate of 15,584,200 shares of common stock of NRF are currently reserved pursuant to the Stock Incentive Plan, subject to equitable adjustment upon the occurrence of certain corporate events. 9,186,885 LTIP Units have been issued, of which 2,627,312 LTIP Units remain subject to vesting.

        The following table presents the status of all LTIP Unit grants as of December 31, 2013 (units in thousands):

	LTIP Unit Grants (2)	Weighted Average Grant Price
Beginning balance (1)	6,228	$6.66
Granted	4,333	8.10
Converted to common stock	(1,341)	7.90
Forfeited	(2)	5.38

Ending Balance/Weighted Average	9,218	$7.15

(1)
Reflects the balance as of January 1, 2013 (unaudited) for the year ended December 31, 2013.

(2)
Includes 698,142 LTIP Units issued in connection with the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan of which 667,509 LTIP Units have been converted.

        The Company recognized equity-based compensation expense related to these awards of $12.9 million, for the year ended December 31, 2013. As of December 31, 2013, the related equity-based compensation expense to be recognized over the remaining vesting period through April 2017 is $13.4 million, provided there are no forfeitures.

     Incentive Compensation Plan

        The compensation committee of the board of directors (the "Committee") of NRF approved the material terms of the NorthStar Realty Finance Corp. Executive Incentive Bonus

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Equity-Based Compensation (Continued)

Plan for NRF's executive officers and other employees (the "Plan"). Pursuant to the Plan, a potential incentive compensation pool is expected to be established each calendar year. The size of the incentive pool will be calculated as the sum of: (a) 1.75% of NRF's "adjusted equity capital" for the year; and (b) 25% of NRF's adjusted funds from operations, as adjusted, above a 9% return hurdle on adjusted equity capital. Payout from the incentive pool is subject to achievement of additional performance goals summarized below.

        The incentive pool is expected to be divided into the following three separate incentive compensation components: (a) an annual cash bonus, tied to annual performance of NRF and paid prior to or shortly after completion of the year-end audit ("Annual Bonus"); (b) a deferred cash bonus, determined based on the same year's performance, but paid 50% following the close of each of the first and second years after such incentive pool is determined, subject to the participant's continued employment through each payment date ("Deferred Cash Bonus"); and (c) a long-term incentive in the form of restricted stock units ("RSUs") and/or LTIP Units. RSUs are subject to NRF achieving cumulative performance hurdles and/or target stock prices established by the Committee for a three- or four-year period, subject to the participant's continued employment through the payment date. Upon the conclusion of the applicable performance period, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout, including the dividends paid with respect to a share of common stock following the first year of the applicable performance period, for each RSU actually earned (the "Long-Term Amount Value"). The Long-Term Amount Value, if any, will be paid in the form of shares of NRF common stock or LTIP Units to the extent available under NRF's equity compensation plans or, if all or a portion of such shares or LTIP Units are not available, in cash (the "Long Term Amount Payout").

        The Committee evaluates the Plan on an annual basis and considers alternatives to the foregoing as the Committee deems appropriate and in the best interests of NRF. Performance goals for each component will be set by the Committee at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into ranges of performance, each of which will correspond to a payout level equal to a percentage of a participant's pool allocation for such component.

        In connection with the 2010 Plan, NRF issued 2,209,999 RSUs to executive officers which vested subject to NRF achieving cumulative performance hurdles and/or target stock prices for the three-year period ended December 31, 2012. NRF determined in the fourth quarter of 2011 the performance hurdle was reached entitling the recipients to 100% of the RSUs granted, and accordingly recorded a cumulative catch up adjustment of $3.6 million to compensation expense based on the stock price at the grant date. The award was fully amortized by December 31, 2012. In achievement of the performance hurdles, NRFLP issued 2,209,999 LTIP Units to executive officers in February 2013.

        In connection with the 2011 Plan, NRF issued 1,525,797 RSUs to executive officers which vest subject to NRF achieving target stock prices for the four-year period ending December 31, 2014. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the year ended December 31, 2013, the Company recognized compensation expense of $1.4 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Equity-Based Compensation (Continued)

time, NRFLP granted 1,525,797 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2015 and which may not be sold prior to January 1, 2015. NRFLP also granted 606,257 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2012.

        In connection with the 2012 Plan, NRF issued 1,409,682 RSUs to executive officers, subject to NRF achieving target stock prices for the four-year period ending December 31, 2015. NRF does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the year ended December 31, 2013, the Company recognized compensation expense of $2.7 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, NRFLP granted 1,409,682 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2016 and which may not be sold prior to December 31, 2015. NRFLP also granted 581,607 LTIP Units to certain non-executive employees, which vest quarterly over three years beginning April 2013.

        In February 2014, in connection with the 2013 Plan, NRF issued 1,000,744 RSUs to executive officers. The RSUs are subject to NRF achieving target stock prices established by the Committee for the four-year period ending December 31, 2016. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, NRFLP granted to executive officers an additional 1,000,744 deferred LTIP Units which vest annually at a rate of four annual installments ending January 29, 2017 and 523,157 deferred LTIP Units which vest on December 31, 2015. In addition, NRFLP granted 556,344 of deferred LTIP Units to certain non-executive employees, which vest quarterly over three years beginning April 2014.

12. Stockholders' Equity

     Common Stock

        The Company is authorized to issue 9,000 shares of common stock, $.01 par value per share. As of December 31, 2013, the Company issued 100 shares of common stock at $1.00 per share to NRFLP.

     Preferred Stock

        The Company is authorized to issue 1,000 shares of preferred stock, $.01 par value per share. The Company issued 625 shares of Series A Preferred Stock, with a $1,000 liquidation preference. The Company pays a semi annual dividend at an annual rate of 12.5%.

13. Non-controlling Interests

        The Company has non-controlling interests in various real estate investments that represent third-party equity interests in ventures that are consolidated with the Company's financial statements. Net income (loss) attributable to the other non-controlling interests for the year ended December 31, 2013 was a loss of $0.4 million.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value

     Fair Value Measurement

        The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

        Financial assets and liabilities recorded at fair value on the consolidated balance sheet are categorized based on the inputs to the valuation techniques as follows:

  Level 1.    Quoted prices for identical assets or liabilities in an active market.

  Level 2.    Financial assets and liabilities whose values are based on the following:

    (a)
    Quoted prices for similar assets or liabilities in active markets.

    (b)
    Quoted prices for identical or similar assets or liabilities in non-active markets.

    (c)
    Pricing models whose inputs are observable for substantially the full term of the asset or liability.

    (d)
    Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

  Level 3.    Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Determination of Fair Value

        The following is a description of the valuation techniques used to measure fair value and the general classification of these instruments pursuant to the fair value hierarchy.

Investments in Private Equity Funds

        The Company accounts for PE Investments at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets in the funds and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy. The Company is not using the NAV (practical expedient) of the underlying funds for purposes of determining fair value.

RXR Investment

        The Company accounts for the RXR Equity Interest at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets and discount rate. Additionally, the Company accounts for the RXR Realty preferred equity at fair value, which is determined based on comparing the current yield to the estimated yield for newly originated

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

loans with similar credit risk. These fair value measurements are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

Real Estate Securities

N-Star CDO Bonds

        The fair value of subordinate N-Star CDO bonds is determined using an internal price interpolated based on third party prices of the more senior N-Star CDO bonds of the respective CDO. For the remaining N-Star CDO bonds, fair value is determined using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. All N-Star CDO bonds are classified as Level 3 of the fair value hierarchy.

N-Star CDO Equity

        The fair value of N-Star CDO equity is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying collateral of these CDOs and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy.

Other CRE Securities

        Other CRE securities are generally valued using a third-party pricing service or broker quotations. These quotations are not adjusted and are based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy. Certain CRE securities may be valued based on a single broker quote or an internal price which may have less observable pricing, and as such, would be classified as Level 3 of the fair value hierarchy. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as its knowledge of and experience in the market.

Derivative Instruments

        Derivative instruments are valued using a third-party pricing service. These quotations are not adjusted and are generally based on valuation models with observable inputs such as interest rates and contractual cash flow, and as such, are classified as Level 2 of the fair value hierarchy. Derivative instruments are also assessed for credit valuation adjustments due to the risk of non-performance by the Company and derivative counterparties. However, since the majority of derivatives are held in non-recourse CDO financing structures where, by design, the derivative contracts are senior to all the CDO bonds payable, there is no material impact of a credit valuation adjustment.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

CDO Bonds Payable

        CDO bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. CDO bonds payable are classified as Level 3 of the fair value hierarchy.

     Fair Value Hierarchy

        Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following table presents financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013 by level within the fair value hierarchy (dollars in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds, at fair value	$—	$—	$586,018	$586,018
RXR Investment (1)	—	—	192,419	192,419
Real estate securities, available for sale:
N-Star CDO bonds	—	—	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274
CMBS and other securities	—	20,694	8,736	29,430
CRE securities in N-Star CDOs
CMBS	—	507,725	64,576	572,301
Third-party CDO notes	—	—	24,931	24,931
Agency debentures	—	29,540	—	29,540
Unsecured REIT debt	—	9,521	—	9,521
Trust preferred securities	—	—	5,791	5,791

Subtotal real estate securities, available for sale	—	567,480	467,595	1,035,075
Derivative assets	—	3,469	—	3,469

Total assets	$—	$570,949	$1,246,032	$1,816,981

Liabilities:
CDO bonds payable	$—	$—	$384,183	$384,183
Derivative liabilities	—	52,204	—	52,204

Total liabilities	$—	$52,204	$384,183	$436,387

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

        The following table presents additional information about financial assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2013, for which the Company has used Level 3 inputs to determine fair value (dollars in thousands):

	Investments in Private Equity Funds	RXR Investment (1)	Real Estate Securities	CDO Bonds Payable
Balance as of December 31, 2012 (unaudited) (2)	$—	$—	$321,937	$1,999,470
Transfers into Level 3 (3)	—	—	7,787	—
Transfers out of Level 3 (3)	—	—	(108,143)	—
Purchases / borrowings / amortization / contributions	747,564	192,209	23,594	43,983
Sales	—	—	(40,328)	—
Paydowns / distributions	(244,138)	—	(54,971)	(647,947)
Repurchases	—	—	—	(44,221)
Gains:
Equity in earnings of unconsolidated ventures	82,592	210	—	—
Unrealized gains included in earnings	—	—	67,824	—
Realized gains included in earnings	—	—	15,179	—
Unrealized gain on real estate securities, available for sale included in OCI	—	—	3,098	—
Deconsolidation of N-Star CDOs (3)	—	—	350,886	(1,656,857)
Losses:
Unrealized losses included in earnings	—	—	(19,522)	106,622
Realized losses included in earnings	—	—	(5,601)	26,697
Unrealized losses on real estate securities, available for sale included in OCI	—	—	(4,138)	—
Deconsolidation of N-Star CDOs (4)	—	—	(90,007)	556,436

Balance as of December 31, 2013	$586,018	$192,419	$467,595	$384,183

Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$—	$—	$19,777	$93,025

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

(2)
Represents the balance as of January 1, 2013 (unaudited) and for the year ended December 31, 2013.

(3)
Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.

(4)
Represents amounts recorded as a result of the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

        There were no transfers, other than those identified in the table above, during the year ended December 31, 2013.

        The Company relies on the third-party pricing exception with respect to the requirement to provide quantitative disclosures about significant Level 3 inputs being used to determine fair value measurements related to CRE securities (including N-Star CDO bonds) and CDO bonds payable. The Company believes such pricing service or broker quotation for such items may be based on a market transaction of comparable securities, inputs including forecasted market rates, contractual terms, observable discount rates for similar securities and credit (such as credit support and delinquency rates).

        For the year ended December 31, 2013, quantitative information about the Company's remaining Level 3 fair value measurements on a recurring basis are as follows:

	Fair Value	Valuation Technique	Key Unobservable Inputs	Range
PE Investments	$586,018	Discounted Cash Flow Model	Discount Rate	18% - 25%
RXR Investment (1)	$192,419	Discounted Cash Flow Model/Credit Spread	Discount Rate/Credit Spread	7.5% - 12%
N-Star CDO equity	$158,274	Discounted Cash Flow Model	Discount Rate	18% - 20%

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

        For the year ended December 31, 2013, non-recurring fair value measurements included one loan for which a provision for loan loss was recorded but is no longer recorded on the consolidated balance sheet due to the deconsolidation of certain N-Star CDOs (refer to Note 3). The key unobservable inputs used to determine the provision for loan loss included a 7.0% discount rate and a 5.0% capitalization rate. Additionally, in connection with the deconsolidation of certain N-Star CDOs, the Company recorded CRE debt investments, CDO bonds payable and two notes payable at fair value related to amounts that previously eliminated in consolidation. The fair value was determined under the methodologies disclosed below.

        Significant increases (decreases) in any one of the inputs described above in isolation may result in a significantly different fair value for the financial assets and liabilities utilizing such Level 3 inputs.

     Fair Value Option

        The Company has historically elected to apply the fair value option for the following financial assets and liabilities existing at the time of adoption or at the time the Company recognizes the eligible item for the purpose of consistent accounting application: CRE securities financed in N-Star CDOs and CDO bonds payable. Given the market volatility in the past few years, the Company has observed that the impact of electing the fair value option

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

would generally result in additional variability to the Company's consolidated statement of operations which management believes is not a useful presentation for such financial assets and liabilities. Therefore, the Company more recently has not elected the fair value option for new investments in CRE securities and securitization financing transactions. The Company may elect the fair value option for certain of its financial assets or liabilities due to the nature of the instrument. In the case of PE Investments, certain components of the RXR Investment and N-Star CDO equity, the Company elected the fair value option because management believes it is a more useful presentation for such investments. The Company determined recording the PE Investments, certain components of the RXR Investment and N-Star CDO equity based on the change in fair value of projected future cash flow from one period to another better represents the underlying economics of the respective investment.

        The following table presents the fair value of financial instruments for which the fair value option was elected as of December 31, 2013 (dollars in thousands):

Assets:
Investments in private equity funds, at fair value	$586,018
RXR Investment (1)	192,419
Real estate securities, available for sale:
N-Star CDO equity	158,274
CMBS and other securities (2)	13,397
CRE securities in N-Star CDOs
CMBS	572,301
Third-party CDO notes	24,931
Agency debentures	29,540
Unsecured REIT debt	9,521
Trust preferred securities	5,791

Subtotal	642,084

Total assets	$1,592,192

Liabilities:
CDO bonds payable	$384,183

Total liabilities	$384,183

(1)
Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

(2)
Excludes 36 CRE securities with an aggregate carrying value of $221.3 million for which the fair value option was not elected.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

        The following table presents the difference between the fair value and the aggregate principal amount of liabilities, for which the fair value option has been elected as of December 31, 2013 (dollars in thousands):

	Fair Value	Amount Due Upon Maturity	Difference
CDO bonds payable	$384,183	$970,219	$(586,036)

        The Company attributes the change in the fair value of floating-rate liabilities to changes in instrument-specific credit spreads. For fixed-rate liabilities, the Company attributes the change in fair value to interest rate-related and instrument-specific credit spread changes.

     Change in Fair Value Recorded in the Statement of Operations

        The following table presents unrealized gains (losses) on investments and other related to the change in fair value of financial assets and liabilities in the consolidated statement of operations for the year ended December 31, 2013 (dollars in thousands):

Assets:
Real estate securities, available for sale	$93,707
Liabilities:
CDO bonds payable	(106,622)

Subtotal (1)	(12,915)
Derivatives	33,730

Total (2)(3)	$20,815

(1)
Represents financial assets and liabilities for which the fair value option was elected.

(2)
Excludes net cash payments on interest rate swaps related to CDO bonds payable.

(3)
Includes a reversal of net unrealized gains from the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

        As the value of the Company's outstanding CDO bonds payable increase towards par through a change in fair value, it generates an unrealized loss which is recorded in the consolidated statement of operations. For the year ended December 31, 2013, unrealized losses for CDO bonds payable attributable to paydowns at par, including the liquidation of N-Star CDO II and the deconsolidation of certain N-Star CDOs (refer to Notes 3 and 9) and repurchases were $69.8 million. The remaining amount relates to the change in fair value.

     Fair Value of Financial Instruments

        In addition to the above disclosures regarding financial assets or liabilities which are recorded at fair value, U.S. GAAP requires disclosure of fair value about all financial instruments. The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.

        The following table presents the principal amount, carrying value and fair value of certain financial assets and liabilities as of December 31, 2013 (dollars in thousands):

	Principal / Notional Amount	Carrying Value	Fair Value
Financial assets: (1)
Real estate debt investments, net	$1,085,280	$1,031,078	$1,026,709
Real estate securities, available for sale (2)	2,042,487	1,035,075	1,035,075
Derivative assets (2)(3)	478,688	3,469	3,469
Financial liabilities: (1)
Mortgage and other notes payable	$2,113,334	$2,113,334	$2,107,110
CDO bonds payable (2)	970,219	384,183	384,183
Securitization bonds payable	82,337	82,340	82,517
Credit facilities	70,038	70,038	70,038
Derivative liabilities (2)(3)	674,418	52,204	52,204

(1)
The fair value of other financial instruments not included in this table is estimated to approximate their carrying value.

(2)
Refer to the "Determination of Fair Value" above for disclosure of methodologies used to determine fair value.

(3)
Derivative assets and liabilities exclude timing swaps with an aggregate notional amount of $28.0 million as of December 31, 2013.

        Disclosure about fair value of financial instruments is based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect fair value, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

Real Estate Debt Investments

        For CRE debt investments, fair value was approximated by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment. Fair value was determined assuming fully-extended maturities regardless of structural or economic tests required to achieve such extended maturities. For any CRE debt investments that are deemed impaired, carrying value approximates fair value. These fair value measurements of CRE debt are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Fair Value (Continued)

Mortgage and Other Notes Payable

        For mortgage and other notes payable, the Company primarily uses rates currently available with similar terms and remaining maturities to estimate fair value. These measurements are determined using comparable U.S. Treasury rates as of the end of the reporting period. The fair value of the notes payable assumed in deconsolidation of certain N-Star CDOs were determined based on comparing the current rate to the estimated rate for newly originated mortgage loans with similar credit risk. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

Securitization Bonds Payable

        Securitization bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy.

Credit Facilities

        The Company has amounts outstanding under both of its credit facilities. All credit facilities bear floating rates of interest. As of the reporting date, the Company believes the carrying value approximates fair value. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

15. Risk Management and Derivative Activities

     Derivatives

        The Company uses derivative instruments primarily to manage interest rate risk and such derivatives are not considered speculative. These derivative instruments are typically in the form of interest rate swap agreements and the primary objective is to minimize interest rate risks associated with investment and financing activities. The counterparties of these arrangements are major financial institutions with which the Company may also have other financial relationships. The Company is exposed to credit risk in the event of non-performance by these counterparties and it monitors their financial condition; however, the Company currently does not anticipate that any of the counterparties will fail to meet their obligations.

        The following table presents derivative instruments that were not designated as hedges under U.S. GAAP as of December 31, 2013 (dollars in thousands):

	Number	Notional Amount (1)	Fair Value Net Asset (Liability)		Range of Fixed LIBOR	Range of Maturity
As of December 31, 2013:
Interest rate swaps	19	$674,418	$(52,204)	(2)	4.27% - 5.25%	May 2014 - July 2018
Interest rate caps/floors	3	478,688	3,469		1.64% - 5.00%	July 2014 - January 2015

Total	22	$1,153,106	$(48,735)

(1)
Excludes timing swaps with a notional amount of $28.0 million as of December 31, 2013.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Risk Management and Derivative Activities (Continued)

(2)
All of the interest rate swaps were liabilities at period end and are only subject to the credit risks of the respective CDO transaction. As the interest rate swaps are senior to all the liabilities of the respective CDO and the fair value of each of the CDO's investments exceeded the fair value of the CDO's derivative liabilities, a credit valuation adjustment was not recorded.

        The Company had no derivative financial instruments that were designated as hedges in qualifying hedging relationships as of December 31, 2013.

        The following table presents the fair value of derivative instruments, as well as their classification on the consolidated balance sheet, as of December 31, 2013 (dollars in thousands):

	Balance Sheet Location	December 31, 2013
Interest rate caps/floors	Derivative assets	$3,469
Interest rate swaps	Derivative liabilities	$52,204

        The following table presents the effect of derivative instruments in the consolidated statement of operations for the year ended December 31, 2013 (dollars in thousands):

	Statement of Operations Location	December 31, 2013
Amount of gain (loss) recognized in earnings:
Adjustments to fair value interest rate swaps	Unrealized gain (loss) on investment and other	$33,730
Net cash payment for interest rate swaps	Unrealized gain (loss) on investment and other	$(52,731)
Amount of swap gain (loss) reclassified from OCI into earnings	Interest expense on debt and securities	$(3,993)
Reclassification of swap gain (loss) into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	Gain (loss) from deconsolidation	$(15,246)

        The Company's counterparties held no cash margin as collateral against the Company's derivative contracts as of December 31, 2013.

     Credit Risk Concentrations

        Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company's investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolio to identify potential concentrations of credit risks. The Company has no one borrower, tenant or operator that generates 10% or more of its total revenue. However, two operators in the Company's healthcare portfolio generate 6% and 11% of the Company's rental and escalation income for the year ended December 31, 2013, respectively, which represents 2% and 4% of total revenue, respectively. The Company

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Risk Management and Derivative Activities (Continued)

believes the remainder of its real estate portfolio is reasonably well diversified and does not contain any unusual concentrations of credit risks.

16. Commitments and Contingencies

     Obligations Under Lease Agreements

        The Company is the lessee of four offices located in New York, New York, Dallas, Texas, Englewood, Colorado and Bethesda, Maryland. In addition, the Company is a lessee for seven ground leases treated as operating leases (six are paid directly by the tenants/operators).

        The following table presents minimum future rental payments under these contractual lease obligations as of December 31, 2013 (dollars in thousands):

Years Ending December 31 (1):
2014	$5,611
2015	5,528
2016	5,579
2017	4,604
2018	3,134
Thereafter	13,660

Total minimum lease payments	$38,116

(1)
Includes the extension of the lease in the Dallas, Texas office that occurred in January 2014.

        The Company recognized $2.9 million in rental expense for its offices for the year ended December 31, 2013.

     Other

        The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company's financial position or results of operations.

        Effective January 1, 2005, NRF adopted the NorthStar Realty Limited Partnership 401(k) Retirement Plan (the "401(k) Plan") for its employees. Eligible employees under the 401(k) Plan may begin participation on the first day of the month after they have completed 30 days of employment. NRF's matching contribution is calculated as 100% of the first 3% and 50% of the next 2%, of participant's eligible earnings contributed (utilizing earnings that are not in excess of the amount established by the Internal Revenue Service). The Company's aggregate matching contribution for the year ended December 31, 2013 was $0.8 million.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment Reporting

        The Company currently conducts its business through the following segments, which are based on how management reviews and manages its business:

  •
  The real estate segment concentrates on various types of investments in commercial real estate located throughout the United States that currently includes manufactured housing communities, healthcare, net lease and multifamily properties. In addition, the real estate segment includes PE Investments diversified by property type and geography. The manufactured housing communities portfolio focuses on owning pad rental sites located throughout the United States. The healthcare properties are typically leased under net leases to healthcare operators and focus on mid-acuity facilities (i.e., skilled nursing and assisted living), with the highest concentration in private-pay assisted living facilities. The net lease properties are primarily office, industrial and retail properties typically under net leases to corporate tenants. The multifamily portfolio primarily focuses on owning properties located in suburban markets that are best suited to capture the formation of new households.

  •
  The CRE debt segment is focused on originating, structuring, acquiring and managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant and other loans and preferred equity interests. The Company may from time to time take title to collateral in connection with a CRE debt investment as REO which would be included in the CRE debt business.

  •
  The asset management segment provides asset management and other services to the Sponsored Companies and any other companies the Company may sponsor in the future, through which the Company earns management, incentive and other fees. The Company currently manages NorthStar Income, NorthStar Healthcare and NorthStar Income II. In connection with the Sponsored Companies, the Company manages the day to day operations including identifying, originating, acquiring and managing investments on their behalf and earns asset management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. NorthStar Income successfully completed its $1.1 billion public offering on July 1, 2013. The Company is currently raising capital for NorthStar Healthcare, which has a maximum offering amount of $1.1 billion and NorthStar Income II which has a maximum offering amount of $1.65 billion. In addition, the Company continues to receive collateral management fees related to administrative responsibilities on the Company's CDO financing transactions.

  •
  The CRE securities segment is predominately comprised of N-Star CDO bonds and N-Star CDO equity of deconsolidated N-Star CDOs and includes other securities which are mostly conduit CMBS. The Company also invests in opportunistic CRE securities such as an investment in a "B-piece" CMBS.

        The Company also historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. The Company's consolidated CDO financing transactions are reported as a separate business segment. All of the Company's CDOs are past the reinvestment period and given the nature of these transactions, these CDOs are amortizing over time as the underlying assets paydown or are

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment Reporting (Continued)

sold. The Company has been winding down its legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of its business today than in the past. As of December 31, 2013, the Company's CRE debt N-Star CDOs have been deconsolidated (refer to Note 3) and the CRE securities N-Star CDOs continue to be consolidated.

        The Company primarily generates revenue from net interest income on the CRE debt and securities portfolios, rental income from its real estate properties and fee income from asset management activities. Additionally, the Company records equity in earnings of unconsolidated ventures, including from PE Investments. The Company's income is primarily derived through the difference between revenue and the cost at which the Company is able to finance its investments. The Company may also acquire investments which generate attractive returns without any leverage.

        The following table presents segment reporting for the year ended December 31, 2013 (dollars in thousands):

						N-Star CDO's (2)
Statement of Operations:	Real Estate		CRE Debt	Asset Management (1)	CRE Securities	CRE Debt	CRE Securities	Corporate (3)	Eliminations (1)	Consolidated Total
Year ended December 31, 2013:
Net interest income on debt and securities	$511		$48,991	$—	$35,411	$50,679	$84,599	$43,501 (4)	$—	$263,692
Rental and escalation income	203,134		260	—	—	32,098	—	—	—	235,492
Asset management and other fees, related parties	—		—	37,700	—	—	—	—	(10,399)	27,301
Income (loss) from operations	(17,950	) (5)	49,257	30,382	35,139	31,787	90,118	(30,205)	—	188,528
Equity in earnings (losses) of unconsolidated ventures	82,330		3,550	355	—	(758)	—	—	—	85,477
Gain (loss) from deconsolidation	—		—	—	—	(327,083)	27,281	—	—	(299,802)
Income (loss) from continuing operations	75,961		55,107	30,057	81,517	(319,444)	93,916	(30,222)	—	(13,108)
Net income (loss)	67,605		55,107	30,057	81,517	(319,444)	93,916	(30,222)	—	(21,464)
Balance Sheet
December 31, 2013
Investments in private equity funds, at fair value	$586,018		$—	$—	$—	$—	$—	$—	$—	$586,018
Investments in and advances to unconsolidated ventures	29,599		98,358	10,384	—	—	—	257	—	138,598
Total Assets	3,335,938		1,211,079	37,421	401,592	15,169	714,458	601,557	—	6,317,214

(1)
$11.1 million of collateral management fees were earned related to CDO financing transactions for the year ended December 31, 2013, of which $10.4 million were eliminated in consolidation. These amounts are recorded as asset management and other fees and as an expense in the N-Star CDO segments.

(2)
Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)
Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)
Includes depreciation and amortization of $75.8 million for the year ended December 31, 2013.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Supplemental Disclosures of Non-cash Investing and Financing Activities

        The following table presents non-cash investing and financing activities for the year ended December 31, 2013 (dollars in thousands):

2013 (2)
Real estate acquisition (1)	$135,361
Reduction of CRE debt investments (1)	135,361
Deferred purchase price for PE Investment III	39,760
Increase in restricted cash (1)	2,730
Non-cash related to PE Investments	17,473
Reclassification of operating real estate to asset held for sale	30,063
Reclassification of operating real estate to other assets	89,219
Reclassification of operating real estate to deferred costs and intangible assets	25,497
Reclassification of real estate debt investment to other assets	8,952
Reclassification of mortgage note payable to liabilities held for sale	28,962
Escrow deposit payable related to CRE debt investments	57,226
Dividends payable related to RSUs	2,128
Assignment of mortgage note payable upon sale	7,813
Capital contributions related to transactions	17,712

(1)
Non-cash activity occurred in connection with taking title to collateral.

(2)
Refer to Note 3 for non-cash investing and financing activities related to the deconsolidation of certain N-Star CDOs.

     Cash Paid for Interest

        For the year ended December 31, 2013 cash paid for interest on outstanding borrowings was $112.9 million. The difference between interest expense on the consolidated statement of operations and cash paid for interest is primarily due to reclassification of losses related to derivative instruments from OCI into earnings and non-cash interest expense recorded on amortization of deferred financing costs related to borrowings.

19. Subsequent Events

     Healthcare Strategic Joint Venture

        In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc. (NYSE: HCP), focused on expanding NRF's healthcare business into a preeminent healthcare platform ("Healthcare Strategic Partnership"). In connection with the partnership, Mr. Flaherty will oversee and seek to grow both NRF's healthcare real estate portfolio and the portfolio of NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM. In connection with the entering into the partnership, NRF granted Mr. Flaherty 1,000,000 RSUs, which shall vest on January 22, 2019, unless certain conditions are met. The RSUs are entitled to dividends and shall be settled either in NRF shares or in cash at the option of NRF.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Subsequent Events (Continued)

        The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by NRF and NorthStar Healthcare (herein collectively referred to as Healthcare Balance Sheet Promote) and from new investments in future funds or companies (herein referred to as Healthcare Fund Promote). The Healthcare Strategic Partnership will also be entitled to any incentive fees earned from NorthStar Healthcare or any future sponsored healthcare non-traded REITs (herein collectively referred to as Healthcare NTR Promote).

        NSAM is entitled to two-thirds of any Healthcare Balance Sheet Promote and Healthcare NTR Promote; one-half of any Healthcare Fund Promote and 100% of any asset management fees earned by the Healthcare Strategic Partnership or any healthcare real estate entity managed by NSAM.

     Acquisition of Healthcare Senior Housing Portfolio

        In February 2014, NRF entered into a term sheet to acquire a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. There is no assurance NRF will be able to enter into a definitive agreement to acquire this portfolio or close the transaction on the terms anticipated, or at all.

     NSAM Registration Statement

        In February 2014, NSAM filed a Registration Statement on Form 10 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, to register shares of NSAM common stock. The information statement, which forms a part of the Registration Statement on Form 10, discloses that upon the consummation of the spin-off, holders of record of NRF's common stock as of the close of business on the relevant record date will receive one share of NSAM common stock for every one share of NRF common stock held. The information statement also discloses that in connection with and immediately prior to the consummation of the spin-off, NRF expects to effect a 1-for-2 reverse stock split of NRF's common stock.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(Dollars in Thousands)

	Beginning Balance	Charged to Costs and Expenses	Other Charges	Deductions	Ending Balance
For the Year Ended December 31, 2013
Loan loss reserves	$156,699	$(8,786)	$—	$(145,033)	$2,880
Allowance for doubtful accounts	1,526	784	—	(1,159)	1,151
Allowance for unbilled rent receivable	—	354	—	(47)	307

	$158,225	$(7,648)	$—	$(146,239)	$4,338

NRFC SUB-REIT CORP. AND SUBSIDIARIES
SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2013
(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Manufactured Housing
Alton, IL	$6,575	$987	$2,942	$21	$987	$2,963	$3,950	$139	$3,811	Dec-12	10-30 years
Apopka, FL	2,433	3,311	11,895	14	3,311	11,909	15,220	526	14,694	Apr-13	10-30 years
Arvada, CO	8,671	6,028	12,481	—	6,028	12,481	18,509	738	17,771	Dec-12	10-30 years
Aurora, CO	4,240	7,262	14,327	6	7,262	14,333	21,595	871	20,724	Dec-12	10-30 years
Austin, TX	34,357	6,440	31,587	—	6,440	31,587	38,027	42	37,985	Dec-13	10-30 years
Belton, MO	3,044	1,681	11,892	9	1,681	11,901	13,582	528	13,054	Apr-13	10-30 years
Bloomingburg, NY	1,364	1,953	18,186	11	1,953	18,197	20,150	801	19,349	Apr-13	10-30 years
Blossvale, NY	10,615	107	3,424	29	107	3,453	3,560	155	3,405	Apr-13	10-30 years
Casper, WY	24,157	6,924	13,906	—	6,924	13,906	20,830	848	19,982	Dec-12	10-30 years
Cheyenne, WY	33,467	5,299	10,438	8	5,299	10,446	15,745	642	15,103	Dec-12	10-30 years
Clearfield, UT	26,022	3,246	11,389	7	3,246	11,396	14,642	501	14,141	Apr-13	10-30 years
Clio, MI	3,539	1,110	4,749	—	1,110	4,749	5,859	6	5,853	Dec-13	10-30 years
Commerce City, CO	9,070	2,318	4,604	—	2,318	4,604	6,922	283	6,639	Dec-12	10-30 years
Connelly, NY	5,160	308	7,054	—	308	7,054	7,362	315	7,047	Apr-13	10-30 years
Davie, FL	5,676	9,381	8,816	—	9,381	8,816	18,197	388	17,809	Apr-13	10-30 years
Davison, MI	3,791	1,251	5,140	—	1,251	5,140	6,391	6	6,385	Dec-13	10-30 years
Denver, CO	8,502	2,322	5,172	4	2,322	5,176	7,498	291	7,207	Dec-12	10-30 years
Denver, CO	22,363	2,670	22,690	—	2,670	22,690	25,360	30	25,330	Dec-13	10-30 years
Fayetteville, CO	5,456	346	743	—	346	743	1,089	45	1,044	Dec-12	10-30 years
Ft. Collins, CO	14,929	11,856	23,170	30	11,856	23,200	35,056	1,418	33,638	Dec-12	10-30 years
Gainesville, FL	29,413	2,886	11,489	22	2,886	11,511	14,397	509	13,888	Apr-13	10-30 years
Gansevoort, NY	2,145	163	510	—	163	510	673	24	649	Apr-13	10-30 years
Gillette, WY	17,461	9,148	18,156	—	9,148	18,156	27,304	1,106	26,198	Dec-12	10-30 years
Godfrey, IL	3,564	492	1,077	—	492	1,077	1,569	64	1,505	Dec-12	10-30 years
Golden, CO	1,466	4,955	9,836	171	4,955	10,007	14,962	600	14,362	Dec-12	10-30 years
Grand Prairie, TX	21,967	7,740	21,869	—	7,740	21,869	29,609	29	29,580	Dec-13	10-30 years
Greeley, CO	14,714	10,073	20,006	86	10,073	20,092	30,165	1,221	28,944	Dec-12	10-30 years
Haysville, KS	9,436	95	1,542	—	95	1,542	1,637	70	1,567	Apr-13	10-30 years
Henderson, CO	9,685	8,734	17,672	6	8,734	17,678	26,412	1,040	25,372	Dec-12	10-30 years
Jacksonville, FL	82,076	22,173	71,764	28	22,173	71,792	93,965	3,166	90,799	Apr-13	10-30 years
Kansas City, KS	4,570	1,221	6,937	15	1,221	6,952	8,173	303	7,870	Apr-13	10-30 years
Kansas City, MO	7,062	885	9,777	19	885	9,796	10,681	428	10,253	Apr-13	10-30 years
Kissimmee, FL	1,253	5,771	23,662	7	5,771	23,669	29,440	1,049	28,391	Apr-13	10-30 years
Lake Wales, FL	9,679	1,841	6,341	35	1,841	6,376	8,217	302	7,915	Apr-13	10-30 years

NRFC SUB-REIT CORP. AND SUBSIDIARIES
SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Laramie, WY	$4,526	$1,794	$3,687	$—	$1,794	$3,687	$5,481	$220	$5,261	Dec-12	10-30 years
Lawrence, KS	17,987	931	14,943	13	931	14,956	15,887	668	15,219	Apr-13	10-30 years
Layton, UT	12,384	7,145	21,356	54	7,145	21,410	28,555	947	27,608	Apr-13	10-30 years
Lewisville, TX	23,852	9,170	23,617	—	9,170	23,617	32,787	32	32,755	Dec-13	10-30 years
Liverpool, NY	11,920	1,398	13,229	55	1,398	13,284	14,682	572	14,110	Apr-13	10-30 years
Longmont, CO	2,661	2,045	4,244	4	2,045	4,248	6,293	250	6,043	Dec-12	10-30 years
Longmont, CO	44,225	3,660	45,285	—	3,660	45,285	48,945	59	48,886	Dec-13	10-30 years
Loveland, CO	17,984	2,206	4,343	8	2,206	4,351	6,557	268	6,289	Dec-12	10-30 years
Magna, UT	3,612	3,224	12,041	5	3,224	12,046	15,270	537	14,733	Apr-13	10-30 years
Manhattan, KS	23,538	1,130	18,726	72	1,130	18,798	19,928	826	19,102	Apr-13	10-30 years
Nanuet, NY	8,256	1,106	12,990	10	1,106	13,000	14,106	578	13,528	Apr-13	10-30 years
Naples, FL	7,961	4,316	11,239	8	4,316	11,247	15,563	497	15,066	Apr-13	10-30 years
North Salt Lake, UT	5,455	8,878	22,268	53	8,878	22,321	31,199	984	30,215	Apr-13	10-30 years
O' Fallon, IL	11,561	1,643	3,285	19	1,643	3,304	4,947	201	4,746	Dec-12	10-30 years
Ogden, UT	20,361	14,388	53,113	66	14,388	53,179	67,567	2,350	65,217	Apr-13	10-30 years
Orlando, FL	57,410	7,480	26,807	21	7,480	26,828	34,308	1,185	33,123	Apr-13	10-30 years
Park City, KS	12,554	722	4,172	10	722	4,182	4,904	184	4,720	Apr-13	10-30 years
Pompano Beach, FL	3,774	2,515	4,217	4	2,515	4,221	6,736	186	6,550	Apr-13	10-30 years
Pontoon Beach, IL	8,689	3,383	7,044	20	3,383	7,064	10,447	415	10,032	Dec-12	10-30 years
Port Jervis, NY	12,377	985	9,394	9	985	9,403	10,388	419	9,969	Apr-13	10-30 years
Queensbury, NY	2,071	296	8,730	11	296	8,741	9,037	384	8,653	Apr-13	10-30 years
Salt Lake City, UT	57,189	14,506	59,398	9	14,506	59,407	73,913	2,639	71,274	Apr-13	10-30 years
Sandy, UT	20,125	6,412	19,874	—	6,412	19,874	26,286	881	25,405	Apr-13	10-30 years
Sarasota Springs, NY	12,090	95	2,904	9	95	2,913	3,008	131	2,877	Apr-13	10-30 years
Springdale, AR	7,529	1,850	3,708	5	1,850	3,713	5,563	231	5,332	Dec-12	10-30 years
Thornton, CO	21,998	4,664	9,214	5	4,664	9,219	13,883	561	13,322	Dec-12	10-30 years
Thornton, CO	93,905	11,789	94,121	—	11,789	94,121	105,910	126	105,784	Dec-13	10-30 years
Tooele, UT	11,618	981	9,449	7	981	9,456	10,437	420	10,017	Apr-13	10-30 years
Topeka, KS	23,575	5,097	7,167	8	5,097	7,175	12,272	319	11,953	Apr-13	10-30 years
Washingtonville, NY	3,052	1,181	4,810	—	1,181	4,810	5,991	215	5,776	Apr-13	10-30 years
West Jordan, UT	14,705	7,198	28,908	8	7,198	28,916	36,114	1,284	34,830	Apr-13	10-30 years
West Valley City, UT	24,333	3,444	18,077	6	3,444	18,083	21,527	804	20,723	Apr-13	10-30 years
Wichita, KS	57,631	2,265	13,432	33	2,265	13,465	15,730	592	15,138	Apr-13	10-30 years
Winter Haven, FL	16,069	580	5,510	5	580	5,515	6,095	242	5,853	Apr-13	10-30 years

Total Manufactured Housing	1,124,899	289,454	1,046,545	1,065	289,454	1,047,610	1,337,064	38,691	1,298,373

NRFC SUB-REIT CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Healthcare
Alexandria, MN	$1,748	$260	$2,200	$—	$260	$2,200	$2,460	$36	$2,424	Jun-13	40 years
Baxter, MN	2,291	220	2,786	—	220	2,786	3,006	43	2,963	Jun-13	40 years
Black Mountain, NC	5,075	468	5,786	861	468	6,647	7,115	1,092	6,023	Jul-06	40 years
Blountstown, FL	3,709	378	5,069	908	378	5,977	6,355	964	5,391	Jul-06	40 years
Bremerton, WA	6,971	964	8,171	360	964	8,531	9,495	1,549	7,946	Dec-06	40 years
Carrollton, GA	2,826	816	4,220	1,017	816	5,237	6,053	881	5,172	Jan-07	40 years
Castleton, IN	7,453	677	8,077	—	677	8,077	8,754	1,321	7,433	Jun-07	40 years
Charleston, IL	5,607	485	6,211	743	485	6,954	7,439	1,152	6,287	Jan-07	40 years
Chesterfield, IN	4,282	815	4,204	—	815	4,204	5,019	687	4,332	Jun-07	40 years
Cincinnati, OH	10,938	2,052	15,776	771	2,052	16,547	18,599	3,145	15,454	Jan-07	40 years
Clemmons, NC	2,069	337	4,541	33	337	4,574	4,911	704	4,207	Apr-07	40 years
Clinton, OK	1,283	225	3,513	483	225	3,996	4,221	868	3,353	Jan-07	40 years
Cloquet, MN	3,398	170	4,021	—	170	4,021	4,191	60	4,131	Jun-13	40 years
Columbia City, IN	8,339	1,034	6,390	—	1,034	6,390	7,424	1,045	6,379	Jun-07	40 years
Daly City, CA	10,775	—	—	12,322	—	12,322	12,322	5,541	6,781	Aug-07	40 years
Daly City, CA	4,595	3,297	1,872	—	3,297	1,872	5,169	286	4,883	Aug-07	40 years
Detroit Lakes, MN	1,977	40	2,420	—	40	2,420	2,460	39	2,421	Jun-13	40 years
Duluth, MN	9,655	300	12,436	—	300	12,436	12,736	180	12,556	Jun-13	40 years
Duluth, MN	3,298	200	4,355	—	200	4,355	4,555	70	4,485	Jun-13	40 years
Duluth, MN	—	555	—	—	555	—	555	—	555	Jun-13	NA
Dunkirk, IN	2,164	310	2,299	—	310	2,299	2,609	376	2,233	Jun-07	40 years
East Arlington, TX	3,210	3,619	901	63	3,619	964	4,583	147	4,436	May-07	40 years
Effingham, IL	519	211	1,145	12	211	1,157	1,368	205	1,163	Jan-07	40 years
Effingham, IL	4,415	340	4,994	364	340	5,358	5,698	911	4,787	Jan-07	40 years
Elk City, OK	4,171	143	6,721	403	143	7,124	7,267	1,395	5,872	Jan-07	40 years
Fairfield, IL	6,141	153	7,898	73	153	7,971	8,124	1,393	6,731	Jan-07	40 years
Fergus Falls, MN	—	245	—	—	245	—	245	—	245	Jun-13	NA
Fort Wayne, IN	5,048	1,478	4,409	—	1,478	4,409	5,887	721	5,166	Jun-07	40 years
Fullerton, CA	749	1,357	872	162	1,357	1,034	2,391	176	2,215	Jan-07	40 years
Fullerton, CA	7,272	4,065	8,564	259	4,065	8,823	12,888	1,593	11,295	Jan-07	40 years

NRFC SUB-REIT CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Garden Grove, CA	$10,725	$6,975	$5,927	$274	$6,975	$6,201	$13,176	$1,140	$12,036	Jan-07	40 years
Grand Rapids, MN	3,325	160	3,849	—	160	3,849	4,009	58	3,951	Jun-13	40 years
Grove City, OH	4,304	613	6,882	262	613	7,144	7,757	1,233	6,524	Jun-07	40 years
Harrisburg, IL	3,534	191	5,059	10	191	5,069	5,260	883	4,377	Jun-07	40 years
Hartford City, IN	721	199	1,782	—	199	1,782	1,981	291	1,690	Jun-07	40 years
Hobart, IN	5,860	1,835	5,019	—	1,835	5,019	6,854	821	6,033	Jun-07	40 years
Huntington, IN	—	120	—	—	120	—	120	—	120	Jun-07	NA
Huntington, IN	5,093	526	5,037	—	526	5,037	5,563	824	4,739	Jun-07	40 years
Indianapolis, IN	2,463	210	2,511	—	210	2,511	2,721	410	2,311	Jun-07	40 years
Kingfisher, OK	3,804	128	5,497	295	128	5,792	5,920	1,116	4,804	Jan-07	40 years
La Vista, NE	4,094	562	4,966	415	562	5,381	5,943	949	4,994	Jan-07	40 years
LaGrange, IN	4,828	446	5,494	—	446	5,494	5,940	898	5,042	Jun-07	40 years
LaGrange, IN	490	47	584	—	47	584	631	95	536	Jun-07	40 years
Lancaster, OH	6,559	294	6,094	329	294	6,423	6,717	1,162	5,555	Jun-07	40 years
Lancaster, OH	4,399	720	5,780	1,026	720	6,806	7,526	384	7,142	Jan-12	40 years
Little Falls, MN	1,687	250	1,754	—	250	1,754	2,004	31	1,973	Jun-13	40 years
Marysville, OH	4,919	2,218	5,015	368	2,218	5,383	7,601	984	6,617	Jun-07	40 years
Mattoon, IL	6,646	210	6,871	292	210	7,163	7,373	1,341	6,032	Jan-07	40 years
Mattoon, IL	5,439	227	7,534	302	227	7,836	8,063	1,228	6,835	Jan-07	40 years
Memphis, TN	14,009	4,770	14,305	586	4,770	14,891	19,661	2,752	16,909	Jan-07	40 years
Middletown, IN	—	52	—	—	52	—	52	—	52	Jun-07	NA
Middletown, IN	3,831	132	4,750	—	132	4,750	4,882	777	4,105	Jun-07	40 years
Mooresville, IN	4,282	631	4,187	—	631	4,187	4,818	685	4,133	Jun-07	40 years
Morris, IL	2,069	568	9,103	943	568	10,046	10,614	1,933	8,681	May-06	40 years
Mountain Iron, MN	3,253	175	3,651	—	175	3,651	3,826	55	3,771	Jun-13	40 years
Mt. Sterling, KY	10,735	599	12,561	25	599	12,586	13,185	2,065	11,120	Feb-07	40 years
Oklahoma City, OK	4,247	757	5,184	355	757	5,539	6,296	1,098	5,198	Jan-07	40 years
Olney, IL	2,353	57	2,897	32	57	2,929	2,986	517	2,469	Jan-07	40 years
Olney, IL	4,064	109	5,419	372	109	5,791	5,900	981	4,919	Jan-07	40 years
Paris, IL	6,554	187	6,797	140	187	6,937	7,124	1,193	5,931	Jan-07	40 years
Park Rapids, MN	2,432	50	2,683	—	50	2,683	2,733	42	2,691	Jun-13	40 years
Peru, IN	4,507	502	7,135	—	502	7,135	7,637	1,167	6,470	Jun-07	40 years
Plymouth, IN	3,471	128	5,538	—	128	5,538	5,666	906	4,760	Jun-07	40 years
Portage, IN	4,958	1,438	7,988	—	1,438	7,988	9,426	1,306	8,120	Jun-07	40 years
Proctor, MN	5,112	300	7,920	—	300	7,920	8,220	115	8,105	Jun-13	40 years

NRFC SUB-REIT CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Rantoul, IL	$5,393	$151	$5,377	$348	$151	$5,725	$5,876	$972	$4,904	Jan-07	40 years
Robinson, IL	3,835	219	4,746	92	219	4,838	5,057	870	4,187	Jan-07	40 years
Rockford, IL	4,736	1,101	4,814	92	1,101	4,906	6,007	858	5,149	Jan-07	40 years
Rockport, IN	—	366	—	—	366	—	366	—	366	Jun-07	NA
Rockport, IN	2,119	253	2,092	—	253	2,092	2,345	342	2,003	Jun-07	40 years
Rushville, IN	5,401	310	5,858	—	310	5,858	6,168	958	5,210	Jun-07	40 years
Rushville, IN	729	62	1,177	—	62	1,177	1,239	192	1,047	Jun-07	40 years
Santa Ana, CA	7,562	2,281	7,046	237	2,281	7,283	9,564	1,326	8,238	Jan-07	40 years
Stephenville, TX	5,897	507	6,459	403	507	6,862	7,369	1,213	6,156	Jan-07	40 years
Sterling, IL	2,247	129	6,229	762	129	6,991	7,120	1,428	5,692	May-06	40 years
Sullivan, IN	5,344	1,794	4,469	—	1,794	4,469	6,263	730	5,533	Jun-07	40 years
Sullivan, IN	966	102	441	—	102	441	543	73	470	Jun-07	40 years
Sullivan, IN	—	494	—	—	494	—	494	—	494	Jun-07	NA
Sycamore, IL	8,143	816	9,897	121	816	10,018	10,834	1,755	9,079	Jan-07	40 years
Syracuse, IN	4,733	125	4,564	—	125	4,564	4,689	746	3,943	Jun-07	40 years
Tipton, IN	9,944	1,102	10,836	(27)	1,102	10,809	11,911	1,590	10,321	Jun-07	40 years
Tuscola, IL	4,011	237	4,616	268	237	4,884	5,121	890	4,231	Jan-07	40 years
Vandalia, IL	7,043	82	7,969	49	82	8,018	8,100	1,395	6,705	Jan-07	40 years
Wabash, IN	1,645	1,060	870	—	1,060	870	1,930	142	1,788	Jun-07	40 years
Wabash, IN	4,665	1,451	4,154	—	1,451	4,154	5,605	679	4,926	Jun-07	40 years
Wakarusa, IN	9,316	289	13,420	—	289	13,420	13,709	2,195	11,514	Jun-07	40 years
Wakarusa, IN	5,996	153	7,111	—	153	7,111	7,264	1,164	6,100	Jun-07	40 years
Warsaw, IN	—	77	—	—	77	—	77	—	77	Jun-07	NA
Warsaw, IN	2,479	319	3,722	—	319	3,722	4,041	609	3,432	Jun-07	40 years
Washington Court House, OH	4,714	341	5,169	255	341	5,424	5,765	957	4,808	Jun-07	40 years
Weatherford, OK	4,308	229	5,600	376	229	5,976	6,205	1,179	5,026	Jan-07	40 years
Wichita, KS	7,523	2,282	10,478	20	2,282	10,498	12,780	1,581	11,199	Dec-07	40 years
Windsor, NC	—	397	—	—	397	—	397	—	397	Feb-07	NA

Total Healthcare(1)	403,494	68,329	462,738	27,856	68,329	490,594	558,923	79,864	479,059

NRFC SUB-REIT CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

				Column D Capitalized Subsequent to Acquisition
		Column C Initial Cost			Column E Gross Amount Carried at Close of Period
								Column F		Column G	Column H
	Column B
			Building & Improvements	Land, Buildings & Improvements		Building & Improvements		Accumulated Depreciation		Date Acquired	Life on Which Depreciation is Computed
Column A	Encumbrances	Land			Land		Total		Total
Location City, State
Net Lease
Auburn Hills, MI	$11,903	$2,980	$8,607	$—	$2,980	$8,607	$11,587	$3,476	$8,111	Sept-05	40 years
Aurora, CO	31,232	2,650	35,786	23	2,650	35,809	38,459	7,208	31,251	Jul-06	40 years
Camp Hill, PA	24,119	5,900	19,510	—	5,900	19,510	25,410	7,043	18,367	Sept-05	40 years
Columbus, OH	22,300	4,375	29,184	—	4,375	29,184	33,559	5,387	28,172	Nov-07	40 years
Fort Mill, SC	29,164	3,300	31,554	—	3,300	31,554	34,854	6,098	28,756	Mar-07	40 years
Milpitas, CA	20,056	16,800	8,847	—	16,800	8,847	25,647	2,451	23,196	Feb-07	40 years
Indianapolis, IN	26,601	1,670	32,306	—	1,670	32,306	33,976	7,381	26,595	Mar-06	40 years
Rancho Cordova, CA	7,659	3,060	9,360	—	3,060	9,360	12,420	2,236	10,184	Sept-05	40 years
Rockaway, NJ	16,094	6,118	15,664	295	6,118	15,959	22,077	3,786	18,291	Mar-06	40 years
Salt Lake City, UT	13,688	672	19,739	366	672	20,105	20,777	5,630	15,147	Aug-05	40 years
Bloomingdale, IL	5,332	—	5,810	—	—	5,810	5,810	1,285	4,525	Sept-06	40 years
Fort Wayne, IN	3,020	—	3,642	—	—	3,642	3,642	866	2,776	Sept-06	40 years
Keene, NH	6,237	3,033	5,919	—	3,033	5,919	8,952	1,293	7,659	Sept-06	40 years
Concord, NH	7,788	2,145	9,216	—	2,145	9,216	11,361	2,072	9,289	Sept-06	40 years
Melville, NY	4,136	—	3,187	—	—	3,187	3,187	791	2,396	Sept-06	40 years
Millbury, MA	4,396	—	5,994	—	—	5,994	5,994	1,182	4,812	Sept-06	40 years
North Attleboro, MA	4,379	—	5,445	—	—	5,445	5,445	1,200	4,245	Sept-06	40 years
South Portland, ME	3,819	—	6,687	—	—	6,687	6,687	2,122	4,565	Sept-06	24.4 years
Wichita, KS	5,698	1,325	5,584	—	1,325	5,584	6,909	1,186	5,723	Sept-06	40 years
Reading, PA	17,765	3,225	21,792	574	3,225	22,366	25,591	3,769	21,822	Jun-07	40 years

Total Net Lease	265,386	57,253	283,833	1,258	57,253	285,091	342,344	66,462	275,882
Multifamily
Houston, TX	14,870	2,401	16,293	167	2,401	16,460	18,861	285	18,576	Jun-13	10-30 years
Jacksonville, FL	51,130	8,933	55,617	475	8,933	56,092	65,025	1,108	63,917	Apr-13/Jun-13	10-30 years
Marietta, GA	11,395	3,742	11,258	327	3,742	11,585	15,327	323	15,004	Apr-13	10-30 years
Memphis, TN	39,600	7,300	41,896	1,307	7,300	43,203	50,503	1,055	49,448	Mar-13	10-30 years
Murfreesboro, TN	18,780	2,900	20,850	487	2,900	21,337	24,237	500	23,737	Apr-13	10-30 years
Panama City, FL	12,880	800	15,150	296	800	15,446	16,246	386	15,860	Apr-13	10-30 years
Roswell, GA	23,812	7,920	23,825	970	7,920	24,795	32,715	623	32,092	Apr-13	10-30 years
Savannah, GA	25,550	2,700	29,750	246	2,700	29,996	32,696	683	32,013	Apr-13	10-30 years
Scottsdale, AZ	46,538	8,394	53,130	—	8,394	53,130	61,524	925	60,599	Jun-13	10-30 years

Total Multifamily	244,555	45,090	267,769	4,275	45,090	272,044	317,134	5,888	311,246
REO
Sheboygan, WI	—	1,007	4,030	—	1,007	4,030	5,037	92	4,945	Jan-13	40 years

Grand Total	$2,038,334	$461,133	$2,064,915	$34,454	$461,133	$2,099,369	$2,560,502	$190,997	$2,369,505

(1)
Excludes portfolio level financing of $75 million.

NRFC SUB-REIT CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2013

(Dollars in Thousands)

        The following table presents changes in the Company's operating real estate portfolio for the year ended December 31, 2013 (dollars in thousands):

2013
Beginning balance	$1,538,489
Property acquisitions	1,598,837
Transfers to held for sale	(29,097)
Improvements	11,028
Deconsolidation of N-Star CDOs	(558,755)

Ending balance	$2,560,502

        The following table presents changes in accumulated depreciation, exclusive of amounts relating to equipment and furniture and fixtures, for the year ended December 31, 2013 (dollars in thousands):

2013
Beginning balance	$147,943
Depreciation expense	76,127
Assets held for sale	(7,387)
Retirements and disposals	(1,370)
Deconsolidation	(24,316)

Ending balance	$190,997

NRFC SUB-REIT CORP. AND SUBSIDIARIES
SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE
December 31, 2013
(Dollars in Thousands)

										Principal Amount of Loans Subject to Delinquent Principal or Interest (8)
			Interest Rate
	Location / Description (1)				Maturity Date (3)	Periodic Payment Terms (4)	Prior Liens (5)	Principal Amount (6)	Carrying Value (7)
Asset Type:		Number	Floating (2)	Fixed
First mortgage loans:
First Mortgage—A (6)	Pennsylvania / Office	1	7.25%	—	Sep-16	I/O	$—	$61,500	$60,648	$—
First Mortgage—B (7)	New Jersey / Retail	1	3.09%	—	Dec-14	I/O	—	60,426	57,210	—
First Mortgage—C (6)	California / Condo	1	8.25%	—	Oct-15	P&I	—	44,283	43,854	—
First Mortgage—D	New York / Land	1	—	11.00%	Mar-14	I/O	—	39,000	37,961	—
First Mortgage—E (6)	California / Office	1	6.90%	—	Oct-16	I/O	—	38,750	38,407	—
First Mortgage—F (8)	Colorado / Retail	1	6.65%	—	Apr-15	I/O	—	35,500	35,536	—
First Mortgage—G (6)	Florida / Land	1	12.00%	—	Sep-14	I/O	—	32,025	31,234	—
Other first mortgage loans	Various / Various	10	0.00% to 18.25%	0.00% to 10.75%	Apr-14 to Sep-17		—	164,684	123,783	—

Subtotal first mortgage loans:		17						476,168	428,633	—
Subordinate interests
Subordinate interests—A	NY, NJ, CT / Office	1	—	12.00%	Dec-20	I/O	—	100,000	108,260	—
Subordinate interests—B	New York / Hotel	1	—	13.11%	May-23	I/O	—	61,750	60,773	—
Subordinate interests—C (7)	New York / Hotel	1	10.93%	—	May-23	I/O	—	46,930	46,387	—
Other subordinate interests	Various / Various	6	6.75% to 17.17%	11.50% to 12.00%	Dec-14 to Aug-16		—	45,745	45,466	—

Subtotal subordinate interests		9					—	254,425	260,886	—
Mezzanine loans:
Other mezzanine loans	Various / Various	7	0.19% to 12.70%	0.00% to 14.50%	Jul-14 to Feb-23		—	120,215	118,081	—

Subtotal mezzanine loans		7					—	120,215	118,081	—
Term loans
Term loan—A	NY, NJ, CT / Office	2	—	12.00%	Dec-20	I/O	—	150,000	162,390	—
Term loan—B	Other / Other	1	—	14.00%	Jul-17	I/O	—	50,000	48,095	—
Other term loans	Various / Various	8	—	6.36% to 12.5%	May-15 to Jun-28		—	34,472	12,993	—

Subtotal term loans		11					—	234,472	223,478	—

Total		44					$—	$1,085,280	$1,031,078	$—

(1)
Description of property types include condo, hotel, industrial, land, multifamily, office, retail and other.

(2)
Certain floating rate loans are subject to LIBOR floors ranging from 0.25% to 4.00%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate. All other floating rate loans are based on one-month LIBOR.

(3)
Represents initial maturity.

(4)
P&I = principal and interest; I/O = interest only.

(5)
There are no prior liens held by third-parties for individual loans greater than 3% of the total carrying value of the total loan portfolio as of December 31, 2013.

(6)
Term loans includes one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

(7)
Individual loans each have a carrying value greater than 3% of total loans. All other loans each have a carrying value less than 3% of total loans.

(8)
There are no loans that have principal and interest delinquencies greater than 90 days.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE (Continued)
December 31, 2013
(Dollars in Thousands)

Reconciliation of Carrying Value of Real Estate Debt:

Year Ended December 31,
2013
Beginning balance	$1,832,231
Additions:
Principal amount of new loans and additional funding on existing loans	806,138
Interest accretion	1,284
Acquisition cost (fees) on new loans	5,561
Premium (discount) on new loans	6,523
Amortization of acquisition costs, fees, premiums and discounts	28,480
Deductions:
Collection of principal	272,054
Deconsolidation of CDOs (refer to Note 3)	1,134,713
Provision for (reversal of) loan losses, net	(8,786)
Transfers to affiliates (1)	115,797
Taking title to collateral	135,361

Ending balance	$1,031,078

(1)
For the year ended December 31, 2013, the Company sold two loans at cost to its Sponsored Companies (refer to Note 10).

The Exchange Agent for the Exchange Offer is:
Global Bondholder Services Corporation
For confirmation only telephone:
(212) 430-3774

By registered or certified mail: Global Bondholder Services Corporation 65 Broadway—Suite 404 New York, NY 10006	By overnight delivery: Global Bondholder Services Corporation 65 Broadway—Suite 404 New York, NY 10006	By hand: Global Bondholder Services Corporation 65 Broadway—Suite 404 New York, NY 10006

The Information Agent for the Exchange Offer is:
Global Bondholder Services Corporation

65 Broadway—Suite 404
New York, New York 10006
Attn: Corporate Actions

Banks and brokers call:
(212) 430-3774

All others call toll-free:
(866) 924-2200

        Additional copies of this prospectus, the letter of transmittal or other offer materials may be obtained from the Information Agent and will be furnished at our expense. Questions and requests for assistance regarding the tender of your Notes should be directed to the Information Agent.

The Dealer Manager for the Exchange Offer is:

Deutsche Bank Securities

60 Wall Street, 2nd Floor
New York, New York 10005
Toll Free: 844-758-6740
Attn: Equity Capital Markets

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        The Company's charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company's bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company's charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

        Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        The Company has entered into indemnification agreements with each of its directors and executive officers which require that it indemnify such directors and officers to the maximum extent permitted by Maryland law and that it pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits. Exhibits that previously have been filed are incorporated herein by reference.

EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Form of Dealer Manager Agreement (previously filed)
3.1
Articles of Amendment and Restatement of NorthStar Realty Finance Corp., as filed with the State Department of Assessments and Taxation of Maryland on October 20, 2004 (incorporated by reference to Exhibit 3.1 to the NorthStar Realty Finance Corp.'s Registration Statement on Form S-11 (File No. 333-114675))
3.2
Amended and Restated Bylaws of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013)
3.3
Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated September 14, 2006)
3.4
Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated February 7, 2007)
3.5
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.6 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)
3.6
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on March 19, 2012)
3.7
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share and 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on June 13, 2012)
3.8
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on July 13, 2012)
3.9
Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.875% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated October 5, 2012)

Exhibit Number	Description of Exhibit
3.10	Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.500% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated April 5, 2013)
4.1
Registration Rights Agreement relating to the 7.25% Exchangeable Senior Notes due 2027 of NorthStar Realty Finance Limited Partnership, dated June 18, 2007 (incorporated by reference to Exhibit 4.2 to the NorthStar Realty Finance Corp.'s Registration Statement on Form S-3 (File No. 333-146679))
4.2
Indenture dated as of June 18, 2007, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp., as Guarantor, and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on June 22, 2007)
4.3
Registration Rights Agreement relating to the 7.50% Exchangeable Senior Notes due 2031 of NorthStar Realty Finance Limited Partnership dated as of March 9, 2011, (incorporated by reference to Exhibit 4.4 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 9, 2011)
4.4
Indenture dated as of March 9, 2011, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust FSB, as Trustee (incorporated by reference to Exhibit 4.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 9, 2011)
4.5
Registration Rights Agreement relating to the 8.875% Exchangeable Senior Notes due 2032 of NorthStar Realty Finance Limited Partnership, dated as of June 12, 2012 (incorporated by reference to Exhibit 4.4 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 12, 2012)
4.6
Indenture dated as of June 12, 2012, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 12, 2012)
4.7
Registration Rights Agreement relating to the 5.375% Exchangeable Senior Notes due 2033 of NorthStar Realty Finance Limited Partnership, dated as of June 19, 2013 (incorporated by reference to Exhibit 4.4 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 19, 2013)
4.8
Indenture, dated as of June 19, 2013, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 19, 2013)
4.9
Registration Rights Agreement, dated as of December 20, 2013, by and between NorthStar Realty Finance Corp. and RXR Subholdings LLC (incorporated by reference to Exhibit 4.9 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2013)

Exhibit Number		Description of Exhibit
4.10	*	Indenture, dated March [•], 2014 between Northstar Realty Finance Corp., as Issuer and Wilmington Trust, National Association, as Trustee
5.1		Opinion of Sullivan & Cromwell LLP (previously filed)
5.2		Opinion of Venable LLP (previously filed)
8.1		Opinion of Hunton & Williams LLP (previously filed)

Certain Instruments defining the rights of holders of long-term debt securities of the Registrant and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.
10.1
Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of October 19, 2004, by and among NorthStar Realty Finance Corp., as sole general partner and initial limited partner and the other limited partners a party thereto from time to time (incorporated by reference to Exhibit 10.1 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)
10.2
NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan (incorporated by reference to Exhibit 10.13 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)
10.3
Amendment No. 1 to Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 14, 2006, by and among NorthStar Realty Finance Corp., as sole general partner and initial limited partner and the other limited partners a party thereto from time to time (incorporated by reference to Exhibit 10.34 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2005)
10.4
Second Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of September 14, 2006 (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed September 14, 2006)
10.5
Third Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of February 7, 2007 (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed February 9, 2007)
10.6
Fourth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of May 24, 2007 (incorporated by reference to Exhibit 3.3 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed May 29, 2007)
10.7	+
Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between NorthStar Realty Finance Corp. and David T. Hamamoto (incorporated by reference to Exhibit 99.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed October 5, 2007)

Exhibit Number		Description of Exhibit
10.8	+	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between NorthStar Realty Finance Corp. and Daniel R. Gilbert (incorporated by reference to Exhibit 99.3 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed October 5, 2007)
10.9	+
Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between NorthStar Realty Finance Corp. and Albert Tylis (incorporated by reference to Exhibit 99.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed July 27, 2009)
10.10
Fifth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of May 29, 2008 (incorporated by reference to Exhibit 10.37 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008)
10.11	+
NorthStar Realty Finance Corp. Executive Incentive Bonus Plan (incorporated by reference to Exhibit 10.31 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.12
Common Stock Purchase Warrant, Certificate No. W-1, dated October 28, 2009, issued to Wachovia Bank, National Association (incorporated by reference to Exhibit 10.36 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.13
Common Stock Purchase Warrant, Certificate No. W-2, dated October 28, 2009, issued to Wachovia Bank, National Association (incorporated by reference to Exhibit 10.37 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.14
Common Stock Purchase Warrant, Certificate No. W-3, dated October 28, 2009, issued to Wachovia Bank, National Association (incorporated by reference to Exhibit 10.38 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.15
Common Stock Purchase Warrant, Certificate No. W-4, dated June 30, 2010, issued to Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.30 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010)
10.16	+
Amendment to the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011)
10.17	+
Form of Amended and Restated Indemnification Agreement for directors and officers of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.25 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)
10.18	+
Executive Employment Agreement, dated as of April 29, 2011, between NorthStar Realty Finance Corp. and Debra A. Hess (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

Exhibit Number		Description of Exhibit
10.19		Sixth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 21, 2012 (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)
10.20
Seventh Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of June 12, 2012 (incorporated by reference to Exhibit 99.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 13, 2012)
10.21	+
Executive Employment Agreement, dated as of April 18, 2012, between NorthStar Realty Finance Corp. and Ronald J. Lieberman (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)
10.22
Eighth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of October 11, 2012 (incorporated by reference to Exhibit 10.28 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2012)
10.23
Subscription Agreement dated as of December 10, 2012, by and among NRFC PE Fund Investor LLC, NRFC Inception, LP, Inception GP, LLC and the other party thereto (incorporated by reference to Exhibit 10.29 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2012)
10.24	+
Amendment to the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan (incorporated by reference to Exhibit 10.30 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)
10.25
Purchase and Sale Agreement, effective as of February 15, 2013 among NRFC MH II Holdings, LLC. ARC Real Estate Holdings, LLC and certain of its affiliates (incorporated by reference to Exhibit 10.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K/A filed May 6, 2013)
10.26
Amendment to Purchase and Sale Agreement, made as of March 27, 2013 among NRFC MH II Holdings, LLC, ARC Real Estate Holdings, LLC and certain of its affiliates (incorporated by reference to Exhibit 10.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K/A filed May 6, 2013)
10.27
Master Repurchase Agreement, dated as of March 11, 2013, by and among NRFC DB Loan, LLC, as master seller, and Deutsche Bank AG, Cayman Islands Branch, as buyer (incorporated by reference to Exhibit 10.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 12, 2013)
10.28
Limited Guaranty, dated as of March 11, 2013, executed and delivered by NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp. to Deutsche Bank AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 12, 2013)
10.29
Ninth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of April 10, 2013 (incorporated by reference to Exhibit 10.35 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)

Exhibit Number		Description of Exhibit
10.30	+	Second Amended and Restated 2004 Omnibus Stock Incentive Plan of NorthStar Realty Finance Corp. (incorporated by reference to Appendix A to NorthStar Realty Finance Corp.'s Definitive Proxy Statement on Schedule 14A filed April 19, 2013)
10.31
Agreement of Purchase and Sale, dated as of June 12, 2013, by and between Project Shore JV I, LLC and Project Shore JV II, LLC, as Buyers, and Common Pensions Fund E, as Seller (incorporated by reference to Exhibit 10.36 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013)
12.1
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12.1 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2013)
21.1		Significant Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2013)
23.1	*	Consent of Grant Thornton LLP (with respect to NorthStar Realty Finance Corp.)
23.2	*	Consent of Grant Thornton LLP (with respect to NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp.)
23.3		Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 (previously filed))
23.4		Consent of Venable LLP (included in Exhibit 5.2 (previously filed))
23.5		Consent of Hunton & Williams LLP (included in Exhibit 8.1 (previously filed))
24.1		Power of Attorney (previously filed)
25.1	*	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee with respect to Exhibit 4.10
99.1	*	Form of Letter of Transmittal
99.2		Form of Notice of Voluntary Offering Instructions (previously filed)
99.3		Form of Notice of Withdrawal (previously filed)

*
Filed herewith.

+
Denotes management contract or compensatory plan or arrangement required to be filed as an exhibit hereto.
b)
Financial Statement Schedules. Please see the Index to the Financial Statements on page F-1 for a listing of the Financial Statement Schedules.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (e)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (f)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (g)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

        (h)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 17, 2014.

NORTHSTAR REALTY FINANCE CORP.
(Registrant)
By:	/s/ DAVID T. HAMAMOTO
	Name:	David T. Hamamoto
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID T. HAMAMOTO David T. Hamamoto	Chairman and Chief Executive Officer (Principal Executive Officer)	March 17, 2014
/s/ DEBRA A. HESS Debra A. Hess	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 17, 2014
* Preston Butcher	Director	March 17, 2014
* Stephen E. Cummings	Director	March 17, 2014
* Judith A. Hannaway	Director	March 17, 2014
* Oscar Junquera	Director	March 17, 2014
* Wesley D. Minami	Director	March 17, 2014

Signature	Title	Date

* Louis J. Paglia	Director	March 17, 2014
* Sridhar Sambamurthy	Director	March 17, 2014

*By:	/s/ RONALD J. LIEBERMAN Ronald J. Lieberman, As Attorney-in-fact

EXHIBIT INDEX

        Exhibits that previously have been filed are incorporated herein by reference.

Exhibit Number	Description of Exhibit
1.1	Form of Dealer Manager Agreement (previously filed)
3.1
Articles of Amendment and Restatement of NorthStar Realty Finance Corp., as filed with the State Department of Assessments and Taxation of Maryland on October 20, 2004 (incorporated by reference to Exhibit 3.1 to the NorthStar Realty Finance Corp.'s Registration Statement on Form S-11 (File No. 333-114675))
3.2
Amended and Restated Bylaws of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013)
3.3
Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated September 14, 2006)
3.4
Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated February 7, 2007)
3.5
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.6 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)
3.6
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on March 19, 2012)
3.7
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share and 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on June 13, 2012)
3.8
Articles Supplementary Classifying and Designating Additional Shares of NorthStar Realty Finance Corp.'s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on July 13, 2012)
3.9
Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.875% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated October 5, 2012)
3.10
Articles Supplementary Classifying NorthStar Realty Finance Corp.'s 8.500% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Registration Statement on Form 8-A, dated April 5, 2013)

Exhibit Number		Description of Exhibit
4.1		Registration Rights Agreement relating to the 7.25% Exchangeable Senior Notes due 2027 of NorthStar Realty Finance Limited Partnership, dated June 18, 2007 (incorporated by reference to Exhibit 4.2 to the NorthStar Realty Finance Corp.'s Registration Statement on Form S-3 (File No. 333-146679))
4.2
Indenture dated as of June 18, 2007, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp., as Guarantor, and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed on June 22, 2007)
4.3
Registration Rights Agreement relating to the 7.50% Exchangeable Senior Notes due 2031 of NorthStar Realty Finance Limited Partnership dated as of March 9, 2011, (incorporated by reference to Exhibit 4.4 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 9, 2011)
4.4
Indenture dated as of March 9, 2011, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust FSB, as Trustee (incorporated by reference to Exhibit 4.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 9, 2011)
4.5
Registration Rights Agreement relating to the 8.875% Exchangeable Senior Notes due 2032 of NorthStar Realty Finance Limited Partnership, dated as of June 12, 2012 (incorporated by reference to Exhibit 4.4 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 12, 2012)
4.6
Indenture dated as of June 12, 2012, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 12, 2012)
4.7
Registration Rights Agreement relating to the 5.375% Exchangeable Senior Notes due 2033 of NorthStar Realty Finance Limited Partnership, dated as of June 19, 2013 (incorporated by reference to Exhibit 4.4 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 19, 2013)
4.8
Indenture, dated as of June 19, 2013, among NorthStar Realty Finance Limited Partnership, as Issuer, NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 19, 2013)
4.9		Registration Rights Agreement, dated as of December 20, 2013, by and between NorthStar Realty Finance Corp. and RXR Subholdings LLC
4.10	*	Indenture, dated March [•], 2014, between Northstar Realty Finance Corp., as Issuer and Wilmington Trust, National Association, as Trustee
5.1		Opinion of Sullivan & Cromwell LLP (previously filed)
5.2		Opinion of Venable LLP (previously filed)
8.1		Opinion of Hunton & Williams LLP (previously filed)

Exhibit Number		Description of Exhibit
Certain Instruments defining the rights of holders of long-term debt securities of the Registrant and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.
10.1
Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of October 19, 2004, by and among NorthStar Realty Finance Corp., as sole general partner and initial limited partner and the other limited partners a party thereto from time to time (incorporated by reference to Exhibit 10.1 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)
10.2
NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan (incorporated by reference to Exhibit 10.13 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)
10.3
Amendment No. 1 to Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 14, 2006, by and among NorthStar Realty Finance Corp., as sole general partner and initial limited partner and the other limited partners a party thereto from time to time (incorporated by reference to Exhibit 10.34 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2005)
10.4
Second Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of September 14, 2006 (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed September 14, 2006)
10.5
Third Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of February 7, 2007 (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed February 9, 2007)
10.6
Fourth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of May 24, 2007 (incorporated by reference to Exhibit 3.3 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed May 29, 2007)
10.7	+
Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between NorthStar Realty Finance Corp. and David T. Hamamoto (incorporated by reference to Exhibit 99.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed October 5, 2007)
10.8	+
Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between NorthStar Realty Finance Corp. and Daniel R. Gilbert (incorporated by reference to Exhibit 99.3 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed October 5, 2007)
10.9	+
Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between NorthStar Realty Finance Corp. and Albert Tylis (incorporated by reference to Exhibit 99.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed July 27, 2009)

Exhibit Number		Description of Exhibit
10.10		Fifth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of May 29, 2008 (incorporated by reference to Exhibit 10.37 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008)
10.11	+
NorthStar Realty Finance Corp. Executive Incentive Bonus Plan (incorporated by reference to Exhibit 10.31 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.12
Common Stock Purchase Warrant, Certificate No. W-1, dated October 28, 2009, issued to Wachovia Bank, National Association (incorporated by reference to Exhibit 10.36 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.13
Common Stock Purchase Warrant, Certificate No. W-2, dated October 28, 2009, issued to Wachovia Bank, National Association (incorporated by reference to Exhibit 10.37 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.14
Common Stock Purchase Warrant, Certificate No. W-3, dated October 28, 2009, issued to Wachovia Bank, National Association (incorporated by reference to Exhibit 10.38 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
10.15
Common Stock Purchase Warrant, Certificate No. W-4, dated June 30, 2010, issued to Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.30 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010)
10.16	+
Amendment to the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011)
10.17	+
Form of Amended and Restated Indemnification Agreement for directors and officers of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.25 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)
10.18	+
Executive Employment Agreement, dated as of April 29, 2011, between NorthStar Realty Finance Corp. and Debra A. Hess (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)
10.19
Sixth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 21, 2012 (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)
10.20
Seventh Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of June 12, 2012 (incorporated by reference to Exhibit 99.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed June 13, 2012)

Exhibit Number		Description of Exhibit
10.21	+	Executive Employment Agreement, dated as of April 18, 2012, between NorthStar Realty Finance Corp. and Ronald J. Lieberman (incorporated by reference to Exhibit 10.26 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)
10.22
Eighth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of October 11, 2012 (incorporated by reference to Exhibit 10.28 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2012)
10.23
Subscription Agreement dated as of December 10, 2012, by and among NRFC PE Fund Investor LLC, NRFC Inception, LP, Inception GP, LLC and the other party thereto (incorporated by reference to Exhibit 10.29 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2012)
10.24	+
Amendment to the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan (incorporated by reference to Exhibit 10.30 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)
10.25
Purchase and Sale Agreement, effective as of February 15, 2013 among NRFC MH II Holdings, LLC. ARC Real Estate Holdings, LLC and certain of its affiliates (incorporated by reference to Exhibit 10.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K/A filed May 6, 2013)
10.26
Amendment to Purchase and Sale Agreement, made as of March 27, 2013 among NRFC MH II Holdings, LLC, ARC Real Estate Holdings, LLC and certain of its affiliates (incorporated by reference to Exhibit 10.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K/A filed May 6, 2013)
10.27
Master Repurchase Agreement, dated as of March 11, 2013, by and among NRFC DB Loan, LLC, as master seller, and Deutsche Bank AG, Cayman Islands Branch, as buyer (incorporated by reference to Exhibit 10.1 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 12, 2013)
10.28
Limited Guaranty, dated as of March 11, 2013, executed and delivered by NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp. to Deutsche Bank AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.2 to NorthStar Realty Finance Corp.'s Current Report on Form 8-K filed March 12, 2013)
10.29
Ninth Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of April 10, 2013 (incorporated by reference to Exhibit 10.35 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)
10.30	+
Second Amended and Restated 2004 Omnibus Stock Incentive Plan of NorthStar Realty Finance Corp. (incorporated by reference to Appendix A to NorthStar Realty Finance Corp.'s Definitive Proxy Statement on Schedule 14A filed April 19, 2013)
10.31
Agreement of Purchase and Sale, dated as of June 12, 2013, by and between Project Shore JV I, LLC and Project Shore JV II, LLC, as Buyers, and Common Pensions Fund E, as Seller (incorporated by reference to Exhibit 10.36 to NorthStar Realty Finance Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013)

Exhibit Number		Description of Exhibit
12.1		Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12.1 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2013)
21.1		Significant Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to NorthStar Realty Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2013)
23.1	*	Consent of Grant Thornton LLP (with respect to NorthStar Realty Finance Corp.)
23.2	*	Consent of Grant Thornton LLP (with respect to NorthStar Realty Finance Limited Partnership and NRFC Sub-Reit Corp.)
23.3		Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 (previously filed))
23.4		Consent of Venable LLP (included in Exhibit 5.2 (previously filed))
23.5		Consent of Hunton & Williams LLP (included in Exhibit 8.1 (previously filed))
24.1		Power of Attorney (previously filed)
25.1	*	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee with respect to Exhibit 4.10
99.1	*	Form of Letter of Transmittal
99.2		Form of Notice of Voluntary Offering Instructions (previously filed)
99.3		Form of Notice of Withdrawal (previously filed)

*
Filed herewith.

+
Denotes management contract or compensatory plan or arrangement required to be filed as an exhibit hereto.